     As filed with the Securities and Exchange Commission on April 9, 2004

                                                  Registration No. 333-108355
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                        PRE-EFFECTIVE AMENDMENT NO. FOUR

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                       ----------------------------------

                           CNL INCOME PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of Principal Executive Offices)

                             THOMAS J. HUTCHISON III
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                            JUDITH D. FRYER, ESQUIRE
                             Greenberg Traurig, LLP
                                Met Life Building
                                 200 Park Avenue
                            New York, New York 10166

                  Approximate date of commencement of proposed
                   sale to the public: As soon as practicable
               after the registration statement becomes effective.

===================================================================================================================================
  Title of each class of securities       Amount to be        Proposed maximum            Proposed maximum            Amount of
           to be registered                registered     offering price per share    aggregate offering price     registration fee
                                                                     (1)                         (1)
-----------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01 par value          195,000,000*              $10.00                $1,950,000,000               $157,755 (3)
   Common Stock, $0.01 par value (2)        5,000,000*               10.00 (2)                50,000,000                  4,045 (4)
===================================================================================================================================

* Registrant hereby reserves the right to reallocate shares among its Reinvestment Plan and this offering.

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(2) Represents shares issuable pursuant to CNL Income Properties' Reinvestment Plan. Shares issued pursuant to the Reinvestment Plan will be issued at $9.50 per share.

(3)   Previously paid.

(4) Previously paid based on the prior anticipated offering price of $10.00 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CNL INCOME PROPERTIES, INC.

200,000,000 SHARES OF COMMON STOCK - $2,000,000,000 MAXIMUM OFFERING - 250,000 SHARES OF COMMON STOCK - $2,500,000 MINIMUM OFFERING. MINIMUM PURCHASE - 500 SHARES ($5,000)

   Of the 200 million shares of common stock that we have registered, we initially are offering up to 195 million shares to investors who meet our suitability standards and have initially designated up to five million shares for participants in our reinvestment plan.

   We intend to qualify and operate for federal income tax purposes as a real estate investment trust ("REIT"). We are not now qualified, and there can be no assurance that we will qualify, as a REIT for federal income tax purposes. We will not request a ruling from the Internal Revenue Service to qualify as a REIT. If we do not qualify and remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on income at regular corporate rates, which would reduce the funds available for distributions.

   This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS,
INCLUDING:

- We have no operating history nor established financing sources. As of the date of the prospectus, we have only nominal assets.


- Because we currently do not own any properties and have only nominal assets, you will not have the opportunity to evaluate types of assets that will be in our portfolio.


- Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering do not significantly exceed the minimum amount of the offering or are significantly less than the maximum amount of the offering.

- Subject to the approval of our directors, including our independent directors, we may purchase properties from our affiliates.

- We will rely on CNL Income Corp., our advisor and affiliate, subject to approval by our board of directors, with respect to all investment decisions. Our advisor is newly formed and has no experience as the advisor to a public REIT. Our advisor and its affiliates have no previous experience investing in certain of the properties in which we may invest, which could result in a failure to meet our investment objectives.

- Certain officers and directors of our advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us. The advisory agreement was not negotiated at arm's length and we will pay our advisor and its affiliates substantial fees, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain. The fee on permanent financing may create an incentive to secure more debt despite the risk that increased debt may decrease distributions to stockholders.

- To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors, without stockholder consent.

- Our shares are not currently listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market, so stockholders may not be able to sell their shares promptly at a desired price. If we are not listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market on or before December 31, 2015, we will liquidate our assets or merge with another entity to provide our stockholders with cash or securities of a publicly traded company.

- We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a REIT or otherwise. Such leverage may reduce the cash available for distributions to stockholders.

- Ownership, transferability and redemption of our shares is subject to certain limitations. Our articles of incorporation generally limit the ownership by any single stockholder of any class of our capital stock to 9.8% of the outstanding shares of that class. Any transfer of shares of our capital stock that would jeopardize our REIT status shall be null and void. Redemption of our shares shall be at our sole option.

                                                               PER SHARE      TOTAL MINIMUM          TOTAL MAXIMUM
                                                            --------------------------------------------------------------
     Public Offering Price                                       $10.00        $ 2,500,000          $2,000,000,000
     Selling Commissions and Marketing Support Fee*              $ 0.90        $   225,000          $  180,000,000
     Proceeds to CNL Income Properties                           $ 9.10        $ 2,275,000          $1,820,000,000

     *The selling commissions and marketing support fee will not be paid in connection with purchases of shares pursuant to our reinvestment plan and will not be charged in connection with purchases: by registered representatives or principals of the managing dealer or soliciting dealers; directors, officers and employees of our company and of our affiliates and those persons' affiliates; and via registered investment advisers. A portion of these fees will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Further, purchasers who buy in excess of 500,000 shares, through the same registered investment adviser, soliciting dealer or the managing dealer, will purchase shares at a reduced acquisition fee (reduced from 3% of gross proceeds to 1% of gross proceeds); however, they and their transferees will be required to pay an annual 0.40% advisory fee on such shares.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IN ADDITION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


- The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer must sell the minimum number of shares offered (250,000 shares) if any are sold. The managing dealer is required to use only its best efforts to sell the maximum number of shares offered (200 million). The managing dealer does not intend to purchase any shares in this offering.

- This offering will end no later than ______________, 2005, unless we elect to extend it to a date no later than ____________, 2006, in states that permit us to make this extension.

     All subscription funds will be deposited in an interest-bearing escrow account with SouthTrust Bank, the escrow agent for this offering, until subscription funds total at least $2.5 million. No shares will be sold unless subscriptions for at least 250,000 shares (exclusive of any subscriptions from Pennsylvania residents) have been obtained within one year after the initial date of this prospectus.


     No one is authorized to make any statements about the offering different from those that appear in this prospectus. You should also be aware that the description of our company contained in this prospectus was accurate on April 6, 2004, but may no longer be accurate. We will amend or supplement this prospectus, however, if there is a material change in the affairs of our company.


     THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

                               _____________, 2004

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS


         The shares of common stock offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell shares. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $150,000. Our suitability standards also require that a potential investor (i) can reasonably benefit from an investment in CNL Income Properties based on such investor's overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the shares, (d) the background and qualifications of our advisor, and (e) the tax consequences of the investment.


         California, Kansas, Maine, Massachusetts, Michigan, Missouri and Pennsylvania have established suitability standards different from those established by us, and shares will be sold only to investors in those states who meet the special suitability standards set forth below.


         CALIFORNIA, MASSACHUSETTS AND MICHIGAN -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.


         MAINE -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000 or, (ii) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.


         KANSAS AND MISSOURI -- The investor (i) invests no more than 10% of the investor's net worth (not including home, furnishings and personal automobiles) in CNL Income Properties and (ii) has either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000 or, (b) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.


         PENNSYLVANIA -- The investor (i) invests no more than 10% of the investor's net worth (not including home, furnishings and personal automobiles) in CNL Income Properties and (ii) has either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000. Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, subscriptions from Pennsylvania residents may not be released from escrow, or included in determining whether the $2,500,000 minimum for CNL Income Properties has been reached, until subscriptions for shares totaling at least $65,000,000 have been received from all sources. PENNSYLVANIA INVESTORS: Because the minimum offering is less than $195,000,000, all Pennsylvania investors are cautioned to evaluate carefully CNL Income Properties' ability fully to accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for the shares.


         The foregoing suitability standards must be met by each investor who purchases shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.


         In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA"), or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."
                                       i

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, participating broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration, who are engaged by CNL Securities Corp., our managing dealer, to sell shares, have the responsibility to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for an investor. In making this determination, the participating broker-dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement and delivering it to a participating broker-dealer, together with a check for the full purchase price of the shares subscribed for, payable to "SouthTrust Bank, Escrow Agent." Certain participating broker-dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares subscribed for payable directly to the participating broker-dealer. Care should be taken to ensure that the subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from participating broker-dealers. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain participating broker-dealers may permit investors who meet the suitability standards described above to subscribe for shares by telephonic order to the participating broker-dealers. This procedure may not be available in certain states.

         A minimum investment of 500 shares ($5,000) is required. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one share.

                                TABLE OF CONTENTS

                                                                                                                Page
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE........................................................................i

         Suitability Standards....................................................................................i

         How to Subscribe........................................................................................ii

PROSPECTUS SUMMARY................................................................................................1

CNL INCOME PROPERTIES, INC........................................................................................1

         Our Business.............................................................................................1

         Risk Factors.............................................................................................3

         Our REIT Status..........................................................................................5

         Our Management...........................................................................................5

         Certain Conflicts of Interest............................................................................7

         Our Affiliates...........................................................................................7

         Our Investment Objectives................................................................................8

         Compensation to be Paid to our Advisor and Affiliates....................................................8

         The Offering............................................................................................13

RISK FACTORS.....................................................................................................16

         Offering-Related Risks..................................................................................16

           The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if the shares were resold...............................................................16

           This is an unspecified property offering..............................................................16

           The managing dealer has not made an independent review of CNL Income Properties or this prospectus....16

           Insufficient offering proceeds will impact our operations.............................................16

           There may be delays in investing the proceeds of this offering........................................17

           We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments due to the inability of our advisor to find suitable properties, loans or other permitted investments................................................................. 17

           The sale of shares by stockholders could be difficult.................................................17

           Purchases of shares at an acquisition fee discount may reduce your overall return.....................17

         Company-Related Risks...................................................................................17


           We have no operating history..........................................................................17

           Our management has limited or no experience with investments in certain of the properties in which we may invest................................................................................18

           We will be dependent on our advisor and our advisor has no experience with the types of investments in which we may invest....................................................................18

           We will rely on our advisor and our board of directors to manage CNL Income Properties................18

           Stockholders in CNL Income Properties may experience dilution.........................................18

           We will be subject to conflicts of interest...........................................................18

         Real Estate And Other Investment Risks..................................................................19

           Our exposure to typical real estate investment risks could reduce our income..........................19

           A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector...............................................................20

           Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses................................................................20

           We may rely on credit enhancements to our leases for minimum rent payments............................20

           We do not have control over market and business conditions............................................20

           We will not control the management of our properties..................................................20

           We may not control the joint ventures in which we enter...............................................21

           Joint venture partners may have different interests than we have......................................21

           It may be difficult for us to exit a joint venture after an impasse...................................21

           We may not have control over construction on our properties...........................................21

           We will have no economic interest in ground lease properties..........................................22

           Multiple property leases or loans with individual tenants or borrowers increase our risks.............22

           It may be difficult to re-lease our properties........................................................22

           We cannot control the sale of some properties we seek to acquire......................................22

           The liquidation of our assets may be delayed..........................................................22

           There are risks associated with lending...............................................................22

           Legislation and government regulation may adversely affect the development and operations of properties we may acquire.............................................................................24

           Governmental regulation with respect to water use by ski resorts......................................24

           Governmental regulation of marinas with respect to dredging...........................................25

           We may not control the land beneath marinas we acquire and this land may be subject to governmental taking...................................................................................25

           Governmental regulation of vacation ownership resorts.................................................25

           Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments..........................................................25

           Portfolio acquisitions are more difficult to complete than single asset acquisitions..................25

           We will compete with other companies for investments..................................................26

           Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us.........................................................................26

           General economic conditions and discretionary consumer spending may affect certain of the properties we acquire.................................................................................26

           Terrorist attacks, war and economic factors have negatively impacted some of the sectors of the economy in which we may invest........................................................................26

           Seasonal revenue variations in certain asset classes will require our operators of such asset classes to manage cash flow properly over time so as to meet their nonseasonal scheduled rent payments to us........................................................................................27

           Adverse weather conditions may damage certain of the properties we acquire or reduce our operators'
           ability to make scheduled rent payments to us.........................................................27

           Because our revenues are highly dependent on lease payments, defaults by our tenants would reduce our cash available for the repayment of our outstanding debt and for distribution.....................27

           We may acquire various financial instruments for purposes of "hedging" or reducing our risks which may be costly and ineffective and will reduce our cash available for distribution to our stockholders..........................................................................................27

         Financing Risks.........................................................................................28

           We may not be able to obtain adequate financing.......................................................28

           Anticipated borrowing creates risks...................................................................28

           We can borrow money to make distributions.............................................................28

         Tax Risks...............................................................................................28

           We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes..........................................................................................28

           Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties........................................................................................28

           Excessive non-real estate asset values may jeopardize our REIT status.................................29

           We are limited in the manner we structure portions of our vacation ownership interest business........29

           We may have to borrow funds or sell assets to meet our distribution requirements......................29

           Ownership limits may discourage a change in control...................................................29

           We may be subject to other tax liabilities............................................................30

           Changes in tax laws may prevent us from qualifying as a REIT..........................................30

         Miscellaneous Risks.....................................................................................30

           Inflation could adversely affect our investment returns...............................................30

           Possible effect of ERISA..............................................................................30

           Our governing documents may discourage takeovers......................................................30

           Certain provisions of our articles of incorporation may encourage a hostile takeover of CNL
           Income Properties.....................................................................................30

           Majority stockholder vote may discourage changes of control...........................................31

           Our board of directors can take many actions without stockholder approval.............................31

           Our officers and directors have limited liability.....................................................31

ESTIMATED USE OF PROCEEDS........................................................................................32

MANAGEMENT COMPENSATION..........................................................................................34

CONFLICTS OF INTEREST............................................................................................40

         General.................................................................................................40

         Prior and Future Programs...............................................................................41

         Competition to Acquire Properties and Invest in Loans and Other Financings..............................41

         Sales of Properties, Loans or Other Permitted Investments...............................................42

         Development of Properties...............................................................................42

         Certain Relationships with Affiliates...................................................................43

         Joint Investment with an Affiliated Program.............................................................43

         Competition for Management Time.........................................................................43

         Compensation of the Advisor.............................................................................43

         Relationship with Managing Dealer.......................................................................44

         Legal Representation....................................................................................44

         Certain Conflict Resolution Procedures..................................................................44

SUMMARY OF REINVESTMENT PLAN.....................................................................................45

         General.................................................................................................46

         Investment of Distributions.............................................................................46

         Participant Accounts, Fees and Allocation of Shares.....................................................47

         Reports to Participants.................................................................................47

         Election to Participate or Terminate Participation......................................................47

         Federal Income Tax Considerations.......................................................................48

         Amendments and Termination..............................................................................48

REDEMPTION OF SHARES.............................................................................................48

BUSINESS.........................................................................................................50

         General.................................................................................................50

         Sector and Property Selection and Acquisition...........................................................51

         Selection of Tenants and Operators......................................................................52

         Investment of Offering Proceeds.........................................................................52

         Recent Demographic Trends that May Enhance Demand for Certain of Our Initial Investments................53

           General...............................................................................................53

         Initial Investment Focus................................................................................54

         Marinas.................................................................................................55

         Ski Resorts.............................................................................................56

         Golf Courses............................................................................................58

         Manufacturers' Outlet Centers...........................................................................59

         Vacation Ownership Interests............................................................................61

         Site Selection and Acquisition of Properties............................................................63

         Description of Property Leases..........................................................................66

         Joint Venture Arrangements..............................................................................70

         Mortgage Loans and Other Loans..........................................................................71

         Management Services.....................................................................................72

         Borrowing...............................................................................................72

         Sale of Properties and Loans............................................................................73

         Competition.............................................................................................74

         Regulation of Loans.....................................................................................74

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................75

         General.................................................................................................75

         Liquidity and Capital Resources.........................................................................75

         Results of Operations...................................................................................77

MANAGEMENT.......................................................................................................77

         General.................................................................................................77

         Fiduciary Responsibility of the Board of Directors......................................................78

         Directors and Executive Officers........................................................................79

         Independent Directors...................................................................................82

         Committees of the Board of Directors....................................................................82

         Compensation of Directors and Executive Officers........................................................82

         Management Compensation.................................................................................82

THE ADVISOR AND THE ADVISORY AGREEMENT...........................................................................83

         The Advisor.............................................................................................83

         The Advisory Agreement..................................................................................83

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................85

PRIOR PERFORMANCE INFORMATION....................................................................................90

INVESTMENT OBJECTIVES AND POLICIES...............................................................................96

         General.................................................................................................96

         Certain Investment Limitations..........................................................................98

DISTRIBUTION POLICY..............................................................................................99

         General.................................................................................................99

         Distributions..........................................................................................100

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS.............................................................101

         General................................................................................................101

         Description of Capital Stock...........................................................................101

         Board of Directors.....................................................................................102

         Stockholder Meetings...................................................................................102

         Advance Notice for Stockholder Nominations for Directors and Proposals of New Business.................103

         Amendments to the Articles of Incorporation............................................................103

         Mergers, Combinations and Sale of Assets...............................................................103

         Control Share Acquisitions.............................................................................104

         Termination of CNL Income Properties and REIT Status...................................................104

         Restriction of Ownership...............................................................................104

         Responsibility of Directors............................................................................106

         Limitation of Liability and Indemnification............................................................106

         Removal of Directors...................................................................................107

         Inspection of Books and Records........................................................................107

         Restrictions on "Roll-Up" Transactions.................................................................108

FEDERAL INCOME TAX CONSIDERATIONS...............................................................................109

         Introduction...........................................................................................109

         Taxation of CNL Income Properties......................................................................109

         Taxation of Stockholders...............................................................................113

         State and Local Taxes..................................................................................117

         Characterization of Property Leases....................................................................117

         Investment in Joint Ventures...........................................................................118

REPORTS TO STOCKHOLDERS.........................................................................................118

THE OFFERING....................................................................................................120

         General................................................................................................120

         Plan of Distribution...................................................................................120

         Subscription Procedures................................................................................123

         Escrow Arrangements....................................................................................126

         ERISA Considerations...................................................................................126

         Determination of Offering Price........................................................................128

SUPPLEMENTAL SALES MATERIAL.....................................................................................128

LEGAL OPINIONS..................................................................................................128

EXPERTS.........................................................................................................128

ADDITIONAL INFORMATION..........................................................................................128

DEFINITIONS.....................................................................................................129


Financial Information...........................................................................................F-1
Form of Reinvestment Plan................................................................................Appendix A
Prior Performance Tables.................................................................................Appendix B
Subscription Agreement...................................................................................Appendix C

                               PROSPECTUS SUMMARY

         This summary highlights the material terms in this prospectus. Because this is a summary, it may not contain all of the information important to you. Accordingly, you should read this entire prospectus carefully, including the documents attached as appendices, before you decide to invest in shares of our common stock.

                           CNL INCOME PROPERTIES, INC.

         CNL Income Properties, is a Maryland corporation, and was organized on August 11, 2003. CNL Income Properties intends to qualify and operate for federal income tax purposes as a real estate investment trust, or a REIT. In general, a REIT is a company that: combines the capital of many investors to acquire or provide financing for real estate; typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied (such treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation); offers the benefit of a real estate portfolio under professional management; and must pay distributions to investors of at least 90% of its taxable income. We anticipate forming various wholly owned or controlled subsidiaries (including an operating partnership, the general partner of which will be CNL Income Properties or an entity owned by it and the limited partners of which will be comprised of CNL Income Properties, entities owned by CNL Income Properties and/or third parties) in the future for the purpose of acquiring interests in properties, loans and other permitted investments. The terms "us," "we," "our" and "CNL Income Properties" includes CNL Income Properties, Inc. and its subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (866) 650-0650.

OUR BUSINESS

         GENERAL. We were formed primarily to acquire properties in the United States that we will lease primarily on a long-term (generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis to tenants or operators who are significant industry leaders. An operator will be considered a "significant industry leader" if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. Under the triple-net leases in which we contemplate entering, our tenants will generally be responsible for repairs, maintenance, property taxes, utilities and insurance for the properties they lease. We expect to structure our leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds. We may also make or acquire loans and other permitted investments related to interests in real estate and may purchase interests in such financings such as real estate receivables, real estate equity securities and real estate debt securities. We are not limited as to the portion of our assets which may be invested in these types of investments. In addition, we may invest up to 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the properties in which we are permitted to invest. As of the date of this prospectus, we own no properties and have made no loans or other investments, nor have any properties, loans or other investments been identified for investment.

         TRIPLE-NET LEASE BUSINESS. We may invest in any property which meets our triple-net lease investment strategy and are not limited to any asset classes. However, we do not anticipate that we will acquire interests in: (i) freestanding single-tenant retail properties under 100,000 square feet; (ii) fast-food, family-style or casual dining restaurants; (iii) congregate or assisted living or skilled nursing facilities, continuing care retirement communities or similar health care related facilities; or (iv) freestanding hotel properties, other than hotel properties which are "ancillary" to other types of properties which we may be acquiring. These types of properties are properties in which other REITs sponsored by our affiliate, CNL Financial Group, Inc., or its affiliates, invest. Further, we do not anticipate that we will offer financing related to these businesses.

         We intend to focus our triple-net lease investment activities on, and use the proceeds of this offering primarily for, the acquisition, development and ownership of properties that we believe have the potential for long-term revenue generation based upon certain demographic data including an aging baby boomer population and associated concentrations of wealth, and other underwriting criteria and models that we have developed. The asset classes in which we initially are most likely to invest include the following (in no order of priority):

         - Property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

         - Campgrounds and manufactured housing, mobile home or recreational vehicle ("RV") parks, whose operators rent lots and offer other services;

         - Health clubs, whose operators offer access to fitness equipment and group exercise classes, as well as ancillary products and services such as personal training, nutrition products and consulting services, and fitness related merchandise;

         - Parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

         - Bowling alleys, which feature bowling lanes and other entertainment activities;

         - Marinas, whose operators offer recreational boat slip rentals and other services such as boat and boat trailer storage, gasoline sales, boat rentals and sales, restaurants, lodging, and related properties offering other nautical related goods and services;

         - Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

         - Golf courses, including golf clubs and courses that may offer other amenities; and

         - Manufacturers' outlet centers, commonly known as "factory outlets," whose operators typically lease space to upscale and manufacturer-operated retail stores, and which are often located in popular tourist destinations or on major thoroughfares.

         Although these are initially the most likely asset classes in which we will invest, we may acquire or invest in other types of properties which are not listed above that we believe have the potential for long-term revenue generation based upon certain demographic and other underwriting criteria and models that we have developed. We may obtain debt financing or sell additional shares of our stock in the future to finance any acquisitions. Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other permitted investments.

         As part of our "triple-net" lease investment strategy, we plan to either directly acquire our properties or purchase interests in entities that own these properties.

         MORTGAGE AND OTHER FINANCING BUSINESS. We may offer mortgage and other financing related to interests in real estate or may purchase equity and other interests in financings. For example, if we decide to invest in vacation ownership properties, we may, among other things, (i) acquire and develop vacation ownership properties operated by third parties, or (ii) purchase promissory and mortgage notes secured by real estate vacation ownership interests owed by consumer purchasers of vacation ownership interests. We may also make mortgage and other loans with respect to any of the types of properties in which we are permitted to invest.

         ANCILLARY BUSINESSES. We may invest up to 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest.

         INTENDED BORROWINGS. We intend to borrow money to acquire properties, and make or acquire loans and other permitted investments and pay certain fees, and intend to encumber properties in connection with these borrowings. We plan to obtain one or more lines of credit and anticipate that the aggregate amount of any line of credit initially will be $100 million; however, our board of directors is permitted to increase the amount we may borrow under lines of credit. We may repay lines of credit we obtain with offering proceeds, proceeds from the sale of assets, working capital or permanent financing.

         In addition to lines of credit, we anticipate obtaining permanent financing (generally, long term debt financing secured by mortgages on our Property.) The aggregate amount of our permanent financing is not expected to exceed 50% of our total assets. Our articles of incorporation limit the maximum amount of our borrowings in relation to our net assets at an amount equal to 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. For us to borrow an amount in excess of 300% of our net assets, a majority of independent directors of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. We are engaged in preliminary discussions with potential lenders but have not yet obtained a commitment letter for a line of credit or any permanent financing, and there is no assurance that we will obtain any line of credit or permanent financing on satisfactory terms, or at all.

         TERMINATION OF CNL INCOME PROPERTIES. Under our articles of incorporation, CNL Income Properties will automatically terminate and dissolve on December 31, 2015, unless the shares of our common stock, including the shares offered by this prospectus, are listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market on or before December 31, 2015. If our shares are so listed or quoted, we automatically will become a perpetual life company. If our shares are not listed or quoted by December 31, 2015, we will sell our assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

RISK FACTORS

         An investment in CNL Income Properties is subject to significant risks. We summarize some of the more important risks below. A more detailed description of the risk factors is found in the section of this prospectus entitled "Risk Factors." You should read and understand all of these risk factors before making your decision to invest in shares of our common stock.

- We have no operating history nor established financing sources. As of the date of the prospectus, we have only nominal assets.

- We currently own no properties, loans or other investments; therefore, you will not have the opportunity to evaluate the types of assets that will be in our portfolio.

- Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering do not significantly exceed the minimum amount of the offering or are substantially less than the maximum amount of the offering.

- Subject to the approval of a majority of our directors, including a majority of our independent directors, we may purchase properties from our affiliates.

- We will rely on CNL Income Corp., our advisor and affiliate, subject to approval by our board of directors, with respect to all investment decisions. Our advisor is newly formed and has no experience as the advisor to a public REIT. Our advisor and its affiliates have no previous experience investing in certain of the properties in which we may invest, which could result in a failure to meet our investment objectives.

- Certain officers and directors of our advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us. The advisory agreement was not negotiated at arm's length and we will pay our advisor and its affiliates substantial fees, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain. The fee on permanent financing may create an incentive to secure more debt despite the risk that increased debt may decrease distributions to stockholders.

- To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors, without stockholder consent.

- There is currently no public trading market for our shares, and there is no assurance that one will develop. If our shares of common stock are not listed on a national securities exchange or quoted on the National

         Market System of the Nasdaq Stock Market on or before December 31, 2015, we will sell our assets and distribute the proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation.

- We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a REIT or otherwise. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.


- Ownership, transferability and redemption of our shares is subject to certain limitations. Our articles of incorporation generally limit the ownership by any single stockholder of any class of our capital stock to 9.8% of the outstanding shares of that class. Any transfer of shares of our capital stock that would jeopardize our REIT status shall be null and void. Redemption of our shares shall be at our sole option.

- Our board of directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute our stockholders' equity interests, the ability to change the compensation of our advisor and to employ and compensate our affiliates. Our board of directors can take these actions solely on its own authority and without our stockholders' approval.

- We may make investments that will not appreciate in value over time, such as building-only properties with the land owned by a third-party, and loans.

- Many of the businesses associated with the properties we seek to acquire, such as marinas, golf courses and ski resorts, are seasonal in nature and susceptible to periods of unprofitability resulting from adverse weather conditions which may effect the amount of revenue we receive from such tenants.

- We may acquire specific-use properties, such as marinas, golf courses and ski resorts, which may not lend themselves to alternative uses. This may make it more difficult to obtain tenants in the event a property sector or class is negatively affected by poor economic trends or an existing tenant fails, which could adversely impact our cash available to pay our outstanding debt and to make distributions, as well as our liquidation value.


- If we do not obtain a line of credit or permanent financing, we may not be able to acquire as many properties or make as many loans as we anticipate, which could limit the diversification of our investments and our ability to achieve our investment objectives.

- We cannot predict the amount of revenues we will receive from our tenants or borrowers.

- If our tenants or borrowers default, we will have less income with which to repay our outstanding debt or make distributions.


- The vote of our stockholders owning at least a majority but less than all of our shares of common stock will bind all of our stockholders as to matters such as the amendment of CNL Income Properties' governing documents. Our stockholders holding a majority of the shares voting at a meeting at which a quorum is present may bind all of our stockholders as to the election of directors.

- Restrictions on ownership of more than 9.8% of the outstanding shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of CNL Income Properties, even if such a change is in the interest of a majority of our stockholders.


- If we do not qualify and remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.

- We expect to pay substantial fees to our advisor and its affiliates, which will reduce the amount of cash available for investment in properties, mortgage loans and other permitted investments or for distribution to our stockholders. As a result of such substantial fees, we expect that approximately 87.10% to 88.18% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.

OUR REIT STATUS

         We will make an election to be taxed as a REIT beginning with our taxable year ending December 31, 2004. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as determined on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property, and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT

         We have retained CNL Income Corp., our advisor, to provide us with management, acquisition, advisory and administrative services. The members of our board of directors oversee the management of CNL Income Properties. The majority of our directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually to our board of directors by our stockholders. CNL Financial Group, Inc., a corporation organized and controlled by James M. Seneff, Jr., is the founder of CNL Income Properties.

         All of our advisor's executive officers and directors also are officers or directors of CNL Income Properties. Our advisor has responsibility for: (i) selecting the investments that we will make, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of properties; (ii) identifying potential tenants for and/or operators of our properties and potential borrowers for our loans, and formulating, evaluating and negotiating the terms of each of our lease, loan and operating agreements; and (iii) negotiating the terms of any borrowing by us, including lines of credit and any long-term, permanent financing. All of our advisor's actions relating to CNL Income Properties are subject to approval by our board of directors. Our advisor also has the authority, subject to approval by a majority of our board of directors, including a majority of our board's independent directors, to select assets for sale by CNL Income Properties in keeping with CNL Income Properties' investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         Our management team has extensive previous experience investing in real estate on a triple-net lease basis. Our Chairman of the Board and Vice Chairman of the Board have over 30 and 25 years, respectively, of experience with other affiliates of CNL Holdings, Inc.

         The following chart indicates the relationship between CNL Income Properties, our advisor, other CNL Financial Group, Inc.-sponsored public programs, CNL Holdings, Inc., and certain of our affiliates that will provide services to CNL Income Properties.

                             [ORGANIZATIONAL CHART]


(1) James M. Seneff, Jr. is Chairman of the Board of CNL Income Properties. He shares ownership of CNL Holdings, Inc. with his wife, Dayle L. Seneff.

(2) James M. Seneff, Jr., Robert A. Bourne, Thomas J. Hutchison III and Lynn E. Rose serve as directors and/or executive officers of CNL Income Properties. In addition, they serve as directors and/or officers of various CNL entities, including CNL Income Corp., our advisor.

(3) CNL Real Estate Services, Inc. is the parent company of various entities that provide advisory services to CNL-sponsored investment programs, including CNL Hospitality Properties, Inc. and CNL Retirement Properties, Inc., which are public, unlisted REITs that invest primarily in hotel properties and retirement properties, respectively.

(4) As of the date of this prospectus, CNL Income Properties was 100% owned by CNL Income Corp., our advisor. We intend to qualify and operate as a REIT whereby CNL Income Properties will be principally owned by public investors whose ownership will be represented by shares of common stock.

(5) James M. Seneff, Jr. and Robert A. Bourne also serve as individual general partners of the CNL Income Fund limited partnerships, 18 separate public limited partnerships that own restaurant properties. These partnerships are managed by a wholly owned subsidiary of CNL Capital Markets, Inc.

(6) James M. Seneff, Jr. and Robert A. Bourne serve as directors and/or executive officers, and CNL Financial Group, Inc. is a stockholder, of Commercial Net Lease Realty, Inc. and CNL Restaurant Properties, Inc., self-advised, public REITs that invest primarily in retail properties and restaurant properties, respectively.

CERTAIN CONFLICTS OF INTEREST

         Conflicts of interest may exist between us and some of our affiliates. Some of our officers and directors, who are also officers or directors of our advisor, may experience conflicts of interest in their management of CNL Income Properties. These arise principally from their involvement in other activities that may conflict with our business and interests. Some of the conflicts that may exist between us and some of our affiliates include:

         o competition for properties and other investments with existing affiliates, including CNL Real Estate Services, Inc., or future affiliates sponsored or controlled by James M. Seneff, Jr.;

         o competition for the time and services of certain persons who serve as officers and directors of our company and for our affiliates, including CNL Hospitality Properties, Inc., and CNL Retirement Properties, Inc., including James M. Seneff, Jr., Robert A. Bourne and Thomas J. Hutchison III, which may limit the amount of time they spend on our business matters;

         o the possibility that we may acquire properties that require development where our advisor, CNL Income Corp. or its subsidiary would receive a development fee;

         o substantial compensation, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain, will be paid to our advisor, CNL Income Corp., and its affiliates, including CNL Securities Corp., the managing dealer;

         o the fee on permanent financing payable to our advisor may create an incentive to recommend to CNL Income Properties that it obtain more debt, despite the risk that increased debt may decrease distributions to our stockholders;

         o the asset management fee, payable to our advisor, may encourage the purchase, and discourage the sale, of investments, some of which may be speculative;

         o the deferred, subordinated disposition fee that may be payable to our advisor may encourage the premature sale of properties, loans and other permitted investments;

         o our ability to acquire from, or sell properties to, an affiliate such as CNL Hospitality Properties, Inc., and CNL Retirement Properties, Inc., will be conditioned upon a determination of fairness by the independent directors of our board;

         o our ability to enter into agreements with affiliates that will not be negotiated at "arms length" and, accordingly, may be less advantageous to us than if similar agreements were negotiated with non-affiliated third parties;

         o our managing dealer, CNL Securities Corp., which is an affiliate of CNL Income Properties, and our advisor, will not make an independent review of CNL Income Properties or the offering; and

         o our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, including CNL Securities Corp., CNL Hospitality Properties, Inc. and CNL Retirement Properties, Inc., and our stockholders will not have separate counsel. Had separate counsel been provided for CNL Income Properties and our stockholders, the terms of this offering might be different.

OUR AFFILIATES

         The "Prior Performance Information" section of this prospectus contains a narrative discussion of the other real estate programs sponsored by our affiliates and our advisor's affiliates in the past, including 18 public limited partnerships and three unlisted public REITs. As of September 30, 2003, these entities, which invest in properties that are leased primarily on a "triple-net" lease basis or leased to taxable REIT subsidiaries, but do not invest in the types of properties in which we initially intend to invest, had purchased, directly or indirectly, approximately 2,100 fast-food, family-style, and casual-dining restaurant properties, 126 hotel properties and 92 retirement facilities. Based on an analysis of the operating results of such prior public programs in which Mr. Seneff, our Chairman, and Mr. Bourne, our Vice Chairman and Treasurer, have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted public REITs are contained in Appendix B -- Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

         CNL Income Properties' primary investment objectives are to preserve, protect and enhance our assets, while:

         -     paying distributions at an increasing rate;

         - obtaining fixed income primarily through the receipt of base rent;

         - owning a diversified portfolio primarily of triple-net leased real estate that will increase in value;

         - qualifying and remaining qualified as a REIT for federal income tax purposes; and

         - providing you with liquidity for your investment on or before December 31, 2015.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

         We will pay to our advisor, CNL Income Corp., and other affiliates of our advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. Set forth below is a tabular summary of the more significant items of compensation and reimbursement payable to our advisor and other affiliates.

----------------------------------------------------------------------------------------------------------------------
            TYPE OF COMPENSATION AND RECIPIENT               METHOD OF COMPUTATION AND ESTIMATED MAXIMUM AMOUNT*
----------------------------------------------------------------------------------------------------------------------
                                          Organizational and Offering Stage
----------------------------------------------------------------------------------------------------------------------
Selling commissions to our managing dealer and to            Up to 6.5% per share on all shares sold in this offering
participating broker-dealers                                 (up to 6.0% to participating broker-dealers;  up to 0.5%
                                                             to our managing dealer), subject to reduction in
                                                             connection with purchases: by registered representatives
                                                             or principals of the managing dealer or soliciting
                                                             dealers; directors, officers and employees of our company
                                                             and of our affiliates and those persons' affiliates; and
                                                             through registered investment advisers. A portion of these commissions will be reduced with respect to volume
                                                             purchases, which will be reflected by a corresponding
                                                             reduction in the per share purchase price. No selling
                                                             commissions will be paid in connection with shares
                                                             purchased pursuant to our reinvestment plan.
                                                             Estimated maximum: $114.075 million
----------------------------------------------------------------------------------------------------------------------
Due diligence expense reimbursements to our managing         Actual expenses incurred in connection with the due
dealer and to participating broker-dealers                   diligence of CNL Income Properties and this offering.
                                                             Estimated maximum: $0.200 million
----------------------------------------------------------------------------------------------------------------------

----------------
* For purposes of calculating "estimates of the maximum fees payable," CNL Income Properties has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

            TYPE OF COMPENSATION AND RECIPIENT               METHOD OF COMPUTATION AND ESTIMATED MAXIMUM AMOUNT*
----------------------------------------------------------------------------------------------------------------------
Marketing support fee to our managing dealer and to          2.5% of gross offering proceeds payable to our managing
participating broker-dealers                                 dealer, all or a portion of which may be reallowed to
                                                             participating broker-dealers. The 2.5% marketing support
                                                             fee is subject to reduction in connection with purchases:
                                                             by registered representatives or principals of the
                                                             managing dealer or soliciting dealers; directors,
                                                             officers and employees of our company and of our
                                                             affiliates and those persons' affiliates; and through
                                                             registered investment advisers. The marketing support fee
                                                             will not be paid in connection with shares purchased
                                                             pursuant to our reinvestment plan. Estimated maximum:
                                                             $43.875 million.

----------------------------------------------------------------------------------------------------------------------
Reimbursement to our advisor and its affiliates for          Actual expenses incurred on our behalf in connection
organizational and offering expenses                         with the organization of CNL Income Properties and this
                                                             offering.
                                                             Estimated maximum: $12.784 million.

                                                             Pursuant to state securities laws, the organizational and
                                                             offering expenses paid by CNL Income Properties, together
                                                             with the 6.5% selling commissions, the marketing support
                                                             fee and due diligence expense reimbursements incurred by
                                                             CNL Income Properties may not exceed 15% of the proceeds
                                                             raised in connection with this offering.
----------------------------------------------------------------------------------------------------------------------
                                                  Acquisition Stage
----------------------------------------------------------------------------------------------------------------------
Acquisition fee to our advisor on offering proceeds and      3.0% of gross offering proceeds for services in the
advisory fee to our advisor or its affiliates                selection, purchase, development or construction of
                                                             real property, subject to reduction to 1% of gross
                                                             offering proceeds in the case of purchasers who buy in
                                                             excess of 500,000 shares through the same registered
                                                             investment advisor, soliciting dealer or the managing
                                                             dealer. To the extent the acquisition fee to our advisor
                                                             is reduced in this manner, such purchaser and its
                                                             transferees will be required to pay an annual 0.40%
                                                             advisory fee on its shares to our advisor or its
                                                             affiliates. Because the advisory fee is paid annually,
                                                             the cost associated with paying this fee, in the
                                                             aggregate, may exceed the benefit associated with the
                                                             acquisition fee discount. Accordingly, an investor's
                                                             overall return may be lower. Estimated maximum
                                                             acquisition fee: $57.975 million. Advisory fee is not
                                                             determinable at this time.

----------------
* For purposes of calculating "estimates of the maximum fees payable," CNL Income Properties has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

----------------------------------------------------------------------------------------------------------------------
            TYPE OF COMPENSATION AND RECIPIENT               METHOD OF COMPUTATION AND ESTIMATED MAXIMUM AMOUNT*
----------------------------------------------------------------------------------------------------------------------

Acquisition fee to our advisor on loan proceeds              3.0% of loan proceeds for services in connection with
                                                             the incurrence of debt, from CNL Income Properties'
                                                             lines of credit and permanent financing that are used
                                                             to acquire properties or used to make or acquire loans
                                                             and other permitted investments. However, no
                                                             acquisition fees will be paid on loan proceeds from any
                                                             line of credit until such time as we have invested all
                                                             of the net offering proceeds.
                                                             Estimated maximum: $52.2 million if our permanent
                                                             financing equals $1.74 billion.
                                                             Pursuant to state securities laws, the total of all
                                                             acquisition fees and any acquisition expenses shall be
                                                             reasonable and shall not exceed an amount equal to 6% of
                                                             the real estate asset value of a property, or in the case
                                                             of a loan, 6% of the funds advanced, unless a majority of
                                                             the board of directors, including a majority of the
                                                             independent directors not otherwise interested in the
                                                             transaction, approves fees in excess of this limit
                                                             subject to a determination that the transaction is
                                                             commercially competitive, fair and reasonable to our
                                                             company.
----------------------------------------------------------------------------------------------------------------------
Reimbursement to our advisor and its affiliates for          Actual expenses incurred on our behalf in connection
acquisition expenses                                         with the selection and acquisition of properties, loans
                                                             and other permitted investments.
                                                             Expenses are not determinable at this time.
----------------------------------------------------------------------------------------------------------------------
                                                  Operational Stage
----------------------------------------------------------------------------------------------------------------------
Asset management fee to our advisor                          Monthly payment of 0.08334% of an amount equal to the
                                                             total amount invested in our properties, loans and
                                                             other permitted investments (exclusive of acquisition
                                                             fees and acquisition expenses), as of the end of the
                                                             preceding month.
                                                             Fee is not determinable at this time.
----------------------------------------------------------------------------------------------------------------------

----------------
* For purposes of calculating "estimates of the maximum fees payable," CNL Income Properties has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

            TYPE OF COMPENSATION AND RECIPIENT               METHOD OF COMPUTATION AND ESTIMATED MAXIMUM AMOUNT*
----------------------------------------------------------------------------------------------------------------------
                                          Operational or Liquidation Stage
----------------------------------------------------------------------------------------------------------------------
Deferred, subordinated disposition fee payable to our        The lesser of one-half of a competitive real estate
advisor from the sale of our properties, loans or other      commission (generally, a fee which is reasonable,
permitted investments, in liquidation of CNL Income          customary and competitive in light of the size, type
Properties or otherwise(1)                                   and location of the property, as determined by our
                                                             board of directors) or 3% of the gross sales price of the
                                                             property (or comparable competitive fee in the case of a
                                                             sale of a loan or other permitted investment). Fee is not
                                                             determinable at this time.
----------------------------------------------------------------------------------------------------------------------
Deferred, subordinated share of net sales proceeds from      10% of the net sales proceeds from the sale of our
the sale of our assets payable to our advisor from the       properties, loans or other permitted investments.
sale of our properties, loans or other permitted             Fee is not determinable at this time.
investments, in liquidation of CNL Income Properties or
otherwise(1)
----------------------------------------------------------------------------------------------------------------------
Subordinated incentive fee payable to our advisor at such    10% of the amount by which (i) the market value of CNL
time, if any, as the listing of shares of CNL Income         Income Properties plus the total distributions made to
Properties common stock for trading on a national            stockholders from CNL Income Properties' inception
securities exchange or the inclusion of its common stock     until the date of any listing of its common stock for
for quotation on the National Market System of the Nasdaq    trading on a national securities exchange or the
Stock Market occurs                                          inclusion of its common stock for quotation on the National
                                                             Market System of the Nasdaq Stock Market exceeds (ii) the
                                                             sum of (a) their invested capital and (b) the total
                                                             distributions required to be made to the stockholders
                                                             in order to pay the stockholders' 8% return from inception through the date the market value is determined. The
                                                             subordinated incentive fee will be reduced by the amount
                                                             of any prior payment to the advisor of a deferred,
                                                             subordinated share of net sales proceeds from sales of
                                                             assets of CNL Income Properties. Fee is not determinable
                                                             at this time.
----------------------------------------------------------------------------------------------------------------------
Performance fee payable to our advisor upon termination of   10% of the amount by which (i) the appraised value of
the advisory agreement, if the listing of shares of CNL      CNL Income Properties' assets on the date of
Income Properties common stock for trading on a national     termination of the advisory agreement, less any
securities exchange or the inclusion of its common stock     indebtedness secured by such assets, plus total
for quotation on the National Market System of the Nasdaq    distributions paid to stockholders from CNL Income
Stock Market has not occurred and our advisor has met        Properties' inception through the termination date,
applicable performance standards                             exceeds (ii) the sum of 100% of invested capital plus
                                                             an amount equal to the stockholders' 8% return from
                                                             inception through the termination date. The performance
                                                             fee, to the extent payable, will not be payable in the
                                                             event the subordinated incentive fee is paid. Fee is not
                                                             determinable at this time.
----------------------------------------------------------------------------------------------------------------------


----------------
* For purposes of calculating "estimated maximum fees payable," CNL Income Properties has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

(1) We will not pay these fees until we have paid distributions to our stockholders equal to or greater than the sum of an aggregate, annual, cumulative, noncompounded 8% return on the stockholders' aggregate invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate our stockholders' aggregate invested capital by multiplying the total number of shares issued and outstanding by the offering price per share, reduced by the portion of any distributions paid to our stockholders that are attributable to the sale of our properties, loans or other permitted investments.

         Our obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. We will reimburse our advisor and its affiliates for out-of-pocket expenses that they incur on behalf of CNL Income Properties, subject to certain expense limitations.

THE OFFERING

OFFERING SIZE...................... - Minimum -- 250,000 shares
                                    - Maximum -- 200 million shares
                                    - 195 million shares of common stock to be
                                      offered to investors meeting certain
                                      suitability standards and up to five
                                      million shares of common stock available to investors who purchase shares in this offering and elect to participate in our reinvestment plan. Until subscription funds for this offering total at least $2.5 million, the funds will be held in an interest-bearing escrow account by SouthTrust Bank, as escrow agent, and interest earned on such funds will accrue for the benefit of our subscribers. No shares will be sold unless subscriptions for at least 250,000 shares ($2.5 million) have been obtained within one year after the date of this prospectus. For purposes of satisfying the minimum, sales of shares to Pennsylvania residents and to our affiliates shall not be counted. Once the minimum offering has been reached, the subscription funds will be released to CNL Income Properties from escrow within approximately 30 days and investors with subscription funds held in the escrow will be admitted as stockholders within 15 days after such release. Upon the release of subscription funds from escrow following the achievement of the minimum offering, we will pay to each subscriber whose funds had been held in escrow for at least 20 days its share of interest earned (net of escrow expenses). If the minimum offering is sold, CNL Income Properties may, in its sole discretion, and without prior notice to investors, elect to extend the offering to a date no later than _________, 2006 (in states that permit such an extension). If the minimum offering amount has not been received and accepted by
                                      ____________, 2005, the escrow agent will promptly notify us and this offering will be terminated and investors' funds will be returned promptly.

                                      (Note: Our managing dealer does not intend to purchase any shares in this offering.)

MINIMUM INVESTMENT................  - $5,000 -- Additional shares may be purchased in increments of one share.



                                      (Note: Once you have subscribed for shares and we have deposited the subscription price with SouthTrust Bank, your subscription is irrevocable, unless we elect to permit you to revoke it.)

SUITABILITY STANDARDS.............  - Net worth (not including home, furnishings and personal automobiles) of at least
                                      $45,000 and annual gross income of at
                                      least $45,000; or
                                    - Net worth (not including home,
                                      furnishings and personal automobiles) of at least $150,000.

                                      (Note: Suitability standards may vary from state to state. Please see the "Suitability Standards And How To Subscribe" section).

DURATION AND LISTING..............  Anticipated to be on or before December 31,
                                    2015, if determined by our board of
                                    directors to be in the best interest of our stockholders. In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity. If the shares are listed for trading on a national securities exchange or included for quotation on the National Market System of the Nasdaq Stock Market, CNL Income Properties will become a perpetual life company. If shares are not listed on a national securities exchange or quoted on the National

                                    Market System of the Nasdaq Stock Market on or before December 31, 2015, we will sell our assets and distribute the proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation.

DISTRIBUTION POLICY...............  Consistent with our objective of qualifying as a REIT, we expect to distribute at least
                                    90% of our REIT taxable income to our
                                    stockholders. Commencing not later than the close of the first full calendar quarter after the first release of funds from escrow to CNL Income Properties, our board of directors intends to declare distributions monthly and pay distributions quarterly during the remainder of the offering period and thereafter. However, our board of directors, in its sole discretion, may determine to declare or pay distributions on another basis. The amount will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors.

TAXATION OF DISTRIBUTIONS.........  Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect that a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CNL Income Properties is liquidated or merged with another company (if such merger is treated as a taxable merger), at which time the gain will, generally, be taxable as capital gains. However, because each investor's tax implications are different, we suggest you consult with your tax advisor before investing in our common stock.

                                    Form 1099-DIV tax information will be mailed to investors by January 31 of each year.

OUR ADVISOR.......................  CNL Income Corp. will manage the day-to-day operations of CNL Income Properties and
                                    select our real estate investments, loans and other permitted investments, subject to the approval of our board of directors.

ESTIMATED USE OF PROCEEDS.........  Approximately 88.18% (maximum offering);
                                    87.10% (minimum offering) -- To acquire
                                    properties and make loans and other
                                    investments. The balance 11.82% (maximum offering ), 12.90% (minimum offering) will be used to pay fees and expenses in connection with the offering, some of which are payable to our affiliates, the managing dealer and/or participating brokers.

REINVESTMENT PLAN.................  We have adopted a reinvestment plan that will allow our stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We initially have registered five million shares of our common stock for this purpose.

REDEMPTION PLAN...................  We have adopted a discretionary redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem all or a portion of their shares equal to at least 25% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem the shares, the number of shares redeemed in any calendar year and the price at which they are redeemed are subject to conditions and limitations including (i) no more than $100,000 of proceeds from sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter), and (ii) no more than 5% of the number of shares of CNL Income Properties' common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period. Further, our board of directors has the ability, in its sole discretion, to amend or suspend the plan, if it is deemed to be in our best interest. If we have sufficient funds and if we choose to redeem shares, the redemption price will be on such terms as we determine in our sole discretion. The redemption price will equal the lesser of (x) the price at which the shares of common stock to be redeemed were initially sold by CNL Income Properties, or (y) a fixed redemption price to be set forth in the prospectus, which initially will be $9.50 per share and which will never exceed the then current offering price of CNL Income Properties' common stock. Accordingly, the redemption price paid to stockholders for shares of common stock redeemed by CNL Income Properties may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders.

SUBSEQUENT TRANSFER OF SHARES.....  At the time you purchase shares, they will not be listed for trading on any national securities exchange or included for quotation on the National Market System of the Nasdaq Stock Market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price. If we have not listed our shares and we sell our assets or merge with another company, you will receive proceeds from the liquidation process or merger consideration from the merger. If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.


                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this prospectus, you should
                   contact your registered representative or:

                               CNL Client Services
                              Post Office Box 4920
                           Orlando, Florida 32802-4920
                                 (866) 650-0650
                                 (407) 650-1000

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

OFFERING-RELATED RISKS


         THE PRICE OF OUR SHARES IS SUBJECTIVE AND MAY NOT BEAR ANY RELATIONSHIP TO WHAT A STOCKHOLDER COULD RECEIVE IF THE SHARES WERE RESOLD. We determined the offering price of our shares in our sole discretion based on the price which we believed investors would pay for the shares; estimated fees to third parties, as well as the fees to be paid to our advisor and its affiliates; the expenses of this offering and the funds we believed should be available to invest in properties, loans and other permitted investments. There is no public market for the shares on which to base market value.


         THIS IS AN UNSPECIFIED PROPERTY OFFERING. You cannot evaluate the types or specific properties that we seek to acquire or the loans or other permitted investments that we may make because we have not yet acquired any properties or made any loans or other permitted investments. We have established certain models and/or criteria for evaluating the properties, loans and other permitted investments we seek to acquire or make and the tenants and operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore our board of directors has flexibility in assessing potential tenants. In addition, as of the date of this prospectus, we have not entered into any arrangements that create a reasonable probability that we will purchase any properties or make any loans or other permitted investments. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any specific properties to be purchased or developed or any specific loans or other permitted investments to be made by us. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in properties, loans and other permitted investments; therefore, you will not have an opportunity to evaluate the type of properties, the specific properties or other permitted investments that will be in our portfolio. You can read the sections of this prospectus under the captions "Business -- General," "Business -- Investment of Offering Proceeds," and "Business -- Sector and Property Selection and Acquisition" if you want more information about the types of properties in which we seek to invest and our criteria for evaluating properties.

                  We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

                  There is no limitation on the number of properties in a particular property sector that we may acquire or loans or other permitted investments that we may make. There is no limit on the number of properties in a particular property sector that we may acquire, or loans or other permitted investments that we may make, and we are not obligated to invest in more than one industry sector. Our board of directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, property class, tenant and operator diversification.

         THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF CNL INCOME PROPERTIES OR THIS PROSPECTUS. The managing dealer, CNL Securities Corp., is an affiliate of ours and will not make an independent review of CNL Income Properties or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

         INSUFFICIENT OFFERING PROCEEDS WILL IMPACT OUR OPERATIONS. This offering is on a "best efforts" basis and is conditioned on the sale of at least 250,000 shares. Because this offering will be made on a best efforts basis, our potential profitability and ability to diversify our investments, both geographically and by type and number of properties, loans and other permitted investments will be limited by the amount of funds at our disposal. For example, if minimum gross proceeds of $2.5 million are raised or substantially less than the maximum gross proceeds are raised, we expect to only be able to acquire an interest in one property and we would not expect to make or acquire any loans or other permitted investments. There can be no assurance that we will sell the minimum number of shares. The managing dealer does not intend to purchase any shares in this offering.

         THERE MAY BE DELAYS IN INVESTING THE PROCEEDS OF THIS OFFERING. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all of the net offering proceeds by the end of that period. The "Prior Performance Information" section of this prospectus provides a summary description of the investment experience of affiliates of our advisor in other CNL Financial Group, Inc. programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         WE MAY DELAY INVESTING THE PROCEEDS FROM THIS OFFERING, AND THEREFORE DELAY THE RECEIPT OF ANY RETURNS FROM SUCH INVESTMENTS DUE TO THE INABILITY OF OUR ADVISOR TO FIND SUITABLE PROPERTIES, LOANS OR OTHER PERMITTED INVESTMENTS. Until we invest in properties or make loans or other permitted investments, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments, loans or other permitted investments. Further, if we have not invested or committed for investment the net offering proceeds or reserved those funds for company purposes within the later of two years from the initial date of this prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are stockholders of our company at that time. Certain of these delays may be due to the inability of our advisor to find suitable properties, loans or other permitted investments. Certain delays may also be caused by our advisor's or its affiliates' employees who may simultaneously be trying to find suitable investments for both CNL Income Properties and other entities.

         THE SALE OF SHARES BY STOCKHOLDERS COULD BE DIFFICULT. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. Although we anticipate applying for listing on or before December 31, 2015, if determined by our board of directors to be in the best interest of our stockholders, we do not know if we will ever apply to list our shares on a national securities exchange or be included for quotation on the National Market System of the Nasdaq Stock Market or, if we do apply for listing or quotation, when such application would be made or whether it would be accepted. In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity. If our shares are listed, we cannot assure you a public trading market will develop. Further, our articles of incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or on the National Market System of the Nasdaq Stock Market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan, and to cease redemptions. Further, the plan has many limitations and should not be relied upon as a method to sell shares promptly and at a desired price. In particular, those limitations include: (i) no more than $100,000 of proceeds from the sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter), and (ii) no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period.


         PURCHASES OF SHARES AT AN ACQUISITION FEE DISCOUNT MAY REDUCE YOUR OVERALL RETURN. A purchaser buying in excess of 500,000 shares through the same registered investment advisor, soliciting dealer or the managing dealer, will benefit from a reduced acquisition fee of 1.0% of gross proceeds (as opposed to 3.0% of gross proceeds). However, such purchaser and any person to whom such purchaser's shares are transferred, will be required to pay, through withholdings of distributions otherwise payable to it, an annual 0.40% advisory fee on such purchaser's shares. Because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the acquisition fee discount. Accordingly, although a purchaser's initial purchase price per share may be lower because of the acquisition fee discount, such purchaser's overall return may also be lower because of the 0.40% annual advisory fee payable in connection with the acquisition fee discount.


COMPANY-RELATED RISKS

         WE HAVE NO OPERATING HISTORY. We have recently been formed, are in the development stage and have no previous performance history. As a result, you cannot be sure how CNL Income Properties will be operated, whether it will achieve the objectives described in this prospectus or how it will perform financially.

         OUR MANAGEMENT HAS LIMITED OR NO EXPERIENCE WITH INVESTMENTS IN CERTAIN OF THE PROPERTIES IN WHICH WE MAY INVEST. Our management's historical industry expertise is primarily in the hospitality, retirement, retail, office and restaurant industries, with limited or no experience investing in certain of the properties in which we initially intend to focus our investment activities. There can be no assurance that our management's experience in the hospitality, retirement, retail, office and restaurant industries will be useful in helping us to identify and acquire the properties we are seeking to acquire. The limited or lack of experience of our management team and its affiliates in purchasing, leasing and selling certain of the types of properties we are seeking to acquire may prevent us from fully exploiting the economic potential of any properties we acquire or develop, which in turn may adversely affect our results of operations.

         WE WILL BE DEPENDENT ON OUR ADVISOR AND OUR ADVISOR HAS NO EXPERIENCE WITH THE TYPES OF INVESTMENTS IN WHICH WE MAY INVEST. Although our advisor, subject to approval by our board of directors, will be responsible for our daily management, including all acquisitions, dispositions and financings, our advisor is newly formed and its management has limited or no experience investing in or managing the properties of the type in which we initially intend to focus our investment activities. There can be no assurance that the prior experience of our advisor's management will be useful in helping us identify, acquire or manage the properties, loans and other permitted investments we are seeking to acquire. The limited or lack of experience of our advisor and its affiliates in identifying, acquiring and managing certain of the types of assets we are seeking to acquire may prevent us from fully exploiting the economic potential of any properties we acquire or develop, which in turn may adversely affect our results of operations. Our board of directors may terminate our advisor, with or without cause, but only subject to payment and release of our advisor from all guarantees and other obligations incurred as advisor. We cannot be sure that our advisor will achieve our objectives or that our board of directors will be able to act quickly to remove our advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by an advisor that was not acting in our best interests or not capable of helping us achieve our objectives.

         WE WILL RELY ON OUR ADVISOR AND OUR BOARD OF DIRECTORS TO MANAGE CNL INCOME PROPERTIES. If you invest in our company, you will be relying entirely on the management ability of our advisor and on the oversight of our board of directors. You will have no right or power to take part in the management of CNL Income Properties, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this prospectus unless you are willing to entrust all aspects of our management to our advisor and our board of directors.

         STOCKHOLDERS IN CNL INCOME PROPERTIES MAY EXPERIENCE DILUTION. Stockholders in CNL Income Properties have no preemptive rights. If we commence a subsequent public offering of shares or securities convertible into shares or otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our company. Stockholders will not be entitled to vote on whether our company engages in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, stockholders in CNL Income Properties may experience a dilution in both the book value and fair value of their shares. Although our board of directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. Other public REITs sponsored by CNL Financial Group, Inc. have engaged in multiple offerings. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "The Offering -- Plan of Distribution."

         WE WILL BE SUBJECT TO CONFLICTS OF INTEREST. We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. For an explanation of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts, please read the section of this prospectus entitled "Conflicts of Interest" below.

                  We will experience competition for allocation of properties, loans and other permitted investments. Our advisor or its affiliates from time to time may acquire properties, loans or other permitted investments on a temporary basis with the intention of subsequently transferring such assets to us. Further, our advisor or its affiliates may from time to time seek to transfer certain of its or its affiliates' assets to us. The selection of properties, loans or other permitted investments to be transferred by our advisor to us may be subject to conflicts of interest. We cannot be sure that our advisor will act in our best interests when deciding whether to allocate any particular opportunity to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

                  There will be competing demands on our officers and directors. Some of our officers and directors, who are also officers or directors of our advisor, may experience conflicts of interest in their management of CNL Income Properties because they also have management responsibilities for other companies, including companies that may invest in some of the same types of assets in which we may invest. In addition, substantially all of the other companies for which our officers and directors work are affiliates of CNL Income Properties and/or our advisor. For these reasons, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

                  The timing of sales and acquisitions may favor our advisor. Our advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our board of directors must approve each investment and sale, but our advisor's recommendation to our board of directors may be influenced by the impact of the transaction on our advisor's compensation.

                  Our advisor's fee structure may encourage our advisor to recommend speculative investments and a high amount of leverage. Our advisor will realize substantial compensation in connection with the acquisition of properties, and as a result, may recommend speculative investments to us. In addition, because our advisor will receive fees based on the amount of permanent financing we obtain, our advisor may have an incentive to recommend a high amount of leverage to us. Similarly, because our advisor may receive fees upon the sale of properties, loans and other permitted investments, our advisor may have an incentive to recommend to us the premature sale of these assets.

                  The agreements between us and our advisor were not the result of arm's-length negotiations. Because some of our officers and directors are also officers and directors of our advisor, the terms of the advisory agreement may favor our advisor. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations.

                  Our properties may be developed by affiliates. Properties that we acquire may require development. Our affiliates may serve as developer and if so, the affiliates would receive a development fee that would otherwise be paid to an unaffiliated developer. Our board of directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive a development fee.

                  We may invest with affiliates of our advisor and enter into other transactions with them. We may invest in joint ventures with another program sponsored by our advisor or its affiliates. Our board of directors, including the independent directors, must approve the transaction, but our advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm's length. Had they been at arm's length, the terms of the transactions may have been different and may have been more beneficial to us.

                  There is no separate counsel for CNL Income Properties, our affiliates or our investors. We may have interests that conflict with yours and those of our affiliates, however, we have not provided you with the benefit of separate counsel. Had separate independent counsel been appointed to represent our affiliates and had separate independent counsel been appointed to represent our investors, it is possible that the terms of our affiliated agreements and the terms of this offering could be different in a manner beneficial to you.

REAL ESTATE AND OTHER INVESTMENT RISKS

         OUR EXPOSURE TO TYPICAL REAL ESTATE INVESTMENT RISKS COULD REDUCE OUR INCOME. Our properties, loans and other permitted investments will be subject to the risks typically associated with investments in real estate. Such risks include the possibility that our properties will generate rent and capital appreciation, if any, at rates lower than we anticipated or will yield returns lower than those available through other investments, and that our ability to vary our portfolio in response to changes in economic and other conditions will be limited because of the general illiquidity of real estate investments. Income from our properties may be adversely affected by many factors, including an increase in the local supply of the various properties which we seek to acquire, a decrease in the number of people interested in participating in the activities related to the businesses conducted on the properties which we seek to acquire, adverse weather conditions, changes in government regulation, national or local economic deterioration and changes in consumer tastes.

         A CONCENTRATION OF OUR INVESTMENTS IN ANY ONE PROPERTY CLASS MAY LEAVE OUR PROFITABILITY VULNERABLE TO A DOWNTURN IN SUCH SECTOR. At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single industry. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result on cash available for distribution to our stockholders, resulting from a downturn in the business conducted on those properties could be more pronounced than if we had more fully diversified our investments.

         MARINAS, SKI RESORTS, GOLF COURSES AND OTHER TYPES OF PROPERTIES IN WHICH WE MAY INVEST MAY NOT BE READILY ADAPTABLE TO OTHER USES. Marinas, ski resorts, golf courses and other types of properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors become unprofitable for its tenant or operator due to industry competition, a general deterioration of the applicable industry or otherwise, such that the tenant becomes unable to meet its obligations under its lease, we may have great difficulty re-leasing the property and the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Should any of these events occur, our income and cash available for distribution and the value of our property portfolio could be reduced.

         WE MAY RELY ON CREDIT ENHANCEMENTS TO OUR LEASES FOR MINIMUM RENT PAYMENTS. Our leases may, but are not required to have credit enhancement provisions, such as guarantees or shortfall reserves provided by a third-party tenant or operator. These credit enhancement provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. In the event that a credit enhancement has expired or the maximum limit has been reached, or in the event that a provider of a credit enhancement is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make the rent payments.

         WE DO NOT HAVE CONTROL OVER MARKET AND BUSINESS CONDITIONS. The following external factors, as well as other factors beyond our control, may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make loan payments on time:

     o   changes in general or local economic or market conditions;

     o   increased costs of energy, insurance or products;

     o   increased costs and shortages of labor;

     o   competitive factors;

     o   fuel shortages;

     o   quality of management;

     o   the ability of an operator or tenant to fulfill its obligations;

     o   limited alternative uses for the property;

     o   changing consumer habits;

     o   condemnation or uninsured losses;

     o   changing demographics;

     o   changing government regulations;

     o inability to remodel outmoded buildings or structures as required by the applicable franchise or lease agreement;

     o   voluntary termination by a tenant of its obligations under a lease; and

     o   bankruptcy of a tenant or borrower.

         Further, our results of operations in any one period from a property we may acquire may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. If tenants are unable to make lease payments or borrowers are unable to make loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

         WE WILL NOT CONTROL THE MANAGEMENT OF OUR PROPERTIES. In order to qualify as a REIT for federal income tax purposes, we may not be permitted to operate certain types of properties we acquire or participate in the decisions affecting their daily operations. Our success will depend on our ability to select qualified and creditworthy tenants for each property we acquire, and upon their ability to effectively manage and operate the property. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. We will attempt to enter into leasing agreements with tenants having substantial prior experience in the operation of the type of property being rented. There can be no assurance, however, that we will be able to make such arrangements. If our tenants or third-party operators are unable to operate the properties successfully, if our tenant or operator leases from us more properties than it or they can manage, or if we select an unqualified operator, it or they may not have sufficient revenue to be able to pay our rent, which could adversely affect our financial condition.

         WE MAY NOT CONTROL THE JOINT VENTURES IN WHICH WE ENTER. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property or to make loans or other permitted investments, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties, loans or other permitted investments indirectly through the acquisition of interests in entities that own such assets or interests in such assets, we may not control the management of such assets.

         JOINT VENTURE PARTNERS MAY HAVE DIFFERENT INTERESTS THAN WE HAVE. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

         IT MAY BE DIFFICULT FOR US TO EXIT A JOINT VENTURE AFTER AN IMPASSE. In our joint ventures, there will be a potential risk of impasse in some business decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this prospectus under the caption "Business -- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         WE MAY NOT HAVE CONTROL OVER CONSTRUCTION ON OUR PROPERTIES. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. In addition, our development and renovation plans could be affected by delays in obtaining any necessary permits or consents from appropriate governmental agencies, strikes, adverse weather, shortages of materials and increases in the cost of labor and materials. Although we will seek to include in our agreements with developers safeguards designed to minimize these risks, such as rights to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs, we cannot be sure that the tenants will have sufficient funds to fulfill their obligations under these agreements. In addition, certain properties that we may acquire may be subject to conservatory easements that prohibit the development of certain activities other than those specific activities already conducted on the property, and limit the ability to materially modify the existing layouts on the property. You can read the section of this prospectus under the caption "Business -- Sector and Property Selection and Acquisition" and "Business - Initial Investment Focus" if you want more information about property development and renovation.

         WE WILL HAVE NO ECONOMIC INTEREST IN GROUND LEASE PROPERTIES. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Accordingly, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of improvements and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         MULTIPLE PROPERTY LEASES OR LOANS WITH INDIVIDUAL TENANTS OR BORROWERS INCREASE OUR RISKS. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before our advisor or board of directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become non-performing in some circumstances. Vacancies would reduce our cash receipts and funds available for distribution and could decrease the properties' resale value until we are able to re-lease the affected properties.

         IT MAY BE DIFFICULT TO RE-LEASE OUR PROPERTIES. If a tenant vacates a property, we may be unable to re-lease the property or, if we are able to re-lease the property, we may not receive as much rent under the prior lease or we may need to incur additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.


         WE CANNOT CONTROL THE SALE OF SOME PROPERTIES WE SEEK TO ACQUIRE. We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally will provide the tenant with a right of first refusal on any proposed sale provisions. In addition, if our sale of a property will result in a taxable gain to the prior owner of the property, we may agree in some cases to use reasonable efforts to structure such a sale as a tax-deferred exchange. These factors may make it more difficult for our advisor and our board of directors to freely control the sale of the property, even when such a sale may be in our best interests. See "Business -- Description of Property Leases -- Right of Tenant to Purchase."

         THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED. If our shares are not listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market on or before December 31, 2015, we are obligated under our articles of incorporation to sell our assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares of common stock elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. Neither our advisor nor our board of directors may be able to control the timing of the sale of our assets or completion of a merger due to market conditions, and we cannot assure you that we will be able to sell our assets or merge with another company so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. Because a portion of the offering price from the sale of shares is used by CNL Income Properties to pay expenses and fees and the full offering price is not invested in properties, loans or other permitted investments, we will only return all of our stockholders' invested capital if we sell our assets or CNL Income Properties for a sufficient amount in excess of the original purchase price of our assets. If we take a purchase money obligation in partial payment of the sales price of a property, we may realize the proceeds of the sale over a period of years. Further, any intended liquidation of our company may be delayed beyond the time of the sale of all of the properties until all mortgage loans expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and those obligations may not expire before all of the properties are sold.

         THERE ARE RISKS ASSOCIATED WITH LENDING.

                  Our loans may be impacted by unfavorable real estate market conditions. If we make loans, we will be at risk of default on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing mortgage loans we may make will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

                  Our loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term loans and interest rates rise, the loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

                  Lack of principal amortization of loans increases the risk of borrower default at maturity and delays in liquidating defaulted loans could reduce our investment returns and our cash available for distributions. Loans may not provide for the amortization of principal during their term. As a result, the entire principal balance of such loans will be due in one balloon payment at their maturity. Failure to amortize the principal balance of loans may increase the risk of a default during the term, and at maturity, of loans. A default under loans would have a material adverse effect on our ability to fund anticipated distributions to stockholders. Further, if there are defaults under our loans, we may not be able to repossess and sell the underlying properties or other security quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan. Any failure or delay by a borrower in making scheduled payments to us may adversely affect our ability to make distributions to stockholders.

                  Returns on our loans may be limited by regulations. The loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. Regulations on lending in various jurisdictions may influence the types of loans we make.

                  We may make loans on a subordinated and unsecured basis and may not be able to collect outstanding principal and interest. Although we intend to make loans to third parties which are secured by collateral pledged by such borrowers, we may make loans that are unsecured and subordinated in right of payment to such third parties existing and future indebtedness. In the event of a foreclosure, bankruptcy, liquidation, winding up, reorganization or other similar proceeding relating to such third party, and in certain other events, such third party's assets may only be available to pay obligations on our unsecured loans after the third party's other indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay the principal or interest on the unsecured loans we may make.

                  Our properties may be subject to environmental liabilities. Operations at certain of the properties we may acquire may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as herbicides, pesticides, fertilizers, motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels, and sewage. Accordingly, the operations of certain properties we acquire will be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards. In addition, certain properties we may acquire may own and operate underground storage tanks ("USTs") for the storage of various petroleum products. USTs are generally subject to federal, state, and local laws and regulations that require testing and upgrading of USTs and remediation of contaminated soils and groundwater resulting from leaking USTs.

         Under various federal and state environmental laws and regulations, as an owner of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum products located on, in or emanating from our properties. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the release of hazardous substances. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Other environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability. Thus, we may have liability with respect to properties that we or our predecessors sold in the past.

         The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. While our leases are expected to provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination coming from the site.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other conditions. Our board of directors and our advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that if it is a material problem: (i) the seller has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) we have negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

         In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition and results of operations. There can be no assurance that the application of environmental laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire.

         LEGISLATION AND GOVERNMENT REGULATION MAY ADVERSELY AFFECT THE DEVELOPMENT AND OPERATIONS OF PROPERTIES WE MAY ACQUIRE. In addition to being subject to environmental laws and regulations, certain of the development plans and operations conducted or to be conducted on properties we may acquire require permits, licenses and approvals from certain federal, state and local authorities. For example, ski resort operations often require federal, state and local permits from the USDA Forest Service and the U.S. Army Corps of Engineers to use forests as ski slopes. See "Business - Initial Investment Focus - Ski Resorts - Government Regulation." Material permits, licenses or approvals may be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the properties we purchase. There can also be no assurance that any particular permit and approval will be obtained or upheld on judicial review. Furthermore, laws and regulations that we or our operators are subject to may change in ways that are difficult to predict. There can be no assurance that the application of laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire, the operations of such property, and the amount of rent we receive from the tenant of such property.

         GOVERNMENTAL REGULATION WITH RESPECT TO WATER USE BY SKI RESORTS. In addition, the rights of ski resorts that we may acquire or develop to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts we may acquire or develop and the municipalities in which they are located may be dependent upon a single source of water, and in some cases the volume of water contained in such water sources could be historically low or inconsistent. This may lead to disputes and litigation over, and restrictions placed on, water use. Disputes and litigation over water use could damage the reputation of ski resorts we may acquire or develop, and could be expensive to defend, and together with restrictions placed on water use, could have a material adverse effect on the business and operating results of our ski resorts.

         GOVERNMENTAL REGULATION OF MARINAS WITH RESPECT TO DREDGING. Marinas that we may acquire must be dredged from time to time to remove the silt and mud that collect in harbor-areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff, in order to assure that boat traffic can safely enter the harbor. Dredging and disposing of the dredged material can be very costly, and require permits from various governmental authorities. If we acquire marinas and we or our marina tenants, or operators engaged by our marina tenants, cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, or if dredging is not practical or is exceedingly expensive, the operations of the marina would be materially and adversely affected, which would in turn have a negative impact on the financial condition of CNL Income Properties.

         WE MAY NOT CONTROL THE LAND BENEATH MARINAS WE ACQUIRE AND THIS LAND MAY BE SUBJECT TO GOVERNMENTAL TAKING. The U.S. Army Corps of Engineers and the Coast Guard control much of the land located beneath and surrounding most marinas, and lease such land to marina owners and operators under leases for wetlands that typically range from five to 50 years, and leases for upland that typically are initially for 25 years. As a result, many marinas cannot obtain title to land on or near their marinas that they are interested in developing or obtain permission to develop on the land that they lease. Furthermore, control of such land by the U.S. Army Corps of Engineers and the Coast Guard increases the possibility that such land, including the marina built on such land, may be condemned and taken by the local, state or federal government in an eminent domain proceeding.

         GOVERNMENTAL REGULATION OF VACATION OWNERSHIP RESORTS. The federal government, as well as the states and local jurisdictions in which any vacation ownership resort in which we may have a direct or indirect interest may be located, have enacted extensive regulations that affect the manner in which vacation ownership properties are operated. In addition, many states have adopted specific laws and regulations regarding the sale of vacation ownership interests. These laws and regulations require sellers of vacation ownership interests to, among other things, obtain and file numerous documents and supporting information with the responsible state agency, obtain the agency's approval for an offering statement that describes all material aspects of the sale of vacation ownership interests, and deliver an offering statement or public report, together with certain additional information concerning the terms of the purchase, to all prospective purchasers of a vacation ownership interest. Certain states mandate the structure of the vacation ownership business to be conducted within those states. Laws in many states generally grant the purchaser of a vacation ownership interest the right to cancel a contract of purchase at any time within a fixed number of calendar days following the date the purchaser signs the contract. Most states also have other laws that regulate the sale of vacation ownership interests and protect purchasers, such as: (i) real estate licensing law; (ii) travel sales licensing laws; (iii) anti-fraud laws; (iv) consumer protection laws; (v) fair advertising laws; (vi) telemarketing laws; and (vii) prize, gift and sweepstakes laws.

         UNINSURED LOSSES OR LOSSES IN EXCESS OF INSURED LIMITS COULD RESULT IN THE LOSS OR SUBSTANTIAL IMPAIRMENT OF ONE OR MORE OF OUR INVESTMENTS. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injury and, in certain instances, such as marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. We will maintain, and require our tenants and operators as well as mortgagors to whom we have loaned money to maintain, pursuant to our standard form of lease and mortgage, insurance with respect to each of our properties which it leases or operates, and each property securing a mortgage which we hold, including comprehensive liability, fire, flood and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods, earthquakes or terrorist attacks) that may be either uninsurable or not economically insurable. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or loss in excess of insured limits occur, we could lose all or a portion of our anticipated revenue stream from the affected property, as well as all or a portion of our invested capital. Accordingly, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

         PORTFOLIO ACQUISITIONS ARE MORE DIFFICULT TO COMPLETE THAN SINGLE ASSET ACQUISITIONS. Our business and acquisition strategy may include acquisitions of multiple properties, loans or other permitted investments in a single transaction. However, portfolio acquisitions are more complex than single-asset acquisitions, and the risk that a portfolio acquisition will not close may be greater than in a single-asset acquisition. In addition, costs for a portfolio acquisition that does not close are generally greater than for a single-asset acquisition that does not close. If we fail to close one or more portfolio acquisitions, then our ability to increase our net income will be limited and a charge to our earnings for costs related to the failed acquisition(s) may be imposed.

         Another risk associated with portfolio acquisitions is that a seller may require that a group of assets be purchased as a package, even though one or more of the assets in the portfolio does not meet our investment criteria or is located in a market that is geographically distant from our principal markets. In such cases, we may attempt to make a joint bid with another buyer, or we may purchase the portfolio of assets with the intent to subsequently dispose of those assets which do not meet our investment criteria. In the case of joint bids, however, it is possible that the other buyer may default in its obligations, which increases the risk that the acquisition will not close, with the adverse consequences described above. In cases where we intend to dispose of assets that we do not wish to own, we cannot assure you that we will be able to sell or exchange such asset or assets in a timely manner or on terms beneficial or satisfactory to us.

         WE WILL COMPETE WITH OTHER COMPANIES FOR INVESTMENTS. We anticipate that we will compete with other companies and investors, including REITs, real estate partnerships, banks and insurance companies, for the acquisition of properties, loans and other permitted investments that we seek to acquire or make. Some of the entities with whom we may compete for acquisition opportunities will have substantially greater experience acquiring and owning the types of properties, loans or other permitted investments in which we seek to acquire or make, as well as greater financial resources and a broader geographic knowledge base than we have. As a result, competition may reduce the number of suitable acquisition opportunities available to us.

         INCREASED COMPETITION FOR CUSTOMERS MAY REDUCE THE ABILITY OF CERTAIN OF OUR OPERATORS TO MAKE SCHEDULED RENT PAYMENTS TO US. The types of properties in which we may invest are expected to face competition for customers from other like properties, both locally and/or nationally. For example, a substantial number of new golf courses have opened in recent years and a number of new courses currently are under development or planned for development, including golf courses which may be located near the golf courses we acquire. Similarly, marinas we may acquire will compete in each market with other marinas, some of which may have greater resources than our marinas will have, for a limited number of boaters seeking boat rental slips. Any decrease in revenues due to such competition at any of our properties may adversely affect our operators' ability to make scheduled rent payments to us.

         GENERAL ECONOMIC CONDITIONS AND DISCRETIONARY CONSUMER SPENDING MAY AFFECT CERTAIN OF THE PROPERTIES WE ACQUIRE. The operations of certain properties in which we may invest will depend upon a number of factors relating to or affecting discretionary consumer spending for the types of services provided by businesses operated on these properties. Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects could reduce consumer spending in the markets in which we own properties and adversely affect our tenants' businesses, which could in turn impact their ability to pay rent and thereby have a negative impact on our results of operations. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and golfing activities, which are activities related to the industries in which we seek to invest, also may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. In fact, certain of the assets we seek to acquire relate to industries that are currently experiencing periods of decreased profitability. Similarly, rising interest rates could have a negative impact on the ability or willingness of consumers to finance purchases of expensive goods. For example, difficulty in obtaining financing, federal tax policies, interest rate levels, and the cost and availability of fuel can impact overall boat purchases and could adversely affect the ability of marina operators to lease boat slips and earn additional revenues from concessions such as fuel, equipment, retail and food and beverage sales. Similarly, the outlet centers we may acquire or develop will be subject to general retail industry risks such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. In the event that the retail industry experiences down cycles, manufacturers and merchants of retail merchandise may experience economic difficulties and/or may be less likely to renew existing leases at outlet centers or to expand distribution channels into new outlet centers. Certain of the classes of properties which we may acquire may be unable to maintain their profitability during any period of adverse economic conditions or low consumer confidence which could in turn affect the ability of operators to make scheduled rent payments to us.

         TERRORIST ATTACKS, WAR AND ECONOMIC FACTORS HAVE NEGATIVELY IMPACTED SOME OF THE SECTORS OF THE ECONOMY IN WHICH WE MAY invest. The terrorist attacks of September 11, 2001, exacerbated an already slowing U.S. economy and caused a dramatic reduction in travel and leisure activity spending. As a result, the U.S. hospitality and leisure industries experienced significant declines in revenues from 2000.

         Management anticipates a return of travel as the U.S. economy recovers; however, the economic slowdown continued through 2003. There can be no assurance, however that the current weak economic conditions will not continue for an extended period of time and that they will not affect our business. In addition, any extended U.S. participation in a war or other significant military activity could have additional adverse effects on the economy, including the leisure industries.

         SEASONAL REVENUE VARIATIONS IN CERTAIN ASSET CLASSES WILL REQUIRE OUR OPERATORS OF SUCH ASSET CLASSES TO MANAGE CASH FLOW PROPERLY OVER TIME SO AS TO MEET THEIR NONSEASONAL SCHEDULED RENT PAYMENTS TO US. Certain of the properties in which we may invest, including the skiing, golfing and marina industries, are generally seasonal in nature. For example, the typical ski season begins in early November and runs through April, during which time ski resorts generate the vast majority of their annual revenues. Revenues and profits at ski resorts are substantially lower and historically result in losses during the summer months due to the closure of ski operations. As a result of the seasonal nature of certain industries which may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us. The failure of an operator to properly manage its cash flow may result in such operator having insufficient cash on hand to make its scheduled rent payments to us during low seasons, which may adversely affect our cash available for distribution to stockholders. In addition, certain of the asset classes in which we seek to acquire rely on seasonal workforces, and the inability of our tenants or operators to maintain a stable workforce, could negatively affect the level of services provided at properties we acquire, and as a result could adversely affect the revenues earned at such a property and ultimately the ability of our tenants to meet their rental obligations to us.

         ADVERSE WEATHER CONDITIONS MAY DAMAGE CERTAIN OF THE PROPERTIES WE ACQUIRE OR REDUCE OUR OPERATORS' ABILITY TO MAKE SCHEDULED RENT PAYMENTS TO US. Weather conditions beyond our control may influence revenues at certain types of properties we acquire. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain and floods. For example, adverse weather could reduce the number of people participating in skiing, golfing and boating activities at properties we acquire. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. See "Risk Factors -- Real Estate and Other Investment Risks -- Uninsured Losses or losses in excess of insured limits could result in the loss or substantial impairment of one of more of our properties." Further, the physical condition of golf courses we may acquire must be satisfactory to attract play. In addition to severe or generally inclement weather, other factors, including plant disease and insect infestation, and the quality and quantity of water, could adversely affect the turf grass conditions at the golf courses we acquire or develop. Poor weather conditions could also disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property, as well as the ability of our tenants and operators to make their scheduled rent payments to us.

         BECAUSE OUR REVENUES ARE HIGHLY DEPENDENT ON LEASE PAYMENTS, DEFAULTS BY OUR TENANTS WOULD REDUCE OUR CASH AVAILABLE FOR THE REPAYMENT OF OUR OUTSTANDING DEBT AND FOR DISTRIBUTION. Our ability to repay any outstanding debt and make distributions to stockholders will depend upon the ability of our property tenants and mortgagors to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on such properties. For example, the ability of our outlet center tenants to make their scheduled rent payments to us will be dependent upon their ability to attract and retain merchants. A tenant's failure to make or delay in making scheduled rent payments to us may be caused by reduced revenue at the properties it operates. Any failure or delay by a tenant in making scheduled rent payments to us may adversely affect our ability to repay outstanding debt and make anticipated distributions to stockholders.

         WE MAY ACQUIRE VARIOUS FINANCIAL INSTRUMENTS FOR PURPOSES OF "HEDGING" OR REDUCING OUR RISKS WHICH MAY BE COSTLY AND INEFFECTIVE AND WILL REDUCE OUR CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS. Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in the hedging transaction becoming worthless or a speculative hedge. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase the loss to CNL Income Properties. Further, hedging transactions may reduce cash available for distribution to our stockholders.

FINANCING RISKS

         WE MAY NOT BE ABLE TO OBTAIN ADEQUATE FINANCING. We intend to obtain one or more lines of credit and long-term permanent financing. We are engaged in preliminary discussions with potential lenders, but we have not yet obtained a commitment for a line of credit or any permanent financing. We cannot be sure that we will be able to obtain a line of credit or any long-term permanent financing on satisfactory terms. If we do not obtain adequate financing in the future, we may not be able to acquire as many properties, or make or acquire as many loans or other permitted investments as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

         ANTICIPATED BORROWING CREATES RISKS. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. We intend to obtain one or more revolving lines of credit up to $100 million to provide financing for the acquisition of assets, although our board of directors could determine to borrow a greater amount. We also intend to obtain long-term, permanent financing. We may not borrow more than 300% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

         WE CAN BORROW MONEY TO MAKE DISTRIBUTIONS. We may borrow money as necessary or advisable to make distributions, including, but not limited to, distributions for the purpose of maintaining our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes.

TAX RISKS

         WE WILL BE SUBJECT TO INCREASED TAXATION IF WE FAIL TO QUALIFY AS A REIT FOR FEDERAL INCOME TAX PURPOSES. We intend to operate in a manner that will enable us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes, commencing with our taxable year ending December 31, 2004. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we will qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, to the effect that, commencing with our taxable year ending December 31, 2004, we will be organized in conformity with the requirements for qualification as a REIT, and that our proposed method of operation will enable us to meet the requirements for qualification as a REIT for federal income tax purposes.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of CNL Income Properties -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         OUR LEASES MAY BE RECHARACTERIZED AS FINANCINGS WHICH WOULD ELIMINATE DEPRECIATION DEDUCTIONS ON OUR PROPERTIES. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as "financing leases," which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land,

Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as "financing leases," we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.

         EXCESSIVE NON-REAL ESTATE ASSET VALUES MAY JEOPARDIZE OUR REIT STATUS. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Accordingly, the value of any other property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets.

         The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT.

         WE ARE LIMITED IN THE MANNER WE STRUCTURE PORTIONS OF OUR VACATION OWNERSHIP INTEREST BUSINESS. Vacation ownership interests which we may acquire must be structured as (i) sales of interests by a taxable REIT subsidiary to vacation owners; (ii) long-term leases to qualified independent third-party tenant operators who enter into sub-leases with the vacation "owners"; or (iii) long-term leases to a taxable REIT subsidiary which enters into contractual agreements with vacation "owners" restricting their annual use of the property in a manner which would be properly treated as "transient" for federal income tax purposes and which engages an "eligible" independent contractor to manage and operate the property. Alternatively, we may acquire interests in mortgages secured by vacation ownership interests. Failure to structure our interests in vacation ownership interests in one or more of the manners described above may result in income we derive from vacation ownership interests as not qualifying as rental income or interest income for purposes of the 75% or 95% gross income tests or to be subject to tax as a "prohibited transaction."

         WE MAY HAVE TO BORROW FUNDS OR SELL ASSETS TO MEET OUR DISTRIBUTION REQUIREMENTS. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         OWNERSHIP LIMITS MAY DISCOURAGE A CHANGE IN CONTROL. For the purpose of protecting our REIT status, our articles of incorporation generally limit the direct or indirect ownership by any single stockholder (applying certain attribution rules) of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. Our articles of incorporation also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         WE MAY BE SUBJECT TO OTHER TAX LIABILITIES. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         CHANGES IN TAX LAWS MAY PREVENT US FROM QUALIFYING AS A REIT. As we have previously described, we intend to be treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

MISCELLANEOUS RISKS

         INFLATION COULD ADVERSELY AFFECT OUR INVESTMENT RETURNS. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in loans or other permitted investments may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         POSSIBLE EFFECT OF ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         OUR GOVERNING DOCUMENTS MAY DISCOURAGE TAKEOVERS. Certain provisions of our articles of incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of CNL Income Properties by third parties that a stockholder may consider favorable. You can read the sections of this prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION MAY ENCOURAGE A HOSTILE TAKEOVER OF CNL INCOME PROPERTIES. Certain provisions of our articles of incorporation exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Act. Our exemption from the application of these statutes may have the effect of facilitating: (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock; and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 10% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Act, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         MAJORITY STOCKHOLDER VOTE MAY DISCOURAGE CHANGES OF CONTROL. Stockholders may take some actions, including approving amendments to our articles of incorporation and bylaws, by a vote of the holders of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of our company or to effect a change in our operations.

         OUR BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL. Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can: (i) list our stock on a national securities exchange or include our stock for quotation on the National Market System of the Nasdaq Stock Market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) authorize and issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership; (iv) change an advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building-only properties, with the land owned by a third party, and loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY. Our articles of incorporation and bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us. You can read the section of this prospectus under the caption "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

         We also caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

                            ESTIMATED USE OF PROCEEDS


         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by CNL Income Properties, assuming that a minimum offering of 250,000 shares and a maximum offering of 200 million shares are sold, five million shares of which we assume will be sold through the reinvestment plan. For the maximum offering, we estimate that approximately 2.5% of the shares will be issued through the reinvestment plan at a purchase price of $9.50 per share and approximately 5% of the shares to be sold will be sold through distribution channels that will not involve the payment of selling commissions or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.10. Further, we estimate that approximately 5% of the shares will be sold through distribution channels that will not involve the payment of selling commissions or the marketing support fee and will result in a reduced Acquisition Fee and accordingly will be sold at a purchase price equal to $8.90. We estimate that the remainder of the shares (87.5%) will be sold at the full $10.00 offering price. These estimates and the figures set forth below represent our best estimate of CNL Income Properties' intended sales results. Further, there is no limit to the number of shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of shares which may be sold at the various purchase prices described. Depending primarily on the number of shares sold in this offering, CNL Income Properties estimates that 87.10% to 88.18% of the offering proceeds, or between $8.71 and $8.72 per share, will be used to purchase properties and make or acquire loans and other "permitted investments"(as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including selling commissions and the marketing support fee, and to pay our advisor a fee for its services in connection with the selection, acquisition, development and construction of our real estate investments.


         Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share to an investor for shares purchased pursuant to this offering, but will not alter the cash available to CNL Income Properties resulting from such sale with which it may acquire properties, make mortgage loans or invest in other permitted investments. Shares purchased pursuant to our reinvestment plan will be purchased at $9.50 per share and no selling commissions or marketing support fees will be paid in connection with such purchases.


         As used herein, "Permitted Investments" means all investments that CNL Income Properties may acquire pursuant to its articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                  Minimum Offering                  Maximum Offering
                                                                   250,000 Shares                   200,000,000 Shares
                                                          -------------------------------    -------------------------------
                                                              Amount          Percent            Amount          Percent
                                                          --------------   --------------    --------------   --------------
OFFERING PROCEEDS TO CNL INCOME PROPERTIES (1) ........   $    2,500,000            100.0%   $1,978,000,000            100.0%
Less:
Selling Commissions to CNL Securities Corp. (1) .......          162,500             6.50%      114,075,000             5.77%
Marketing Support Fee to CNL Securities Corp. (1) .....           62,500             2.50%       43,875,000             2.22%
Due Diligence Reimbursement to CNL Securities Corp. (1)              250             0.01%          199,750             0.01%
Organizational and Offering Expenses (2) ..............           16,000             0.64%       12,784,000             0.64%
                                                          --------------   --------------    --------------   --------------

NET PROCEEDS TO CNL INCOME PROPERTIES .................        2,258,750            90.35%    1,807,066,250            91.36%
Less:
Acquisition Fees to the Advisor (3) ...................           75,000             3.00%       57,975,000             2.93%
Acquisition Expenses (4) ..............................            6,250             0.25%        4,945,000             0.25%
Initial Working Capital Reserve (5) ...................               --               --                --               --
                                                          --------------   --------------    --------------   --------------
CASH PAYMENT FOR PURCHASE OF PROPERTIES
   AND THE MAKING OR ACQUIRING OF LOANS
   AND OTHER PERMITTED INVESTMENTS BY THE
   COMPANY (6) ........................................   $    2,177,500            87.10%   $1,744,146,250            88.18%
                                                          ==============   ==============    ==============   ==============

-----------------------

FOOTNOTES:

(1) For the minimum offering, offering proceeds are calculated as if all shares are sold at $10 per share and do not take into account any reduction in selling commissions, the marketing support fee and/or the acquisition fee. As stated above, for the maximum offering, it has been estimated that approximately 87.5% of the shares sold will not be sold subject to a discount, approximately 2.5% of the shares will be issued through the reinvestment plan at a purchase price of $9.50 per share, approximately 5% of the shares sold will be sold at a price "net" of selling commissions and the marketing support fee and approximately 5% of the shares will be sold at a price "net" of selling commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) selling commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.0% are applied to approximately 87.5% of the shares sold; (ii) approximately 2.5% of the shares are sold pursuant to the reinvestment plan at a purchase price of $9.50 per share; (iii) no selling commissions, no marketing support fee and an acquisition fee equal to 3.0% of Gross Proceeds are applied to approximately 5% of the shares sold; and (iv) no selling commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the shares sold. See "The Offering -- Plan of Distribution" for a description of the circumstances under which selling commissions and the marketing support fee may not be charged in connection with purchases: by registered representatives or principals of the managing dealer or Soliciting Dealers, directors, officers and employees of CNL Income Properties and of CNL Income Properties' Affiliates and those persons' Affiliates; and via registered investment advisers. A portion of the selling commissions will be reduced in connection with volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Selling commissions and the marketing support fee will not be paid in connection with the purchase of shares pursuant to the reinvestment plan.


(2) Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of CNL Income Properties and the offering of the shares, including marketing and sales costs, but exclude selling commissions, the marketing support fee and due diligence expense reimbursements. Pursuant to state securities laws, the Organizational and Offering Expenses paid by CNL Income Properties together with the 6.5% selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties may not exceed 15% of the proceeds raised in connection with this offering. Notwithstanding the additional expenses CNL Income Properties could incur by virtue of this cap, CNL Income Properties estimates that in general, assuming the maximum number of shares are sold, selling commissions will not exceed 6.5%, the marketing support fee will not exceed 2.5%, due diligence expense reimbursements will not exceed 0.01% and organizational and offering expenses will not exceed 0.64%. The difference between the "15% limitation" and these estimates represents additional costs that CNL Income Properties may incur under state securities laws, but does not anticipate incurring.

(3) Acquisition Fees include all fees and commissions paid by CNL Income Properties to any person or entity in connection with the selection or acquisition of any Property or the making or acquisition of any loan or other Permitted Investment, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See "The Offering
         - Plan of Distribution" for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers.

(4) Represents Acquisition Expenses that are neither reimbursed to CNL Income Properties nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition expenses include any and all expenses incurred by CNL Income Properties, the advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making or acquisition of any loan or other Permitted Investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties.

(5) Because leases generally will be on a triple-net lease basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that CNL Income Properties has insufficient funds for such purposes, the advisor may, but is not required to, contribute to CNL Income Properties an aggregate amount of up to 1% of the net offering proceeds ("net offering proceeds") available to CNL Income Properties for maintenance and repairs. As used herein, "net offering proceeds" means Gross Proceeds less (i) selling commissions, (ii) Organizational and Offering Expenses, (iii) the marketing support fee and (iv) due diligence expense reimbursements. The advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of CNL Income Properties' assets.

(6) Offering proceeds designated for investment in Properties or for the making or acquisition of loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or for the making or acquisition of loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. CNL Income Properties may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See "Redemption of Shares."

                             MANAGEMENT COMPENSATION

         This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by CNL Income Properties to the advisor and its Affiliates, exclusive of any distributions to which the advisor or its Affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering. The table includes estimated amounts of compensation relating to the five million shares that CNL Income Properties has estimated will be sold under CNL Income Properties' reinvestment plan. For information concerning compensation and fees paid to the advisor and its Affiliates, see the section of this Prospectus entitled "Certain Relationships and Related Transactions." For information concerning loan origination and loan servicing fees, see the section of this Prospectus entitled "Business -- Borrowing." For information concerning compensation to the directors, see the section of this Prospectus entitled "Management."

         A maximum of 200 million shares may be sold, including an estimated five million shares that may be sold to stockholders who receive a copy of this Prospectus and who purchase shares through the reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares remain after meeting anticipated obligations under the reinvestment plan, CNL Income Properties may decide to sell a portion of these shares in this offering.

         The following arrangements for compensation and fees to the advisor and its Affiliates were not determined by arm's-length negotiations. See the section of this Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the advisor or its Affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, CNL Income Properties has made assumptions as to the number of shares and the corresponding price per share, (as described in the Section of this Prospectus entitled "Estimated Use of Proceeds") that would be sold net of selling commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

          TYPE OF
        COMPENSATION                                                                                           ESTIMATED
       AND RECIPIENT                                   METHOD OF COMPUTATION                                 MAXIMUM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
                                                 Organizational and Offering Stage

------------------------------------------------------------------------------------------------------------------------------------
Selling commissions to          Selling commissions of up to 6.5% per share on all shares sold,       Estimated to be up to $162,500
managing dealer and             subject to reduction in connection with purchases: by registered      if 250,000 shares are sold and
Soliciting Dealers              representatives or principals of the managing dealer or Soliciting    up to $114.075 million if 200
                                Dealers; directors, officers and employees of CNL Income Properties   million shares are sold.
                                and of CNL Income Properties' Affiliates and those persons'
                                Affiliates; and through registered investment advisers.  A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price.  No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan.  See the section of this prospectus entitled "The Offering --
                                Plan of Distribution."  Soliciting Dealers may be reallowed selling commissions of up to 6.0% with respect to shares they sell.
------------------------------------------------------------------------------------------------------------------------------------
Due diligence expense           Actual expenses incurred in connection with the due diligence of      Actual amount is not
reimbursements to managing      CNL Income Properties and this offering.                              determinable at this time but
dealer and Soliciting                                                                                 is estimated to be $250 if
Dealers                                                                                               250,000 shares are sold and
                                                                                                      $0.2 million if 200 million
                                                                                                      shares are sold.

------------------------------------------------------------------------------------------------------------------------------------
Marketing support fee to        Marketing support fee of 2.5% of Gross Proceeds payable to our        Estimated to be up to $62,500
managing dealer and             managing dealer.  The 2.5% marketing support fee is subject to        if 250,000 shares are sold and
Soliciting Dealers              reduction in connection with purchases: by registered                 up to $43.875 million if 200
                                representatives or principals of the managing dealer or Soliciting    million shares are sold.
                                Dealers; directors, officers and employees of our company and of our Affiliates and those persons' Affiliates; and through
                                registered investment advisers.  The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan.  See the section of this Prospectus entitled
                                "The Offering -- Plan of Distribution."  The managing dealer may reallow all or a portion of this fee to certain Soliciting Dealers who enter into an addendum to the Participating Broker Agreement with the managing dealer relating to this fee.  Generally, the managing dealer will not reallow the marketing support fee to
                                Soliciting Dealers unless they have a prescribed minimum annual sales volume of shares of our common stock.
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to the            Actual expenses incurred. Pursuant to state securities laws, the      Actual amount is not
advisor and its                 Organizational and Offering Expenses paid by CNL Income Properties,   determinable at this time, but
Affiliates for                  together with the 6.5% selling commissions, the marketing support     is estimated to be $16,000 if
Organizational and Offering     fee and due diligence expense reimbursements incurred by CNL Income   250,000 shares are sold and
Expenses                        Properties may not exceed 15% of the proceeds raised in connection    $12.784 million if 200 million
                                with this offering.                                                   shares are sold.
------------------------------------------------------------------------------------------------------------------------------------

          TYPE OF                                      METHOD OF COMPUTATION                                      ESTIMATED
        COMPENSATION                                                                                           MAXIMUM AMOUNT
       AND RECIPIENT
-----------------------------------------------------------------------------------------------------------------------------------

                                                     Acquisition Stage

-----------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee to the          Up to 3.0% of Gross Proceeds, for services in the selection,          The Acquisition Fee is
advisor on offering             purchase, development or construction of real property, subject to    estimated to be $75,000 if
proceeds and advisory fee       reduction under certain circumstances described below. Acquisition    250,000 shares are sold and
payable to the advisor or       Fees payable from Gross Proceeds will be paid to the advisor as CNL   approximately $57.975 million
its Affiliates                  Income Properties receives offering proceeds from the sale of         if 200 million shares are
                                shares.   Acquisition Fees payable to the advisor on sales of         sold.  The amount of the
                                500,000 shares or more to a "purchaser" (as such term is defined in   advisory fee is not
                                the section of this Prospectus titled "The Offering  -- Plan of       determinable at this time.
                                Distribution") may be reduced to 1.0% of Gross Proceeds, provided all such shares are purchased through the same registered
                                investment adviser, Soliciting Dealer, or the managing dealer.  To the extent the Acquisition Fee payable to the advisor is reduced in this manner for a particular stockholder, such stockholder and any person it transfers shares to will be required to pay an annual
                                0.40% advisory fee on its shares to the advisor or its Affiliates.
                                Payment of this fee will be withheld from distributions otherwise payable to such stockholder.  Upon Listing, the advisory fee will no longer be payable to the advisor or its Affiliates.

------------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee to the          3.0% of loan proceeds for services in connection with the              $66,000 if Permanent
advisor on loan proceeds        incurrence of debt from Lines of Credit and Permanent Financing        Financing equals $2.2 million
                                that are used to acquire Properties or used to make or acquire         and $52.2 million if
                                loans and other Permitted Investments payable to the advisor as        permanent financing equals
                                Acquisition Fees.  As used herein, "Permanent Financing" means         $1.74 billion.
                                financing to: (i) acquire Properties and to make loans or other
                                Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the Line of Credit.  Permanent Financing may be in addition to any borrowing under the Line of Credit.  Acquisition Fees payable from loan proceeds from Permanent Financing will be paid to the advisor as CNL Income Properties acquires such Permanent Financing.
                                However, no Acquisition Fees will be paid on loan proceeds from any
                                Line of Credit until such time as all Net Offering Proceeds have been invested by CNL Income Properties.
------------------------------------------------------------------------------------------------------------------------------------
Other Acquisition Fees to       Any fees paid to Affiliates of the advisor in connection with the      Amount is not determinable at
Affiliates of the advisor       financing, development, construction or renovation of a Property.      this time.
                                Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by the board of directors, including a majority of the Directors who are independent of the advisor (the "Independent Directors"), not otherwise interested in the transaction.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
          TYPE OF                                      METHOD OF COMPUTATION                                      ESTIMATED
        COMPENSATION                                                                                           MAXIMUM AMOUNT
       AND RECIPIENT
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement of                Reimbursement to the advisor and its Affiliates for expenses           Acquisition Expenses, which
Acquisition Expenses to the     actually incurred.  Acquisition Expenses may include, without          are based on a number of
advisor and its Affiliates      limitation, legal fees and expenses, travel and communication          factors, including the
                                expenses, costs of appraisals, nonrefundable option payments on        purchase price of the
                                property not acquired, accounting fees and expenses, taxes, and        Properties, loans and other
                                title insurance.                                                       Permitted Investments, are
                                                                                                       not determinable at this
                                                                                                       time.

                                Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition
                                Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate
                                Asset Value of a Property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property or the making or acquisition of any loan or other Permitted Investment to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of assets, and to the extent that other
                                Acquisition Fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

------------------------------------------------------------------------------------------------------------------------------------

                                                        Operational Stage

------------------------------------------------------------------------------------------------------------------------------------
Asset Management Fee to the     A monthly Asset Management Fee in an amount equal to 0.08334% of       Amount is not determinable at
advisor                         CNL Income Properties' Real Estate Asset Value, the outstanding        this time.  The amount of the
                                principal amount of any loans and the amount invested in other         Asset Management Fee will
                                Permitted Investments, as of the end of the preceding month.  For      depend upon, among other
                                this purpose, Real Estate Asset Value equals the amount invested in    things, the cost of the
                                the Properties wholly owned by CNL Income Properties, determined on    Properties and the amount
                                the basis of cost, plus, in the case of Properties owned by any        invested in loans and other
                                joint venture or partnership in which CNL Income Properties is a       Permitted Investments.
                                co-venturer or partner, the portion of the cost of such Properties paid by CNL Income Properties, exclusive of Acquisition Fees and
                                Acquisition Expenses.  The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the advisor shall determine.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

          TYPE OF                                      METHOD OF COMPUTATION                                      ESTIMATED
        COMPENSATION                                                                                           MAXIMUM AMOUNT
       AND RECIPIENT
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to the            Operating Expenses (which, in general, are those expenses relating    Amount is not determinable at
advisor and Affiliates for      to administration of CNL Income Properties on an ongoing basis)       this time.
operating expenses              will be reimbursed by CNL Income Properties.  To the extent that
                                Operating Expenses payable or reimbursable by CNL Income Properties, in any four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of Average Invested Assets or 25% of Net Income
                                (the"2%/25% Guidelines"), the advisor shall reimburse  CNL Income
                                Properties within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by
                                CNL Income Properties exceed the 2%/25% Guidelines.
------------------------------------------------------------------------------------------------------------------------------------

                                               Operational or Liquidation Stage

------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated          A deferred, subordinated disposition fee, payable upon the sale of    Amount is not determinable at
disposition fee payable to      one or more Properties, loans or other Permitted Investments in an    this time.  The amount of this
the advisor from the Sale       amount equal to the lesser of (i) one-half of a Competitive Real      fee, if it becomes payable,
of Properties, loans or         Estate Commission (generally, a fee which is reasonable, customary    will depend upon the price at
other Permitted Investments     and competitive in light of the size, type and location of the        which Properties, loan(s) or
in liquidation of CNL           property, as determined by our board of directors), or (ii) 3% of     other Permitted Investment(s)
Income Properties or            the sales price of such Property or Properties (or comparable         are sold.
otherwise                       competitive fee in the case of a loan or other Permitted
                                Investment). Payment of such fee shall be made only if the advisor provides a substantial amount of services in connection with the Sale of a Property, loan or other Permitted Investment and shall be subordinated to receipt by the stockholders of distributions equal to or greater than the sum of (i) their aggregate Stockholders' 8% Return and (ii) 100% of their Invested Capital. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.
                                Upon Listing, if the advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of the shares over a period, beginning 180 days after Listing, of 30 days during which the shares are traded.

------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated          A deferred, subordinated share equal to 10% of Net Sales Proceeds      Amount is not determinable at
share of Net Sales Proceeds     from the Sale of one or more Properties, loans or other Permitted      this time.
from Sales of Properties,       Investments of CNL Income Properties payable after receipt by the
loans or other Permitted        stockholders of distributions equal to or greater than the sum of
Investments payable to the      (i) the Stockholders' 8% Return and (ii) 100% of Invested Capital.
advisor in liquidation of       Following Listing, no such share of Net Sales Proceeds will be paid
CNL Income Properties or        to the advisor.
otherwise
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          TYPE OF                                      METHOD OF COMPUTATION                                      ESTIMATED
        COMPENSATION                                                                                           MAXIMUM AMOUNT
       AND RECIPIENT
------------------------------------------------------------------------------------------------------------------------------------
Subordinated Incentive Fee      At such time, if any, as Listing occurs, the advisor shall be paid    Amount is not determinable at
payable to the advisor at       the subordinated incentive fee ("Subordinated Incentive Fee") in an   this time.
such time, if any, as           amount equal to 10% of the amount by which (i) the market value of
Listing occurs                  CNL Income Properties (as defined below) plus the total distributions made to stockholders from CNL Income Properties' inception until the date of Listing exceeds (ii) the sum of (a) their Invested Capital and (b) the total distributions required to be made to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of CNL Income Properties shall be the average closing price or average of bid and asked price, as the case may be, over a period of
                                30 days during which the shares are traded with such period beginning
                                180 days after Listing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of Net Sales Proceeds from Sales of assets of CNL Income Properties.

------------------------------------------------------------------------------------------------------------------------------------

Performance Fee                 Upon termination of the advisory agreement, if Listing has not        Amount is not determinable at
Payable to the advisor          occurred and the advisor has met applicable performance standards,    this time.
                                the advisor shall be paid the Performance Fee in the amount equal to
                                10% of the amount by which (i) the appraised value of CNL Income
                                Properties' assets on the date of termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from CNL Income Properties'
                                inception through the termination date, exceeds (ii) the sum of 100%
                                of Invested Capital plus an amount equal to the Stockholders' 8%
                                Return from inception through the termination date. The Performance
                                Fee, to the extent payable at the time of Listing, will not be payable in the event the Subordinated Incentive Fee is paid.

------------------------------------------------------------------------------------------------------------------------------------

                              CONFLICTS OF INTEREST

GENERAL

         CNL Income Properties and some of its Affiliates will be subject to various conflicts of interest arising out of their relationship to the advisor and its Affiliates, as described below.

         The following chart indicates the relationship between CNL Income Properties, the advisor, other CNL Holdings, Inc.-sponsored public programs, CNL Financial Group, Inc., and certain of its Affiliates that will provide services to CNL Income Properties.

                                    [CHART]

(1) James M. Seneff, Jr. is Chairman of the Board of CNL Income Properties. He shares ownership of CNL Holdings, Inc. with his wife, Dayle L. Seneff.

(2) James M. Seneff, Jr., Robert A. Bourne, Thomas J. Hutchison III and Lynn E. Rose serve as directors and/or executive officers of CNL Income Properties. In addition, they serve as directors and/or officers of various CNL Holdings, Inc. entities, including CNL Income Corp., the advisor.

(3) CNL Real Estate Services, Inc. is the parent company of various entities that provide advisory services to CNL Holdings, Inc. sponsored investment programs, including CNL Hospitality Properties, Inc. and CNL Retirement Properties, Inc., which are public, unlisted REITs that invest primarily in hotel properties and retirement properties, respectively.

(4) As of the date of this Prospectus, CNL Income Properties was 100% owned by CNL Income Corp., its advisor. CNL Income Properties intends to qualify and operate as a REIT whereby it will be principally owned by public investors whose ownership will be represented by shares of common stock.

(5) James M. Seneff, Jr. and Robert A. Bourne also serve as individual general partners of the CNL Income Fund limited partnerships, 18 separate public limited partnerships that own restaurant properties. These partnerships are managed by a wholly owned subsidiary of CNL Capital Markets, Inc.

(6) James M. Seneff, Jr. and Robert A. Bourne serve as directors and/or executive officers, and CNL Financial Group, Inc. is a stockholder, of Commercial Net Lease Realty, Inc. and CNL Restaurant Properties, Inc., self-advised, public REITs that invest primarily in retail properties and restaurant properties, respectively.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to CNL Income Properties, and make additional real estate investments. Future real estate programs may involve Affiliates of the advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for CNL Income Properties.

         Certain of these Affiliated public or private real estate programs may invest in properties which may be suitable for CNL Income Properties, may purchase properties concurrently with CNL Income Properties and may lease properties to tenants who also lease or operate certain of CNL Income Properties' Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by CNL Income Properties may affect the Properties' gross revenues. Additionally, such other programs may make or acquire loans or other permitted investments in the same or similar entities as those targeted by CNL Income Properties, thereby affecting CNL Income Properties' loan and other investment activities. Such conflicts between CNL Income Properties and Affiliated programs may affect the value of CNL Income Properties' investments as well as its Net Income. CNL Income Properties believes that the advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN LOANS AND OTHER FINANCINGS

         Affiliates of the advisor may compete with CNL Income Properties to acquire properties or to make or acquire loans or other Permitted Investments of a type suitable for acquisition or investment by CNL Income Properties and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of the types of properties to be invested in by CNL Income Properties or relationships with tenants of the same such properties. See "Business -- Site Selection and Acquisition of Properties -- Interim Acquisitions." A purchaser who wishes to acquire one or more of these properties or make or acquire one or more loans or other permitted investments may have to do so within a relatively short period of time, occasionally at a time when CNL Income Properties (due to insufficient funds, for example) may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for CNL Income Properties (and other entities with which the advisor or its Affiliates are Affiliated), Affiliates of the advisor may maintain lines of credit which enable them to acquire Properties or make or acquire loans or other Permitted Investments on an interim basis and subsequently transfer them to CNL Income Properties. CNL Income Properties will not acquire such Properties or make or acquire such loans or other Permitted Investments unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine that the transaction is fair and reasonable to CNL Income Properties and at a price to CNL Income Properties no greater than the cost of such Properties, loans or other Permitted Investments to the Affiliates of the advisor, or, if the price to CNL Income Properties is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may the cost of such Properties, loans or other Permitted

Investments to CNL Income Properties exceed their appraised value. Where Properties, loans, or other Permitted Investments are maintained or acquired by Affiliates of the advisor on an interim basis and subsequently transferred to CNL Income Properties, the advisor will not be paid an additional Acquisition Fee by CNL Income Properties to the extent the Affiliate of the advisor previously paid the advisor an Acquisition Fee with respect to the Property or loan or other Permitted Investment transferred. The selection of Properties to be transferred by Affiliates of the advisor to CNL Income Properties may be subject to conflicts of interest. CNL Income Properties cannot be sure that the advisor will act in its best interests when deciding whether to allocate any particular property to it. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

         The advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a loan or other Permitted Investment, as well as the terms of the lease of a Property or the terms of a loan or other Permitted Investment, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators or tenants. Consequently, the advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to CNL Income Properties.

         The advisor or its Affiliates also may be subject to potential conflicts of interest at such time as CNL Income Properties wishes to acquire a Property or make or acquire a loan or other Permitted Investment that also would be a suitable investment for an Affiliate of CNL Holdings, Inc. Affiliates of the advisor serve as directors of CNL Income Properties and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of CNL Income Properties. Further, as general partners or directors of Affiliates of CNL Holdings, Inc., they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to those of CNL Income Properties and will use their best efforts to assure that CNL Income Properties will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." CNL Income Properties has also developed procedures to resolve potential conflicts of interest in the allocation of Properties, loans and other Permitted Investments between CNL Income Properties and certain of its Affiliates. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

         CNL Income Properties will supplement this Prospectus during the offering period to disclose the acquisition of Property at such time as the advisor believes that a reasonable probability exists that CNL Income Properties will acquire such Property, including an acquisition from the advisor or its Affiliates. Based upon the experience of management of CNL Income Properties and of the advisor and the proposed acquisition methods, a reasonable probability that CNL Income Properties will acquire Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee; (ii) a satisfactory credit underwriting for the proposed lessee has been completed;
(iii) a satisfactory site inspection has been completed; (iv) a nonrefundable deposit has been paid on the Property; (v) the board of directors has approved the acquisition; and (vi) a purchase contract is executed and delivered by the seller and by CNL Income Properties.

SALES OF PROPERTIES, LOANS OR OTHER PERMITTED INVESTMENTS

         A conflict also could arise in connection with the advisor's determination as to whether or not to sell a Property, loan or other Permitted Investment since the interests of the advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the advisor or its Affiliates may be entitled upon the Sale of a Property. See "Conflicts of Interest -- Compensation of the advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each Sale of a Property, loan or other Permitted Investment.

DEVELOPMENT OF PROPERTIES

         A conflict could arise in connection with the advisor's determination as to whether to acquire Properties which require development. Affiliates, including our advisor, its subsidiaries or another Affiliate, may serve as the developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The board of directors, including the independent directors, must approve employing an Affiliate of ours to serve as a developer. There is a risk, however, that we would acquire Properties that require development so that an Affiliate would receive the development fee.

CERTAIN RELATIONSHIPS WITH AFFILIATES

         Subject to the limitations set forth in the articles of incorporation, CNL Income Properties may engage in transactions with Affiliates and pay compensation in connection therewith. As described elsewhere in this Prospectus, CNL Income Properties will pay the managing dealer selling commissions and a marketing support fee. CNL Income Properties will pay to the advisor an Acquisition Fee for identifying Properties and structuring the terms of acquisitions, leases, mortgages and loans; and a monthly Asset Management Fee for managing the Properties and other investments. In addition, CNL Income Properties will reimburse the advisor and certain Affiliates for Organizational and Offering Expenses, Acquisition Expenses and operating expenses that they incur on behalf of CNL Income Properties. For additional information concerning these relationships, see the sections of this Prospectus entitled "Management Compensation" and "Certain Relationships and Related Transactions."

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         CNL Income Properties may invest in joint ventures with another program sponsored by the advisor or its Affiliates if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the joint venture is fair and reasonable to CNL Income Properties and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of CNL Income Properties. In addition, CNL Income Properties and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of CNL Income Properties and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. CNL Income Properties may experience difficulty in locating a third party purchaser for its joint venture interest and in obtaining a favorable sales price for such joint venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The directors and officers of the advisor and the directors and officers of CNL Income Properties currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of CNL Income Properties as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the advisor and officers and directors of CNL Income Properties may experience conflicts of interest in allocating management time, services, and functions among CNL Income Properties and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the advisor; however, CNL Income Properties does not anticipate that it will share Independent Directors with other REITs advised by the advisor.

COMPENSATION OF THE ADVISOR

         The advisor has been engaged to perform various services for CNL Income Properties and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the advisory agreement, require approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to CNL Income Properties and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the advisor could create a conflict between the interests of the advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, loan or other Permitted Investment by CNL Income Properties may result in the immediate realization by the advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the advisory agreement authorizes the advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of CNL Income Properties' acquisitions and Sales of Properties and the entering into and Sale of loans or other Permitted Investments. Potential conflicts may arise in connection with the determination by the advisor on behalf of CNL Income Properties of whether to hold or sell a Property, loan or other Permitted Investment as such determination could impact the timing and amount of fees payable to the advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The managing dealer is CNL Securities Corp., an Affiliate of the advisor. Certain of the officers and directors of CNL Income Properties are also officers, directors, and registered principals of the managing dealer. This relationship may create conflicts in connection with the fulfillment by the managing dealer of its due diligence obligations under the federal securities laws. Although the managing dealer will examine the information in the Prospectus for accuracy and completeness, the managing dealer is an Affiliate of the advisor and will not make an independent review of CNL Income Properties or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The managing dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of CNL Income Properties and is expected to participate in other offerings sponsored by one or more of the officers or directors of CNL Income Properties.

LEGAL REPRESENTATION

         Greenberg Traurig, LLP, which serves as securities and tax counsel to CNL Income Properties in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in CNL Income Properties. Neither CNL Income Properties nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of CNL Income Properties appear to be in conflict with those of the advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the articles of incorporation contain a number of restrictions relating to (i) transactions between CNL Income Properties and the advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain Affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the advisor or its Affiliates to CNL Income Properties except for transactions in which the advisor or its Affiliates provide goods or services to CNL Income Properties in accordance with the articles of incorporation, or, if a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to CNL Income Properties and on terms and conditions not less favorable to CNL Income Properties than those available from unaffiliated third parties.

         2. CNL Income Properties will not purchase or lease Properties in which the advisor or its Affiliates has an interest without the determination, by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is fair, competitive and commercially reasonable to CNL Income Properties and at a price to CNL Income Properties no greater than the cost of the asset to the advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall CNL Income Properties acquire any such asset at an amount in excess of its appraised value. CNL Income Properties will not sell or lease Properties to the advisor or its Affiliates unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to CNL Income Properties.

         3. CNL Income Properties will not make loans to the Sponsor, advisor, directors or any Affiliates thereof, except (a) loans subject to the restrictions governing loans in the articles of incorporation or (b) to subsidiaries of CNL Income Properties or to ventures or partnerships in which CNL Income Properties holds an interest. Any loans to CNL Income Properties by the advisor or its Affiliates must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to CNL Income Properties than comparable loans between unaffiliated parties. It is anticipated that the advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the advisor or its Affiliates on behalf of CNL Income Properties or joint ventures in which CNL Income Properties is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this initial offering, the advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of CNL Income Properties and that intends to (i) invest in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders, and (ii) offer loans or other financings with respect to such properties. An operator will be considered a "significant industry leader" if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. The advisor and its Affiliates also will not purchase a property or offer or invest in a loan or other financing for any such subsequently formed public program that has investment objectives and structure similar to CNL Income Properties and that intends to invest primarily in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by CNL Income Properties have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, loan or other Permitted Investment whether or not any such payments are made.) The advisor or its Affiliates currently and in the future may offer interests in one or more public or private programs which are permitted to purchase Properties of the type to be acquired by CNL Income Properties and/or to make or acquire loans or other Permitted Investments.


         5. The board of directors and the advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both CNL Income Properties and a public or private entity with which the advisor or its Affiliates are Affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. (The board of directors and the advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered "offered" to CNL Income Properties when an opportunity is presented to the board of directors for its consideration.) An investment opportunity will not be considered suitable for a program if the requirements of
Item 4 above, with respect to having substantially all of the Net Offering proceeds invested, have not been satisfied. In determining whether or not an investment opportunity is suitable for more than one program, the advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the advisor has the right to agree that the other entity Affiliated with the advisor or its Affiliates may make the investment. Notwithstanding the conflict resolution procedure described herein, in the event that a property which includes a hotel becomes available and the property is a suitable investment for both CNL Income Properties and CNL Hospitality Properties, Inc., CNL Hospitality Properties, Inc. will have a right of first refusal if the hotel generates more than 50% of the GAAP EBITDA of the property.


         6. With respect to shares owned by the advisor, the directors, or any Affiliate, neither the advisor, nor the directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the advisor, directors, or any Affiliate or any transaction between CNL Income Properties and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the advisor, directors, and any Affiliate may not vote or consent, any shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under "Conflicts of Interest -- Sales of Properties," "Conflicts of Interest -- Joint Investment With An Affiliated Program" and "Conflicts of Interest -- Legal Representation."

                          SUMMARY OF REINVESTMENT PLAN

         CNL Income Properties has adopted the reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from CNL Income Properties reinvested in additional shares of

CNL Income Properties. Stockholders who elect to receive monthly distributions may not participate in the reinvestment plan. The following discussion summarizes the principal terms of the reinvestment plan. The reinvestment plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is Bank of New York, will act on behalf of the participants in the reinvestment plan (the "Participants"). The Reinvestment Agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. The Reinvestment Agent will invest all distributions attributable to shares owned by Participants in shares of CNL Income Properties at a fixed offering price to be set forth in the prospectus, which initially will be $9.50 per share.

         All shares available for purchase under the reinvestment plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the reinvestment plan. Until this offering has terminated, shares will be available for purchase out of the additional five million shares registered with the Commission in connection with this offering. Prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the Reinvestment Agent and CNL Income Properties anticipates additional demand for its reinvestment plan shares, CNL Income Properties may decide to reallocate a portion of the shares initially designated for this offering to the reinvestment plan. Similarly, prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain unsold after meeting anticipated obligations under the reinvestment plan, CNL Income Properties may decide to sell a portion of such shares in this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, shares will be available from any additional shares which CNL Income Properties elects to register with the Commission for the reinvestment plan. The reinvestment plan may be amended or supplemented by an agreement between the Reinvestment Agent and CNL Income Properties at any time, including, but not limited to, an amendment to the reinvestment plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of CNL Income Properties and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom CNL Income Properties receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase shares through the reinvestment plan at any time and would not need to receive a separate prospectus relating solely to the reinvestment plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase shares through the reinvestment plan only after such person receives the current prospectus or a separate prospectus relating solely to the reinvestment plan. A prospectus relating to the then current offering will be provided to stockholders who participate in the reinvestment plan during the period in which CNL Income Properties is engaged in an offering. Further, a separate prospectus relating solely to the reinvestment plan will be provided to stockholders who participate in the reinvestment plan during any period in which CNL Income Properties is not engaged in an offering.



INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such distributions, to purchase shares on behalf of the Participants from CNL Income Properties. All such distributions shall be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the reinvestment plan in the future to permit voluntary contributions to the reinvestment plan by Participants, to the extent consistent with CNL Income Properties' objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the distributions received by the Reinvestment Agent on behalf of such Participant. CNL Income Properties shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such distributions will be paid to CNL Income Properties to defray certain costs relating to the reinvestment plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50.

         The Reinvestment Agent will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase shares (including fractional shares) for the Participants. If the aggregate amount of distributions to Participants exceeds the amount required to purchase all shares then available for purchase, the Reinvestment Agent will purchase all available shares and will return all remaining distributions to the Participants within 30 days after the date such distributions are made. The purchased shares will be allocated among the Participants based on the portion of the aggregate distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the shares purchased pursuant to the reinvestment plan shall be reflected on the books of CNL Income Properties.

         Subject to the provisions of the articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. In the event the proceeds from the sale of shares are used to acquire Properties or to invest in loans or other Permitted Investments, CNL Income Properties will pay Acquisition Fees of 3.0% of the purchase price of the shares sold pursuant to the reinvestment plan. CNL Income Properties may also pay approximately 0.64%, 0.01% and 0.25% to Affiliates as reimbursement for Organizational and Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. As a result, aggregate fees and expenses payable to Affiliates of CNL Income Properties will total approximately 3.90% of the proceeds of reinvested distributions.

         The allocation of shares among Participants may result in the ownership of fractional shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the distributions reinvested during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge paid by CNL Income Properties on behalf of each Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees and Allocation of Shares" above), and the total number of shares purchased on behalf of the Participant pursuant to the Reinvestment plan. See "Summary of Reinvestment Plan -- General" above.

         Tax information for income earned on shares under the reinvestment plan will be sent to each participant by CNL Income Properties or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of CNL Income Properties who purchase shares in this offering may become Participants in the reinvestment plan by making a written election to participate on their subscription agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the reinvestment plan and who has not previously elected to participate in the reinvestment plan may so elect at any time by written notice to the board of directors of such stockholder's desire to participate in the reinvestment plan. Participation in the reinvestment plan will commence with the next distribution made after receipt of the Participant's notice, provided it is received at least 10 days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the reinvestment plan will apply to all distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the reinvestment plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of this prospectus or a separate prospectus relating solely to the reinvestment plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the reinvestment plan at any time without penalty by delivering written notice to the board of directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a Participant terminates his or her participation, the Reinvestment Agent will send him or her a check in payment for the amount of any distributions in the Participant's account that have not been reinvested in shares, and CNL Income Properties' record books will be revised to reflect the ownership records of his or her full shares and the value of any fractional shares standing to the credit of a Participant's account based on the market price of the shares. There are no fees associated with a Participant's terminating his or her interest in the reinvestment plan. A Participant in the reinvestment plan who terminates his or her interest in the reinvestment plan will be allowed to participate in the reinvestment plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the reinvestment plan by notifying the Reinvestment Agent and completing any required forms.

         The board of directors reserves the right to prohibit Qualified Plans from participating in the reinvestment plan if such participation would cause the underlying assets of CNL Income Properties to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from CNL Income Properties and then applied such distribution to purchase shares in the reinvestment plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless CNL Income Properties has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         CNL Income Properties reserves the right to renew, extend, or amend any aspect of the reinvestment plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. CNL Income Properties also reserves the right to terminate the reinvestment plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

                              REDEMPTION OF SHARES
         Prior to such time, if any, as Listing occurs, any stockholder who has held shares for not less than one year (other than the advisor) may present for CNL Income Properties' consideration, all or any portion equal to at least 25% of such shares to CNL Income Properties for redemption at any time, in accordance with the procedures outlined herein. At such time, CNL Income Properties may, at its sole option, choose to redeem such shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that CNL Income Properties will exercise its discretion to redeem such shares and, accordingly, a stockholder's shares may not be redeemed. Factors that CNL Income Properties will consider in making its determination to redeem shares include
(i) whether such redemption impairs the capital or the operations of CNL Income Properties; (ii) whether an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over CNL Income Properties so demands for such action for the protection of the stockholders; (iv) whether such redemption would be unlawful; or (v) whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of shares in CNL Income Properties, could cause direct or indirect ownership of shares of CNL Income Properties to become concentrated to an extent which would prevent CNL Income Properties from qualifying as a REIT for tax purposes. If CNL Income Properties elects to redeem shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of shares under the reinvestment plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem shares presented for redemption during such quarter. In addition, CNL Income Properties may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by CNL Income Properties (if CNL Income Properties so determines to redeem shares) exceed 5% of the number of shares of CNL Income Properties' outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and CNL Income Properties determines to redeem shares, CNL Income Properties will redeem shares on a pro rata basis at the end of each quarter. A stockholder whose shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such shares will be redeemed (if CNL Income Properties so determines to redeem shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its shares at such time as sufficient proceeds from the Reinvestment Plan exist, the initial redemption request will be treated by CNL Income Properties as cancelled. Stockholders will not relinquish to CNL Income Properties their shares of common stock, until such time as CNL Income Properties commits to redeem such shares. Commitments to redeem shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and shares are actually delivered to CNL Income Properties, a stockholder may withdraw its redemption request.
         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a joint venture), or is used to repay outstanding indebtedness. In that event, CNL Income Properties may use all or a portion of such amount to make additional investments or to repay such outstanding indebtedness, provided that CNL Income Properties (or, if applicable, the joint venture) enters into a binding contract to make such investments, or uses such amount to repay outstanding indebtedness, prior to payment of the next distribution and CNL Income Properties' receipt of requests for redemption of shares.

         A stockholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by CNL Income Properties and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee CNL Income Properties or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, CNL Income Properties anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of shares, the redemption price will be on such terms as CNL Income Properties shall determine. The redemption price for shares of CNL Income Properties' common stock will equal the lesser of (x) the price at which the shares of common stock to be redeemed were initially sold by CNL Income Properties, or (y) a fixed redemption price to be set forth in the prospectus, which initially will be $9.50 per share, and which amount will never exceed the then current offering price of CNL Income Properties' common stock. Accordingly, the redemption price paid to stockholders for shares of common stock redeemed by CNL Income Properties may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested shares, and the board of directors determines to make a corresponding change to the price at which it offers shares pursuant to its reinvestment plan. Because the proceeds from the reinvestment plan are the primary source of funds to redeem shares under the redemption plan, CNL Income Properties would then adjust the fixed redemption price described in (y) to match the price at which it offers shares pursuant to its reinvestment plan. In addition, to the extent the board of directors determines that it is in the best interests of CNL Income Properties to offer less than the maximum discount permitted by the United States Internal Revenue Service, the board of directors will change the price at which it offers shares pursuant to its reinvestment plan and will make the corresponding change to the fixed redemption price described in (y). The board of directors of CNL Income Properties will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. CNL Income Properties will provide at least 30 days advance notice prior to effecting a price adjustment: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While CNL Income Properties is engaged in an offering, CNL Income Properties will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

         A stockholder may present fewer than all of his or her shares to CNL Income Properties for redemption, provided, however, that (i) the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and (ii) if such stockholder retains any shares, he or she must retain at least $5,000 worth of shares based on the current offering price.
         The board of directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in the best interest of CNL Income Properties. The board of directors may amend or suspend the redemption plan if (i) it determines, in its sole discretion, that the redemption plan impairs the capital or the operations of CNL Income Properties; (ii) it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over CNL Income Properties so demands for the protection of the stockholders; (iv) it determines, in its sole discretion, that the redemption plan would be unlawful; (v) it determines, in its sole discretion, that such redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of shares in CNL Income Properties, could cause direct or indirect ownership of shares of CNL Income Properties to become concentrated to an extent which would prevent CNL Income Properties from qualifying as a REIT under the Code;

or (vi) it determines, in its sole discretion, that such amendment or suspension would be in the best interest of CNL Income Properties. If the board of directors amends or suspends the redemption plan, CNL Income Properties will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While CNL Income Properties is engaged in an offering, CNL Income Properties will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and CNL Income Properties no longer shall accept shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."
                                    BUSINESS

GENERAL

         CNL Income Properties is a Maryland corporation that was organized on August 11, 2003. CNL Income Properties anticipates forming various wholly owned or controlled subsidiaries (including an operating partnership, the general partner of which will be CNL Income Properties or an entity owned by CNL Income Properties and the limited partners which will be comprised of CNL Income Properties, entities owned by CNL Income Properties and/or third parties) in the future for the purpose of acquiring interests in Properties, loans and other Permitted Investments. The term "CNL Income Properties" includes CNL Income Properties and its subsidiaries.

         CNL Income Properties was formed primarily to acquire Properties in the United States. CNL Income Properties may invest directly in Properties or indirectly by purchasing interests in entities which own the Properties or interests therein. The Properties will be leased primarily on a long-term, "triple-net lease" basis to tenants that are operators who are significant industry leaders or to tenants who will engage selected operators who are significant industry leaders and who will operate the Properties. An operator will be considered a "significant industry leader" if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. Under a triple-net lease, the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance, in addition to the payment of rent. The terms of CNL Income Properties' triple-net leases will generally be 10 to 20 years, with renewal options for an additional 10 to 20 years for operating leases, or 35 years in the case of direct financing leases. The Properties will be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds. The tenants' ability to satisfy their lease obligations will depend primarily on the operating results of the Properties acquired by CNL Income Properties. With respect to certain Properties, CNL Income Properties will attempt to obtain various forms of credit enhancements, such as corporate guarantees, to secure the tenants' obligations. The Properties may consist of land and buildings, the land underlying the buildings with the buildings owned by the tenant or a third party, or the buildings only with the land owned by a third party.

         CNL Income Properties may also make or acquire loans with respect to any of the types of Properties in which it is permitted to invest and other Permitted Investments. CNL Income Properties may make mortgage loans pursuant to which it would provide financing to the owner of a Property, or its Affiliates, to enable them to acquire land, buildings or both. In exchange, the owner would give CNL Income Properties a first-lien participating mortgage on the Property. CNL Income Properties expects that any such mortgage loan would require interest payments of fixed base interest and may provide for variable participating interest based on the amount of revenue generated at the encumbered Property. CNL Income Properties expects that the interest rate and terms (generally, 10 to 20 years) of each mortgage loan will be similar to those of its triple-net leases.

         CNL Income Properties also may offer other financing related to interests in real estate and may purchase interests in such financings, including vacation ownership interests. Vacation ownership interests, commonly known as timeshares, generally consist of acquiring, developing and operating vacation ownership resorts, marketing and selling various forms of vacation ownership interests in those resorts, and financing consumer purchases of such interests. If CNL Income Properties decides to invest in vacation ownership interests, it may, among other things, (i) acquire and develop vacation ownership properties operated by third parties, or (ii) purchase promissory notes secured by real estate vacation ownership interests owed by consumer purchasers of vacation ownership interests.

         In addition, CNL Income Properties, through subsidiaries, may invest up to a maximum of 10% of its total assets in businesses that provide services to, or are otherwise ancillary to, the types of Properties in which CNL Income Properties is permitted to invest.

SECTOR AND PROPERTY SELECTION AND ACQUISITION

         CNL Income Properties' principal business objective is to build a diversified portfolio of real estate investments which will be leased primarily on a long-term, triple-net lease basis to qualified tenants or operators who are significant industry leaders and who can successfully operate the businesses being conducted on the Properties acquired by CNL Income Properties. Each proposed Property acquisition, lease or loan will be submitted to the board of directors for its approval. In considering whether to approve a proposed Property acquisition, lease or loan, the board of directors will rely principally on an examination and evaluation conducted by the advisor of the following factors:

         -        the condition and potential value of the Property;

         -        whether the Property is strategically located;

         - the current and potential use of the Property and the potential revenues expected to be generated by the business to be conducted on the Property;

         - an independent break-even analysis performed by the advisor of the potential profitability of a Property using historical information provided by the tenant or operator, and other data developed by CNL Income Properties;

         - the proposed purchase price and lease terms in the case of an acquisition, and the loan terms in the case of a financing, and whether such terms are structured to achieve CNL Income Properties' distribution objectives;

         - the nature, quality and value of any asset or assets pledged in a financing as collateral securing the loan;

         - the availability of qualified operators who possess experience specific to the type of business to be conducted on the Property;

         - the ability of CNL Income Properties to negotiate and enter into a triple-net lease with an operator of its choice that is a significant industry leader on terms which (i) will afford CNL Income Properties with an amount of minimum annual base rent that provides a specified return on CNL Income Properties' cost of purchasing and, if applicable, developing the Property; and (ii) will provide for periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices; and (iii) may provide for the payment of percentage rent generally based on a percentage of gross revenues at the Property over a certain threshold; and

         - the acquisition of Properties which will allow CNL Income Properties to maintain a real estate investment portfolio which is diversified on a geographical, operator and property-type basis.

         The advisor also will identify asset classes in which to invest based on the following key elements:

         - whether the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate;

         - whether industry sectors are experiencing constraints on the availability of new capital, which CNL Income Properties believes typically has the effect of lowering the purchase prices of Properties from those that are typically available; and/or

         - whether favorable demographic trends which suggest that the current and future use of Properties identified as potential acquisition candidates will generate long-term income.

         CNL Income Properties also intends to seek to acquire properties that it believes are important to the continuing operations of its tenants or operators.

SELECTION OF TENANTS AND OPERATORS

         CNL Income Properties expects to lease the Properties it acquires to tenants or operators who are significant industry leaders and who will operate the Properties. References to an operator throughout this Prospectus may be to a tenant that is also the operator or to a third-party operator with whom the tenant has contracted.

         Tenants and operators will be selected by the advisor and submitted to the board of directors for its approval. Tenants and operators are not expected to be Affiliated with the advisor, CNL Income Properties or any Affiliate. In evaluating proposed tenants and operators, the advisor will consider a number of factors, including the following:

         -        an evaluation of the operations of their facilities;

         -        the number of facilities operated;

         - the relative financial experience of the tenant and operator in the geographic area in which the Property is located or will be located;

         - the financial condition and business history of the proposed tenant and operator; and

         -        the management capabilities of the operators.



INVESTMENT OF OFFERING PROCEEDS

         CNL Income Properties may invest in any Property and is not limited to any asset classes. However, CNL Income Properties does not anticipate that it will acquire interests in: (i) freestanding single-tenant retail properties under 100,000 square feet; (ii) fast-food, family-style or casual dining restaurants; (iii) congregate or assisted living or skilled nursing facilities, continuing care retirement communities or similar health care related facilities; or (iv) freestanding hotel properties, other than hotel properties which are "ancillary" to other types of properties which CNL Income Properties may be acquiring. The foregoing specified types of properties are properties in which other REITs sponsored by CNL Income Properties' Affiliate, CNL Financial Group, Inc., or its Affiliates, invest. Further, CNL Income Properties does not anticipate that it will offer financing related to these properties. CNL Income Properties has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Property.

         CNL Income Properties has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as CNL Income Properties believes that a reasonable probability exists that such Property will be acquired by CNL Income Properties. Based upon the experience and acquisition methods of the Affiliates of CNL Income Properties and the advisor, this normally will occur, with regard to the acquisition of Properties, as of the date on which: (i) a commitment letter is executed by a proposed lessee; (ii) a satisfactory credit underwriting for the proposed lessee has been completed; (iii) a satisfactory site inspection has been completed;
(iv) a nonrefundable deposit has been paid on the Property; (v) the Board of the Directors has approved the acquisition; and (vi) a purchase contract is executed and delivered by the seller to CNL Income Properties. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that CNL Income Properties ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such prospectus supplement and the actual purchase or extension of financing. The terms of any borrowing by CNL Income Properties will also be disclosed in any prospectus supplement filed following receipt by CNL Income Properties of an acceptable commitment letter from a potential lender.

RECENT DEMOGRAPHIC TRENDS THAT MAY ENHANCE DEMAND
FOR CERTAIN OF OUR INITIAL INVESTMENTS

         GENERAL. CNL Income Properties has considered certain demographic trends which it believes may affect consumer demand for the services provided by various property classes and has decided to focus its initial investment strategy on certain of these property classes. CNL Income Properties believes that these properties may be supported by the behavioral and spending patterns of the "Baby Boomer" generation, a strong and growing demographic segment in the United States today, and, to a lesser extent, their children and grandchildren, the "Echo Boomer" generation. The Baby Boomer generation consists of those persons born between 1946 and 1964. Baby Boomers are currently the single largest and most dominant demographic influence in the United States. As a class, Baby Boomers have enjoyed rising incomes and expanding job opportunities. As Baby Boomers entered middle age, statistics suggest that they have spent an increasing percentage of their discretionary income on their families and as their earning power and income grew, average-household spending rose. As a class, Baby Boomers tend to be healthier, wealthier, better educated and far more numerous than any previous generation, and CNL Income Properties believes that as their wealth continues to grow, so too will their desire to spend more time on leisure-related activities and retail spending for both themselves and the Echo Boomers. As of 2000, the oldest Baby Boomers were reaching their mid-50's and by 2020, all Baby Boomers will have reached that age. The United States Census Bureau estimates that the population age 50 and over will increase by 39% between 1996 and 2010 from approximately 69.3 million to approximately
96.3 million people. A significant number of Baby Boomers are headed toward retirement, and Baby Boomers will double the number of retirees in the United States over the next 20 years. CNL Income Properties also believes that the Echo Boomer generation will increase demand for the services associated with certain of the Properties CNL Income Properties seeks to acquire.

         The graph below shows the estimated size of three key age segments through 2035, based upon data compiled by the United States Census Bureau.

                                    [GRAPH]


         There are a number of property types that CNL Income Properties believes may be supported by the aging Baby Boomer population and their concentration of wealth. CNL Income Properties expects high end manufacturers' outlet centers, marinas, ski resorts, golf courses and vacation ownership interests (or "timeshares") to benefit from these demographic trends. Further, and as described more fully below, although these industry sectors may differ, they share a common characteristic: CNL Income Properties believes they are often capital-constrained property types whose acquisition prices have fallen in recent history, but whose long-term value may likely be boosted by the spending and behavioral patterns of the Baby Boomer population. CNL Income Properties does not believe that the current aging Baby Boomer demographic trends will be a primary factor in motivating future earnings in the following property types: campgrounds and manufactured housing, mobile home and recreational vehicle parks, dealerships, health clubs, parking lots and bowling alleys. CNL Income Properties does not, however, rule out the possibility that the changing demographic landscape could positively affect future earnings in these property types.

INITIAL INVESTMENT FOCUS

         CNL Income Properties intends to focus its investment activities on, and use the proceeds of this offering primarily for, the acquisition, development, ownership and financing of properties that CNL Income Properties believes have the potential for long-term revenue generation based upon certain demographic and other underwriting criteria and models that CNL Income Properties has developed. The asset classes in which CNL Income Properties initially is most likely to invest include the following (in no order of priority):


         - Property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

         - Campgrounds, and manufactured housing, mobile home or recreational vehicle ("RV") parks, whose operators rent lots and offer other services;

         - Health clubs, whose operators offer access to fitness equipment and group exercise classes, as well as ancillary products and services such as personal training, nutrition products and consulting services, and fitness related merchandise;

         - Parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

         - Bowling alleys, which feature bowling lanes and other entertainment activities;

         - Marinas, whose operators offer recreational boat slip rentals and other services such as boat and boat trailer storage, gasoline sales, boat rentals and sales, restaurants, lodging, and related properties offering other nautical related goods and services;

         - Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;


         - Golf courses, including golf clubs and courses that may offer other amenities; and

         - Manufacturers' outlet centers, commonly known as "factory outlets," whose operators typically lease space to upscale and manufacturer-operated retail stores, and which are often located in popular tourist destinations or on major thoroughfares.

         Although these are initially the most likely asset classes in which CNL Income Properties will invest, CNL Income Properties may acquire or invest in other types of properties which are not listed above that CNL Income Properties believes have the potential for long-term revenue generation based upon certain demographic and other underwriting criteria and models developed by CNL Income Properties and discussed under the section of this Prospectus entitled " -- Sector and Property Selection and Acquisition." In addition, CNL Income Properties intends to seek to acquire properties that it believes are important to the continuing operations of its tenants or operators. CNL Income Properties may obtain debt financing or sell additional shares of CNL Income Properties' stock in the future to finance any acquisitions.

         Set forth below is a more detailed description of certain of the "specific-use" Properties on which CNL Income Properties initially intends to focus its investment activities. CNL Income Properties refers to these Properties as "specific-use" Properties because "alternative" uses for these Properties are limited. A brief description of the businesses conducted on these specific-use Properties and industry trends for such businesses has been included to assist you in determining whether an investment in CNL Income Properties is appropriate for you. We have also included an overview of vacation ownership interests in which we intend to invest.

         As of the date of this Prospectus, CNL Income Properties had not yet committed to make any investments, did not own any properties, and had not made or acquired any loans or other Permitted Investments. CNL Income Properties will supplement this Prospectus during the offering period to disclose any new property sectors in which CNL Income Properties intends to make investments. The disclosure of any such sector, however, cannot be relied upon as an assurance that CNL Income Properties ultimately will consummate an investment in such sector.

MARINAS

         GENERAL. CNL Income Properties is considering acquiring existing marinas and related facilities and, to a lesser extent, developing new marinas where suitable opportunities exist. The marinas that CNL Income Properties may seek to acquire are expected to derive a substantial percentage of their revenues from the rental of boat slips and/or dry boat storage facilities. In addition, these marinas may offer amenities and facilities which supplement their principal sources of revenue pursuant to leases and/or subleases. These amenities and facilities may include boat rentals and sales, boat trailer storage facilities, boat supplies and repair services, gasoline, food and beverage operations, other retail space, hotel and other lodging accommodations, and R.V. and campground facilities. CNL Income Properties intends to focus its acquisition strategy on marinas located in geographic regions with year-round boating climates. By way of example, these locations include southern California, the southeastern seaboard of the United States and the Gulf of Mexico.

         CNL Income Properties expects to lease any marina it acquires primarily on a long-term, triple-net lease basis to tenants that are operators who are significant marina industry leaders or to tenants who will engage selected operators who are significant marina industry leaders and who will operate CNL Income Properties' marinas. Alternatively, where the marina includes lodging facilities, CNL Income Properties may lease the hotel portion of the Property to a taxable REIT subsidiary which will engage an unrelated third party in the business of operating these lodging facilities. The marinas will be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at CNL Income Properties' marinas over certain thresholds.

         A marina is frequently operated under a lease or concession agreement with a government agency that will require CNL Income Properties or its tenants and operators to pay annual rent based on a percentage of gross receipts generated from the operations of the marina.

         An investment by CNL Income Properties in marina properties is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled "Risk Factors."

         INDUSTRY OVERVIEW. CNL Income Properties believes that an opportunity presently exists to acquire marinas at reasonable prices due to current economic conditions within the marina industry and certain demographic trends which CNL Income Properties believes are indicative of future industry growth. A portion of marina operations are substantially dependent upon the recreational boating industry. Sales in the recreational boating industry are impacted significantly by other recreational opportunities and economic factors, including general economic conditions, consumer income and wealth levels, nautical fuel prices, tax laws and demographics. According to a March 2003 report by the National Marine Manufacturers Association ("NMMA") "Boating 2002: 2002 Population Estimates," as of December 31, 2002, there were more than 17.3 million recreational boats and 70 million recreational boaters in the United States. According to another March 2003 report by the NMMA, entitled "Boating 2002:
Estimated Retail Expenditures on Boating," as of December 31, 2002, the U.S. commercial marina industry was comprised of approximately 12,000 marinas.

         CNL Income Properties believes that the marina industry is highly fragmented, with little consolidation having occurred as of the date of this Prospectus and that most marinas are owned by small, privately-held companies that operate in a single market. CNL Income Properties believes that a portion of the marina industry has been capital constrained and has been in a state of decline. Although the demand for slips (and therefore slip income) continues to remain high, CNL Income Properties believes that certain owners seeking liquidity have few options with respect to obtaining capital for expansion and/or asset repositioning and few options with respect to the sale of their marina businesses. As a result of this decline and further increased pressure from boat slip lessees to improve marina services and systems, CNL Income Properties believes that many privately-held marinas will be forced to sell their property because they may not have the funds to make these requested upgrades.

         CNL Income Properties is of the view that the United States marina and boating industry will begin a period of growth. This belief is based, in part, on the increasing visibility of boating as an attractive sport for adults of all ages, shifting trends toward larger boats and the favorable demographic trends described in the section of this Prospectus entitled "Business -- Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments." Based upon its research, CNL Income Properties is of the view that boaters have been purchasing larger and more expensive boats, and that because of this trend, demand for boat slips and other marina services will increase. CNL Income Properties believes that Baby Boomers are expected to contribute to the growth in demand for marinas due their increasing concentrations of wealth and leisure time, as well as the suitability of boating as a sport for an aging population.

         Based on these demographic factors and current marina and economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties expects to be able to acquire marinas and related facilities at sufficiently low prices and intends to use conservative leverage with the objective of being able to profitably own these properties.

         COMPETITION. CNL Income Properties will compete in the acquisition of marina properties with many other entities engaged in investment activities, some of which may have greater assets than CNL Income Properties. The number of entities and the amount of funds available for investment in the properties of a type suitable for investment by CNL Income Properties may increase, resulting in increased competition for such investments.

         The primary factors upon which competition in the marina industry is based are marina location, the level of services and systems available, the manner in which the marina is managed and marketed, and rental rates. The tenants and/or operators CNL Income Properties intends to engage to operate the marinas it acquires will compete on these bases. Marinas acquired by CNL Income Properties also may encounter competition from other marinas which are located nearby, and no assurance can be given that additional competing marinas will not be developed in the vicinity of the marinas CNL Income Properties acquires.

SKI RESORTS

         GENERAL. CNL Income Properties is considering acquiring ski resorts and their related real estate assets. The ski resorts that CNL Income Properties may seek to acquire will be managed by operators who will provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets, and food and beverage sales. Related real estate assets that CNL Income Properties seeks to acquire may include hotel and other lodging accommodations and properties located in proximity to the ski mountain, including golf courses, indoor tennis courts and swimming pools, health club facilities, restaurants and retail shops.

         CNL Income Properties' ski resort investment activities will consist of buying, holding, leasing and selling real estate in and around the communities located at or near the ski resort including ski-in/ski-out alpine villages, townhouses, condominiums and quarter-share ownership hotels, and in the case of development, involves the planning, oversight, marketing and infrastructure improvement, and development of a resort's real property holdings.

         CNL Income Properties intends to lease any ski resort it acquires primarily on a long-term, triple-net basis to one or more tenants that are operators who are significant ski resort industry leaders who will operate the ski resort and manage its real estate investment and development activities, or to one or more tenants who will engage selected operators who are significant ski resort industry leaders to operate CNL Income Properties' ski resorts and/or ski resort related real estate assets. Alternatively, where the ski resort includes lodging facilities, CNL Income Properties may lease the hotel portion of the property to a taxable REIT subsidiary which will engage an unrelated third party in the business of operating these hotel properties. Any ski resort acquired by CNL Income Properties will be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at CNL Income Properties' ski resorts over certain thresholds.

         An investment by CNL Income Properties in ski resort and related properties is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled "Risk Factors."

         INDUSTRY OVERVIEW. CNL Income Properties believes that an opportunity presently exists to acquire ski resort and related Properties at reasonable prices due to current economic conditions within the ski industry and certain demographic trends which CNL Income Properties believes are indicative of future ski industry growth.

         The ski resort industry has been in a state of decline. According to a report by the National Sporting Goods Association entitled "2002 Sports Participation Study," the number of alpine (downhill) skiers in the United States has declined from approximately 12.4 million in 1988 to approximately 7.4 million in 2002, a decrease of 40.3%. Moreover, according to the National Sporting Goods Association report, the number of cross-country skiers in the United States also has declined from approximately 2.3 million in 2000 to approximately 2.2 million in 2002, a decrease of 5.8%.

         CNL Income Properties believes that the effect of the decline in the number of skiers and the stagnant growth in lift ticket sales has created an over-supply of ski resort Properties which has resulted in intense price competition for skier visits. Further, stagnant revenue growth and the decline in the number of skiers has made it difficult for ski resort owners and operators to obtain new capital.

         Since the mid-1990s the ski resort industry has undergone and continues to undergo a period of consolidation. According to a January 14, 2003, report by Credit Lyonnais Securities entitled "U.S. Industry Overview - 2002/2003 Ski Season Update," in the mid- to late-1990s, no ski resort company controlled more than 3% of the total number of North American skier visits. Today, the three major industry operators, together, control over a quarter of the total U.S. skier market - as measured by skier visits - and the number of ski areas in the United States has declined from 709 in 1986 to 493 in 2002.

         CNL Income Properties believes that the number of ski areas may decline further because many resorts lack the infrastructure and capital resources to effectively compete in the multi-dimensional and service-intensive ski resort industry. The current trend among leading ski resorts is toward investment in improving technology and infrastructure, including high-speed lifts and extensive snowmaking capabilities, and constructing mountain villages which contain high-end residential homes and lodging accommodations, as well as retail shops which cater to the ski industry's wealthy clientele. These trends require a greater access to capital and have enhanced the strategic position of ski resorts owned by larger, better capitalized owners.

         Despite current competitive conditions and recent economic conditions, CNL Income Properties is of the view that the United States ski industry will eventually rebound and begin a period of growth. This belief is based, in part, on the notion that all-inclusive ski resorts have become desirable vacation destinations for both skiers and non-skiers because of the diverse amenities they offer, as well as on the favorable demographic trends described in the section of this Prospectus entitled "Business -- Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments." According to a December 7, 1999, edition of The Timeshare Beat, "The hottest thing to hit ski resorts in America in recent years is the "Mountain Village" concept, and Baby Boomers with enough money to pay for it are gobbling it up." In the 2003 report, Credit Lyonnais states:

         Destination skiers, in particular, are increasingly influenced by comprehensive resort village amenities such as a selection of restaurants, bars, spas, and other apres-ski options, ski-in/ski-out lodging, non-skiing activities, etc., as well as on-mountain conveniences, such as gondolas and high-speed chair lifts to name a few. We believe that those destination resorts that are able to keep pace with maintaining and expanding these desirable amenities - meaning, operators have access to capital to continuously make improvements - will fare better in the market share battle than those that do not.

         CNL Income Properties believes that destination mountain resorts may be more profitable than day-trip ski mountains because of the availability of non-skiing services and products at such resorts, including restaurants, lodging and retail shopping. As a result, CNL Income Properties believes that revenues at destination mountain resorts are greater on a per-visitor basis than at ski mountains that do not offer the broad array of destination mountain resort amenities. Furthermore, CNL Income Properties believes that Baby Boomers will contribute to the growth in revenues at ski resorts due to their increasing concentrations of wealth and leisure time, as well as the suitability of participation in various ski resort activities for an aging population.

         Based on these demographic factors and current ski industry and economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties expects to be able to acquire ski resorts and related facilities at sufficiently low prices and intends to use conservative leverage with the objective of being able to profitably own these properties.

         GOVERNMENT REGULATION. Ski resort mountain and lodging operations often require permits and approvals from certain federal, state and local authorities. Many ski resorts that CNL Income Properties may consider acquiring have been granted the right to use federal land as the site for ski lifts and trails and related activities, under the terms of permits with the USDA Forest Service. The USDA Forest Service has the right to review and approve the location, design and construction of improvements in the permit area and many operational matters. Where development in or around wetlands is involved, permits must be obtained from the U.S. Army Corps of Engineers. Further, ski resort operations are subject to environmental laws and regulations, and compliance with these laws and regulations may require expenditures or modifications of development plans and operations in a manner that could have a detrimental effect on the ski resort. There can be no assurance new applications of laws, regulations, and policies, or changes in such laws, regulations, and policies, will not occur in a manner that could have a detrimental effect on a ski resort that CNL Income Properties may acquire, or that material permits, licenses, or approvals will not be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the resorts purchased by CNL Income Properties. No assurance can be given that any particular permit or approval will be obtained or upheld on judicial review.

         COMPETITION. The ski resort industry is highly competitive and capital intensive, and the general unavailability of new, developable ski mountains, regulatory requirements and the high costs and expertise required to build and operate ski resorts present significant barriers to entry in the ski industry. CNL Income Properties believes that these barriers are an attractive characteristic that may help the long-term growth prospects of ski resorts acquired by CNL Income Properties.

         Competitors will include major ski resorts throughout the United States, Canada and Europe, as well as other worldwide recreation resorts, including warm weather resorts and various other leisure activities. A ski resort's competitive position in the markets in which it competes is dependent upon many diverse factors, including: (i) proximity to population centers; (ii) availability and cost of transportation to ski areas; (iii) ease of travel to ski areas (including direct flights by major airlines); (iv) pricing of ski resorts' products and services; (v) natural snowfall and snowmaking facilities;
(vi) the attractiveness of the skiing terrain; (vii) duration of the ski season;
(viii) weather conditions; (ix) resort size and reputation; (x) lift ticket prices; (xi) number, price and appeal of related services and lodging; and (xii) proximity to and quality of other ski resorts.

         CNL Income Properties will compete in the acquisition of ski resort properties with many other entities engaged in investment activities, some of which may have greater assets than CNL Income Properties. The number of entities and the amount of funds available for investment in the properties of a type suitable for investment by CNL Income Properties may increase, resulting in increased competition for such investments.

GOLF COURSES

         GENERAL. CNL Income Properties is considering acquiring golf courses. The golf courses that CNL Income Properties may seek to acquire generally may be open to the public for a daily fee, be part of a resort destination or be operated as a private club, and are expected to principally derive revenue from greens fees, golf cart rentals, driving range sales, retail pro shop merchandise sales, food and beverage sales, golf vacation packages and, in the case of private club courses, initiation fees, membership dues and guest fees. In addition, these golf courses may offer amenities and facilities which supplement their principal sources of revenue. These amenities and facilities include clubhouses with restaurants, banquet space, locker room rentals, swimming pools, tennis courts, golf and tennis lessons and tournaments, and health club facilities.

         CNL Income Properties expects to lease the golf courses it acquires to tenants that are operators who are significant golf course industry leaders or to tenants who will engage selected operators who are significant golf course industry leaders and who will operate our golf courses. The courses will be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at CNL Income Properties' golf courses over certain thresholds.

         An investment by CNL Income Properties in golf course properties is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled "Risk Factors."

         INDUSTRY OVERVIEW. CNL Income Properties believes that there is presently an opportunity to acquire golf course properties at reasonable prices due to the fragmentation of golf course ownership, the depressed state of the golf industry and the presence of certain demographic trends which CNL Income Properties believes are indicative of future golf industry growth.

         The business environment for golf course operators has been negatively affected by poor economic trends and increasing competition over the last four years. According to the National Golf Foundation, an independent industry organization, between 1986 and 1990 demand for golf exceeded golf course supply. In response to the increased demand for golf, golf course supply began to increase in 1991 and steadily increased over the next 11 years. According to the National Golf Foundation, in 1990, 12,846 golf facilities were in operation in the United States. By December 31, 2002, the number of golf facilities in operation had increased to approximately 15,827. This represents an increase of 23.2% over a 12-year period.

         While golf course supply was expanding, demand for golf has slowed in the last five years, and has been relatively flat. According to the National Golf Foundation, the number of golfers grew from 23 million in 1990 to 26.2 million in 2002, an increase of only 13.9% during that 12-year period. In addition, according to a January 2003 National Golf Foundation survey, total rounds played at U.S. golf facilities in 2002 dropped 3% compared to 2001, while total revenues were relatively flat, increasing by only 0.9%.

         The effect of the imbalance between the increased supply of golf courses and the relatively flat demand for golf has created intense price competition for rounds of golf. Further, declining revenues have made it difficult for golf course owners and operators to obtain new capital and as a result, we are of the view that many owners and operators are selling golf courses at prices which are lower than previously available.

         Though the number of golfers and rounds played has not declined tremendously, revenues at many golf courses have. The reason for this is that developers have continued to build golf courses even as demand stabilized. As the Wall Street Journal recently reported (Barron's: Monday July 28, 2003), "The number of golfers (has) flattened, stabilizing around 25 million to 26 million for the past six years...but excess capacity continues to plague the
sport....Last year's total of 220 new courses, though materially below the 2000 record of nearly 400 new courses, still exceeds golf's annual absorption rate by a good measure. This year's expected addition of 237 new courses will only make matters worse." CNL Income Properties believes that the excess supply will tend to push the price of courses down. As was also reported in that same issue of the Wall Street Journal, "A hedge-fund manager who was once a college all-American golfer and follows the sport closely, estimates that more than 400 courses currently are for sale at prices sharply under their construction costs or recent sale prices."

         Despite current competitive conditions and recent economic conditions, CNL Income Properties is of the view that the United States golf industry will eventually rebound and begin a period of growth. This belief is based, in part, on the increasing visibility of golf as a suitable sport for an aging population, as well as on the favorable demographic trends described in the section of this Prospectus entitled "Business -- Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments." We believe that based on the May/June 1997 report by the National Golf Foundation, the average number of rounds played per golfer on an annual basis increases significantly as the golfer ages, until such time as physical limitations restrict the number of golf rounds a golfer can play per week. In addition, according to this report, golfers in their 50's play nearly twice as many rounds annually as golfers in their 30's, and golfers age 65 and older generally play three times as many rounds annually as golfers in their 30's. It is expected that the number of golfers, as well as the total number of rounds played, will increase significantly as the average age of the population continues to increase. Baby boomers are expected to contribute to the growth in total rounds played due to their increasing concentrations of wealth and leisure time, as well as the suitability of golf as a sport for an aging population.

         Based on these demographic factors and current golf industry and economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties expects to be able to acquire golf courses and related facilities at sufficiently low prices and intends to use conservative leverage with the objective of being able to profitably own such properties.

         COMPETITION. Golf courses that we acquire will be subject to competition for players and members from golf courses owned by others and located in the same geographic areas. Changes in the number and quality of golf courses owned by others in a particular area could have a material adverse effect on the revenues of our golf course operators and, thus, on their ability to pay rent and the ability of the golf course to generate positive net cash flows.

MANUFACTURERS' OUTLET CENTERS

         GENERAL. CNL Income Properties is considering acquiring and selectively developing upscale and fashion-oriented manufacturers' outlet centers. Outlet centers are a collection of manufacturer-operated retail stores which are also commonly known as factory outlet stores. These stores sell primarily brand name products at discounts ranging from 25% to 70% below the regular retail prices charged by department stores and specialty stores.

         CNL Income Properties expects to lease outlet centers it acquires and develops primarily on a long-term, triple-net lease basis to tenants that are operators who are significant outlet center industry leaders or to tenants who will engage selected operators who are significant outlet center industry leaders and who will operate CNL Income Properties' outlet centers. The outlet centers will be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at CNL Income Properties' outlet centers over certain thresholds. As part of its leasing strategy, CNL Income Properties plans to require its tenants to maintain a high level of merchant occupancy, aggressively market available space, and replace low volume merchants with high volume brand-name merchants.

         An investment by CNL Income Properties in outlet center properties is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled "Risk Factors."

         INDUSTRY OVERVIEW. CNL Income Properties believes that there is presently an opportunity to acquire outlet centers at reasonable prices due to increased competition caused by an excess supply of outlet centers. Based on its research, CNL Income Properties is of the view that outlet center revenues began to suffer between 1997 and 1999 as a result of overbuilding. CNL Income Properties believes that the business environment and future prospects are good for outlet centers that are strategically located, possess a diversified merchant roster and enjoy a level of shopping traffic which is high enough to attract popular upscale merchants as tenants. Further, CNL Income Properties believes that these types of outlet centers have increased competitive pressures on other outlet centers because their market position allows them to have greater access to the investment capital necessary to make the kinds of improvements to their outlet centers that attract shoppers and more prestigious merchants. According to an outlet retail industry expert with Value Retail News, "these competitive pressures, along with weak economic conditions over the past three years, have combined to cause a decline in revenues at certain outlet centers. Those declines usually lead to difficulty in obtaining the new capital necessary to upgrade and improve their facilities and attract more prestigious merchants and new customers." As a result, CNL Income Properties believes that attractive outlet center acquisition opportunities exist or will emerge, and that despite current competitive and recent economic conditions, the United States retail industry will eventually rebound and begin a period of significant growth. This belief is based, in part, on the favorable demographic trends described in the section of this Prospectus entitled "Business - Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments." CNL Income Properties believes that Baby Boomers, the oldest of whom are in their mid 50's today, will contribute to the growth in retail spending due to their increasing concentrations of wealth, leisure time, discretionary spending and vacation travel.

         Based on these factors, current outlet center industry trends and general economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties expects to be able to acquire outlet centers at sufficiently low prices and intends to use conservative leverage with the objective of being able to profitably own outlet centers.

         COMPETITION. CNL Income Properties intends to carefully consider the degree of existing and planned competition in a proposed area before deciding to develop, acquire or expand an outlet center. Any outlet center owned by CNL Income Properties is expected primarily to compete for customers with other outlet centers, traditional shopping malls and full- and off-price retailers. However, CNL Income Properties believes that the majority of factory outlet shoppers visit outlet centers because they are intent on buying name-brand products at discounted prices. Traditional full- and off-price retailers are often unable to provide the variety of name-brand products and attractive prices that outlet centers offer.

         Merchants at outlet centers typically avoid direct competition with major retailers and their own specialty stores, and, therefore, generally insist that the outlet centers be located not less than 10 miles from the nearest major department store or the merchants' own specialty stores. For this reason, CNL Income Properties intends to acquire or develop outlet centers which likely will compete only to a limited degree with traditional shopping malls.

         CNL Income Properties believes that competition with other outlet centers for new merchants is generally based on cost, location, quality of facilities, a mix of the centers' existing merchants, shopping traffic and the degree and quality of the support and marketing services provided by the owner of the outlet center. As a result of these factors and due to the strong merchant relationships that presently exist with the current major outlet developers, CNL Income Properties believes there are significant barriers to entry into the outlet center industry by new developers. Accordingly, CNL Income Properties is more likely to acquire existing outlet centers, but, if it chooses to develop new centers, it would expect to retain an operator which has these strong merchant relationships.

VACATION OWNERSHIP INTERESTS

         GENERAL. CNL Income Properties is considering investing in various aspects of the vacation ownership business. The vacation ownership business generally consists of acquiring, developing and operating vacation ownership resorts, marketing and selling various forms of vacation ownership interests in those resorts and financing consumer purchases of such interests. Vacation ownership interests entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year. Vacation ownership interests are sold in various legal forms, including fee simple interests, in which the purchaser receives a deed representing ownership in the underlying property or entity that owns the property; and right-to-use interests, such as leasehold interests, in which ownership of the property remains with the original owner or developer and the purchaser receives the right to use the resort accommodations for a specific number of years, after which all use rights revert to the original owner or developer. These interests can be sold as time intervals, such as fixed intervals (a specific week each year), floating intervals (a week within a specific season each year), fractional ownership interests (several weeks each year), or pursuant to vacation club or point-based programs in which purchased points or credits are used like currency to access different accommodations, seasons or numbers of days at the participating resort or resorts.

         An investment by CNL Income Properties in aspects of the vacation ownership interests industry is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled "Risk Factors."


         LOANS. CNL Income Properties expects that a principal component of any vacation ownership business which it undertakes will involve making loans to wholly owned taxable REIT subsidiaries ("TRSs") that will either directly acquire and/or develop vacation ownership resorts or use such funds to invest in partnerships or joint ventures which in turn will acquire and develop vacation ownership resorts. We also may make loans directly to joint ventures in which a TRS of CNL Income Properties is a joint venture partner. CNL Income Properties expects that the third-party joint venture partners primarily will be major hospitality companies with extensive experience in the lodging and vacation ownership industries, and that these joint venture partners will operate the resort properties and market and sell the vacation ownership interests. We anticipate that the joint ventures will seek to acquire and/or develop vacation ownership resorts located in or near major tourist destinations such as beaches, rivers and lakes, mountains and major cities, and in proximity to one or more brand-name hotels.

         CNL Income Properties' revenues from loans made to its TRSs will be derived primarily from the interest income earned on such loans. We will also receive distributions from these TRSs representing their share of any after-tax profits of the joint ventures.

         CUSTOMER FINANCING. The joint ventures in which CNL Income Properties' TRSs may invest may provide financing for the vacation ownership interests sold at their resorts. On financed sales, it is expected that the joint venture would receive at least 10% of the aggregate sales price of the vacation ownership interest as a down payment. The joint venture would then make financing for the remainder available to the buyer for a specified term of years (usually seven to 10 years) at a fixed rate of interest, which obligation would be secured by a mortgage on the vacation ownership interest.

         PURCHASE OF PROMISSORY AND MORTGAGE NOTES. CNL Income Properties may purchase from existing resort owners or developers outstanding secured promissory or mortgage notes owed by consumer purchasers of vacation ownership interests. These notes would be held by us as mortgages secured by fee interests in the vacation ownership interests and underlying real estate. We intend to engage a third party to collect and service the promissory and mortgage notes we acquire, including receiving payments and managing the collection, foreclosure and resale processes.

         CNL Income Properties' revenues from the promissory notes purchased from existing resort owners or developers will be derived from the payment of interest. CNL Income Properties expects to purchase these notes from their holders at a discount, and as a result will recognize revenue based upon the spread between the amount

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paid by CNL Income Properties to acquire the notes and the remaining principal and interest left to be paid. We may elect to securitize these notes either in whole or in part, and offer these securities for sale to investors in a public or private offering. For example, if CNL Income Properties pursues this type of transaction, it would anticipate acquiring such assets in a taxable REIT subsidiary and would seek to purchase receivables that generate a yield greater than the rate at which the receivables may be securitized. This, in turn, could result in positive income to CNL Income Properties upon the sale of such securities.

         OTHER POSSIBLE INVESTMENTS. CNL Income Properties also intends to explore various other opportunities in the vacation ownership industry, including, without limitation, the possibility of either (i) acquiring undeveloped property directly and leasing it to a third-party developer/operator that would develop the resort and sell leasehold vacation ownership interests to purchasers, or (ii) acquiring and/or developing vacation ownership resorts directly and then leasing them to a third-party operator that will sell leasehold vacation ownership interests to purchasers. In those instances, we would receive rental income from the third-party developer/operator under a lease agreement, which may, under certain circumstances, have a participating rent component. In exploring these various opportunities, we will take into consideration the REIT qualification requirements and endeavor to structure investments in a manner designed to maximize CNL Income Properties' overall earnings potential from the venture, while preserving CNL Income Properties' status as a REIT.

         INDUSTRY OVERVIEW. According to a 2000 report by the American Resort Development Association ("ARDA"), since its inception in the 1960's, vacation ownership has been the fastest growing segment of the travel and tourism industry. Since 1980, the vacation ownership industry has increased at compounded annual growth rate of 16% in dollar volume sales and a 22% compounded annual growth rate in the number of owners of vacation ownership interests. Vacation resorts are found across the globe in popular vacation areas near beaches, rivers and lakes, mountains and major cities. Properties that combine vacation ownership resorts with hotels in major cities and gaming resorts are among the growing trends in vacation ownership.

         CNL Income Properties believes that the factors which have driven the vacation ownership industry's growth in the last decade include the following:



         - a change in the demographic trend toward older, more affluent Americans who travel more frequently;

         - the entrance of major hospitality and entertainment companies, such as Marriott International, Inc., The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts and Starwood Hotels & Resorts Worldwide, Inc., into vacation ownership resort development and ownership and, as a result, higher quality accommodations and services;

         - an increasing focus on leisure activities, family travel and a desire for value, variety and flexibility in a vacation experience;

         - increased consumer confidence resulting from consumer protection regulation of the vacation ownership industry, as well as increased consumer awareness of the value and benefits of vacation ownership, resulting in greater acceptance worldwide of the vacation ownership concept;

         - improved availability of financing for purchases of vacation ownership interests; and

         - increased flexibility of vacation ownership due to the growth of exchange organizations, such as Resort Condominiums International ("RCI") and Interval International.



         The increase in vacation ownership in recent history as a result of the factors listed above has led to an increase in the number of resorts and a rise in the average price of ownership. According to an August 2002 Ragatz Associates report entitled "The Vacation Ownership Industry Selected Characteristics," prices for vacation ownership interests in the U.S. have steadily increased by an average of 6.8% per year since 1996, and international spending in the vacation ownership industry has seen an increase as well. According to the same report, during 2001, the vacation ownership industry sold approximately $8.6 billion dollars of vacation ownership interests worldwide, of which approximately $4.8 billion was sold in the United States.

         CNL Income Properties believes that numerous factors, including favorable demographic trends and low overall penetration of potential demand, indicate continued future growth in the vacation ownership industry. However, because growth in the industry will also be affected by other factors such as those set forth under "Risk Factors," CNL Income Properties cannot predict if future growth trends will continue at rates comparable to those of the recent past.

         COMPETITION. To the extent CNL Income Properties and/or its subsidiaries participate in the vacation ownership business, either directly or through joint venture arrangements, they will compete with various high profile and well-established developers and operators, including many of the world's most widely-recognized lodging, hospitality and entertainment companies such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Starwood. These entities have substantially greater financial and marketing resources than CNL Income Properties, and they may improve their facilities, reduce their prices or improve their marketing programs in ways that could adversely affect CNL Income Properties' investments in the vacation ownership business. CNL Income Properties, however, intends to have its subsidiaries enter into joint venture arrangements with certain of these entities, which would enable the underlying resort properties to have access to some of these resources. There can be no assurances, however, that these entities will be willing to enter into joint venture arrangements with CNL Income Properties' subsidiaries on terms that are acceptable to CNL Income Properties or at all. Other competition could come from a broad spectrum of vacation options, including hotels, motels, inns, bed and breakfasts, condominium developments and second homes which may be located in the areas in which potential investments are located.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         GENERAL. The board of directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, operators and Properties. The board of directors will exercise its judgment following its consideration of the results of examinations and evaluations conducted by, and the recommendations of, the advisor with respect to proposed tenants, operators and Properties. Therefore, some of the Properties, tenants and operators proposed and approved by the advisor may not be purchased or engaged by CNL Income Properties.

         In each Property acquisition, it is anticipated that the advisor will negotiate the lease agreement with the tenant. In certain instances, the advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from CNL Income Properties' standard lease terms if the board of directors, based on the recommendation of the advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to CNL Income Properties. It is expected that the structure of CNL Income Properties' long-term, triple-net leases will be designed to provide CNL Income Properties with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds, which could increase the value of the Properties and provide an inflation hedge. See "Business -- Description of Property Leases" below for a discussion of the anticipated terms of CNL Income Properties' leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with CNL Income Properties' objective of qualifying as a REIT. See "Business -- Sale of Properties and Mortgage Loans" below and "Federal Income Tax Considerations -- Characterization of Property Leases."

         The consideration paid for each Property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an Independent Expert to determine such fair market value. The advisor will rely on its own independent analyses in determining whether or not to recommend that CNL Income Properties acquire a particular Property. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, any appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its stabilized level of competitiveness at which it is expected to operate over the long-term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

         Title to the Properties purchased by CNL Income Properties will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         CONSTRUCTION AND RENOVATION. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which CNL Income Properties will own both the land and the building or building only, CNL Income Properties generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of CNL Income Properties. An Affiliate may serve as a developer and enter into the development agreement with CNL Income Properties if the transaction is approved by a majority of the directors, including a majority of the Independent Directors. CNL Income Properties believes that the ability to have an Affiliate capable of serving as the developer provides CNL Income Properties with an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, CNL Income Properties believes it will have a greater number of opportunities for investment presented to it than it might otherwise have and it will be able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the advisor. CNL Income Properties will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the advisor and the board of directors and embodied in the construction contract.

         Under the terms of the development agreements CNL Income Properties will seek to enter into, CNL Income Properties generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. CNL Income Properties, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to CNL Income Properties, and CNL Income Properties may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on CNL Income Properties' estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before CNL Income Properties has acquired the Property. In this situation, CNL Income Properties may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. CNL Income Properties may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from CNL Income Properties that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that CNL Income Properties segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of CNL Income Properties, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by CNL Income Properties does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, CNL Income Properties may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all loans on the amounts which may be lent to borrowers. See "Business -- Mortgage Loans and Other Loans."

         Under the development agreements CNL Income Properties will seek to enter into, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 24 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from CNL Income Properties, CNL Income Properties will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) CNL Income Properties' purchase price of the land, including all fees, costs and expenses paid by CNL Income Properties in connection with its purchase of the land; (ii) all fees, costs and expenses disbursed by CNL Income Properties pursuant to the development agreement for construction of the building improvements; and (iii) CNL Income Properties' "construction financing costs." The "construction financing costs" of CNL Income Properties is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all CNL Income Properties payments and disbursements described in clauses (i) and (ii) above.

         CNL Income Properties also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity Agreement will provide for certain additional rights to CNL Income Properties unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, CNL Income Properties will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from CNL Income Properties at a purchase price equal to the total amount disbursed by CNL Income Properties in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from CNL Income Properties upon demand by CNL Income Properties under the circumstances specified above will entitle CNL Income Properties to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to CNL Income Properties.

         In certain situations where construction or renovation is required for a Property, CNL Income Properties will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of CNL Income Properties also may provide construction financing to the developer of a Property. In addition, CNL Income Properties may purchase from an Affiliate of CNL Income Properties a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of CNL Income Properties in connection with the financing, construction or renovation of a Property acquired by CNL Income Properties will be subject to approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, CNL Income Properties also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         INTERIM ACQUISITIONS. The advisor and its Affiliates regularly may have opportunities to acquire properties suitable for CNL Income Properties as a result of their relationships with various tenants and/or operators. See the section of this Prospectus entitled "Business -- Investment of Offering Proceeds" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when CNL Income Properties may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of CNL Income Properties (and other Affiliates of the advisor), the advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by CNL Income Properties (or other entities with which CNL Income Properties is Affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by CNL Income Properties, the interim owner of the Property will sell its interest in the Property to CNL Income Properties at a price equal to the lesser of the Property's appraised value or its cost (which includes carrying costs and, in instances in which an Affiliate of CNL Income Properties has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of CNL Income Properties) to purchase such interest in the Property, provided that a majority of directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to CNL Income Properties. See

"Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         ACQUISITION SERVICES. Acquisition services performed by the advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and operators and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         CNL Income Properties will pay the advisor a fee of 3.0% of Gross Proceeds and 3.0% of loan proceeds for services in connection with the incurrence of debt from Lines of Credit and Permanent Financing that are used to acquire Properties or used to make or acquire loans and other Permitted Investments as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan, or other Permitted Investment, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

DESCRIPTION OF PROPERTY LEASES

         GENERAL. The terms and conditions of any lease entered into by CNL Income Properties with regard to a Property may vary from those described below. The advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the board of directors determines, based on the recommendation of the advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to CNL Income Properties, the board of directors may, in its sole discretion, cause CNL Income Properties to enter into leases with terms which are substantially different than the terms described below, provided the terms are consistent with CNL Income Properties' objective of qualifying as a REIT. In making such determination, the advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior performance of the operator.

         FINANCING LEASES. Certain of CNL Income Properties' transactions will be sale-leaseback transactions by which CNL Income Properties will acquire fee simple title to the Property and lease the Property to the tenants pursuant to a triple-net lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements by the lessee (a "Financing Lease").

         TRIPLE-NET LEASES. CNL Income Properties will lease Properties it acquires to tenants primarily under long-term, triple-net leases to tenants or operators who are significant industry leaders. Under the triple-net leases in which CNL Income Properties contemplates entering, its tenants will generally be responsible for repairs, maintenance, property taxes, utilities and insurance for the Properties they lease. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. CNL Income Properties will be the lessor under each lease except in certain circumstances in which it may be a party to a joint venture which will own the Property. In those cases, the joint venture, rather than CNL Income Properties, will be the lessor, and all references in this section to CNL Income Properties as lessor therefore should be read accordingly. CNL Income Properties expects to structure its triple-net leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Property over certain thresholds. See "Business -- Joint Venture Arrangements" below.

         LEASES WITH SUBSIDIARIES. CNL Income Properties may invest in interests in Properties to be leased to subsidiaries, pursuant to leases which generally have a lease term of five to 10 years, plus renewal options for an additional five to 25 years. Properties leased to subsidiaries will be managed by third-party operators. For Properties subject to this arrangement, CNL Income Properties' consolidated financial statements will report the Properties' operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. This structure has been implemented as permitted by the REIT Modernization Act of 1999. Under this law, which became effective January 1, 2001, CNL Income Properties is permitted to lease a Property to a subsidiary provided that the subsidiary lessee engages a third party management company to operate the Property and it makes a joint election with CNL Income Properties to be treated as a "taxable REIT subsidiary." If this election is made, rents received from the subsidiary will not be disqualified from being "rents from real property" under the Code. See "Federal Income Tax Considerations -- Taxation of CNL Income Properties."

         TERM OF LEASES. It presently is anticipated that, except in the case of a Financing Lease, Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to CNL Income Properties, together with any improvements made to the Property during the term of the lease, except that for Properties in which CNL Income Properties owns only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant may be required, at the lessor's election, to purchase the Property at the end of the lease term, or, at the tenant's election, may have the option to purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by CNL Income Properties to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").

         COMPUTATION OF LEASE PAYMENTS. During the initial term of the lease, the tenant will pay CNL Income Properties, as lessor, minimum annual base rent equal to a specified percentage of CNL Income Properties' cost of purchasing the Property, with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Property over certain thresholds. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, CNL Income Properties' costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by CNL Income Properties in connection with its purchase of the land, and all fees, costs, and expenses disbursed by CNL Income Properties for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" above. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide CNL Income Properties with a desired rate of return. In addition to this minimum rent, the tenant may be responsible for the payment of additional rent, which is based upon a percentage of the gross revenues generated by the business conducted on the Property over certain thresholds.

         In the case of Properties in which CNL Income Properties owns only the building, CNL Income Properties will structure its leases to recover its investment in the building by the expiration of the lease.

         ASSIGNMENT AND SUBLEASE. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without CNL Income Properties' prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate Affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with CNL Income Properties' objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for CNL Income Properties' refusal to consent to an assignment or sublease. In addition, CNL Income Properties may refuse to permit any assignment or sublease that would jeopardize CNL Income Properties' continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless CNL Income Properties agrees in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.

         ALTERATIONS TO PREMISES. A tenant generally will have the right, without the prior written consent of CNL Income Properties and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of CNL Income Properties. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

         RIGHT OF TENANT TO PURCHASE. It is anticipated that if CNL Income Properties wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to CNL Income Properties' purchase price of the Property, plus a predetermined percentage of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases." With a Financing Lease, CNL Income Properties may not be able to sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or CNL Income Properties determines, based upon an opinion of counsel, that the operation of the Property may result in the failure of CNL Income Properties to qualify as a REIT or may jeopardize receipt of "good income" under Section 856(d) of the Code or "interest" for purposes of Section 856(f) of the Code. CNL Income Properties also has the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

         SUBSTITUTION OF PROPERTIES. Under certain leases, the tenant of a Property, at its own expense and with CNL Income Properties' prior written consent, may be entitled to operate another form of approved facility on the Property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

         In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with CNL Income Properties' objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the facility. The tenant's determination that a facility has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer CNL Income Properties the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to CNL Income Properties.

         Generally, CNL Income Properties will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that CNL Income Properties requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If CNL Income Properties accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of
Section 1031 of the Code with respect to CNL Income Properties and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. CNL Income Properties will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If CNL Income Properties rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for CNL Income Properties' acceptance or rejection. If CNL Income Properties rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from CNL Income Properties for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other Affiliate will be permitted to use the original Property as a facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its Affiliates sells the Property within 12 months after CNL Income Properties acquires the Substituted Property, CNL Income Properties will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to CNL Income Properties.

         INSURANCE, TAXES, MAINTENANCE AND REPAIRS. Tenants of Properties will be required, under the terms of CNL Income Properties' triple-net leases, to maintain, for the benefit of CNL Income Properties and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to 12 months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the advisor, as approved by the board of directors, the insurance required by the lease adequately insures the Property.

         CNL Income Properties' triple-net leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to CNL Income Properties and terminate the lease.

         The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. CNL Income Properties' leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, CNL Income Properties will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with CNL Income Properties. Until a specified time (generally, 10 days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual base rent will be abated from the date of such condemnation. In addition, the minimum annual base rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         EVENTS OF DEFAULT. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from CNL Income Properties of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, 10 to 45 days); (iv) in cases where CNL Income Properties enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period; (v) in cases where CNL Income Properties has entered into other leases with the same tenant, a default under such lease; and (vi) loss of licensure.

         Upon default by the tenant, CNL Income Properties generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum annual base rent payments. Similarly, if CNL Income Properties determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, CNL Income Properties does not intend to sell any Property prior to five to 10 years after the commencement of the lease on such Property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, CNL Income Properties will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with CNL Income Properties, CNL Income Properties either will attempt to locate a replacement tenant or will discontinue operation of the facility. CNL Income Properties will have no obligation to operate the facility and no operator of a facility will be obligated to permit CNL Income Properties or a replacement operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

         CNL Income Properties may enter into a joint venture to purchase and hold for investment a Property with various unaffiliated persons or entities. CNL Income Properties may also enter into a joint venture with another program formed by the principals of CNL Income Properties or the advisor or their Affiliates, if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to CNL Income Properties and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. CNL Income Properties may take more or less than a 50% interest in any joint venture, subject to obtaining the requisite approval of the directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter" and "Risk Factors -- Real Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each joint venture agreement, it is anticipated that CNL Income Properties and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the joint venture, and CNL Income Properties and each joint venture partner would have the power to bind each other with any actions they take within the scope of the joint venture's business. In addition, it is expected that the advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the advisor or its Affiliates on behalf of the joint venture. It is expected that a joint venture would be dissolved upon the occurrence of certain events, including the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the joint venture, mutual agreement of CNL Income Properties and its joint venture partner to dissolve the joint venture, and the expiration of the term of the joint venture. The joint venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any joint venture with another program sponsored by the advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the joint venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the joint venture to the other party. The joint venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any joint venture in which CNL Income Properties and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of joint venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of joint venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the joint venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Code.

         Net cash flow from operations of the joint venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which CNL Income Properties gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before CNL Income Properties receives its distributions; and in some of these situations, CNL Income Properties may then get a larger share of the remaining proceeds.

         In order that the allocations of joint venture income, gain, loss, and deduction provided in joint venture agreements may be respected for federal income tax purposes, it is expected that any joint venture agreement either (i)
(a) will contain a "qualified income offset" provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner's interest in the joint venture (whether or not in connection with the liquidation of the joint venture) be made in accordance with the partner's positive capital account balance, or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), CNL Income Properties will confirm that such person or entity has demonstrated to the satisfaction of CNL Income Properties that requisite financial qualifications are met.

         CNL Income Properties may acquire Properties from time to time by issuing limited partnership units in an operating partnership to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into common stock of CNL Income Properties. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow CNL Income Properties to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

         CNL Income Properties may provide mortgage loans to operators to enable them to acquire the land, buildings or both. The mortgage loans will be secured by such property.

         Generally, management believes that the terms of these transactions will be substantially the same as those of CNL Income Properties' Property leases. CNL Income Properties expects that any mortgage loans would provide for interest payments of fixed base interest. Certain mortgage loans may also provide for variable percentage interest based on a percentage of gross revenues generated at the Property. Management expects that the base interest rate charged under the terms of the mortgage loan will generally be comparable to, or slightly lower than, lease rates charged to tenants for Properties. The borrower will be responsible for all of the expenses of owning the property, as with CNL Income Properties' triple-net leases, including expenses for insurance and repairs and maintenance. Management expects the mortgage loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly.

         CNL Income Properties may also make or acquire loans related to interests in real estate and may purchase interests in such financings, including vacation ownership interests. For a discussion of investments CNL Income Properties is considering making in vacation ownership interests, see the section of this Prospectus entitled "Description of the Vacation Ownership Business." CNL Income Properties may also make construction loans. For a discussion of the construction loans which CNL Income Properties is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

         CNL Income Properties may combine leasing and financing in connection with a Property. For example, it may make a mortgage loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing CNL Income Properties to receive interest on its initial investment in each financed building. At the same time, CNL Income Properties retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to CNL Income Properties at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, CNL Income Properties will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         CNL Income Properties will not make or invest in mortgage loans unless an appraisal is obtained concerning the property that secures the mortgage loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the mortgage loan involves the advisor, directors, or Affiliates, such appraisal must be obtained from an Independent Expert concerning the underlying property. Such appraisal shall be maintained in CNL Income Properties' records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         CNL Income Properties may also provide other loans to entities in which it owns an interest. Such other loans may be secured by, among other things, the interests in the entity held by co-venturers.

         Management believes that the criteria for investing in mortgage loans are substantially the same as those involved in CNL Income Properties' investments in Properties; therefore, CNL Income Properties will use the same underwriting criteria as described above in "Business -- Sector and Property Selection and Acquisition." In addition, CNL Income Properties will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the other loans of CNL Income Properties, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the other loans of CNL Income Properties, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, CNL Income Properties will not make or invest in any mortgage loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the advisor, the directors, or Affiliates of CNL Income Properties.

MANAGEMENT SERVICES

         The advisor provides management services relating to CNL Income Properties, the Properties, the loans and other Permitted Investments pursuant to an advisory agreement between it and CNL Income Properties. Under this agreement, the advisor is responsible for assisting CNL Income Properties in negotiating leases and loans, collecting rental and loan payments, inspecting the Properties and the tenants' or operators' books and records, and responding to tenant inquiries and notices. The advisor also provides information to CNL Income Properties about the status of the leases, the Properties, the loans, the Line of Credit, the Permanent Financing and other Permitted Investments. In exchange for these services, the advisor is entitled to receive certain fees from CNL Income Properties. For management of the Properties, loans, and other Permitted Investments, the advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to 0.08334% of the Real Estate Asset Value of the Properties, outstanding principal amount of the loans and the amount invested in other Permitted Investments, as of the end of the preceding month. See "Management Compensation."

BORROWING

         CNL Income Properties intends to borrow money to acquire Properties, make loans and other Permitted Investments and pay certain fees and intends to encumber Properties in connection with the borrowing. CNL Income Properties plans to obtain one or more Lines of Credit and anticipates that the aggregate amount of any Lines of Credit will be up to $100 million; however, the board of directors may increase the amount CNL Income Properties can borrow under Lines of Credit. CNL Income Properties may repay the Line of Credit with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. In addition to Lines of Credit, CNL Income Properties may also obtain Permanent Financing. CNL Income Properties is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for a Line of Credit or any Permanent Financing.

         Management believes that any financing obtained during the offering period will allow CNL Income Properties to make investments in assets that CNL Income Properties otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay CNL Income Properties will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when CNL Income Properties has raised sufficient offering proceeds. Alternatively, Affiliates of the advisor could make such investments, pending receipt by CNL Income Properties of sufficient offering proceeds, in order to preserve the investment opportunities for CNL Income Properties. However, assets acquired by CNL Income Properties in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by CNL Income Properties, which would increase the amount of expenses associated with the acquisition of assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable CNL Income Properties to reduce or eliminate the instances in which CNL Income Properties will be required to pay duplicate closing costs, which may be substantial in certain states.


         Similarly, management believes that the borrowings will benefit CNL Income Properties by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, CNL Income Properties intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for loans made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that CNL Income Properties is able to structure the financing on these terms, CNL Income Properties will increase its net revenues. In addition, the use of financing will increase the diversification of CNL Income Properties' portfolio by allowing it to acquire more assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the advisor and certain financing sources, CNL Income Properties may have the opportunity to obtain financing at more favorable interest rates than CNL Income Properties could otherwise obtain. In connection with any financing obtained by CNL Income Properties as a result of any such relationship, CNL Income Properties will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to CNL Income Properties, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, CNL Income Properties will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of CNL Income Properties is subject to the approval by a majority of the board of directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to CNL Income Properties and on terms not less favorable to CNL Income Properties than those available from unaffiliated third parties and not less favorable than those available from the advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         CNL Income Properties may also borrow funds for the purpose of making distributions to its stockholders. For example, CNL Income Properties may borrow to the extent necessary to permit CNL Income Properties to make distributions required in order to enable CNL Income Properties to qualify as a REIT for federal income tax purposes; however, CNL Income Properties will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to CNL Income Properties. The aggregate borrowing of CNL Income Properties, secured and unsecured, will be reasonable in relation to the Net Assets of CNL Income Properties and will be reviewed by the board of directors at least quarterly. CNL Income Properties plans to obtain one or more Lines of Credit and anticipates that the aggregate amount of any Lines of Credit will be up to $100 million; however, any Line of Credit which CNL Income Properties enters into may be increased at the discretion of the board of directors. In addition, the board of directors anticipates that CNL Income Properties will obtain Permanent Financing and expects that the aggregate amount of that financing will not exceed 50% of CNL Income Properties' total assets. However, CNL Income Properties' articles of incorporation limit the maximum amount of CNL Income Properties' borrowings in relation to the value of its Net Assets at an amount equal to 300% of its Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of CNL Income Properties' Net Assets, a majority of CNL Income Properties' Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in CNL Income Properties' first quarterly report after such approval occurs. Although CNL Income Properties may, under its articles of incorporation, borrow funds from its advisor or its Affiliates, it does not intend to do so.

SALE OF PROPERTIES AND LOANS

         During the period of time prior to December 31, 2015, CNL Income Properties intends, to the extent consistent with CNL Income Properties' objective of qualifying as a REIT, to reinvest in additional Properties, loans, or other Permitted Investments any proceeds of the Sale of assets that are not required to be distributed to stockholders in order to preserve CNL Income Properties' REIT status for federal income tax purposes. CNL

Income Properties may also use such proceeds to reduce its outstanding indebtedness. At or prior to December 31, 2015, CNL Income Properties intends to provide stockholders of CNL Income Properties with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of CNL Income Properties' assets, or the merger of CNL Income Properties with another entity in a transaction which provides CNL Income Properties' stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. If Listing occurs, CNL Income Properties intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve CNL Income Properties' status as a REIT to reinvest in additional Properties, loans, or other Permitted Investments or to repay outstanding indebtedness.

         In deciding the precise timing and terms of Sales of assets or a merger of CNL Income Properties, the advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require CNL Income Properties to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." CNL Income Properties will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, joint venture partners or operators. In connection with seeking to provide stockholders with liquidity, CNL Income Properties will only engage in a merger which results in the distribution to CNL Income Properties' stockholders of cash or securities of a publicly traded company. In connection with Sales of assets by CNL Income Properties, purchase money obligations may be taken by CNL Income Properties as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, CNL Income Properties may continue to have a mortgage on the Property and the proceeds of the Sale may be realized over a period of years rather than at closing of the Sale.

         CNL Income Properties does not anticipate selling any loans prior to the expiration of the loan term, except in the event: (i) CNL Income Properties owns the Property (land only) underlying the building improvements which secure a mortgage loan and the Sale of the Property occurs; or (ii) CNL Income Properties undertakes an orderly Sale of its assets. CNL Income Properties will not sell any assets if such Sale would not be consistent with CNL Income Properties' objective of qualifying as a REIT.

COMPETITION

         CNL Income Properties anticipates that it will compete with other REITs, real estate partnerships, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than CNL Income Properties, in the acquisition, leasing and financing of Properties.

REGULATION OF LOANS

         CNL Income Properties' loan program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect CNL Income Properties' ability to effectuate its loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of CNL Income Properties. CNL Income Properties may determine not to make loans in any jurisdiction in which it believes CNL Income Properties has not complied in all material respects with applicable requirements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         As of the date of this Prospectus, CNL Income Properties has not yet commenced operations. Once the minimum offering is achieved, subscription proceeds will be released to CNL Income Properties and accepted. CNL Income Properties will use such amounts for investments in Properties, loans and other Permitted Investments, as well as the payment or reimbursement of fees and expenses of this offering and fees and expenses relating to the selection, acquisition and development of Properties, loans, and other Permitted Investments, and will commence operations. See "Estimated Use of Proceeds." Prior to such time, CNL Income Properties' only source of funds is $200,000 of initial capital contributions it received from the advisor in August 2003. The registrant's only capital contributions received as of the date of the prospectus include $200,000 of initial capital contributions it received from the advisor in August 2003. CNL Income Properties has not yet entered into any commitments and is not currently subject to any contingent liabilities due to the limited nature of its activities.

         CNL Income Properties is not aware of any material trends or uncertainties, favorable or unfavorable, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of Properties, loans and other Permitted Investments, other than those referred to in this Prospectus, including, without limitation, those set forth under "Risk Factors."

         CNL Income Properties intends to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2004. If CNL Income Properties qualifies as a REIT for federal income tax purposes, CNL Income Properties generally will not be subject to federal income tax on income that CNL Income Properties distributes to our stockholders. If CNL Income Properties fails to qualify as a REIT in any taxable year, CNL Income Properties will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, CNL Income Properties believes that it is organized and will operate in a manner that will enable it to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2004, and CNL Income Properties intends to operate so as to remain qualified as a REIT for federal income tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

         CNL Income Properties will use the Net Offering Proceeds from this offering to purchase Properties and to invest in loans and other Permitted Investments. See "Investment Objectives and Policies." In addition, CNL Income Properties intends to borrow money to acquire assets and to pay certain related fees. CNL Income Properties intends to encumber assets in connection with such borrowing. CNL Income Properties plans to obtain Lines of Credit, in an amount up to $100 million, and Permanent Financing. The Lines of Credit may be increased at the discretion of the board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The aggregate amount of any Permanent Financing is not expected to exceed 50% of CNL Income Properties' total assets. The maximum amount CNL Income Properties may borrow is 300% of CNL Income Properties' Net Assets in the absence a satisfactory showing that a higher level of borrowing is appropriate, as described in "Business -- Borrowing." In order to borrow an amount in excess of 300% of CNL Income Properties' Net Assets, a majority of CNL Income Properties' Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in CNL Income Properties' first quarterly report after such approval occurs. CNL Income Properties has engaged in preliminary discussions with potential lenders but has not yet received a commitment for a Line of Credit or any Permanent Financing and there is no assurance that CNL Income Properties will obtain any Line of Credit or Permanent Financing on satisfactory terms, or at all.

         CNL Income Properties has not entered into any arrangements to acquire any specific Property or to make or invest in any specific loan or other Permitted Investment. The number of Properties CNL Income Properties may acquire and loans and other Permitted Investments CNL Income Properties may acquire or make will depend upon the number of shares sold and the resulting amount of the Net Offering Proceeds available for investment in Properties, loans and other Permitted Investments. If the minimum offering is reached but only a limited number of shares are sold, then CNL Income Properties will likely make only one or a limited number of investments and CNL Income Properties will not achieve a significant diversification of its investments. See "Risk Factors."

         CNL Income Properties intends on paying distributions to its stockholders on a quarterly basis. The amount of distributions declared to CNL Income Properties' stockholders will be determined by CNL Income Properties' board of directors and is dependent on a number of factors, including net cash from operations, the financial condition of CNL Income Properties and annual distribution requirements needed to maintain CNL Income Properties' status as a REIT under the Code. Operating cash flows are expected to be generated from Properties, loans and other Permitted Investments acquired or made by CNL Income Properties.

         CRITICAL ACCOUNTING POLICIES

                  Consolidation. The consolidated financial statements will include the accounts of CNL Income Properties and its wholly owned subsidiaries or subsidiaries for which CNL Income Properties has a controlling interest. The equity method of accounting will be applied in the consolidated financial statements with respect to those investments in joint ventures in which CNL Income Properties has less than a controlling interest due to the significance of rights held by other parties. All material intercompany balances and transactions will be eliminated in consolidation.

                  Allocation of Purchase Price for Acquisition of Real Estate. CNL Income Properties intends to acquire primarily Properties net leased to single corporate tenants in sale-leaseback transactions. The leases are expected to be long-term leases. Initial lease terms are expected to range from 10 to 20 years. Extension options are expected to be granted to the lessee due to the significance of the Properties to their business. CNL Income Properties has not yet identified any specific Properties to acquire.

                  CNL Income Properties will allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by Statement of Financial Accounting Standards No. 141, "Business Combinations." For each acquisition, CNL Income Properties will assess the value of the land, building, tenant improvements and its intangible assets, including in-place leases, above-market or below-market lease values and the value of tenant relationships based on their estimated fair values. The value of the buildings acquired will be determined on an as-if vacant basis. The values determined will be based on independent appraisals or on management's estimates reflecting the facts and circumstances of each acquisition.

                  Impairments. CNL Income Properties will evaluate its investments in real estate and any unconsolidated joint ventures for impairment periodically (no less than once per year) and whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the undiscounted cash flows, including the estimated residual value of the asset, with the carrying amount of the individual asset. If impairment is indicated, the assets are adjusted to their estimated fair value.

                  Leases. CNL Income Properties' leases with third party tenants will be accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." This statement requires management to estimate the economic life of the leased property, the residual values of the leased property and the present value of the minimum lease payments to be received from the tenant in order to determine whether the lease is classified as an operating lease or a financing transaction. Changes in management's estimates or assumptions regarding residual values or the collectibility of minimum lease payments could result in different accounting treatment at the inception of the lease.

                  Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with investments in real estate or mortgages that are probable will be capitalized and included in other assets. Upon purchase of real estate, origination of a mortgage loan or the entrance into a joint venture, the fees and costs that are directly identifiable with that investment will be reclassified to the associated asset. In the event an investment is not made or is no longer probable of being made, any costs directly related to the investment will be charged to expense.

                  Revenue Recognition. CNL Income Properties will record revenue as it is earned. Contingent rent and interest that is due based upon the achievement of operational results by the tenants or borrowers will be recorded when the underlying threshold has been reached in accordance with the provisions of Staff Accounting Bulletin 101.

RESULTS OF OPERATIONS

         As of the initial date of this Prospectus, no significant operations had commenced because CNL Income Properties was in its developmental stage. No operations will commence until CNL Income Properties has sold at least the minimum offering. CNL Income Properties' management is not aware of any material trends or uncertainties that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the purchase and operations of Properties, loans and other Permitted Investments, other than those referred to in this Prospectus, including, without limitation, those set forth under the section entitled "Risk Factors."

         INFLATION. CNL Income Properties will lease Properties it acquires primarily on a long-term (generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), triple-net basis to tenants or operators who are significant industry leaders. An operator will be considered a "significant industry leader" if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. Under the triple-net leases in which CNL Income Properties contemplates entering, tenants will generally be responsible for repairs, maintenance, property taxes, utilities and insurance for the Properties they lease. CNL Income Properties' expects to structure its leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties' leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Property over certain thresholds.

         Long-term, triple-net leases generally will minimize CNL Income Properties' risk from the adverse effects of inflation. However, inflation could reduce the value of CNL Income Properties' investments in Properties if the inflation rate is high enough that automatic increases in minimum annual base rent and percentage rent do not keep up with inflation. In addition, CNL Income Properties' leases generally will permit tenants to leave at the end of the lease term without penalty, which could expose CNL Income Properties to the effect of a decline in market rents. In a deflationary rent environment, CNL Income Properties may be exposed to declining rents under its leases upon their expiration. Similarly, a substantial rise in inflation over the term of an investment in loans or other Permitted Investments may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation.

         QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK. CNL Income Properties may be exposed to interest rate changes primarily as a result of long-term debt used to acquire Properties and make, loans and other Permitted Investments. CNL Income Properties' interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve its objectives, CNL Income Properties expects to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, CNL Income Properties will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

         As CNL Income Properties has yet to commence operations, its board of directors has not yet established policies and procedures regarding CNL Income Properties' use of derivative financial instruments for hedging or other purposes.

                                   MANAGEMENT

GENERAL

         CNL Income Properties will operate under the direction of its board of directors, the members of which are accountable to CNL Income Properties as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws.

         CNL Income Properties currently has five directors; it may have no fewer than three directors and no more than 15. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director.

         Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of the holders of at least a majority of all the shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The board of directors is responsible for the management and control of the affairs of CNL Income Properties; however, the board of directors has retained the advisor to manage CNL Income Properties' day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the board of directors.

         The directors are not required to devote all of their time to CNL Income Properties and are only required to devote such of their time to the affairs of CNL Income Properties as their duties require. The board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the advisor. In this regard, the advisor, in addition to the directors, has a fiduciary duty to CNL Income Properties.

         The directors will establish written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of CNL Income Properties and the advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, CNL Income Properties will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of CNL Income Properties at least annually or with sufficient frequency to determine that the total fees and expenses of CNL Income Properties are reasonable in light of CNL Income Properties' investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are CNL Income Properties' total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the board of directors. In addition, a majority of the Independent Directors and a majority of directors not otherwise interested in the transaction must approve each transaction with the advisor or its Affiliates. The board of directors also will be responsible for reviewing and evaluating the performance of the advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the advisor and the compensation paid to it by CNL Income Properties to determine that the provisions of the advisory agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the advisor in relation to the size, composition and performance of CNL Income Properties' investments, the success of the advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the advisor and its Affiliates through their relationship with CNL Income Properties, whether paid by CNL Income Properties or by others with whom CNL Income Properties does business, the quality and extent of service and advice furnished by the advisor, the performance of the investment portfolio of CNL Income Properties and the quality of its portfolio relative to the investments generated by the advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors. The board of directors shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for CNL Income Properties and (ii) justify the compensation provided for in its contract with CNL Income Properties.

         In accordance with the articles of incorporation and applicable law, the officers and directors are granted exculpation and indemnification in connection with certain actions taken while serving in such capacity. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of CNL Income Properties are listed below:

      NAME                         AGE             POSITION WITH CNL INCOME PROPERTIES
      ----                         ---             -----------------------------------
James M. Seneff, Jr.               57      Director and Chairman of the Board
Robert A. Bourne                   56      Director, Vice Chairman of the Board and Treasurer
Bruce Douglas                      71      Independent Director
Dennis N. Folken                   69      Independent Director
Robert J. Woody                    60      Independent Director
Thomas J. Hutchison III            61      Chief Executive Officer and President
Lynn E. Rose                       55      Secretary

         JAMES M. SENEFF, JR. Director and Chairman of the Board. Mr. Seneff has served as a director and Chairman of the Board of CNL Income Properties since inception. Mr. Seneff also serves as a director and Chairman of the Board of the advisor. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL Holdings, Inc.'s formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., the advisor, CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the managing dealer in this offering. CNL Financial Group, Inc., a corporation organized and controlled by Mr. Seneff, is CNL Income Properties' founder. As of September 30, 2003, CNL Holdings, Inc. and the entities it has established have more than $9.5 billion in assets under management, representing interests in approximately 4,000 properties in 49 states. Mr. Seneff also serves as a director and Chairman of the Board of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its advisor. From inception until August 2003, Mr. Seneff was Chief Executive Officer of CNL Retirement Properties, Inc. Mr. Seneff also serves as a director and Chairman of the Board of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and served as its Chief Executive Officer from inception through February 14, 2003, and as co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff is also a director, Chairman of the Board and Co-Chief Executive Officer of CNL Hospitality Corp., the advisor to CNL Hospitality Properties, Inc. Since 1992, Mr. Seneff has served as a director and Chairman of the Board of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, and served as its Chief Executive Officer from 1992 through February 16, 2004. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and served as co-Chief Executive Officer from December 2000 to September 2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp., since 1979; CNL Investment Company, since 1990; CNL Fund Advisors, Inc., a registered investment adviser for pension plans, since 1990; and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans, since inception. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         ROBERT A. BOURNE. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne has served as a director, Vice Chairman of the Board and Treasurer of CNL Income Properties since inception. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of the advisor. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor. Mr. Bourne served as the President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp., its advisor, from 1997 to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., its advisor. Mr. Bourne served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002. Mr. Bourne also serves as a director of CNLBank. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and Treasurer for various Affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the managing dealer for this offering, CNL Fund Advisors, Inc., a registered investment advisor for pension plans, and CNL Institutional Advisors, Inc., an investment advisor for pension plans, since inception. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL Holdings, Inc.'s real estate and capital markets activities including the investment of over $4 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         BRUCE DOUGLAS. Independent Director. On March 1, 2001, Mr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation through the development of civic-minded projects in underprivileged communities. From 1975 to February 28, 2001, Mr. Douglas founded and was the chairman and chief executive officer of The Douglas Company and Design Services Company, a construction firm and an engineering firm, respectively, that specialize in health care, elderly housing, multi-family and retail construction. Mr. Douglas serves on the boards of numerous educational and cultural organizations, including the Toledo Symphony, the Northwest Ohio Venture Fund, the Toledo Repertoire Theater, Taubman Center Advisory Board of Harvard University, Regional Advisory Committee of the Center for Policy Analysis and Public Service of Bowling Green State University, Wilberforce University and the Roy E. Crummer Graduate School of Business of Rollins College. Mr. Douglas is also the founder of the New Ohio Institute, a non-profit policy center focused on finding and carrying out solutions to urban problems. Mr. Douglas received his B.A. in Physics from Kalamazoo College in 1954, B.S. in Civil Engineering from the University of Michigan in 1955, MPA from Harvard University in 1995 and will complete his Ph.D. in History at the University of Toledo in March 2004.

         DENNIS N. FOLKEN. Independent Director. Mr. Folken is a retired Certified Public Accountant, having received his certified public accountant designation in 1957. He was with Coopers & Lybrand, Certified Public Accountants from 1969 to 1988, and prior to that was with serveral local accounting firms. Over his 30-year career, Mr. Folken practiced as an office managing partner and group managing partner. Mr. Folken's areas of expertise included tax and financial planning for real estate investments, partnerships and Subchapter-S corporations. Mr. Folken's subsequent experience included managing Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm, from 1989 to 1992; advising Fiduciary Associates, Inc., a trust administration company, from 1991 to 1993; and serving as a director of BankFIRST, a commercial bank, from 1989 to 1995, and as a director of Osceola Financial Corp., a real estate mortgage/investment corporation, from 1989 to 1997. Mr. Folken received a B.A. from Rollins College in 1956 and attended the University of Florida Graduate School of Business. He has been active in professional and civic affairs including trustee of Florida Tax-Watch in Tallahassee, vice-chairman of the Economic Development Commission of Mid-Florida, board member of the Committee of 100 of Orange County, Florida., trustee of Arts United, Inc., and president of Rollins College Alumni Association.

         ROBERT J. WOODY. Independent Director. Mr. Woody has been the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm utilizing specialized insurance and reinsurance products and strategies to enhance the stewardship of financial resources, since January 2002. From 1997 to January 2002, Mr. Woody was a partner with the law firm of Shook, Hardy & Bacon, L.L.P. in the business and finance division, and chairman of the firm's energy section. From 1975 to 1997, Mr. Woody was an associate, a partner and then the managing partner in Washington, D.C. for the law firm of Lane & Mittendorf, responsible for building the Washington practice into a twenty-lawyer office engaged in all phases of commercial law, prior to the firm's merger into Shook, Hardy & Bacon, L.L.P. in 1997. Mr. Woody served as vice president and a director, from 1990-1991, of One To One/The National Mentoring Partnership, Inc., taking a one-year leave of absence from the firm to help launch a new national effort to address the problems of "at risk" youth. From July to December 1978, Mr. Woody served as special counsel to the U.S. Delegation to the 33rd General Assembly to the United Nations. In addition, Mr. Woody served as counsel to the Committee on Commerce of the United States Senate, from 1971 to 1973, and served as legislative assistant to U.S. Senator James B. Pearson of Kansas, from 1969 to 1971. Mr. Woody also served to the rank of Captain, Judge Advocate General's Corp., U.S. Army Reserve, from 1969 to 1975.

Mr. Woody currently serves as the chairman of the International Leadership Group, as a member of the advisory board for Dicut, Inc., and as counsel in Washington, D.C. for the University of Kansas. In addition, Mr. Woody has served as a director for Bethlehem Rebar Industries, Inc.; Sessel's Inc.; U.S. National Commission on UNESCO; Counsel to the Permanent Organization Committee of the Republican National Convention; Counsel to the U.S. Delegation to the 24th International Conference of the Red Cross; on the Advisory Council, Center for the Study of Values in Public Life, Harvard Divinity School; and as the National Recruiting Chairman, Lawyers for Dole, in 1988 and 1996. Mr. Woody received a Bachelor of Arts in 1966, and Juris Doctor degree in 1969, from the University of Kansas, as well as having undertaken graduate legal study in international law at the University of Exeter, England, in 1972.

         THOMAS J. HUTCHISON III. Chief Executive Officer and President. Mr. Hutchison has served as President of CNL Income Properties since inception and currently serves as Chief Executive Officer. Mr. Hutchison also serves as a director, Chief Executive Officer and President of the advisor. Mr. Hutchison serves as Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as the co-Chief Executive Officer and a director of CNL Hospitality Corp., its advisor. From June 2002 through February 2003, Mr. Hutchison served as President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp., its advisor. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Hospitality Properties, Inc. and CNL Hospitality Properties Corp., its advisor. In addition, Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Hospitality Corp. and CNL Retirement Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as President and Chief Executive Officer of CNL Retirement Properties, Inc. and as President, Chief Executive Officer and a director of CNL Retirement Corp., its advisor. Mr. Hutchison also serves as a director, Chairman and Chief Executive Officer of EMTG, LLC. EMTG, LLC publishes the Mobil Travel Guide, a publication which features information about domestic hotels, resorts, restaurants, sites and attractions. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Retirement Properties, Inc. and CNL Retirement Corp. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL Holdings, Inc., Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         LYNN E. ROSE. Secretary. Ms. Rose has served as Secretary of CNL Income Properties since inception. Ms. Rose also serves as Secretary of the advisor. Ms. Rose serves as Secretary of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and previously served as that company's Treasurer from 1998 through August 2001. Ms. Rose also serves as Secretary of CNL Retirement Corp., the advisor to CNL Retirement Properties, Inc., and as Secretary of the subsidiaries of that company. Ms. Rose served as Treasurer and a director of CNL Retirement Corp. from 1997 through June 2001. Ms. Rose is Secretary of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL Hospitality Properties, Inc. from 1996 through September 2001. In addition, she serves as Secretary of CNL Hospitality Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose also serves as Secretary of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc., and served as Treasurer from 1999 through June 2001. Ms. Rose served as Secretary of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, its Controller from 1987 to 1993 and its Chief Financial Officer from 1993 to present. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries. Prior to joining CNL Holdings, Inc., Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the articles of incorporation, a majority of the board of directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall appoint replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), be associated with CNL Income Properties, the advisor or any of their Affiliates within the last two years of becoming a director and at such time an Independent Director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of the advisor or its Affiliates, serve as a director of more than three REITs advised by the advisor or its Affiliates or perform services (other than as an Independent Director) for CNL Income Properties.

COMMITTEES OF THE BOARD OF DIRECTORS

         CNL Income Properties has a standing Audit Committee, the members of which are selected by the full board of directors each year. The Audit Committee makes recommendations to the board of directors in accordance with those of the independent accountants of CNL Income Properties. The board of directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, as necessary, CNL Income Properties will form a Compensation Committee, the members of which will be selected by the full board of directors each year.

         At least a majority of the members of each committee of CNL Income Properties' board of directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $12,000 annually for serving on the board of directors, as well as fees of $1,000 per meeting of the board of directors attended ($500 for each telephonic meeting of the board of directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the board of directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with CNL Income Properties' independent accountants as a representative of the Audit Committee. CNL Income Properties will not pay any compensation to its officers and Directors who also serve as officers and directors of the advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements to be paid directly or indirectly by CNL Income Properties to the advisor, managing dealer, and their Affiliates, see "Management Compensation."

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Income Corp. is a Florida corporation organized in July 2003 to provide management, advisory and administrative services. CNL Income Properties entered into the advisory agreement with the advisor effective March 8, 2004. CNL Income Corp., as advisor, has a fiduciary responsibility to CNL Income Properties and the stockholders.

         The executive officers and directors of the advisor are as follows:

         NAME                     AGE             POSITION WITH CNL INCOME PROPERTIES
         ----                     ---             -----------------------------------
James M. Seneff, Jr.              57       Director and Chairman of the Board
Robert A. Bourne                  56       Director, Vice Chairman of the Board and Treasurer
Thomas J. Hutchison III           61       Director, Chief Executive Officer and President
Lynn E. Rose                      55       Secretary



         The backgrounds of these individuals are described above under "Management -- Directors and Executive Officers."

         Management anticipates that any transaction by which CNL Income Properties would become self-advised would be submitted to the stockholders for approval.

         The advisor currently owns 20,000 shares of common stock (the "Initial Investment"). The advisor may not sell the Initial Investment while the advisory agreement is in effect, although the advisor may transfer the Initial Investment to Affiliates. Neither the advisor, a director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the advisor, directors or any of their Affiliates, or any transaction between CNL Income Properties and any of them. In determining the requisite percentage in interest of shares of common stock necessary to approve a matter on which the advisor, directors, and any Affiliate may not vote or consent, any shares of common stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under the terms of the advisory agreement, the advisor has responsibility for the day-to-day operations of CNL Income Properties, administers CNL Income Properties' bookkeeping and accounting functions, serves as CNL Income Properties' consultant in connection with policy decisions to be made by the board of directors, manages CNL Income Properties' Properties, loans, and other Permitted Investments and renders other services as the board of directors deems appropriate. The advisor is subject to the supervision of CNL Income Properties' board of directors and has only such functions as are delegated to it.

         CNL Income Properties will reimburse the advisor for all of the costs it incurs in connection with the services it provides to CNL Income Properties, including, but not limited to: (i) Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, the formation and organization of CNL Income Properties, qualification of the shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the shares; (ii) advertising and marketing expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by CNL Income Properties and obtained from entities not Affiliated with the advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location);
(v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of investments, for goods and services provided by the advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the loans and other Permitted Investments.

         CNL Income Properties will not reimburse the advisor at the end of any fiscal quarter for Operating Expenses that, in any expense year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of CNL Income Properties for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the advisor shall reimburse CNL Income Properties the amount by which the total Operating Expenses paid or incurred by it exceed the 2%/25% Guidelines.

         CNL Income Properties will not reimburse the advisor or its Affiliates for services for which the advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the advisory agreement, the advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the advisor under certain circumstances if Listing occurs may be paid, at the option of CNL Income Properties, in cash, in shares, by delivery of a promissory note payable to the advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) the market value of CNL Income Properties, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the shares are traded, with such period beginning 180 days after Listing (the "Market Value"), plus the total distributions paid to stockholders from CNL Income Properties' inception until the date of Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and
(B) the total distributions required to be paid to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the advisor of a deferred subordinated share of Net Sales Proceeds from Sales of Properties, loans and other Permitted Investments of CNL Income Properties. In the event the Subordinated Incentive Fee is paid to the advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to the advisor under the advisory agreement nor will any additional share of Net Sales Proceeds be paid to the advisor.

         The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan or other Permitted Investments, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties.

         If the advisor or an Affiliate of CNL Holdings, Inc. performs services that are outside of the scope of the advisory agreement, compensation will be at such rates and in such amounts as are agreed to by the advisor and the Independent Directors of CNL Income Properties.

         Further, if Listing occurs, CNL Income Properties automatically will become a perpetual life entity. At such time, CNL Income Properties and the advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of CNL Income Properties' portfolio; (ii) the success of the advisor in generating opportunities that meet the investment objectives of CNL Income Properties;
(iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the advisor and its Affiliates through their relationship with CNL Income Properties, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by CNL Income Properties or by others with whom CNL Income Properties does business; (v) the quality and extent of service and advice furnished by the advisor; (vi) the performance of the investment portfolio of CNL Income Properties, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property, loan and other Permitted Investments portfolio of CNL Income Properties in relationship to the investments generated by the advisor for its own account. The board of directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the advisor than the current fee structure.

         The advisory agreement, which was entered into by CNL Income Properties with the unanimous approval of the board of directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current advisory agreement expires on March

8, 2005. In the event that a new advisor is retained, the previous advisor will cooperate with CNL Income Properties and the directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of the Independent Directors) shall approve a successor advisor only upon a determination that the advisor possesses sufficient qualifications to perform the advisory functions for CNL Income Properties and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

         The advisory agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of CNL Income Properties or a majority of the directors of the advisor, as the case may be), upon 60 days' prior written notice. At that time, the advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the board of directors, including a majority of the Independent Directors, when compared to (a) the performance of the advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of CNL Income Properties on the termination date, less the amount of all indebtedness secured by the assets of CNL Income Properties, plus the total distributions made to stockholders from CNL Income Properties' inception through the termination date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the termination date. The advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date. All other amounts payable to the advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee will be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize CNL Income Properties' REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of CNL Income Properties' assets shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective assets during which such terminated advisor provided services to CNL Income Properties. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between CNL Income Properties and the advisor. The advisor shall not be entitled to payment of the Performance Fee in the event the advisory agreement is terminated because of failure of CNL Income Properties and the advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the shares become Listed. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The advisor has the right to assign the advisory agreement to an Affiliate subject to approval by the Independent Directors of CNL Income Properties. CNL Income Properties has the right to assign the advisory agreement to any successor to all of its assets, rights, and obligations.

         The advisor will not be liable to CNL Income Properties or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by it. CNL Income Properties has agreed to indemnify the advisor with respect to acts or omissions of the advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the advisory agreement. Any indemnification made to the advisor may be made only out of the Net Assets of CNL Income Properties and not from stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         While CNL Income Properties will operate under the direction of the board of directors, it will rely upon a number of Affiliates to provide many of the day-to-day services necessary for the successful operation of CNL Income Properties. Many of those services will be provided by or will be arranged by the advisor, CNL Income Corp., an Affiliate of CNL Income Properties. CNL Income Corp. is an indirect subsidiary of CNL Holdings, Inc., which is controlled by James M. Seneff, Jr., a director and Chairman of the Board of CNL Income Properties. Other Affiliates that will provide services to CNL Income Properties, each of which is an indirect or direct subsidiary of CNL Holdings, Inc., include CNL Securities Corp., the managing dealer; CNL Investment Company; CNL Shared Services, Inc.; and CNL Financial Group, Inc. For more information regarding these relationships and the compensation to be paid to such Affiliates for services to CNL Income Properties, please see "Risk Factors -- Company-Related Risks," "Management Compensation," "Conflicts of Interest," "Management," and "The advisor and the advisory agreement."

         The advisor and its Affiliates, including CNL Investment Company, CNL Shared Services, Inc. and CNL Financial Group Inc., provide various administrative services to CNL Income Properties, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis.

         CNL Income Properties believes that all amounts paid or payable by it to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

         The following arrangements for compensation and fees to the advisor and its Affiliates were not determined by arm's-length negotiations. See the section of this Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the advisor or its Affiliates under more than one category.

         TYPE OF
      COMPENSATION                                                                                                 ESTIMATED
      AND RECIPIENT                                   METHOD OF COMPUTATION                                     MAXIMUM AMOUNT
    ----------------                                 -----------------------                                   ----------------

                        Organizational and Offering Stage

Selling commissions to       Selling commissions of up to 6.5% per share on all shares sold,             Estimated to be up to
managing dealer and          subject to reduction in connection with purchases: by registered            $162,500 if 250,000 shares
Soliciting Dealers           representatives or principals of the managing dealer or Soliciting          are sold and up to $114.075
                             Dealers; directors, officers and employees of CNL Income Properties         million if 200 million
                             and of CNL Income Properties' Affiliates and those persons'                 shares are sold.
                             Affiliates; and through registered investment advisers.  A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price.  No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan.  See the section of this Prospectus entitled "The Offering -- Plan of
                             Distribution."  Soliciting Dealers may be reallowed selling commissions of up to 6.0% with respect to shares they sell.

Due diligence expense        Actual expenses incurred in connection with the due diligence of CNL        Actual amount is not
reimbursements to            Income Properties and this offering.                                        determinable at this time
managing dealer and                                                                                      but is estimated to be $250
Soliciting Dealers                                                                                       if 250,000 shares are sold
                                                                                                         and $0.2 million if 200
                                                                                                         million shares are sold.


Marketing support fee to     Marketing support fee of 2.5% of Gross Proceeds payable to our              Estimated to be up to
managing dealer and          managing dealer.  The 2.5% marketing support fee is subject to              $62,500 if 250,000 shares
Soliciting Dealers           reduction in connection with purchases: by registered representatives       are sold and up to $43.875
                             or principals of the managing dealer or Soliciting Dealers; directors,      million if 200 million
                             officers and employees of our company and of our Affiliates and those       shares are sold.
                             persons' Affiliates; and through registered investment advisers.  The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan.  See the section of this
                             Prospectus entitled "The Offering -- Plan of Distribution."  The managing dealer may reallow all or a portion of this fee to certain
                             Soliciting Dealers who enter into an addendum to the Participating
                             Broker Agreement with the managing dealer relating to this fee.
                             Generally, the managing dealer will not reallow the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of shares of our common stock.

         TYPE OF
      COMPENSATION                                                                                                 ESTIMATED
      AND RECIPIENT                                   METHOD OF COMPUTATION                                     MAXIMUM AMOUNT
    ----------------                                 -----------------------                                   ----------------

Reimbursement to the         Actual expenses incurred. Pursuant to state securities laws, the            Actual amount is not
advisor and its              Organizational and Offering Expenses paid by CNL Income Properties,         determinable at this time,
Affiliates                   for together with the 6.5% selling commissions, the marketing support fee   but is estimated to be
Organizational and           and due diligence expense reimbursements incurred by CNL Income             $16,000 if 250,000 shares
Offering Expenses            Properties may not exceed 15% of the proceeds raised in connection          are sold and $12.784
                             with this offering.                                                         million with this offering
                                                                                                         if 200 million shares are
                                                                                                         sold.

                                Acquisition Stage


Acquisition Fee to the       Up to 3.0% of Gross Proceeds, for services in the selection, purchase,      The Acquisition Fee is
advisor on offering          development or construction of real property, subject to reduction          estimated to be $75,000 if
proceeds and advisory        under certain circumstances described below. Acquisition Fees payable       250,000 shares are sold and
fee payable to the           from Gross Proceeds will be paid to the advisor as CNL Income               approximately $57.975
advisor or its Affiliates    Properties receives offering proceeds from the sale of shares.              million if 200 million
                             Acquisition Fees payable to the advisor on sales of 500,000 shares or       shares are sold. The amount
                             more to a "purchaser" (as such term is defined in the section of this       of the advisory fee is not
                             Prospectus titled "The Offering  -- Plan of Distribution") may be           determinable at this time.
                             reduced to 1.0% of Gross Proceeds, provided all such shares are purchased through the same registered investment adviser, Soliciting
                             Dealer, or the managing dealer.  To the extent the Acquisition Fee payable to the advisor is reduced in this manner for a particular stockholder, such stockholder and any person it transfers shares to will be required to pay an annual 0.40% advisory fee on its shares to the advisor or its Affiliates.  Payment of this fee will be withheld from distributions otherwise payable to such stockholder.  Upon
                             Listing, the advisory fee will no longer be payable to the advisor or its Affiliates.

Acquisition Fee to the                                                                                   $66,000 if Permanent
advisor on loan proceeds     3.0% of loan proceeds for services in connection with the incurrence        Financing equals $2.2
                             of debt from Lines of Credit and Permanent Financing that are used to       million and $52.2 million
                             acquire Properties or used to make or acquire loans and other               if Permanent Financing
                             Permitted Investments payable to the advisor as Acquisition Fees.           equals $1.74 billion.
                             Acquisition Fees payable from loan proceeds from Permanent Financing will be paid to the advisor as CNL Income Properties acquires such
                             Permanent Financing.  However, no Acquisition Fees will be paid on loan proceeds from any Line of Credit until such time as all Net
                             Offering Proceeds have been invested by CNL Income Properties.

         TYPE OF
      COMPENSATION                                                                                                 ESTIMATED
      AND RECIPIENT                                   METHOD OF COMPUTATION                                     MAXIMUM AMOUNT
    ----------------                                 -----------------------                                   ----------------

Other Acquisition Fees       Any fees paid to Affiliates of the advisor in connection with the           Amount is not determinable
to Affiliates of the         financing, development, construction or renovation of a Property.           at this time.
advisor                      Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to
                             approval by the board of directors, including a
                             majority of the directors who are independent of
                             the advisor (the "Independent Directors"), not
                             otherwise interested in the transaction.

Reimbursement of             Reimbursement to the advisor and its Affiliates for expenses actually       Acquisition Expenses, which
Acquisition Expenses to      incurred.  Acquisition Expenses may include, without limitation, legal      are based on a number of
the advisor and its          fees and expenses, travel and communication expenses, costs of              factors, including the
Affiliates                   appraisals, nonrefundable option payments on property not acquired,         purchase price of the
                             accounting fees and expenses, taxes, and title insurance.                   Properties, loans and other
                                                                                                         Permitted Investments, are
                             Pursuant to state securities laws, the total of all Acquisition Fees        not determinable at this
                             and any Acquisition Expenses shall be reasonable and shall not exceed       time.
                             an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent
                             Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL
                             Income Properties.  Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property or the making or acquisition of any loan or other Permitted Investments to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of assets, and to the extent that other Acquisition Fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

                                Operational Stage

Asset Management Fee to      A monthly Asset Management Fee in an amount equal to 0.08334% of CNL       Amount is not determinable
the advisor                  Income Properties' Real Estate Asset Value, the outstanding principal      at this time. The amount of
                             amount of any loans and the amount invested in other Permitted             the Asset Management Fee
                             Investments, as of the end of the preceding month.  For this purpose,      will depend upon, among
                             Real Estate Asset Value equals the amount invested in the Properties       other things, the cost of
                             wholly owned by CNL Income Properties, determined on the basis of          the Properties and the
                             cost, plus, in the case of Properties owned by any joint venture or        amount invested in loans and
                             partnership in which CNL Income Properties is a co-venturer or             other Permitted Investments.
                             partner, the portion of the cost of such Properties paid by CNL Income
                             Properties, exclusive of Acquisition Fees and Acquisition Expenses.
                             The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor.  All or any portion of the Asset Management
                             Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the advisor shall determine.

         TYPE OF
      COMPENSATION                                                                                                 ESTIMATED
      AND RECIPIENT                                   METHOD OF COMPUTATION                                     MAXIMUM AMOUNT
    ----------------                                 -----------------------                                   ----------------
                        Operational or Liquidation Stage

Deferred, subordinated       A deferred, subordinated disposition fee, payable upon the Sale of one     Amount is not determinable
disposition fee payable      or more Properties, loans or other Permitted Investments in an amount      at this time. The amount of
to the advisor from the      equal to the lesser of (i) one-half of a Competitive Real Estate           this fee, if it becomes
Sale of Properties,          Commission (generally, a fee which is reasonable, customary and            payable, will depend upon
loans or other Permitted     competitive in light of the size, type and location of the property,       the price at which
Investments in               as determined by our board of directors), or (ii) 3% of the sales          Properties, loan(s) or other
liquidation of CNL           price of such Property or Properties (or comparable competitive fee in     Permitted Investment(s) are
Income Properties or         the case of a loan or other Permitted Investment).  Payment of such        sold.
otherwise                    fee shall be made only if the advisor provides a substantial amount of services in connection with the Sale of a Property,loan or other Permitted
                             Investment and shall be subordinated to receipt by the stockholders of distributions equal to or greater than the sum of (i) their aggregate
                             Stockholders' 8% Return and (ii) 100% of their Invested Capital. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of the shares over a period, beginning
                             180 days after Listing, of 30 days during which the shares are traded.

Deferred, subordinated       A deferred, subordinated share equal to 10% of Net Sales Proceeds from      Amount is not determinable
share of Net Sales           the Sale of one or more Properties, Loans or other Permitted                at this time.
Proceeds from Sales of       Investments of CNL Income Properties payable after receipt by the
Properties, loans or         stockholders of distributions equal to or greater than the sum of (i)
other Permitted              the Stockholders' 8% Return and (ii) 100% of Invested Capital.
Investments payable to       Following Listing, no such share of Net Sales Proceeds will be paid to
the advisor in               the advisor.
liquidation of CNL
Income Properties or
otherwise


Subordinated Incentive       At such time, if any, as Listing occurs, the advisor shall be paid the      Amount is not determinable
Fee payable to the           Subordinated Incentive Fee in an amount equal to 10% of the amount by       at this time.
advisor at such time, if     which (i) the market value of CNL Income Properties (as defined below)
any, as Listing occurs       plus the total distributions made to stockholders from CNL Income
                             Properties' inception until the date of Listing exceeds (ii) the sum of
                             (a) their Invested Capital and (b) the total distributions required to be made to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of CNL Income Properties shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after Listing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of Net Sales Proceeds from Sales of assets of CNL
                             Income Properties.


   Type of
 Compensation                                                                                                   Estimated
 and Recipient                                         Method of Computation                                  Maximum Amount
Performance Fee              Upon termination of the advisory agreement, if Listing has not              Amount is not determinable
Payable to the advisor       occurred and the advisor has met applicable performance standards, the      at this time.
                             advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of CNL Income Properties'
                             assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid to stockholders from CNL Income
                             Properties' inception through the termination date, exceeds (ii) the sum of 100% of Invested Capital plus an amount equal to the
                             Stockholders' 8% Return from inception through the termination date.
                             The Performance Fee, to the extent payable at the time of Listing, will not be payable in the event the Subordinated Incentive Fee is paid.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the advisor. CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), CNL Retirement Properties, Inc. and CNL Hospitality Properties, Inc., three unlisted, public REITs, have invested in: (i) fast-food, family-style or casual dining restaurants; (ii) congregate or assisted living or skilled nursing facilities, continuing care retirement communities and similar health care related facilities; and (iii) freestanding hotel properties, other than hotel properties that are "ancillary" to other types of properties which we may be acquiring. Although one of these REITs has invested in golf courses in connection with its ownership of hotels, these prior public programs have not invested a material amount of their assets in the types of properties in which CNL Income Properties intends to invest. Investors in CNL Income Properties should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two directors and executive officers of CNL Income Properties, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hospitality Properties, Inc. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Mr. Seneff also currently serves as a director and Mr. Bourne currently serves as a director and officer of CNL Hospitality Properties, Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans, and CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in retirement and seniors' housing facilities, mortgage loans and secured equipment bases. All of the unlisted public REITs have investment objectives similar to those of ours. As of September 30, 2003, the 18 partnerships and the three unlisted REITs had raised a total of approximately $4.7 billion from a total of approximately 199,000 investors, and owned, directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, 126 hotel properties and 92 retirement properties. Although one unlisted REIT has invested in golf courses in connection with its ownership of hotels, none of the 18 presently public partnerships or the three unlisted public REITs has invested a material amount of their assets in the types of properties in which CNL Income Properties seeks to acquire. Certain information relating to the offerings and investment history of the 18 public partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hospitality Properties, Inc. is set forth below.

                                                                                      NUMBER OF           DATE 90% OF NET
                                                                                       LIMITED             PROCEEDS FULLY
                                                                                     PARTNERSHIP            INVESTED OR
                                 MAXIMUM                                               UNITS OR             COMMITTED TO
NAME OF ENTITY               OFFERING AMOUNT                   DATE CLOSED           SHARES SOLD             INVESTMENT
--------------               ---------------                   -----------           -----------             ----------

CNL Income                   $15,000,000                    December 31, 1986           30,000             December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000                     August 21, 1987            50,000             November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000                     April 29, 1988             50,000               June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000                    December 6, 1988            60,000             February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000                      June 7, 1989              50,000             December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000                    January 19, 1990            70,000                May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000                     August 1, 1990           30,000,000            January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000                      March 7, 1991           35,000,000           September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000                    September 6, 1991         3,500,000            November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000                     April 22, 1992           4,000,000              June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000                     October 8, 1992          4,000,000            September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000                     April 15, 1993           4,500,000              July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000                   September 13, 1993         4,000,000             August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000                     March 23, 1994           4,500,000               May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000                   September 22, 1994         4,000,000            December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000                      July 18, 1995           4,500,000             August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000                    October 10, 1996          3,000,000            December 1996
Fund XVII, Ltd.              (3,000,000 units)

                                                                                      NUMBER OF           DATE 90% OF NET
                                                                                       LIMITED             PROCEEDS FULLY
                                                                                     PARTNERSHIP            INVESTED OR
                                 MAXIMUM                                               UNITS OR             COMMITTED TO
NAME OF ENTITY               OFFERING AMOUNT                   DATE CLOSED           SHARES SOLD             INVESTMENT
--------------               ---------------                   -----------           -----------             ----------

CNL Income                   $35,000,000                  February 6, 1998           3,500,000          December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL Restaurant               $165,000,000                 February 6, 1997          15,059,177          March 1997
Properties, Inc. 1995        (16,500,000 shares)
Initial Offering

CNL Restaurant               $275,000,000                 March 2, 1998             25,187,265          May 1998
Properties, Inc. 1997        (27,500,000 shares)
Offering

CNL Restaurant               $345,000,000                 January 20, 1999          34,500,000          February 1999
Properties, Inc. 1998        (34,500,000 shares)
Offering

CNL Hospitality              $165,000,000                 June 17, 1999             15,007,264          December 1999
Properties, Inc. 1997        (16,000,000 shares)
Initial Offering

CNL Hospitality              $275,000,000                 September 14, 2000        27,500,000          October 2000
Properties, Inc. 1999        (27,500,000 shares)
Offering

CNL Hospitality              $450,000,000                 April 22, 2002            45,000,000          June 2002
Properties, Inc. 2000        (45,000,000 shares)
Offering

CNL Hospitality              $450,000,000                 February 4, 2003          45,000,000          April 2003
Properties, Inc. 2002        (45,000,000 shares)
Offering

CNL Hospitality              $1,750,000,000               The 2003 offering
Properties, Inc. 2003        (175,000,000 shares)         has not yet closed.
Offering

CNL Retirement               $155,000,000                 September 18, 2000        971,898             April 2000
Properties, Inc. 1998        (15,500,000 shares)
Initial Offering

CNL Retirement               $155,000,000                 May 24, 2002              15,500,000          September 2002
Properties, Inc. 2000        (15,500,000 shares)
Offering

CNL Retirement               $450,000,000                 April 3, 2003             45,000,000          August 2003
Properties, Inc. 2002        (45,000,000 shares)
Offering

CNL Retirement               $1,750,000,000               The 2003 offering
Properties, Inc. 2003        (175,000,000 shares)         has not yet closed.
Offering

         The following table sets forth summary information, as of September 30, 2003, regarding property acquisitions by the 18 limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc.

and CNL Hospitality Properties, Inc.


                              TYPE OF                                               METHOD OF            TYPE OF
NAME OF ENTITY                PROPERTY                     LOCATION                 FINANCING            PROGRAM
--------------               ----------                   ----------               -----------          ---------
CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        66 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MD, MI, MN, NC, NE,
                                                     NM, NY, OH, OK, PA,
                                                     TN, TX, VA, WA, WY

CNL Income Fund            59 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               NE, OH, PA, SC, TN,
                                                     TX, UT, WA

CNL Income Fund            55 fast-food or           AZ, CO, FL, IL, IN,             All cash            Public
VIII, Ltd.                 family-style              LA, MI, MN, NC, NY,
                           restaurants               OH, OR, TN, TX, VA, WI

CNL Income Fund IX,        55 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MD, MI,
                           restaurants               MN, MS, NC, NH, NY,
                                                     OH, SC, TN, TX

CNL Income Fund X,         59 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        48 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

                              TYPE OF                                               METHOD OF            TYPE OF
NAME OF ENTITY                PROPERTY                     LOCATION                 FINANCING            PROGRAM
--------------               ----------                   ----------               -----------          ---------

CNL Income Fund            58 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IA, IN, LA, MO,
                           restaurants               MS, NC, NM, OH, SC,
                                                     TN, TX, WA

CNL Income Fund            53 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            71 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income Fund XV,        61 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            54 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, LA,
                           restaurants               MN, MO, NC, NM, NV,
                             OH, PA, TN, TX, UT, WI

CNL Income Fund            39 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MD, MI, NC, NE, NV,
                           casual-dining             OH, SC, TN, TX, WA, WI
                           restaurants

CNL Income Fund            30 fast-food,             AZ, CA, CO, FL, GA,             All cash            Public
XVIII, Ltd.                family-style or           IL, KY, MD, MN, NC,
                           casual-dining             NV, NY, OH, PA, TN,
                           restaurants               TX, VA

                              TYPE OF                                               METHOD OF            TYPE OF
NAME OF ENTITY                PROPERTY                     LOCATION                 FINANCING            PROGRAM
--------------               ----------                   ----------               -----------          ---------

CNL Restaurant             1,169 fast-food,          AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties, Inc.           family-style or           CT, DE, FL, GA, IA,
                           casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            126 limited               AL, AZ, CA, CO, CT,               (2)             Public REIT
Properties, Inc.           service, extended         DE, FL, GA, HI, IL,
                           stay or full              IN, KS, KY, LA, MA,
                           service hotels            MD, ME, MI, MN, MO,
                                                     MS, NC, NE, NJ, NV,
                                                     NY, OK, OR, PA, RI,
                                                     SC, TN, TX, UT, VA,
                                                     WA, WI

CNL Retirement             92 retirement             AL, AR, CA, CO, CT,               (3)             Public REIT
Properties, Inc.           properties                FL, GA, IL, IN, KS,
                                                     KY, MA, MD, MI, NC,
                                                     NE, NJ, OH, OK, PA,
                                                     SC, TN, TX, UT, VA, WA

---------------------

(1) As of March 31, 1999, all of the CNL Restaurant Properties, Inc. net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, the Restaurant Properties REIT and its consolidated subsidiaries have used proceeds from its lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2) As of September 30, 2003, approximately 40.5% of the assets acquired by CNL Hospitality Properties, Inc. had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REIT's equity offerings.

(3) As of September 30, 2003, approximately 27.1% of the assets acquired by CNL Retirement Properties, Inc. had been funded using debt. The balance was acquired using proceeds from the Retirement Properties REIT's equity offerings.

         A more detailed description of the acquisitions by real estate limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hospitality Properties, Inc. sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from CNL Income Properties upon request, free of charge. In addition, upon request to CNL Income Properties, we will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., CNL Hospitality Properties, Inc. and CNL Retirement Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of

December 31, 2002, the partnership had raised $27.5 million from 267 investors and had invested approximately $25.1 million in the resort, which opened on November 30, 2002.

         As of September 30, 2003, Mr. Seneff and Mr. Bourne, directly or through Affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2002. These 70 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of September 30, 2003. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 1% of the total amount raised by all 70 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of September 30, 2003, (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a triple-net lease basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2.5 million from 68 investors and entered into a mortgage loan, as the lender, with an Affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd.

         In order to provide potential purchasers of shares in CNL Income Properties with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hospitality Properties, Inc., including the information set forth in the foregoing table, certain financial and other information concerning those limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hospitality Properties, Inc. with investment objectives similar to one or more of CNL Income Properties' investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1998 and December 2002, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         CNL Income Properties primary investment objectives are to preserve, protect, and enhance our assets while (i) paying distributions at an increasing rate; (ii) obtaining fixed income primarily through the receipt of minimum annual base rent or the receipt of payments on loans, and increasing CNL Income Properties' income (and distributions) and providing protection against inflation primarily through periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds; (iii) owning a diversified portfolio of primarily triple-net leased real estate that will increase in value; (iv) qualifying and remaining qualified as a REIT for federal income tax purposes; and (v) providing stockholders of CNL Income Properties with liquidity of their investment, either in whole or in part, on or before December 31, 2015, through
(a) Listing, or, (b) if Listing does not occur by December 31, 2015, the commencement of an orderly Sale of our assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof, or merging CNL Income Properties with another entity in a transaction which provides CNL Income Properties' investors with cash or securities of a publicly traded company, unless stockholders owning a majority of CNL Income Properties' shares elect to extend the duration of CNL Income Properties by amendment of its articles of incorporation. In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity. The sheltering from tax of income from other sources is not an objective of CNL Income Properties. If CNL Income Properties is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of CNL Income Properties' objectives, stockholders should realize that the ability to meet these objectives may be severely handicapped by any lack of diversification of CNL Income Properties' investments and the terms of the leases.

         CNL Income Properties intends to meet its objectives through its investment policies of: (i) purchasing carefully selected, well-located Properties and leasing them primarily on a long-term, triple-net lease basis (which means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance) to tenants or operators who are significant industry leaders under leases generally requiring the tenant to pay minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds; and (ii) offering loans and other financing opportunities to operators and others. An operator will be considered a "significant industry leader" if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. In addition, CNL Income Properties will seek to acquire Properties that it believes are important to the continuing operations of its tenants or operators.

         In accordance with its investment policies, CNL Income Properties intends to invest in Properties whose tenants are also operators, or whose tenants have contracted or will contract with third-party operators approved by CNL Income Properties, based upon recommendations by the advisor. Although there is no limit on the number of Properties of a particular tenant or operator which CNL Income Properties may acquire, the board of directors, including a majority of the Independent Directors, will review CNL Income Properties' Properties and potential investments in terms of geographic, property sector and operator diversification. Potential loan borrowers will similarly be operators selected or approved by us, following the advisor's recommendations. It is intended that investments will be made in different property sectors and geographic locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of CNL Income Properties' business, including its investment policies, will facilitate CNL Income Properties' ability to meet its investment objectives, see the "Business" section.

         The investment objectives of CNL Income Properties may not be changed without the approval of stockholders owning a majority of the shares of outstanding common stock. The bylaws of CNL Income Properties require the Independent Directors to review CNL Income Properties' investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the board of directors along with the basis for such determination. The directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter CNL Income Properties' investment policies but only to the extent consistent with CNL Income Properties' investment objectives and investment limitations. See "Investment Objectives and Policies -- Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the board of directors from time to time, consistent with our objective of qualifying as a REIT, the articles of incorporation or the bylaws will provide for the following limitations on CNL Income Properties' investments.

         1. Not more than 10% of CNL Income Properties' total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property. For purposes of this paragraph, "Unimproved Real Property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. CNL Income Properties shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. CNL Income Properties shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the advisor, directors, or Affiliates, such appraisal must be obtained from an Independent Expert concerning the underlying property. Such appraisal shall be maintained in CNL Income Properties' records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         4. CNL Income Properties may not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the other loans of CNL Income Properties, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the other loans of CNL Income Properties" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. CNL Income Properties may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of CNL Income Properties (as shown on the books of CNL Income Properties in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all investments in Junior Debt of CNL Income Properties which does not meet the aforementioned requirements is limited to 10% of CNL Income Properties' tangible assets (which is included within the 25% limitation).

         6. CNL Income Properties may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an "asset coverage" of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. For the purpose of this section, "asset coverage" means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. The maximum amount of CNL Income Properties' borrowings in relation to its Net Assets may not exceed an amount equal to 300% of its Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of CNL Income Properties' Net Assets, a majority of CNL Income Properties' Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in CNL Income Properties' first quarterly report after such approval occurs.

         8. CNL Income Properties may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the advisor, the directors, or Affiliates of CNL Income Properties.

         9. CNL Income Properties will not invest in equity securities unless a majority of the directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize CNL Income Properties' ability to qualify and remain qualified as a REIT. In addition, we shall not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

         10. CNL Income Properties will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to CNL Income Properties as described under "Redemption of Shares,"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options"); provided however that Options may be issued (1) to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to directors, executive officers, or our employees or the advisor or its Affiliates. Options issuable to the advisor, directors or any Affiliate thereof shall not exceed 10% of the outstanding shares on the date of grant. Options may not be issued at exercise prices less than the fair market value of the underlying securities on the date of grant and unless a majority of the Independent Directors approve such issuance as being in the best interests of CNL Income Properties, and not for consideration (which may include services) that has a market value less than the value of such Option on the date of grant.

         11. A majority of the directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the advisor, a director, or an Affiliate thereof, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

         12. CNL Income Properties will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. CNL Income Properties will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. CNL Income Properties will not invest in any foreign currency or bullion or engage in short sales.

         15. CNL Income Properties will not make loans to the Sponsor, advisor, directors or any Affiliates thereof, except (A) loans subject to the restrictions governing loans in the articles of incorporation or (B) to subsidiaries of CNL Income Properties or to ventures or to partnerships in which CNL Income Properties holds an interest.

         16. CNL Income Properties will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         17. CNL Income Properties will not make any investment that it believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding common stock.

                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, CNL Income Properties must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the board of directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of CNL Income Properties -- Distribution Requirements." The declaration of distributions is within the discretion of the board of directors and depends upon CNL Income Properties' distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         CNL Income Properties intends to make regular distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. The board of directors currently intends to declare distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring shares, will not receive a distribution for a record date that they are not considered a stockholder of record. It is the intent of the board of directors to declare distributions monthly and pay distributions quarterly during the offering period and thereafter. However, the board of directors, in its sole discretion, may determine to declare and pay distributions on another basis. Distributions will not be paid by CNL Income Properties until such time as the close of the first full calendar quarter after the first release of funds from escrow to CNL Income Properties. The interest, if any, earned on subscription proceeds prior to their release from escrow, will be distributed to each subscriber within 30 days after the date a subscriber is admitted to CNL Income Properties as a stockholder. After the initial admission of stockholders to CNL Income Properties in connection with the sale of at least the minimum offering, interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days.

         Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly distributions by written notice to CNL Income Properties upon subscription, or, thereafter, upon at least 10 days' prior written notice to CNL Income Properties, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive distributions quarterly. In any quarter, stockholders may terminate their election to receive distributions monthly rather than quarterly by written notice to CNL Income Properties, which termination will be effective as of the beginning of the following calendar quarter. The board of directors, in its sole discretion, in the future may elect to pay distributions solely on a quarterly basis.

         CNL Income Properties may, in the future, charge stockholders who elect the monthly distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent distributions. CNL Income Properties may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Stockholders who elect the monthly Distribution option will not be eligible to participate in the reinvestment plan, unless the board of directors elects to make distributions to all stockholders on a monthly basis. See "Summary of Reinvestment Plan."

         CNL Income Properties is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to CNL Income Properties under federal income tax laws if it complies with the provisions relating to qualification as a REIT. If the cash available to CNL Income Properties is insufficient to pay such distributions, it may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of CNL Income Properties and the liquidation of its assets in accordance with the terms of the articles of incorporation; or distributions of in-kind property, as long as, with respect to in-kind property, the board of directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property distributions; and (iii) distributes in-kind property only to those stockholders who accept the directors' offer.

         Distributions will be made at the discretion of the directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and the general financial condition of CNL Income Properties, subject to the obligation of the directors to cause CNL Income Properties to qualify and remain qualified as a REIT for federal income tax purposes. CNL Income Properties intends to increase distributions in accordance with increases in net cash from operations.

         To the extent a stockholder purchased its shares subject to a reduced Acquisition Fee, CNL Income Properties shall reduce distributions otherwise payable to such stockholder by the amount of the advisory fee payable to the advisor. Because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. Accordingly, an investor's overall return may be lower by virtue of the Acquisition Fee discount. See "Management Compensation."

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         CNL Income Properties is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, CNL Income Properties is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of CNL Income Properties, stockholders, directors, and officers, the amendment of the articles of incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation.

         The articles of incorporation and the bylaws of CNL Income Properties will contain certain provisions that could make it more difficult to acquire control of CNL Income Properties by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of CNL Income Properties to negotiate first with its board of directors. CNL Income Properties believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The articles of incorporation also will permit Listing by the board of directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to CNL Income Properties. For more complete provisions, reference is made to the Maryland General Corporation Law and CNL Income Properties' articles of incorporation and bylaws.

DESCRIPTION OF CAPITAL STOCK

         CNL Income Properties has authorized a total of 1.32 billion shares of capital stock, consisting of 1 billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock as described below at "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of March 5, 2004, CNL Income Properties had 20,000 shares of common stock outstanding (representing shares issued to the advisor prior to the commencement of this Offering) and no preferred stock or Excess Shares outstanding.

         The board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that such action is in the best interest of CNL Income Properties.

         CNL Income Properties will not issue share certificates except to stockholders who make a written request to CNL Income Properties. Each stockholder's investment will be recorded on the books of CNL Income Properties, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send only an executed form to CNL Income Properties, and CNL Income Properties will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by CNL Income Properties on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the articles of incorporation, transfers of shares shall be effective, and the transferee of the shares will be recognized as the holder of such shares as of the first day of the following month on which CNL Income Properties receives properly executed documentation.

         Stockholders have no preemptive rights to purchase or subscribe for securities that CNL Income Properties may issue subsequently. Each share of common stock is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by the board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of CNL Income Properties remaining after payment in full of all creditors.

         All of the shares offered hereby will be fully paid and nonassessable when issued.

         The articles of incorporation authorize the board of directors to designate and issue from time to time one or more classes or series of common or preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences, and privileges of each class or series of common or preferred stock so issued. To the extent common or preferred stock is issued in connection with an affiliated transaction, the issuance of such stock shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at the expense of CNL Income Properties, to CNL Income Properties' or independent legal counsel. Because the board of directors has the power to establish the preferences and rights of each class or series of common or preferred stock, it may afford the holders of any series or class of stock preferences, powers, and rights senior to the rights of holders of common stock offered in this offering; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of the shares of common stock as the consideration paid to CNL Income Properties for each share of preferred stock bears to the book value of the shares of common stock on the date that such preferred stock is issued. The issuance of common or preferred stock could have the effect of delaying or preventing a change in control of CNL Income Properties.

         Similarly, the voting rights per share of equity securities of CNL Income Properties (other than the publicly held equity securities of CNL Income Properties) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to CNL Income Properties for each privately offered CNL Income Properties share bears to the book value of each outstanding publicly held equity security. The board of directors currently has no plans to offer equity securities of CNL Income Properties in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from common stock and preferred stock in a number of respects, including voting and economic rights, see "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

         The articles of incorporation provide that the number of directors of CNL Income Properties cannot be less than three nor more than 15. A majority of the board of directors will be Independent Directors. See "Management -- Independent Directors." Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. Independent Directors will appoint replacements for vacancies among the Independent Directors. Under the articles of incorporation, the term of office for each director will be one year, expiring each annual meeting of stockholders; however, nothing in the articles of incorporation prohibits a director from being reelected by the stockholders. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under CNL Income Properties' bylaws, a special meeting of stockholders may be called by the chairman of the board, a majority of the directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by the secretary of CNL Income Properties upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, CNL Income Properties shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the time and place of a meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after the written request is received, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding shall constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all the stockholders of CNL Income Properties.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The bylaws of CNL Income Properties require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Generally, CNL Income Properties' articles of incorporation may be amended only by the affirmative vote of CNL Income Properties' stockholders. In certain instances, the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote is required and in other instances the affirmative vote of the holders of two-thirds of such shares is required. To the extent permitted by Maryland law, the stockholders may vote to amend the articles of incorporation, terminate or dissolve CNL Income Properties or remove one or more directors without necessity for concurrence by the board of directors.

         The board of directors may, upon the affirmative vote of a majority of the members of the board of directors, and without the approval of the stockholders of CNL Income Properties, amend the articles of incorporation to increase the number of authorized Equity Shares of CNL Income Properties. Without stockholder approval, the board of directors may not, (i) amend the articles of incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (ii) sell all or substantially all of CNL Income Properties' assets other than in the ordinary course of business or in connection with liquidation and dissolution; (iii) cause a merger in which CNL Income Properties does not survive or cause any other reorganization of CNL Income Properties; or (iv) dissolve or liquidate CNL Income Properties, other than before the initial investment in Properties, loans or other Permitted Investments.

MERGERS, COMBINATIONS AND SALE OF ASSETS

         A sale or other disposition of all or substantially all of CNL Income Properties' assets other than in the ordinary course of business, a merger in which CNL Income Properties does not survive or a reorganization must be approved by the directors and a majority of the shares of common stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of CNL Income Properties or the advisor also must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to CNL Income Properties and on terms and conditions not less favorable to CNL Income Properties than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an Affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an Affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder.

Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose Affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.7 of the articles of incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between CNL Income Properties and any person. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between CNL Income Properties and any stockholder.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror and/or officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.8 of the articles of incorporation provides that the Maryland Control Share Acquisition Act is inapplicable to any acquisition of securities of CNL Income Properties by any person. Consequently, in instances where the board of directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of CNL Income Properties or such restrictions are otherwise removed, control shares of CNL Income Properties will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.

TERMINATION OF CNL INCOME PROPERTIES AND REIT STATUS

         The articles of incorporation provide for the voluntary termination and dissolution of CNL Income Properties by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the articles of incorporation permit the stockholders to terminate the status of CNL Income Properties as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

         Under the articles of incorporation, CNL Income Properties automatically will terminate and dissolve on December 31, 2015, unless Listing occurs, in which event CNL Income Properties automatically will become a perpetual life entity. If CNL Income Properties' shares are not listed on or before December 31, 2015, CNL Income Properties will sell its assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides its stockholders with cash or securities of a publicly traded company, unless its stockholders owning a majority of its shares elect to extend the duration of CNL Income Properties by amendment of its articles of incorporation. In making a determination of whether Listing is in the best interest of CNL Income Properties' stockholders, the board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of Properties owned, portfolio diversification, portfolio performance, CNL Income Properties' financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of CNL Income Properties."

         To ensure that CNL Income Properties satisfies these requirements, the articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any Person (as defined in the articles of incorporation) to no more than 9.8% of the outstanding shares of such common stock or 9.8% of any series of preferred stock (the "Ownership Limit"). It is the responsibility of each Person (as defined in the articles of incorporation) owning (or deemed to own) more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give CNL Income Properties written notice of such ownership. In addition, to the extent deemed necessary by the directors, CNL Income Properties can demand that each stockholder disclose to it in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the articles of incorporation) of the common stock and preferred stock. However, the articles of incorporation generally provide that the board of directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a Person if the board of directors determines that such Person's ownership of common stock and/or preferred stock will not jeopardize CNL Income Properties' status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the board of directors determines that it is no longer in the best interests of CNL Income Properties to attempt to qualify, or to continue to qualify, as a REIT under the Code.

         Subject to the Board's ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of CNL Income Properties' common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the Ownership Limit; (ii) result in CNL Income Properties' disqualification as a REIT under the Code, including any transfer that results in: (a) CNL Income Properties' common stock and/or preferred stock being owned by fewer than 100 Persons, or (b) CNL Income Properties being "closely held" within the meaning of
Section 856(h) of the Code; or (iii) potentially jeopardize CNL Income Properties' status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or "prohibited owner") shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of CNL Income Properties' excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by CNL Income Properties. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or (iii) the pro rata amount of the prohibited owner's initial capital investment in CNL Income Properties properly allocated to such shares of excess stock.

         All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, CNL Income Properties has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of CNL Income Properties' stock on the date CNL Income Properties exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

         For purposes of the articles of incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) the advisor during the period ending on December 31, 2004, or (ii) an underwriter which participated in a public offering of shares for a period of sixty (60) days following the initial purchase by such underwriter of shares therein, provided that the foregoing exclusions shall apply only if the ownership of such shares by the advisor or an underwriter would not cause CNL Income Properties to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the Code or otherwise cause CNL Income Properties to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of CNL Income Properties, which duty shall include a duty to supervise the relationship of CNL Income Properties with the advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and CNL Income Properties' articles of incorporation, CNL Income Properties is required to indemnify and hold harmless a present or former director, officer, advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of CNL Income Properties (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of CNL Income Properties while a director, officer, advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of CNL Income Properties. CNL Income Properties will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of CNL Income Properties, the Indemnitee shall have been adjudged to be liable to CNL Income Properties. In addition, CNL Income Properties will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of CNL Income Properties were offered or sold as to indemnification for violations of securities laws. Pursuant to its articles of incorporation, CNL Income Properties is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, advisor, Affiliate, employee or agent of CNL Income Properties; (ii) the Indemnitee provides CNL Income Properties with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by CNL Income Properties as authorized by the articles of incorporation; (iii) the Indemnitee provides CNL Income Properties with a written agreement to repay the amount paid or reimbursed by CNL Income Properties, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of CNL Income Properties acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. CNL Income Properties' articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of CNL Income Properties, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the directors in the event of a stockholder action against them. One such defense is the "business judgment rule." A director can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of CNL Income Properties, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.

         CNL Income Properties will enter into indemnification agreements with each of CNL Income Properties' officers and directors. The indemnification agreements will require, among other things, that CNL Income Properties indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, CNL Income Properties must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. CNL Income Properties also must cover officers and directors under CNL Income Properties' directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the articles of incorporation, it provides greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the board of directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the articles of incorporation, a director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of CNL Income Properties outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The advisor will keep, or cause to be kept, on behalf of CNL Income Properties, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of CNL Income Properties, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at the principal office of CNL Income Properties, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

         As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at CNL Income Properties' home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. CNL Income Properties may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes. The purposes for which a stockholder may request a list include matters relating to their voting rights.

         If the advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the advisor and the directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of CNL Income Properties. CNL Income Properties may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in CNL Income Properties. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of CNL Income Properties and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the advisor or directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by CNL Income Properties. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of CNL Income Properties and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)   one of the following:

                (A) remaining stockholders of CNL Income Properties and preserving their interests therein on the same terms and conditions as existed previously; or

                (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of CNL Income Properties.

         CNL Income Properties is prohibited from participating in any proposed Roll-Up Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in CNL Income Properties' articles of incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and
9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CNL Income Properties. (See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "Summary of the Articles of Incorporation and Bylaws -- Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of CNL Income Properties' articles of incorporation and described in "Summary of the Articles of Incorporation and Bylaws -- Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by CNL Income Properties if the Roll-Up Transaction is not approved by the stockholders.

                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of shares of CNL Income Properties, prepared by Greenberg Traurig, LLP, as counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of CNL Income Properties, or to the purchase, ownership or disposition of the shares, has been requested from the Internal Revenue Service or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Internal Revenue Service were to challenge the conclusions of counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by counsel would be sustained in court. Prospective investors should consult their own tax advisers in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the shares of CNL Income Properties, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF CNL INCOME PROPERTIES

         GENERAL. CNL Income Properties expects to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2004. CNL Income Properties believes that it will organize and will operate in such a manner as to qualify as a REIT, and CNL Income Properties intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If CNL Income Properties qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, CNL Income Properties will be subject to federal income tax in the following circumstances. First, CNL Income Properties will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, CNL Income Properties may be subject to the alternative minimum tax on its items of tax preference. Third, if CNL Income Properties has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if CNL Income Properties has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if CNL Income Properties should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which 90% or 75% of CNL Income Properties' gross income exceeds its gross income qualifying under the 95% or 75% gross income tests, respectively. Sixth, if, during each calendar year, CNL Income Properties fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, CNL Income Properties will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if CNL Income Properties acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in CNL Income Properties' hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and CNL Income Properties recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by

CNL Income Properties, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by CNL Income Properties over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that CNL Income Properties does not make an election pursuant to Section 1.337(d)-7 of the Treasury Regulations upon its acquisition of an asset from a C corporation. Eighth, if CNL Income Properties receives non-arm's length income from one of its taxable REIT subsidiaries (as described below), it will be subject to a 100% tax on such income.

         If CNL Income Properties fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, it will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of shares. To the extent that CNL Income Properties would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of shares would be reduced. Distributions made to holders of shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such distributions would be made. CNL Income Properties would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         OPINION OF COUNSEL. Based upon representations made by officers of CNL Income Properties with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon counsel's independent review of such documents as counsel deemed relevant in the circumstances and upon the assumption that CNL Income Properties will operate in the manner described in this Prospectus, counsel has advised CNL Income Properties that, in its opinion, commencing with the taxable year ending December 31, 2004, CNL Income Properties will be organized in conformity with the requirements for qualification as a REIT, and CNL Income Properties' proposed method of operation will enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that CNL Income Properties' ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving CNL Income Properties and others, and no assurance can be given that the actual results of CNL Income Properties' operations and future actions and events will enable CNL Income Properties to satisfy in any given year the requirements for qualification and taxation as a REIT.

         REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, CNL Income Properties' proportionate share of the assets, liabilities and items of income of the operating partnership and of any joint venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of CNL Income Properties for purposes of applying the asset and gross income tests described herein.

         OWNERSHIP TESTS. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the articles of incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock. Among other provisions, the articles of incorporation empower the board of directors to redeem, at its option, a sufficient number of shares to bring the ownership of shares of CNL Income Properties in conformity with these requirements or to assure continued conformity with such requirements.

         Under the articles of incorporation, each holder of shares is required, upon demand, to disclose to the board of directors in writing such information with respect to actual, constructive or beneficial ownership of shares of CNL Income Properties as the board of directors deems necessary to comply with provisions of the Code applicable to CNL Income Properties or the provisions of the articles of incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which CNL Income Properties is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause us to fail to qualify as a REIT. CNL Income Properties has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         ASSET TESTS. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer other than a "taxable REIT subsidiary" or a "qualified REIT subsidiary", exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. A REIT can own up to 100% of the securities of one or more "taxable REIT subsidiaries", which we refer to as TRSs, provided that not more than 20% of the value of a REIT's assets may consist of securities of one or more TRSs (including loans to TRSs which are not secured by real estate or mortgages on real property). A TRS may be any corporation in which the REIT owns up to 100% of the interests, and which jointly elects with the REIT that the TRS be treated as a TRS of the REIT. Unlike a REIT, a TRS is subject to corporate level income tax on all of its net taxable income. There are rules which limit the deductibility of interest paid by a TRS to the REIT, and a 100% excise tax is imposed on certain transactions between a REIT and a TRS to the extent the transactions are not on an arm's-length basis. We intend to own one or more TRSs through which we may hold assets which are not within the 75% class of assets and through which we will conduct our development and sales activities to the extent those activities may not generate income which would satisfy the gross income tests described below. A "qualified REIT subsidiary" is a corporation 100% of the stock of which is owned by the REIT, and whose separate corporate existence is ignored for tax purposes, with the result that its income and assets are treated as income and assets of the REIT. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         It is anticipated that the bulk of our assets will be "real estate assets" including direct and indirect interests in real property, direct and indirect interests in leaseholds of land and any improvements thereon, and interests in mortgages secured by any of the foregoing. However, certain of CNL Income Properties' Properties, such as its interests in marinas, may represent interests in property that does not qualify, in whole or in part, as "real estate assets" under prevailing interpretations of the tax laws. CNL Income Properties has represented that at the end of each quarter the sum of the value of any personal property owned by it plus the value of all other company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of CNL Income Properties' total assets. No independent appraisals will be acquired to support this representation, and counsel, in rendering its opinion as to the qualification of CNL Income Properties as a REIT, is relying on the conclusions of CNL Income Properties and its senior management as to the relative values of its assets. There can be no assurance however, that the Internal Revenue Service may not contend that the value of any personal property or other property owned by CNL Income Properties not qualifying for the 75% Asset Test, exceeds 25% of CNL Income Properties' total assets.

         As indicated in "Business -- Joint Venture Arrangements," CNL Income Properties may participate in joint ventures. If a joint venture were classified, for federal income tax purposes, as an association taxable as a



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

corporation rather than as a partnership, our ownership of a 10% or greater interest in the joint venture would cause CNL Income Properties to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, counsel is of the opinion, based on certain assumptions, that any joint ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         INCOME TESTS. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

                  The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of our income will be derived from rents with respect to the Properties. Rents from Properties received by CNL Income Properties qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"), excluding a tenant which is a TRS whose leased property is occupied by unrelated third-parties on a transient basis and managed and operated by an "eligible" independent contractor actively engaged in the business of operating similar vacation or lodging properties for third parties unrelated to CNL Income Properties or the TRS. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue or through a TRS, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the remainder of the rental income to fail to qualify as rents from real property.

         CNL Income Properties has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, we expect that virtually all of our income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, CNL Income Properties will be paid interest on the mortgage loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a mortgage loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. With the possible exception of mortgage loans secured by interests in marinas, CNL Income Properties has represented that this will always be the case. Therefore, in the opinion of counsel, income generated through CNL Income Properties' investments in mortgage loans secured by Properties other than marinas will be treated as qualifying income under the 75% gross income test.

         Rents from personal property will satisfy the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         License income and other income from the right to use property which is not properly characterized as a lease for federal income tax purposes will not satisfy either the 75% or 95% gross income tests. Rents from leases of marina Properties may not satisfy the 75% or 95% gross income tests to the extent of the portion of the rental income properly allocable to the value of the water rights associated with the marina.

         Income from sales of property by a REIT which are held for sale to customers may be subject to a 100% "prohibited transactions tax" and would not constitute gross income for purposes of the 75% and 95% gross income tests. Properties which CNL Income Properties acquired for the purpose of developing and selling to third parties, such as certain interests in Vacation Ownership Properties will be held by CNL Income Properties through a TRS and subject to corporate level taxes. Net after tax income of a TRS may be distributed to CNL Income Properties and will satisfy the 95% but not the 75% gross income test.

         If, notwithstanding the above, CNL Income Properties fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if (i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and CNL Income Properties is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which CNL Income Properties failed the 75% test or by which 90% of its gross income exceeded its gross income qualifying under the 95% test (whichever amount is greater).

         DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate by January 31 of the following taxable year if declared during the last three months of such taxable year, payable to stockholders of record as of such date or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         CNL Income Properties has represented that it intends to make distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that CNL Income Properties may not have sufficient funds from its operations to make cash distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, CNL Income Properties might be required to continue to accrue rent for some period of time under federal income tax principles even though CNL Income Properties would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, CNL Income Properties might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, CNL Income Properties' cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the company is insufficient, it might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling Assets. If CNL Income Properties ultimately was unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the shares. If CNL Income Properties fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Internal Revenue Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in CNL Income Properties' deductions for distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         TAXABLE DOMESTIC STOCKHOLDERS. For any taxable year in which CNL Income Properties qualifies as a REIT for federal income tax purposes, distributions made by CNL Income Properties to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by CNL Income Properties generally will be taxed as long-term capital gain, without regard to the period for which such person has held its shares, to the extent that they do not exceed CNL Income Properties' actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, CNL Income Properties may elect to retain and pay income tax on its long-term capital gains. If CNL Income Properties so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by CNL Income Properties. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of our current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's shares, and then, to the extent the distribution exceeds each stockholder's basis, as gain realized from the sale of shares. CNL Income Properties will notify each stockholder as to the portions of each distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any distribution that is (i) declared by CNL Income Properties in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by CNL Income Properties in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the reinvestment plan will be treated as if they received a cash distribution from CNL Income Properties and then applied such distribution to purchase shares in the reinvestment plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of CNL Income Properties.

         Upon the sale or other disposition of CNL Income Properties' shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of shares by CNL Income Properties will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in CNL Income Properties. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of CNL Income Properties' current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in CNL Income Properties under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under
Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in CNL Income Properties. The Internal Revenue Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

         CNL Income Properties will report to its U.S. stockholders and the Internal Revenue Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide CNL Income Properties with a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid to the Internal Revenue Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, CNL Income Properties may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to CNL Income Properties. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Foreign Stockholders" below.


         Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified dividend income" to 15%. Capital gains on sales of CNL Income Properties' shares by individuals and "capital gain" dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by CNL Income Properties will be treated as "qualified dividend income" and eligible for the 15% maximum rate only to the extent attributable to taxable income of CNL Income Properties on which a corporate level tax has been imposed, e.g. dividend income received by CNL Income Properties from a non-REIT U.S. C-corporation including a "taxable REIT subsidiary", income of CNL Income Properties subject to a "built-in-gains" tax in the prior taxable year (net of the taxes paid by CNL Income Properties on such income), and taxable income retained by CNL Income Properties in the prior taxable year (net of the taxes paid by CNL Income Properties on such income). Generally CNL Income Properties does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes. The state and local income tax treatment of CNL Income Properties and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in shares.


         TAX-EXEMPT STOCKHOLDERS. Dividends paid by CNL Income Properties to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of shares in the articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing shares in CNL Income Properties, absent a waiver of the restrictions by the board of directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of shares in the articles of incorporation and that a tax-exempt stockholder does not finance the acquisition of its shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its shares in an unrelated trade or business, in the opinion of counsel, the distributions of CNL Income Properties with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the advisor.

         Distributions that are not attributable to gain from sales or exchanges by CNL Income Properties of United States real property interests and not designated by CNL Income Properties as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of CNL Income Properties. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. CNL Income Properties expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and the Non-U.S. Stockholder files Internal Revenue Service Form W-8BEN with CNL Income Properties and, if the shares are not traded on an established securities market, acquires a taxpayer identification number from the Internal Revenue Service) or (ii) the Non-U.S. Stockholder files an Internal Revenue Service Form W-8ECI with CNL Income Properties claiming that the distribution is effectively connected income. Distributions in excess of CNL Income Properties' current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of CNL Income Properties' current and accumulated earnings and profits. CNL Income Properties is permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the Internal Revenue Service.

         For any year in which CNL Income Properties qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by CNL Income Properties of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. CNL Income Properties is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by CNL Income Properties as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.


         Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if CNL Income Properties is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that CNL Income Properties will be a "domestically controlled REIT," and in such case the sale of shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if
(i) investment in the shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate stockholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

STATE AND LOCAL TAXES

         CNL Income Properties and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of CNL Income Properties and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common stock of CNL Income Properties.

CHARACTERIZATION OF PROPERTY LEASES

         CNL Income Properties will purchase both new and existing Properties and lease them to tenants pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of CNL Income Properties to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by CNL Income Properties are true leases, under which CNL Income Properties is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Internal Revenue Service that CNL Income Properties is not the owner of the Properties for federal income tax purposes may have adverse consequences to CNL Income Properties, such as the denying of CNL Income Properties' depreciation deductions. Moreover, a denial of CNL Income Properties' depreciation deductions could result in a determination that CNL Income Properties' distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if CNL Income Properties has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations -- Taxation of CNL Income Properties -- Distribution Requirements," above. Furthermore, in the event that it was determined that CNL Income Properties was not the owner of a particular Property, in the opinion of counsel the income that CNL Income Properties would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Internal Revenue Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by CNL Income Properties suggest CNL Income Properties might not be the owner of the Properties, such as the fact that such leases are triple-net lease, a substantial number of other characteristics indicate the bona fide nature of such leases and that CNL Income Properties will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," CNL Income Properties will bear the risk of substantial loss in the value of the Properties, since CNL Income Properties will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, CNL Income Properties, rather than the tenant, will benefit from any appreciation in the Properties, since CNL Income Properties will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by CNL Income Properties are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to CNL Income Properties; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and (iv) based on CNL Income Properties' representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of CNL Income Properties' cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, CNL Income Properties has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, CNL Income Properties will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which CNL Income Properties owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) CNL Income Properties leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by CNL Income Properties, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of CNL Income Properties' cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of counsel that CNL Income Properties will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which CNL Income Properties does not own the underlying land, counsel may not be able to opine that such transactions will be characterized as leases.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," CNL Income Properties may participate in joint ventures which own and lease Properties. Assuming that the joint ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that CNL Income Properties operates with respect to Properties that it owns directly, it is the opinion of counsel that (i) the joint ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that CNL Income Properties will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to CNL Income Properties of income, gain, loss and deduction as provided in the joint venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. CNL Income Properties has represented that it will not become a participant in any joint venture unless CNL Income Properties has first obtained advice of counsel that the joint venture will constitute a partnership for federal income tax purposes and that the allocations to CNL Income Properties contained in the joint venture agreement will be respected.

         If, contrary to the opinion of counsel, a joint venture were to be treated as an association taxable as a corporation, CNL Income Properties would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture's assets. In addition, the items of income and deduction of the joint venture would not pass through to CNL Income Properties. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture's taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause CNL Income Properties to fail to satisfy the asset tests for qualification as a REIT. See "Federal Income Tax Considerations -- Taxation of CNL Income Properties -- Asset Tests" and "Federal Income Tax Considerations -- Taxation of CNL Income Properties -- Income Tests," above.

                             REPORTS TO STOCKHOLDERS

         CNL Income Properties will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the advisor and any Affiliate of the advisor by CNL Income Properties and including fees or charges paid to the advisor and any Affiliate of the advisor by third parties doing business with CNL Income Properties; (iv) the Operating Expenses of CNL Income Properties, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of CNL Income Properties, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by CNL

Income Properties are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving CNL Income Properties, directors, advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) distributions to the stockholders for the period, identifying the source of such distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the distributions (with the statement as to the source of distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 90 days following the close of each CNL Income Properties fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in CNL Income Properties. For any period during which CNL Income Properties is making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10 per share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by CNL Income Properties based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding loans, and other Permitted Investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan and other Permitted Investment. CNL Income Properties may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither CNL Income Properties nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or CNL Income Properties, upon liquidation, will actually realize the estimated value per share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their shares.

         CNL Income Properties is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q and stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding CNL Income Properties and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to CNL Income Properties. If CNL Income Properties is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 90 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of CNL Income Properties at all times during regular business hours, upon reasonable prior notice to CNL Income Properties, at the location where such reports are kept by CNL Income Properties. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of CNL Income Properties and, subject to certain confidentiality and other requirements, may obtain a list containing the name, address, and shares held by each stockholder. See "Summary of the Articles of Incorporation and Bylaws - Inspection of Books and Records."

         The fiscal year of CNL Income Properties will be the calendar year.

         CNL Income Properties' federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by CNL Income Properties. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of CNL Income Properties. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of CNL Income Properties for inspection and review by any interested stockholder.

                                  THE OFFERING

GENERAL

         A minimum of 250,000 shares and a maximum of 200 million shares are being offered. CNL Income Properties has initially designated five million shares to be offered to stockholders purchasing shares in this offering who elect to participate in the reinvestment plan and who receive a copy of this Prospectus or a separate prospectus for the reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain after meeting anticipated obligations under the reinvestment plan, CNL Income Properties may decide to sell a portion of these shares in this offering. Similarly, prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the Reinvestment Agent and CNL Income Properties anticipates additional demand for its reinvestment plan shares, CNL Income Properties may decide to reallocate a portion of the shares designated for this offering to the reinvestment plan. Any shares purchased pursuant to the reinvestment plan will be purchased at $9.50 per share. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this Prospectus or a separate prospectus. See "Summary of Reinvestment Plan." The board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.

         A minimum investment of 500 shares ($5,000) is required. Any investor who makes the required minimum investment may purchase additional shares in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment Plan."

         No shares will be sold and the offering will terminate unless subscriptions for at least the minimum offering have been obtained within one year after the date of this Prospectus. If the minimum offering is sold, CNL Income Properties may, in its sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to one additional year thereafter (in states that permit such an extension). Until subscription funds for shares of CNL Income Properties total $2.5 million, the funds will be held in escrow by SouthTrust Bank, and interest earned on such funds will accrue to the benefit of subscribers. Subscription amounts with all interest due will be returned in the event that subscriptions aggregating $2.5 million are not received within one year after the commencement of the offering. For purposes of determining whether the minimum offering has been satisfied, sales of shares to Affiliates will not be included in the determination.

PLAN OF DISTRIBUTION

         The shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the managing dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of shares from CNL Income Properties. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the managing dealer, and the advisor is an Affiliate of the managing dealer. The managing dealer does not intend to purchase any shares in this offering.

         Prior to a subscriber's admission to CNL Income Properties as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. CNL Income Properties, within 30 days after the date a subscriber is admitted to CNL Income Properties, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber's funds. After the initial admission of stockholders to CNL Income Properties in connection with the sale of at least 250,000 shares, interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on CNL Income Properties funds or to receive interest on their Invested Capital. See "The Offering -- Escrow Arrangements" below.

         Subject to the provisions for a reduction of the selling commissions, the marketing support fee and the Acquisition Fee described below, CNL Income Properties will pay the managing dealer an aggregate of 6.5% of the Gross Proceeds as selling commissions. The managing dealer will reallow fees of up to 6.0% to the Soliciting Dealers with respect to shares sold by them. In addition, CNL Income Properties will pay the managing dealer for actual expenses incurred in connection with the due diligence of CNL Income Properties and this offering and such reimbursement will be paid following submission of invoices supporting such expenses. CNL Income Properties will also pay to the managing dealer an amount equal to 2.5% of Gross Proceeds as a marketing support fee. All or a portion of this fee will be reallowed to any Soliciting Dealer which enters into an addendum to the Participating Broker Agreement with the managing dealer. Generally, the managing dealer will not reallow any portion of the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of shares of our common stock and they agree to provide one or more of the following services: (i) provide internal marketing support personnel and marketing communications vehicles to assist the managing dealer in the promotion of CNL Income Properties; (ii) respond to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, the financial status of CNL Income Properties and the real estate markets in which CNL Income Properties has invested; (iii) assist investors with reinvestments and redemptions; and/or
(iv) provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors. To the extent a Soliciting Dealer is entitled to all or a portion of the 2.5% marketing support fee, the Soliciting Dealer may elect to defer over time its receipt of the marketing support fee to which it is entitled. In such event, the marketing support fee to be reallowed will be paid to the Soliciting Dealer over a period of up to ten years (which period will be agreed upon by the Managing Dealer and Soliciting Dealer) until the marketing support fee payable to the Soliciting Dealer has been paid in full. Further, upon Listing, any remaining deferred portion of the marketing support fee payable to the Soliciting Dealer will become immediately due and PAYABLE. Selling commissions and the marketing support fee will not be paid in connection with shares purchased pursuant to the reinvestment plan. See "Summary of Reinvestment
Plan."


         The following table shows the compensation payable to the managing dealer.

                 TYPE OF COMPENSATION                     ESTIMATED AMOUNT*
                 --------------------                     -----------------
    Selling commissions                                6.5% of Gross Proceeds
    Due diligence expense reimbursements               0.01% of Gross Proceeds
    Marketing support fee                              2.5% of Gross Proceeds

* Purchases may be made by certain categories of investors net of selling commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee, as explained below. In addition, selling commissions and the marketing support fee will not be paid in connection with shares purchased pursuant to the reinvestment plan.

         PURCHASES NET OF SELLING COMMISSIONS AND THE MARKETING SUPPORT FEE AND, IN CERTAIN CIRCUMSTANCES, SUBJECT TO A REDUCED 1.0% ACQUISITION FEE. The following persons and entities may purchase shares net of 6.5% selling commissions and the 2.5% marketing support fee, at a per share purchase price of $9.10 (assuming no other discounts apply): (i) a registered principal or representative of the managing dealer or a Soliciting Dealer; (ii) employees, officers and directors of CNL Income Properties or the advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that "immediate family members" means such person's spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "-in law" relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities; (iii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and (iv) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation, or may contact the managing dealer for such assistance. The amount of proceeds to CNL Income Properties will not be affected by eliminating selling commissions and the marketing support fee payable in connection with sales to investors purchasing through such registered investment advisers or bank trust department. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the selling commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of selling commissions and the marketing support fee offered by CNL Income Properties for shares that they sell. In that event, such shares shall be sold to the investor net of 6.5% selling commissions and the marketing support fee, at a per share purchase price of $9.10.

         In order to encourage purchases in excess of 500,000 shares, by the categories of investors described above, in addition to a discount equal to the 6.5% selling commissions and the 2.5% marketing support fee discount described above, if the investor is a "purchaser" (as defined below) and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, Soliciting Dealer or the managing dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, the initial purchase price per share will be $8.90; provided, however, such purchaser and any person to whom the shares are transferred, will be required to pay, through withholdings by CNL Income Properties of distributions otherwise payable to it, an annual 0.40% advisory fee on such person's shares. Although the initial purchase price per share will be $8.90, because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. Accordingly, an investor's overall return may be lower by virtue of the Acquisition Fee discount. See "Management Compensation."

         VOLUME DISCOUNTS. In connection with the purchases of certain minimum numbers of shares by an investor who does not qualify for the discount described above, the amount of selling commissions otherwise payable to a Soliciting Dealer may be reduced in accordance with the following schedule:

                                                                 Commissions on Sales per             Reallowed Commissions on Sales
                                  Purchase Price per         Incremental Share Payable to the        per Incremental Share in Volume
                                 Incremental Share in                 Managing Dealer                         Discount Range
           Number                   Volume Discount         -----------------------------------     --------------------------------
    of Shares Purchased                  Range                Percent           Dollar Amount         Percent          Dollar Amount
   ---------------------         --------------------       -------------     -----------------     -----------     ----------------

           1 -- 50,000                  $10.00                  0.5%                $0.05               6.0%                $0.60
      50,001 -- 75,000                    9.90                  0.5%                $0.05               5.0%                $0.50
      75,001 -- 100,000                   9.80                  0.5%                $0.05               4.0%                $0.40
     100,001 -- 250,000                   9.70                  0.5%                $0.05               3.0%                $0.30
     250,001 -- 500,000                   9.60                  0.5%                $0.05               2.0%                $0.20
       Over 500,001*                      9.50                  0.5%                $0.05               1.0%                $0.10


         For example, if an investor purchases 100,000 shares, the investor could pay as little as $992,500 rather than $1 million for the shares, in which event the selling commissions on the sale of such shares would be $57,500 ($0.575 per share). The net proceeds to CNL Income Properties will not be affected by such discounts.


         The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of shares subscribed for in that purchase, will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 shares, and a second purchase is for 3,000 shares, 1,000 shares of the second purchase will be priced at $9.90 per share and 2,000 shares of the second purchase will be priced at $9.80 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to CNL Income Properties and must set forth the basis for such request.


         For purposes of volume discounts, all such shares must be purchased through the same Soliciting Dealer, or through the managing dealer or through the same registered investment adviser, as applicable.


         *Further, in order to encourage purchases in excess of 500,000 shares, in addition to the volume discounts described above, if the investor is a "purchaser" and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, Soliciting Dealer or the managing dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, such purchaser and any person to whom such shares are transferred, will be required to pay, through withholdings by CNL Income Properties of distributions otherwise payable to it, an annual 0.40% advisory fee on such person's shares. Because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. Accordingly, although an investors' initial purchase price of shares may be lower because of the Acquisition Fee discount, such investor's overall return may be lower by virtue of the 0.40% annual advisory fee payable in connection with the Acquisition Fee discount. See "Management Compensation."

         APPLICATION OF VARIOUS DISCOUNTS. The volume discount and Acquisition Fee discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the reinvestment plan on behalf of a Participant in the reinvestment plan will not be combined with other subscriptions for shares by the investor in determining the volume discount or Acquisition Fee discount to which such investor may be entitled. Further, shares purchased pursuant to the reinvestment plan will not be eligible for a volume discount, Acquisition Fee discount or any other discount referred to in this Plan of Distribution. See "Summary of Reinvestment Plan."

         For purposes of determining the applicability of volume discounts and Acquisition Fee discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not; (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Any request to be deemed a "purchaser" must be made in writing in a form satisfactory to CNL Income Properties and must set forth the basis for such request. Any such request will be subject to verification by the managing dealer that all of such subscriptions were made by a single "purchaser." Except as described in the section of the Prospectus titled, "Summary of the Articles of Incorporation and Bylaws - Restriction of Ownership," there is no limit on the number of shares a purchaser may acquire.

         Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to CNL Income Properties as a result of such sale with which to acquire Properties, make mortgage loans or invest in other Permitted Investments. All investors will be deemed to have contributed the same amount per share to CNL Income Properties whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced commissions will receive higher returns on their investments in CNL Income Properties as compared to investors who do not pay reduced commissions; provided, however, that distributions payable to stockholders who receive Acquisition Fee discounts, are subject to reduction with respect to the payment of the advisory fee.


         SALES INCENTIVES. CNL Income Properties or its Affiliates also may provide incentive items for registered representatives of the managing dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the managing dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the managing dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule
2710(d). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.


         OTHER COMPENSATION. In connection with the sale of shares, certain associated persons of the managing dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 0.9% of Gross Proceeds, of which up to 0.5% is payable by the managing dealer (out of the 0.5% it retains from the selling commissions) and the balance will be paid by either the manager dealer out of its funds or by an Affiliate but, not by CNL Income Properties.

         In addition, CNL Income Properties and, to a lesser extent, its Affiliates will pay their Affiliates, including CNL Investment Company and the managing dealer and its associated persons, for other expenses incurred, including expenses related to sales seminars, wholesaling activities and legal expenses. CNL Income Properties may also reimburse the Soliciting Dealers for certain expenses incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes selling commissions, the marketing support fee, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

         The managing dealer and the Soliciting Dealers severally will indemnify CNL Income Properties and its officers and directors, the advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase shares, the subscriber must complete and execute the subscription agreement. Any subscription for shares must be accompanied by cash or check payable to "SouthTrust Bank, Escrow Agent" (or to CNL Income Properties after subscription funds are released from escrow), in the amount of $10 per share, subject to certain discounts discussed above. See also "The Offering - Escrow Arrangements" below. Subscriptions will be effective only upon their acceptance by CNL Income Properties, and CNL Income Properties reserves the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as investors are admitted as stockholders of CNL Income Properties. See "The Offering -- Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by CNL Income Properties within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within 10 business days after the date of such rejection, without interest and without deduction. A form of the subscription agreement is set forth as Appendix C to this Prospectus. The subscription price of each share is payable in full upon execution of the subscription agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         CNL Income Properties will place the subscription proceeds in an interest-bearing escrow account with SouthTrust Bank. Once subscriptions for the minimum offering have been received and accepted by CNL Income Properties, subscription funds will be released to CNL Income Properties from escrow within approximately 30 days and investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. If you purchase shares after the minimum offering has been sold, your subscription funds will also be placed into escrow with SouthTrust Bank, which will hold the funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by CNL Income Properties as a stockholder. After the minimum offering has been sold, CNL Income Properties will generally admit stockholders daily but in no event later than the last day of the calendar month following acceptance of your subscription.

         If the minimum offering has not been received and accepted by ____________, 2005, the Escrow Agent will promptly notify CNL Income Properties and this offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 or other tax form applicable in respect of the subscriber from each subscriber. Promptly after termination of the offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 or other tax form applicable in respect of the subscriber to the Escrow Agent prior to the date the Escrow Agent returns the subscriber's funds, the Escrow Agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

         The funds held in escrow shall be transferred to CNL Income Properties within 30 days after CNL Income Properties has received and accepted subscriptions for at least the minimum offering. Investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. After the minimum offering has been sold, CNL Income Properties may, in it sole discretion and without notice to the subscribers, elect to extend the offering until not later than ____________, 2006 (in states that permit such an extension).

         After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by CNL Income Properties, and if rejected, all funds shall be returned to subscribers within 10 business days after the date of such rejection. Investors whose subscriptions are accepted will be admitted as stockholders of CNL Income Properties no later than the last day of the calendar month following acceptance of their subscriptions. The interest, if any, earned on subscription proceeds prior to their release from escrow will be payable only to those subscribers whose funds have been held in escrow for at least 20 days.

         The advisor and each Soliciting Dealer who sells shares on behalf of CNL Income Properties have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards And How To Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         Each Soliciting Dealer is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

         PROCEDURES APPLICABLE TO NON-TELEPHONIC ORDERS. Each Soliciting Dealer receiving a subscriber's check made payable solely to the Bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the managing dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the managing dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The managing dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         PROCEDURES APPLICABLE TO TELEPHONIC ORDERS. Certain Soliciting Dealers may permit investors to subscribe for shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, forward the offering price for the shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the managing dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the managing dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the managing dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The managing dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

Investors who are residents of Minnesota and North Carolina must complete and sign the Subscription Agreement in order to subscribe for shares and, therefore, may not subscribe for shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the subscription agreement on behalf of investors who place such orders. All investors who telephonically subscribe for shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         ADDITIONAL SUBSCRIPTION PROCEDURES. Investors who have questions or who wish to place orders for shares by telephone or to participate in the reinvestment plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions.

The form of subscription agreement for certain Soliciting Dealers who do not permit telephonic subscriptions differs slightly from the form attached hereto as Appendix C, primarily in that it will eliminate this option.

ESCROW ARRANGEMENTS

         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Bank. No shares will be sold by CNL Income Properties, no commissions or fees will be paid by it, and the initial admission of investors of CNL Income Properties will not take place unless subscriptions have been accepted for at least the minimum offering and subscription funds from investors who place telephonic orders have been on deposit with SouthTrust Bank for at least 15 days from the date written confirmation is mailed to the investor by the managing dealer. Once subscriptions for at least the minimum offering have been received and accepted by CNL Income Properties, subscription funds will be released to CNL Income Properties from escrow within approximately 30 days and investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. If you purchase shares after the minimum offering has been sold, your subscription funds will also be placed into escrow with SouthTrust Bank, which will hold the funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by CNL Income Properties as a stockholder. After the minimum offering has been sold, CNL Income Properties will generally admit stockholders daily but in no event later than the last day of the calendar month following acceptance of your subscription.

         If subscriptions for at least the minimum offering have not been received, accepted, and paid for within one year from the initial date of this Prospectus, all funds received will be promptly repaid in full, with any interest earned thereon. In addition, California investors only will have the right to withdraw their subscription funds if subscribers for at least the minimum offering have not been accepted by CNL Income Properties within six months after the initial date of this Prospectus and CNL Income Properties elects at that time not to terminate the offering. For purposes of determining whether the minimum offering has been satisfied, sales of shares to Affiliates will not be included in the determination.

         The Escrow Agreement between CNL Income Properties and SouthTrust Bank provides that escrowed funds will be invested by SouthTrust Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, or, upon receipt of subscription proceeds for at least the minimum offering (provided that subscription funds from investors who place telephone orders have been on deposit with SouthTrust Bank for at least 15 days), in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to CNL Income Properties upon request following the admission of a stockholder to CNL Income Properties.

         The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to CNL Income Properties as a stockholder, will be distributed to each subscriber. After the initial admission of stockholders to CNL Income Properties in connection with the sale of at least the minimum offering, interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on CNL Income Properties funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by such Plan or IRA.

         FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction.

         PLAN ASSETS. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(g) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We expect the shares to be "widely held" upon completion of this offering.

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. CNL Income Properties believes that the restrictions imposed under the articles of incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.

         Assuming that the shares will be "widely held" and "freely transferable," we believe that the shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of CNL Income Properties will not be deemed to be "plan assets" of any Plan that invests in the shares.

DETERMINATION OF OFFERING PRICE

         The offering price per share was determined by CNL Income Properties in its sole discretion based upon the price which it believed investors would pay for the shares (less a discount with respect to shares offered pursuant to the reinvestment plan), the fees to be paid to the advisor and its Affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds it believed should be available to invest in Properties, loans and other Permitted Investments. There is no public market for the shares on which to base market value.

                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by CNL Income Properties. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by CNL Income Properties in connection with this offering: (i) a brochure entitled CNL Income Properties; (ii) a fact sheet describing the general features of CNL Income Properties; (iii) a cover letter transmitting the Prospectus; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates; (vii) an audio cassette presentation; (viii) a video presentation; (ix) an electronic media presentation; (x) a cd-rom presentation; (xi) a script for telephonic marketing; (xii) seminar advertisements and invitations; and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. We also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                 LEGAL OPINIONS

         The legality of the shares being offered hereby has been passed upon for CNL Income Properties by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to CNL Income Properties and to the advisor and certain of their Affiliates. Members of the firm of Greenberg Traurig, LLP may invest in CNL Income Properties but are not expected to hold any substantial interest in CNL Income Properties.

                                     EXPERTS

         The balance sheet of CNL Income Properties as of December 31, 2003 and the Statement of Stockholder's Equity for the period from August 11, 2003 (date of inception) through December 31, 2003, included in this Prospectus and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding CNL Income Properties and the shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a web site located at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                                   DEFINITIONS

         "Acquisition Expenses" means any and all expenses incurred by CNL Income Properties, the advisor, or any Affiliate of either in connection with the selection, acquisition or making of any investment, including any Property, loan or other Permitted Investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of CNL Income Properties or the advisor) in connection with making an investment, including making or investing in loans or other Permitted Investments or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not Affiliated with the advisor in connection with the actual development and construction of any Property. Further, Acquisition Fees will not be paid in connection with temporary short-term investments acquired for purposes of cash management.

         "Affiliate" or "Affiliated" or any derivation thereof means an affiliate of another Person, which is defined as: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

         "Asset Management Fee" means the fee payable to the advisor for day-to-day professional management services in connection with CNL Income Properties and its investments in Properties, loans and other Permitted Investments pursuant to the advisory agreement.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of CNL Income Properties invested, directly or indirectly, in equity interests in, and loans secured by, real estate, or in other Permitted Investments, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Bank or any other bank selected to be escrow agent for the offering.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by CNL Income Properties to all Persons (including the subordinated disposition fee payable to the advisor) in connection with any Sale of one or more of CNL Income Properties' Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) 6% of the gross sales price of the Property or Properties.

         "Equity Shares" means shares of capital stock of CNL Income Properties of any class or series (other than Excess Shares). The use of the term "Equity Shares" or any term defined by reference to the term "Equity Shares" shall refer to the particular class or series of capital stock of CNL Income Properties which is appropriate under the context.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of common stock or preferred stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize CNL Income Properties' status as a REIT under the Code.



          "Gross Proceeds" means the aggregate purchase price of all shares sold for the account of CNL Income Properties, without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced or no selling commissions or marketing support fees are paid to the managing dealer or a Soliciting Dealer (where net proceeds to CNL Income Properties are not reduced) shall be deemed to be the full offering price of the shares, with the exception of shares purchased pursuant to the reinvestment plan, which will be factored into the calculation using their actual purchase price.

         "Independent Director" means a director who is not, and within the last two years has not been, directly or indirectly associated with the advisor by virtue of (i) ownership of an interest in the advisor or its Affiliates, (ii) employment by the advisor or its Affiliates, (iii) service as an officer or director of the advisor or its Affiliates, (iv) performance of services, other than as a director, for CNL Income Properties, (v) service as a director or trustee of more than three real estate investment trusts advised by the advisor, or (vi) maintenance of a material business or professional relationship with the advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the advisor, any of its Affiliates or CNL Income Properties. A business or professional relationship is considered material if the gross revenue derived by the director from the advisor and Affiliates exceeds five percent of either the director's annual gross revenue during either of the last two years or the director's net worth on a fair market value basis.

         "Independent Expert" means a Person or entity with no material current or prior business or personal relationship with the advisor or the directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by CNL Income Properties.

         "Initial Investment" means the 20,000 shares of common stock purchased by the advisor as part of CNL Income Properties' initial capitalization.

         "Invested Capital" means the amount calculated by multiplying the total number of shares issued and outstanding by the offering price per share, without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses (which price per share, in the case of shares purchased pursuant to the reinvestment plan, shall be deemed to be the actual purchase price), reduced by the portion of any Distribution that is attributable to Net Sales Proceeds.

         "IRA" means an Individual Retirement Account.

         "Leverage" means the aggregate amount of indebtedness of CNL Income Properties for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means one or more lines of credit initially in an aggregate amount up to $100 million (or such greater amount as shall be approved by the board of directors), the proceeds of which will be used to acquire Properties and make loans and other Permitted Investments and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.

         "Listing" means the listing of the shares of CNL Income Properties on a national securities exchange or their inclusion for quotation on the National Market System of the Nasdaq Stock Market.

         "Net Assets" means the total assets of CNL Income Properties (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by CNL Income Properties on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of CNL Income Properties' assets.

         "Net Offering Proceeds" means Gross Proceeds less (i) selling commissions, (ii) Organizational and

Offering Expenses, (iii) the marketing support fee, and (iv) due diligence expense reimbursements.

         "Net Sales Proceeds" means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by CNL Income Properties. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to CNL Income Properties from the joint venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by CNL Income Properties. In the case of a transaction described in clause
(ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to CNL Income Properties in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only or any loan or other Permitted Investments, any amounts from tenants, borrowers or lessees that CNL Income Properties determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by CNL Income Properties in its sole discretion, any amounts reinvested in one or more Properties, loans or other Permitted Investments, to repay outstanding indebtedness, or to establish reserves.

         "Operating Expenses" means all costs and expenses incurred by CNL Income Properties, as determined under generally accepted accounting principles, which in any way are related to the operation of CNL Income Properties or to its business, including (a) advisory fees, (b) the Asset Management Fee, (c) the Performance Fee, and (d) the Subordinated Incentive Fee, but excluding: (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) the advisor's subordinated ten percent share of Net Sales Proceeds; and (vi) Acquisition Fees and Acquisition Expenses, real estate or other commissions on the Sale of assets, and other expenses connected with the acquisition and ownership of real estate interests, loans, or other Permitted Investments (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Organizational and Offering Expenses" means any and all costs and expenses, other than selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties, the advisor or any Affiliate of either in connection with the formation, qualification and registration of CNL Income Properties and the marketing and distribution of shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organizational and Offering Expenses paid by CNL Income Properties in connection with the formation of CNL Income Properties and the offering, together with all selling commissions, the marketing support fee and due diligence reimbursements incurred by CNL Income Properties, will not exceed 13% of the proceeds raised in connection with this offering.

         "Ownership Limit" means, with respect to shares of common stock and preferred stock, the percent limitation placed on the ownership of common stock and preferred stock by any one Person (as defined in the articles of incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding common stock and 9.8% of the outstanding preferred stock.

         "Participants" means those stockholders who elect to participate in the reinvestment plan.

         "Performance Fee" means the fee payable to the advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing to: (i) acquire Properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Permitted Investments" means all investments that CNL Income Properties may acquire pursuant to its articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

         "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include (i) an underwriter that participates in a public offering of Equity Shares for a period of sixty days following the initial purchase by such underwriter of such Equity Shares in such public offering, or (ii) CNL Income Corp., during the period ending December 31, 2004, provided that the foregoing exclusions shall apply only if the ownership of such Equity Shares by an underwriter or CNL Income Corp. would not cause CNL Income Properties to fail to qualify as a REIT by reason of being "closely-held" within the meaning of
Section 856(a) of the Code or otherwise cause CNL Income Properties to fail to qualify as a REIT.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Property" or "Properties" means interests in: (i) the real properties, including the buildings and equipment located thereon; (ii) the real properties only; or (iii) the buildings only, including equipment located therein; any of which are acquired by CNL Income Properties, either directly or indirectly through joint ventures, partnerships, or other legal entities.

         "Prospectus" means the final prospectus included in CNL Income Properties' Registration Statement on Form S-11 filed with the Securities and Exchange Commission, pursuant to which CNL Income Properties will offer shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" means the independent agent, which currently is Bank of New York, for Participants in the reinvestment plan.

         "Reinvestment Proceeds" means net proceeds available from the sale of shares under the reinvestment plan to redeem shares or, under certain circumstances, to invest in additional Properties, loans or other Permitted Investments.

         "REIT" means real estate investment trust as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of CNL Income Properties and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of CNL Income Properties that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only CNL Income Properties if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of CNL Income Properties, compensation to the advisor or the investment objectives of CNL Income Properties.

         "Sale" (i) means any transaction or series of transactions whereby: (A) CNL Income Properties sells, grants, transfers, conveys or relinquishes its ownership of any Property, loan or other Permitted Investments or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) CNL Income Properties sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of CNL Income Properties in any joint venture in which it is a co-venturer or partner; (C) any joint venture in which CNL Income Properties as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property, loan or other Permitted Investment or portion thereof, including any event with respect to any Property, loan or other Permitted Investment which gives rise to insurance claims or condemnation awards; or (D) CNL Income Properties sells, grants, conveys, or relinquishes its interest in any loan or other Permitted Investment, or portion thereof, including any event with respect to any loan or other Permitted Investment, which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, loans or other Permitted Investments within 180 days thereafter.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the managing dealer to sell shares.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, CNL Income Properties or any Person who will control, manage or participate in the management of CNL Income Properties, and any Affiliate of such Person. Not included is any Person whose only relationship with CNL Income Properties is that of an independent property manager of CNL Income Properties' Properties, loans or other Permitted Investments, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of CNL Income Properties by:



         - taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of CNL Income Properties, either alone or in conjunction with one or more other Persons;

         - receiving a material participation in CNL Income Properties in connection with the founding or organizing of the business of CNL Income Properties, in consideration of services or property, or both services and property;

         - having a substantial number of relationships and contacts with CNL Income Properties;

         - possessing significant rights to control CNL Income Properties' Properties;

         - receiving fees for providing services to CNL Income Properties which are paid on a basis that is not customary in the industry; or

         - providing goods or services to CNL Income Properties on a basis which was not negotiated at arm's length with CNL Income Properties.


         "Stockholders' 8% Return" means as of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subordinated Incentive Fee" means the fee payable to the advisor under certain circumstances if the shares are Listed.


         "Unimproved Real Property" means Property in which CNL Income Properties has a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                 THE FOLLOWING WILL APPEAR ON THE OUTSIDE BACK
                         COVER PAGE OF THE PROSPECTUS:

         Until __________, 90 days after the initial date of the Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

                        INDEX TO FINANCIAL STATEMENTS
                        -----------------------------

                         CNL INCOME PROPERTIES, INC.
                  (A Development Stage Maryland Corporation)





Report of Independent Certified Public Accountants                          F-1
Financial Statements:
  Balance Sheet as of December 31, 2003                                     F-2
  Statement of Stockholder's Equity for the period August 11, 2003
    (date of inception) through December 31, 2003                           F-3
  Notes to Financial Statements                                             F-4

              Report of Independent Certified Public Accountants
              --------------------------------------------------


To the Board of Directors and Stockholder
CNL Income Properties, Inc.


In our opinion, the accompanying balance sheet and related statement of stockholder's equity present fairly, in all material respects, the financial position of CNL Income Properties, Inc. (a development stage Maryland corporation) at December 31, 2003, and the changes in stockholder's equity for the period August 11, 2003 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.




/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 23, 2004

                         CNL INCOME PROPERTIES, INC.
                  (A Development Stage Maryland Corporation)

                                BALANCE SHEET

                              December 31, 2003


                ASSETS
Cash                                                                $    1,000
Deferred offering costs                                              1,310,797
                                                                     ---------
                                                                     1,311,797
                                                                     =========
LIABILITIES AND STOCKHOLDER'S EQUITY

Accrued offering costs:
 Due to CNL Income Corp.                                            $1,039,797
 Accrued legal fees                                                     72,000
                                                                     ---------
                                                                     1,111,797
Stockholder's equity:                                                =========
  Common stock, $.01 par value per share; 100,000
    shares authorized, 20,000 shares
    issued and outstanding                                                 200
  Capital in excess of par value                                       199,800
                                                                       -------
                                                                       200,000
                                                                       -------
                                                                    $1,311,797
                                                                     =========























               See accompanying notes to financial statements.

                           CNL INCOME PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                        STATEMENT OF STOCKHOLDER'S EQUITY

          August 11, 2003 (Date of Inception) through December 31, 2003

                                                     Common Stock
                                              ---------------------------           Capital in
                                               Number              Par               excess of
                                              of Shares           Value              par value            Total
                                              ---------          --------           -----------         ---------
Balance, August 11, 2003                            --           $    --             $      --          $     --

Cash received from sale
   of common stock to
   CNL Income Corp.                              20,000               200               199,800           200,000
                                              ---------          --------            ----------         ---------
Balance at December 31, 2003                     20,000          $    200            $  199,800         $ 200,000
                                              =========          ========            ==========         =========



                See accompanying notes to financial statements.

                         CNL INCOME PROPERTIES, INC.
                  (A Development Stage Maryland Corporation)

                        NOTES TO FINANCIAL STATEMENTS

        August 11, 2003 (Date of Inception) through December 31, 2003


1.  Organization:
    ------------
CNL Income Properties, Inc. (the "Company") was organized in Maryland on August 11, 2003. The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering (the "Offering") of 200 million shares of common stock.

The Company was formed primarily to acquire properties in the United States that will be leased primarily on a long-term (generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), triple-net basis to tenants or operators who are significant industry leaders. The Company may also make or acquire loans and other permitted investments related to interests in real estate and may purchase interests in such financings such as real estate receivables, real estate equity securities and real estate debt securities. In addition, the Company may invest up to 10% of its assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which it is permitted to invest. As of December 31, 2003, the Company did not own any properties and had not made any loans or other investments.

As of December 31, 2003, the Company was in the development stage and had not begun operations.

2.  Income Taxes:
    ------------
The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2004. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes at least 90 percent of its REIT taxable income to its stockholders.

REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.  Reinvestment Plan:
    -----------------
The Company intends to establish a reinvestment plan (the "Reinvestment Plan") pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock. The Offering includes five million shares of common stock initially for purchase through the Reinvestment Plan.

4.  Deferred Offering Costs:
    -----------------------
The Company has and will continue to incur costs in connection with the Offering, including filing fees, legal, accounting, marketing and printing costs and escrow fees, which will be deducted from the gross proceeds of the Offering. Costs incurred for activities prior to raising capital have been and will be advanced or funded by an affiliate.

5.  Capitalization:
    --------------
At December 31, 2003, the Company was authorized to issue a total of 100,000 shares of common stock. The Company intends to amend its current Articles of Incorporation prior to the commencement of the Offering to authorize the issuance of 1.32 billion shares of capital stock, consisting of one billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock ("Excess Shares"), $0.01 par value per share.

                         CNL INCOME PROPERTIES, INC.
                  (A Development Stage Maryland Corporation)

                  NOTES TO FINANCIAL STATEMENTS - CONTINUED

        August 11, 2003 (Date of Inception) through December 31, 2003


5.  Capitalization (continued):
    -------------------------
Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and twenty million are issuable in exchange for preferred stock.

6.  Related Party Arrangements:
    --------------------------
Affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management, and sale of the assets of the Company.

Amounts due to CNL Income Corp., the stockholder of the Company, totalling $1,039,797 at December 31, 2003, consisted of offering related expenditures incurred on behalf of the Company of $928,700 and charges for accounting and administrative services in connection with the offering of $111,097.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN

         CNL INCOME PROPERTIES, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

                  (a) The Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at a fixed offering price to be set forth in the prospectus, which initially will be $9.50 per Share.

                  (b) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

                  (c) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

                  (d) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

                  (e) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

                  (f) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.
         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis.
         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.       Suitability.

                  (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

                  (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

                  (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

                  (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

                  (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event the proceeds from the sale of Shares are used to acquire properties or to invest in loans or other permitted investments, the Company will pay acquisition fees of 3.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. The Company may also pay approximately 0.64%, 0.01% and 0.25% to affiliates as reimbursement for organizational and offering expenses, due diligence expenses and acquisition expenses, respectively. As a result, aggregate fees and expenses payable to affiliates of the Company will total approximately 3.90% of the proceeds of reinvested Distributions.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.      Termination.
                  (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis.
                  (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

                  (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

      The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") sponsored by two of the Company's principals and their Affiliates (collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc. and CNL Retirement Properties, Inc., to invest in hotel properties and retirement properties, respectively. No Prior Public Programs sponsored by the Company's Affiliates have invested properties leased on a triple-net basis in which the Company expects to invest.

      A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., CNL Hospitality Properties, Inc., and CNL Retirement Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

      STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

      The following Tables are included herein:

            Table I - Experience in Raising and Investing Funds

            Table II - Compensation to Sponsor

            Table III - Operating Results of Prior Programs

            Table V - Sales or Disposal of Properties

      Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2002. The following is a brief description of the
Tables:

      TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

      Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2000 and December 2002.

      The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

TABLE II - COMPENSATION TO SPONSOR

      Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsors of two of the Prior Public Programs.

      The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 2000 and December 2002. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2002.

      TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

      Table III presents a summary of operating results for the period from inception through December 31, 2002, of the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

      The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

      The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

      TABLE IV - RESULTS OF COMPLETED PROGRAMS

      Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

      TABLE V - SALES OR DISPOSAL OF PROPERTIES

      Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2000 and December 2002.

      The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                                                 CNL Hospitality       CNL Retirement
                                                                                   Properties,           Properties,
                                                                                       Inc.                 Inc.
                                                                                  --------------        --------------
                                                                                 (Notes 1 and 2)       (Notes 3 and 5)
Dollar amount offered                                                             $  875,071,625        $  310,000,000
                                                                                  ==============        ==============
Dollar amount raised                                                                       100.0%             (Note 4)
                                                                                  --------------        --------------

Less offering expenses:
   Selling commissions and discounts                                                        (7.5)                 (7.5)
   Organizational expenses                                                                  (3.0)                 (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                                                                 (0.5)                 (0.5)
                                                                                  --------------        --------------
                                                                                           (11.0)                (11.0)
                                                                                  --------------        --------------
Reserve for operations                                                                        --                    --
                                                                                  --------------        --------------
Percent available for investment                                                            89.0%                 89.0%
                                                                                  ==============        ==============

Acquisition costs:
   Cash down payment                                                                        84.5%                 84.5%
   Acquisition fees paid to affiliates                                                       4.5                   4.5
   Loan costs                                                                                 --                    .5
                                                                                  --------------        --------------
Total acquisition costs                                                                     89.0%                 89.0%
                                                                                  ==============        ==============
Percent leveraged (mortgage financing
   divided by total acquisition costs)                                                      33.8%                   --
Date offering began                                                             7/09/97, 6/17/99               9/18/98
                                                                                     and 9/14/00           and 9/19/00
Length of offering (in months)                                                    23, 15 and 20,            24 and 20,
                                                                                    respectively          respectively
Months to invest 90% of amount
   available for investment measured
   from date of offering                                                          29, 16 and 22,            19 and 24,
                                                                                    respectively          respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares)
            issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the Company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan.


     Past performance is not necessarily indicative of future performance.

Note 2:     The amounts shown represent the combined results of the CHP
            Initial Offering, 1999 and the 2000 Offering only, due to the fact that the 2002 Offering was not yet fully subscribed at December 31, 2002.

Note 3: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002 Offering"), including up to $50,000,000 (5,000,000 shares) available to stockholders participating in the company's reinvestment plan. As of December 31, 2002, the Retirement Properties REIT had received subscription proceeds of $277,627,086 (27,762,705 shares) from its 2002 Offering, including $739,169 (73,917 shares) issued pursuant to the reinvestment plan.

Note 4: During its Initial Offering and the 2000 Offering, the Retirement Properties REIT raised $9,718,974 or 6.3% and $155,000,000 or 100%, respectively, of the dollar amount offered.

Note 5:     The amounts shown represent the results of the Retirement
            Properties REIT's Initial Offering and 2000 Offering only due to the fact that the 2002 Offering was not yet fully subscribed at December 31, 2002.


     Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR


                                                          CNL Hospitality          CNL Retirement
                                                            Properties,             Properties,
                                                                Inc.                    Inc.               Other Programs
                                                          ----------------        ----------------          ------------
                                                          (Notes 2 and 3)             (Note 4)                (Note 1)
Date offering commenced                                   7/9/97, 6/17/99,        9/18/98, 9/19/00
                                                               9/15/00 and            and  5/24/02
                                                                   4/22/02                                    (Note 1)

Dollar amount raised                                      $  1,267,821,302        $    442,346,060            (Note 1)
                                                          ================        ================          ============
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                          93,481,635              33,175,952
     Real estate commissions                                            --                      --
     Acquisition fees                                           55,816,065              19,887,341
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                                    6,128,567               2,211,731
                                                          ----------------        ----------------
Total amount paid to sponsor                                   155,426,267              55,275,024            (Note 1)
                                                          ================        ================          ============

Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2002 (Note 6)                                              78,164,925              18,120,532           167,271,966
     2001 (Note 6)                                              57,356,723               2,466,324           101,478,002
     2000 (Note 6)                                              45,528,919               1,349,284          (103,119,307)
     1999                                                       13,348,795                  51,647               NA
     1998                                                        2,985,455                      --               NA
     1997                                                           29,358                      --               NA

Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Notes 7, 9, and 10):
     2002                                                        7,824,672               1,335,769             7,333,973
     2001                                                        4,418,759                 292,945             8,241,644
     2000                                                        1,878,358                 253,265             5,489,273
     1999                                                          458,634                  38,796               NA
     1998                                                          208,490                      --               NA
     1997                                                            6,889                      --               NA

Dollar amount of property sales and refinancing
   before deducting payments to sponsor:
     Cash (Note 11)                                                     --                      --           433,519,616
     Notes                                                              --                      --                    --

Amount paid to sponsors from property sales and
  refinancing:
     Real estate commissions                                            --                      --                    --
     Incentive fees                                                     --                      --                    --
Other (Notes 3, 5 and 8)                                        28,888,985               2,051,748             4,480,309


Note 1: Other Programs in the table above includes prior public programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2000. This column present payments to the sponsor during the three years ended December 31, 2002 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 to 1999 for these programs.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares)
            issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company


     Past performance is not necessarily indicative of future performance.

Note 2:
(continued) had received $450,000,000, including $3,375,474 (337,547 shares)
            issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 3: CNL Hospitality Corp., the advisor of the Hospitality Properties REIT is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2002 and 2001, the Hospitality Properties REIT paid the advisor $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670
            (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002 Offering"), including up to $50,000,000 (5,000,000 shares)
            available to stockholders participating in the company's reinvestment plan. As of December 31, 2002, the Retirement Properties REIT had received subscription proceeds of $277,627,086 (27,762,705 shares) from its 2002 Offering, including $739,169 (73,917 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, CNL Retirement Corp., the advisor of the Retirement Properties REIT, is entitled to receive acquisition fees for services related to obtaining permanent financing that is used to acquire properties. The acquisition fees are equal to 4.5% of the loan proceeds from the permanent financing. During the year ended December 31, 2002, the Retirement Properties REIT paid the advisor $2,051,748 in acquisition fees relating to permanent financing for properties owned by the Retirement Properties REIT. These acquisition fees were not paid using proceeds from the offerings.

Note 6: In September 1999, the Restaurant Properties REIT (included in "Other Programs") acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.


     Past performance is not necessarily indicative of future performance.

Note 8: During the years ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436, $1,493,436 and $1,493,437, respectively, of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2002 and 2001, the Hospitality Properties REIT incurred $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor. As of December 31, 2002, no such fees had been incurred with respect to the Retirement Properties REIT.

Note 9: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 10:    In connection with its Initial Offering, the Retirement
            Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Retirement Properties REIT at a price of $12.00 during the five year period commencing the date the Initial Offering began. During the year ended December 31, 2000, the Retirement Properties REIT issued 35,776 Soliciting Dealer Warrants to CNL Securities Corp. For the years ended December 31, 2002 and 2001, no Soliciting Dealer Warrants were issued.

Note 11: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.


     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                      Operating Results of Prior Programs
                        CNL RESTAURANT PROPERTIES, INC.


                                                                                                                     1997
                                                         1994               1995                1996              (Notes 2
                                                       (Note 1)           (Note 23)           (Note 23)             and 23)
                                                     ------------       -------------       -------------       -------------
Continuing Operations:
  Gross revenue (Note 24)                            $         --       $     539,776       $   4,363,456       $  15,516,102
  Equity in earnings of unconsolidated
    joint venture                                              --                  --                  --                  --
  Gain (loss) on sale of assets (Notes 7,
    15, 18, 21 and 23)                                         --                  --                  --                  --
  Provision for losses on assets (Notes 12,
    14, 17 and 23)                                             --                  --                  --                  --
  Sale of real estate (Notes 23 and 24)                        --                  --                  --                  --
  Interest income                                              --             119,355           1,843,228           3,941,831
  Less:  Operating expenses (Note 23)                          --            (186,145)           (908,924)         (2,066,962)
         Transaction costs                                     --                  --                  --                  --
         Loss on investment in securities                      --                  --                  --                  --
         Provision for loss on mortgage
           notes held for sale                                 --                  --                  --                  --
         Provision for loss on mortgage,
           equipment and other notes
           receivables                                         --                  --                  --                  --
         Interest expense (Note 23)                            --                  --                  --                  --
         Cost of real estate sold (Notes 23
           and 24)                                             --                  --                  --                  --
         Depreciation and amortization
           (Note 23)                                           --            (104,131)           (521,871)         (1,795,062)
         Loss on termination of cash flow
           hedge accounting                                    --                  --                  --                  --
         Advisor acquisition expense
           (Note 16)                                           --                  --                  --                  --
         Minority interest in (income)/loss
           of consolidated joint ventures                      --                 (76)            (29,927)            (31,453)
Discontinued Operations:
  Earnings/(loss) from discontinued
    operations, net (Note 23)                                  --                  --                  --                  --
  Gain on disposal of discontinued
    operations, net (Note 23)                                  --                  --                  --                  --
Cumulative effect of accounting change                         --                  --                  --                  --
                                                     ------------       -------------       -------------       -------------
Net income (loss) - GAAP basis                                 --             368,779           4,745,962          15,564,456
                                                     ============       =============       =============       =============
Taxable income
     --  from operations (Note 8)                              --             379,935           4,894,262          15,727,311
                                                     ============       =============       =============       =============
     --  from gain (loss) on sale (Notes 7, 15,
           18 and 21)                                          --                  --                  --             (41,115)
                                                     ============       =============       =============       =============
Cash generated from (used in) operations
  (Notes 4 and 5)                                              --             498,459           5,482,540          17,076,214
Cash generated from sales (Notes 7, 15, 18
  and 21)                                                      --                  --                  --           6,289,236
Cash generated from refinancing                                --                  --                  --                  --
                                                     ------------       -------------       -------------       -------------
Cash generated from (used in) operations,
  sales  and refinancing                                       --             498,459           5,482,540          23,365,450
Less:  Cash distributions to investors (Note 9)
     --  from operating cash flow (Note 4)                     --            (498,459)         (5,439,404)        (16,854,297)
     --  from sale of properties                               --                  --                  --                  --
     --  from cash flow from prior period                      --                  --                  --                  --
     --  from return of capital (Note 10)                      --            (136,827)                 --                  --
                                                     ------------       -------------       -------------       -------------
Cash generated (deficiency) after cash
  distributions                                                --            (136,827)             43,136           6,511,153
Special items (not including sales of real
  estate and refinancing):
      Subscriptions received from
        stockholders                                           --          38,454,158         100,792,991         222,482,560
      Sale of common stock to CNL Fund
        Advisors, Inc.                                    200,000                  --                  --                  --
      Retirement of shares of common stock
        (Note 13)                                              --                  --                  --                  --
      Contributions from minority interest
        of consolidated joint venture                          --             200,000              97,419                  --
      Distributions to minority interest                       --                  --             (39,121)            (34,020)
      Payment of stock issuance costs
        (Note 20)                                             (19)         (3,680,704)         (8,486,188)        (19,542,862)
      Acquisition of land and buildings on
        operating leases (Note 4)                              --         (18,835,969)        (36,104,148)       (143,542,667)
      Investment in direct financing leases
        (Note 4)                                               --          (1,364,960)        (13,372,621)        (39,155,974)


     Past performance is not necessarily indicative of future performance.

                                                       1998            1999              2000            2001             2002
                                                     (Notes 3        (Notes 3          (Notes 3        (Notes 3         (Notes 3
                                                      and 23)         and 23)           and 23)         and 23)          and 23)
                                                   ------------    -------------     ------------    -------------    -------------
Continuing Operations:
Gross revenue (Note 24)                            $ 29,560,219    $  55,511,625     $ 86,558,213    $ 107,560,301    $  99,358,298
Equity in earnings of unconsolidated joint
  venture                                                16,018           97,307           97,559        1,106,775          921,453
Gain (loss) on sale of assets (Notes 7, 15,
  18, 21 and 23)                                             --       (1,851,838)        (721,230)      (1,136,997)        (347,179)
Provision for losses on assets (Notes 12,
  14, 17 and 23)                                       (269,149)      (6,198,447)      (2,214,159)     (16,900,116)      (8,639,377)
Sale of real estate (Notes 23 and 24)                        --               --               --      105,645,379      189,425,562
Interest income                                       8,984,546       13,335,146       29,794,446       48,699,202       40,882,800
Less:  Operating expenses (Note 23)                  (3,493,160)     (12,047,844)     (28,550,472)     (33,479,222)     (37,889,123)
       Transaction costs                                     --       (6,798,803)     (10,315,116)              --               --
       Loss on investment in securities                      --               --       (5,347,659)        (121,675)              --
       Provision for loss on mortgage notes
         held for sale                                       --               --       (6,854,932)      (5,070,213)      (5,368,261)
       Provision for loss on mortgage,
         equipment and other notes
         receivables                                         --               --       (1,804,000)     (28,199,674)      (3,098,660)
       Interest expense (Note 23)                            --       (8,346,585)     (46,944,260)     (68,371,033)     (58,780,246)
       Cost of real estate sold (Notes 23
         and 24)                                             --               --               --      (97,586,970)    (175,184,763)
       Depreciation and amortization
         (Note 23)                                   (3,658,617)      (9,554,319)     (16,401,286)     (18,213,287)     (13,732,875)
       Loss on termination of cash flow
         hedge accounting                                    --               --               --       (8,060,600)              --
       Advisor acquisition expense
         (Note 16)                                           --      (76,333,516)              --               --               --
       Minority interest in (income)/loss of
         consolidated joint ventures                    (30,156)         (41,678)       1,023,730         (242,030)      (1,133,798)
Discontinued Operations:
Earnings/(loss) from discontinued
  operations, net (Note 23)                           1,042,707        2,391,618        4,606,330       (6,240,436)      (1,892,409)
Gain on disposal of discontinued operations,
  net (Note 23)                                              --               --               --               --       11,068,271
Cumulative effect of accounting change                       --               --               --       (3,840,902)              --
                                                   ------------    -------------     ------------    -------------    -------------
Net income (loss) - GAAP basis                       32,152,408      (49,837,334)       2,927,163      (24,451,498)      35,589,693
                                                   ============    =============     ============    =============    =============
Taxable income
-  from operations (Note 8)                          33,553,390       58,152,473       28,881,542       22,681,442        3,205,385
                                                   ============    =============     ============    =============    =============
-  from gain (loss) on sale (Notes 7, 15, 18
     and 21)                                           (149,948)        (789,861)      (2,696,079)      (9,518,197)     (10,831,314)
                                                   ============    =============     ============    =============    =============
Cash generated from (used in) operations
  (Notes 4 and 5)                                    39,116,275      307,261,214     (155,961,649)      48,203,362      111,493,558
Cash generated from sales (Notes 7, 15, 18
  and 21)                                             2,385,941        5,302,433       12,833,063       11,207,122       67,043,108
Cash generated from refinancing                              --               --               --               --               --
                                                   ------------    -------------     ------------    -------------    -------------
Cash generated from (used in) operations,
  sales  and refinancing                             41,502,216      312,563,647     (143,128,586)      59,410,484      178,536,666
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)          (39,116,275)     (60,078,825)              --      (48,203,362)     (67,990,684)
      -  from sale of properties                             --               --               --               --               --
      -  from cash flow from prior period              (265,053)              --      (66,329,582)     (18,263,335)              --
      -  from return of capital (Note 10)               (67,821)              --               --               --               --
                                                   ------------    -------------     ------------    -------------    -------------
Cash generated (deficiency) after cash
  distributions                                       2,053,067      252,484,822     (209,458,168)      (7,056,213)     110,545,982
Special items (not including sales of real
  estate and refinancing):
      Subscriptions received from
        stockholders                                385,523,966          210,736               --        3,691,600        9,750,000
      Sale of common stock to CNL Fund
        Advisors, Inc.                                       --               --               --               --               --
      Retirement of shares of common stock
        (Note 13)                                      (639,528)         (50,891)              --               --           (4,709)
      Contributions from minority interest
        of consolidated joint venture                        --          740,621           39,922               --               --
      Distributions to minority interest                (34,073)         (66,763)        (146,601)        (234,002)        (242,788)
      Payment of stock issuance costs
        (Note 20)                                   (34,579,650)        (737,190)      (1,493,436)      (1,493,436)      (1,493,437)
      Acquisition of land and buildings on
        operating leases (Note 4)                  (200,101,667)    (286,411,210)    (160,901,355)     (26,051,869)      (7,211,699)
      Investment in direct financing leases
        (Note 4)                                    (47,115,435)     (63,663,720)     (15,368,629)              --               --


     Past performance is not necessarily indicative of future performance.

                                                       1994                                              1997
                                                     (Note 1)          1995              1996          (Note 2)
                                                   ------------    -------------     ------------    -------------
      Proceeds from sales of equipment
        direct financing leases                              --               --               --          962,274
      Proceeds from sale of consolidated
        partnership interest (Note 19)                       --               --               --               --
      Proceeds from sale of securities                       --               --               --               --
      Proceeds from borrowing from affiliate
        (Note 22)                                            --               --               --               --
      Investment in joint venture                            --               --               --               --
      Increase in restricted cash                            --               --               --               --
      Purchase of other investments (Note 4)                 --               --               --               --
      Investment in mortgage, equipment and
        other notes receivable (Note 4)                      --               --      (13,547,264)     (16,923,383)
      Collections on mortgage, equipment and
        other notes receivable (Note 4)                      --               --          133,850          250,732
      Redemption of (investment in)
        certificates of deposit                              --               --               --       (2,000,000)
      Proceeds from the issuance of bonds                    --               --               --               --
      Payment on bonds                                       --               --               --               --
      Proceeds from borrowing on credit
        facility, note payable and subordinated
        note payable                                         --               --        3,666,896       19,721,804
      Payment on credit facility and note
        payable                                              --               --         (145,080)     (20,784,577)
      Reimbursement of organization,
        acquisition, and deferred offering and
        stock issuance costs paid on behalf of
        CNL Restaurant Properties, Inc.
        by related parties                             (199,036)      (2,500,056)        (939,798)      (2,857,352)
      Decrease (increase) in intangibles and
        other assets                                         --         (628,142)      (1,103,896)              --
      Proceeds from borrowings on mortgage
        warehouse facilities                                 --               --               --               --
      Payments on mortgage warehouse
        facilities                                           --               --               --               --
      Payments of loan and bond issuance costs               --               --               --               --
      Other                                                  --               --          (54,533)          49,001
                                                   ------------    -------------     ------------    -------------
Cash generated (deficiency) after cash
  distributions and special items                           945       11,507,500       30,941,643        5,136,689
                                                   ============    =============     ============    =============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
  -  from operations (Notes 8 and 25)                        --               20               61               67
                                                   ============    =============     ============    =============
  -  from recapture                                          --               --               --               --
                                                   ============    =============     ============    =============
Capital gain (loss) (Notes 7, 15, 18 and 21)                 --               --               --               --
                                                   ============    =============     ============    =============
Cash distributions to investors:
  Source (on GAAP basis):
  -  from investment income                                  --               19               59               66
  -  from capital gain                                       --               --               --               --
  -  from investment income from prior                       --               --               --               --
       period
  -  from return of capital (Note 10)                        --               14                8                6
                                                   ------------    -------------     ------------    -------------
Total distributions on GAAP basis (Note 11):                 --               33               67               72
                                                   ============    =============     ============    =============
  Source (on cash basis):
    -  from sales                                            --               --               --               --
    -  from refinancing                                      --               --               --               --
    -  from operations (Note 4)                              --               26               67               72
    -  from cash flow from prior period                      --               --               --               --
    -  from return of capital (Note 10)                      --                7               --               --
                                                   ------------    -------------     ------------    -------------
Total distributions on cash basis (Note 11)                  --               33               67               72
                                                   ============    =============     ============    =============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                   0.00%            5.34%            7.06%            7.45%
Total cumulative cash distributions per
  $1,000 investment from inception                           --               33              100              172
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties in
  program)  (Notes 7, 15, 18 and 21)                        N/A              100%             100%             100%


     Past performance is not necessarily indicative of future performance.

                                                       1998            1999              2000            2001             2002
                                                     (Notes 3        (Notes 3          (Notes 3        (Notes 3         (Notes 3
                                                      and 23)         and 23)           and 23)         and 23)          and 23)
                                                   ------------    -------------     ------------    -------------    -------------
      Proceeds from sales of equipment direct
        financing leases                                     --        2,252,766        1,848,664        1,451,456           41,500
      Proceeds from sale of consolidated
        partnership interest (Note 19)                       --               --        1,187,238               --               --
      Proceeds from sale of securities                       --               --        7,720,997          982,050               --
      Proceeds from borrowing from affiliate
        (Note 22)                                            --               --               --        8,708,400       11,750,000
      Investment in joint venture                      (974,696)        (187,452)              --          (10,000)        (664,867)
      Increase in restricted cash                            --               --       (1,875,838)      (9,055,564)       6,357,321
      Purchase of other investments (Note 4)        (16,083,055)              --       (2,831,779)              --               --
      Investment in mortgage, equipment and
        other notes receivable (Note 4)             (10,724,398)     (31,004,345)     (11,130,607)     (11,457,682)      (6,606,837)
      Collections on mortgage, equipment and
        other notes receivable (Note 4)               1,555,623        3,894,067        8,334,231        9,325,173       14,967,959
      Redemption of (investment in)
        certificates of deposit                              --        2,000,000               --               --               --
      Proceeds from the issuance of bonds                    --               --      280,906,000      177,222,667               --
      Payment on bonds                                       --               --       (2,422,469)     (10,065,808)     (16,557,295)
      Proceeds from borrowing on credit
        facility, note payable and subordinated
        note payable                                  7,692,040      439,941,245      397,538,000       63,948,887      249,333,516
      Payment on credit facility and note
        payable                                          (8,039)     (61,580,289)    (586,425,008)    (159,590,370)     (90,858,385)
      Reimbursement of organization,
        acquisition, and deferred offering and
        stock issuance costs paid on behalf of
        CNL Restaurant Properties, Inc.
        by related parties                           (4,574,925)      (1,492,310)              --               --               --
      Decrease (increase) in intangibles and
        other assets                                 (6,281,069)      (1,862,036)        (377,755)              --               --
      Proceeds from borrowings on mortgage
        warehouse facilities                                 --       27,101,067      301,227,438      325,264,212      189,901,470
      Payments on mortgage warehouse
        facilities                                           --     (352,808,966)      (7,718,739)    (358,859,850)    (474,312,483)
      Payments of loan and bond issuance costs               --       (5,947,397)     (20,891,532)      (9,633,523)         (22,557)
      Other                                             (95,101)              --               --               --               --
                                                   ------------    -------------     ------------    -------------    -------------
Cash generated (deficiency) after cash
  distributions and special items                    75,613,060      (77,188,245)     (22,239,426)      (2,913,872)      (5,327,309)
                                                   ============    =============     ============    =============    =============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 6)
Federal income tax results:

Ordinary income (loss) (Notes 9 and 11)
  - from operations (Notes 8 and 25)                         63               73               30               15               --
                                                   ============    =============     ============    =============    =============
  - from recapture                                           --               --               --               --               --
                                                   ============    =============     ============    =============    =============
Capital gain (loss) (Notes 7, 15, 18 and 21)                 --               --               --               --               --
                                                   ============    =============     ============    =============    =============
Cash distributions to investors:
  Source (on GAAP basis):
  -  from investment income                                  60               --                3               --               40
  -  from capital gain                                       --               --               --               --               --
  -  from investment income from prior period                --               --               --               --               --
  -  from return of capital (Note 10)                        14               76               73               76               36
                                                   ------------    -------------     ------------    -------------    -------------
Total distributions on GAAP basis (Note 11):                 74               76               76               76               76
                                                   ============    =============     ============    =============    =============
  Source (on cash basis):
  -  from sales                                              --               --               --               --               --
  -  from refinancing                                        --               --               --               --               --
  -  from operations (Note 4)                                73               76               --               55               76
  -  from cash flow from prior period                         1               --               76               21               --
  -  from return of capital (Note 10)                        --               --               --               --               --
                                                   ------------    -------------     ------------    -------------    -------------
Total distributions on cash basis (Note 11)                  74               76               76               76               76
                                                   ============    =============     ============    =============    =============
Total cash distributions as a percentage of
  original $1,000 investment (Note 6)                     7.625%           7.625%           7.625%           7.625%           7.625%
Total cumulative cash distributions per
  $1,000 investment from inception                          246              322              398              474              550
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties in
  program) (Notes 7, 15, 18 and 21)                         100%             100%             100%             100%             100%


     Past performance is not necessarily indicative of future performance.

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:     Cash generated from operations from inception through September
            1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:     Taxable income presented is before the dividends paid deduction.

Note 9:     For the years ended December 31, 2002, 2001, 2000, 1999, 1998,
            1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and
            59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income
            (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see
            Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.


     Past performance is not necessarily indicative of future performance.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:    During the year ended December 31, 1998, the Restaurant
            Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:    In October 1998, the Board of Directors of the Restaurant
            Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:    During the year ended December 31, 1999, the Restaurant
            Properties REIT recorded provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:    During the year ended December 31, 1999, the Restaurant
            Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and $8,639,377, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and/or ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001 and 2002, respectively, and the estimated net realizable value for these properties.

Note 18:    During the year ended December 31, 2000, the Restaurant
            Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19: During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001 and 2002 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002 and 2003, respectively.

Note 21: During the year ended December 31, 2001 and 2002, the Restaurant Properties REIT sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and $67,043,108, which resulted in total aggregate losses of $1,136,997 and $347,179 for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant


     Past performance is not necessarily indicative of future performance.

Note 22
(Continued):Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances.

Note 23: Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24: Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25: For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.


     Past performance is not necessarily indicative of future performance.

                                   TABLE III
                      Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                          1996            1997                          1999
                                                        (Note 1)        (Note 1)         1998         (Note 2)
                                                      -------------   ------------   ------------   -------------
Gross revenue                                         $          --   $         --   $  1,316,599   $   4,230,995
Dividend income (Note 10)                                        --             --             --       2,753,506
Interest and other income                                        --         46,071        638,862       3,693,004
Less:    Operating expenses                                      --        (22,386)      (257,646)       (802,755)
         Interest expense                                        --             --       (350,322)       (248,094)
         Depreciation and amortization                           --           (833)      (388,554)     (1,267,868)
         Equity in loss of unconsolidated
            subsidiary after deduction of
            preferred stock dividends (Note 10)                  --             --             --        (778,466)
         Minority interest                                       --             --             --         (64,334)
                                                      -------------   ------------   ------------   -------------
Net income - GAAP basis                                          --         22,852        958,939       7,515,988
                                                      =============   ============   ============   =============
Taxable income
     - from operations (Note 6)                                  --         46,071        609,304       7,613,284
                                                      =============   ============   ============   =============
     - from gain (loss) on sale                                  --             --             --              --
                                                      =============   ============   ============   =============
Cash generated from operations (Notes
     3 and 4)                                                    --         22,469      2,776,965      12,890,161
Less:  Cash distributions to investors (Note 7)
        - from operating cash flow                               --        (22,469)    (1,168,145)    (10,765,881)
        - from sale of properties                                --             --             --              --
        - from cash flow from prior period                       --             --             --              --
        - from return of capital (Note 8)                        --         (7,307)            --              --
                                                      -------------   ------------   ------------   -------------
Cash generated (deficiency) after cash
     distributions                                               --         (7,307)     1,608,820       2,124,280
Special items (not including sales of real
     estate and refinancing):
        Subscriptions received from
         stockholders                                            --     11,325,402     31,693,678     245,938,907
        Sale of common stock to CNL
         Hospitality Corp. (formerly CNL
         Hospitality Advisors, Inc.)                        200,000             --             --              --
        Proceeds from mortgage loans and other
         notes payable                                           --             --             --              --
        Contribution from minority interest                      --             --             --       7,150,000
        Distributions to holders of minority
         interest                                                --             --             --              --
        Stock issuance costs                               (197,916)    (1,979,371)    (3,948,669)    (26,472,318)
        Acquisition of land, buildings and
         equipment                                               --             --    (28,752,549)    (85,089,887)
        Investment in unconsolidated subsidiary                  --             --             --     (39,879,638)
        Deposit on property and other investments                --             --             --              --
        Acquisition of additional interest CNL
         Hotel Investors, Inc.                                   --             --             --              --
        Redemption of (investment in) certificate of
         deposit                                                 --             --     (5,000,000)             --
        Increase in restricted cash                              --             --        (82,407)       (193,223)
        Proceeds of borrowing on line of credit                  --             --      9,600,000              --
        Payment on mortgage loans and line of credit             --             --             --      (9,600,000)
        Payment of other notes                                   --             --             --              --
        Payment of loan costs                                    --             --        (91,262)        (47,334)
        Decrease (increase) in intangibles and
           other assets                                          --       (463,470)      (676,026)     (5,068,727)
        Retirement of shares of common stock                     --             --             --        (118,542)
        Due from related parties - offering expenses             --             --             --              --
        Other                                                    --         (7,500)         7,500              --
                                                      -------------   ------------   ------------   -------------
Cash generated (deficiency) after cash
     distributions and special items                          2,084      8,867,754      4,359,085      88,743,518
                                                      =============   ============   ============   =============
TAX AND DISTRIBUTION DATA PER
     $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
     - from operations (Note 6)                                  --              7             25              48
                                                      =============   ============   ============   =============
     - from recapture                                            --             --             --              --
                                                      =============   ============   ============   =============
Capital gain (loss) (Note 7)                                     --             --             --              --
                                                      =============   ============   ============   =============

     Past performance is not necessarily indicative of future performance.

                                                          2000             2001            2002
                                                        (Note 2)         (Note 2)        (Note 2)
                                                      -------------   -------------   -------------
Gross revenue                                         $  26,681,838   $  67,968,306   $ 142,581,972
Dividend income (Note 10)                                 2,780,063              --              --
Interest and other income                                 6,637,318       3,494,238      13,826,308
Less:    Operating expenses                              (3,311,988)     (9,491,248)    (77,963,736)
         Interest expense                                (2,383,449)    (14,653,011)    (18,330,110)
         Depreciation and amortization                   (7,830,456)    (19,748,697)    (27,875,955)
         Equity in loss of unconsolidated
            subsidiary after deduction of
            preferred stock dividends (Note 10)            (386,627)     (7,092,674)    (16,164,591)
         Minority interest                               (1,516,237)     (1,148,538)       (263,647)
                                                      -------------   -------------   -------------
Net income - GAAP basis                                  20,670,462      19,328,376      15,810,241
                                                      =============   =============   =============
Taxable income
     - from operations (Note 6)                          14,507,032      16,938,386      24,804,256
                                                      =============   =============   =============
     - from gain (loss) on sale                                  --              --              --
                                                      =============   =============   =============
Cash generated from operations (Notes                    43,650,561      52,937,964      70,340,253
     3 and 4)
Less:  Cash distributions to investors (Note 7)
        - from operating cash flow                      (28,082,275)    (48,409,660)    (74,217,458)
        - from sale of properties                                --              --              --
        - from cash flow from prior period                       --              --              --
        - from return of capital (Note 8)                        --              --              --
                                                      -------------   -------------   -------------
Cash generated (deficiency) after cash                   15,568,286       4,528,304      (3,877,205)
     distributions
Special items (not including sales of real
     estate and refinancing):
        Subscriptions received from
         stockholders                                   203,684,044     286,068,626     489,110,645
        Sale of common stock to CNL
         Hospitality Corp. (formerly CNL
         Hospitality Advisors, Inc.)                             --              --              --
        Proceeds from mortgage loans and other
         notes payable                                  102,081,950      37,989,731      40,070,000
        Contribution from minority interest                      --              --              --
        Distributions to holders of minority
         interest                                       (10,217,828)     (2,896,299)       (413,664)
        Stock issuance costs                           ((24,808,156)    (34,723,430)    (51,639,836)
        Acquisition of land, buildings and
         equipment                                      310,711,912)   (117,233,515)   (307,447,324)
        Investment in unconsolidated subsidiary         (10,174,209)   (129,032,824)    (95,025,712)
        Deposit on property and other investments                --              --     (10,300,407)
        Acquisition of additional interest CNL
         Hotel Investors, Inc.                          (17,872,573)    (32,884,119)             --
        Redemption of (investment in) certificate of
         deposit                                          5,000,000              --              --
        Increase in restricted cash                      (2,988,082)     (5,229,734)    (10,328,235)
        Proceeds of borrowing on line of credit                  --       7,500,000      16,578,832
        Payment on mortgage loans and line of credit             --      (1,171,444)     (1,748,331)
        Payment of other notes                                   --              --     (26,606,636)
        Payment of loan costs                            (1,342,713)     (2,953,874)     (2,169,338)
        Decrease (increase) in intangibles and
           other assets                                   2,510,090     (11,610,690)    (29,643,305)
        Retirement of shares of common stock             (2,503,484)     (2,312,634)     (2,391,110)
        Due from related parties - offering expenses             --      (1,410,900)             --
        Other                                                    --              --              --
                                                      -------------   -------------   -------------
Cash generated (deficiency) after cash
     distributions and special items                    (51,774,587)     (5,372,802)      4,168,374
                                                      =============   =============   =============
TAX AND DISTRIBUTION DATA PER
     $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
     - from operations (Note 6)                                  38              26              25
                                                      =============   =============   =============
     - from recapture                                            --              --              --
                                                      =============   =============   =============
Capital gain (loss) (Note 7)                                     --              --              --
                                                      =============   =============   =============

     Past performance is not necessarily indicative of future performance.

                                                   1996      1997               1999
                                                 (Note 1)  (Note 1)   1998    (Note 2)
                                                 --------  --------  -------  --------
Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                        --          3       40        47
     - from capital gain                             --         --       --        --
     - from investment income from
        prior period                                 --         --       --        --
     - from return of capital (Note 8)               --          1        9        21
                                                   ----      -----    -----     -----
Total distributions on GAAP basis
   (Note 9)                                          --          4       49        68
                                                  =====      =====    =====     =====
   Source (on cash basis)
     - from sales                                    --         --       --        --
     - from refinancing                              --         --       --        --
     - from operations                               --          3       49        68
     - from cash flow from prior period              --         --       --        --
     - from return of capital (Note 8)               --          1       --        --
                                                  -----      -----    -----     -----
Total distributions on cash basis (Note 9)           --          4       49        68
                                                  =====      =====    =====     =====
Total cash distributions as a percentage
     of original $1,000 investment (Notes
     5 and 11)                                      N/A       3.00%    4.67%     7.19%
Total cumulative cash distributions per
     $1,000 investment from inception               N/A          4       53       121
Amount (in percentage terms) remaining
     invested in program properties at the
     end of each year (period) presented
     (original total acquisition cost of
     properties retained, divided by original
     total acquisition cost of all properties
     in program)                                    N/A        N/A      100%      100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares)
            issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, as applicable.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

     Past performance is not necessarily indicative of future performance.

                                                   2000         2001        2002
                                                 (Note 2)     (Note 2)    (Note 2)
                                                 --------     --------    --------
Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                         53           30          16
     - from capital gain                              --           --          --
     - from investment income from
        prior period                                  --           --          --
     - from return of capital (Note 8)                20           45          60
                                                  ------       ------      ------
Total distributions on GAAP basis
   (Note 9)                                           73           75          76
                                                  ======       ======      ======
   Source (on cash basis)
     - from sales                                     --           --          --
     - from refinancing                               --           --          --
     - from operations                                73           75          76
     - from cash flow from prior period               --           --          --
     - from return of capital (Note 8)                --           --          --
                                                  ------       ------      ------
Total distributions on cash basis (Note 9)            73           75          76
                                                  ======       ======      ======
Total cash distributions as a percentage
     of original $1,000 investment (Notes
     5 and 11)                                      7.38%       7.688%       7.75%
Total cumulative cash distributions per
     $1,000 investment from inception                194          269         345
Amount (in percentage terms) remaining
     invested in program properties at the
     end of each year (period) presented
     (original total acquisition cost of
     properties retained, divided by original
     total acquisition cost of all properties
     in program)                                    100%          100%        100%

Note 6:     Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.


     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.

                                                           1997        1998          1999          2000
                                                         (Note 1)    (Note 1)      (Note 1)      (Note 2)
                                                        ----------  ----------   -----------  -------------
Gross revenue                                           $      --   $      --    $       --   $    981,672
Interest and other income                                      --          --        86,231        103,058
Equity in earnings of unconsolidated subsidiary                --          --            --             --
Less: Operating expenses                                       --          --       (79,621)      (181,596)
         Interest expense                                      --          --            --       (367,374)
         Depreciation and amortization                         --          --            --       (310,982)
         Organizational costs                                  --          --       (35,000)            --
         Minority interest in earnings of consolidated
           joint ventures                                      --          --            --             --
                                                        ---------   ---------    ----------   ------------
Net income (loss) - GAAP basis                                 --          --       (28,390)       224,778
                                                        =========   =========    ==========   ============
Taxable income

     - from operations (Note 7)                                --          --        86,231         93,269
                                                        =========   =========    ==========   ============
     - from gain (loss) on sale                                --          --            --             --
                                                        =========   =========    ==========   ============
Cash generated from operations (Notes 4 and 5)                             --        12,851      1,096,019
Less:  Cash distributions to investors (Note 8)
        - from operating cash flow                             --          --       (12,851)      (502,078)
        - from sale of properties                              --          --            --             --
        - from cash flow from prior period                     --          --            --             --
        - from return of capital (Note 9)                      --          --       (37,553)            --
                                                        ---------   ---------    ----------   ------------
Cash generated (deficiency) after cash
     Distributions                                             --          --       (37,553)       593,941
Special items (not including sales of real
     estate and refinancing):
        Subscriptions received from stockholders               --          --     5,200,283      6,491,310
        Sale of common stock to CNL
            Retirement Corp.                              200,000          --            --             --
        Stock issuance costs                                   --    (199,908)     (418,600)      (931,461)
        Acquisition of land, building and
            equipment on operating leases                      --          --            --    (13,848,900)
        Investment in direct financing leases                  --          --            --             --
        Investment in notes receivable                         --          --            --             --
        Investment in unconsolidated subsidiary                --          --            --             --
        Distributions received from unconsolidated
            Subsidiary                                         --          --            --             --
        Distributions to minority interest                     --          --            --             --
        Payment of acquisition costs                           --          --            --       (562,491)
        Increase in restricted cash                            --          --            --        (17,312)
        Proceeds of borrowing on line of credit                --          --            --      8,100,000
        Payment on line of credit                              --          --            --     (4,305,000)
        Proceeds from borrowings on mortgages payable          --          --            --             --
        Principal payments on mortgages payable                --          --            --             --
        Payment of loan costs                                  --          --            --        (55,917)
        Retirement of shares of common stock                   --          --            --        (30,508)
                                                        ---------   ---------    ----------   ------------
Cash generated (deficiency) after cash
     distributions and special items                      200,000    (199,908)    4,744,130     (4,566,338)
                                                        =========   =========    ==========   ============
TAX AND DISTRIBUTION DATA PER
     $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (Note 10)
     - from operations (Note 7)                                --          --            12             32
                                                        =========   =========    ==========   ============
     - from recapture                                          --          --            --             --
                                                        =========   =========    ==========   ============
Capital gain (Note 8)                                          --          --            --             --
                                                        =========   =========    ==========   ============

     Past performance is not necessarily indicative of future performance.

                                                             2001           2002
                                                           (Note 2)       (Note 3)
                                                        -------------  --------------
Gross revenue                                           $  1,764,217   $  16,938,823
Interest and other income                                    135,402       1,913,205
Equity in earnings of unconsolidated subsidiary                   --           5,404
Less: Operating expenses                                    (343,472)     (2,182,674)
         Interest expense                                   (105,056)     (1,408,611)
         Depreciation and amortization                      (535,126)     (3,461,279)
         Organizational costs                                     --              --
         Minority interest in earnings of consolidated
joint ventures                                                    --        (433,012)
                                                        ------------   -------------
Net income (loss) - GAAP basis                               915,965      11,371,856
                                                        ============   =============
Taxable income

     - from operations (Note 7)                              600,447       7,792,023
                                                        ============   =============
     - from gain (loss) on sale                                   --              --
                                                        ============   =============
Cash generated from operations (Notes 4 and 5)             2,173,379      16,784,763
Less:  Cash distributions to investors (Note 8)
        - from operating cash flow                        (1,507,322)    (14,379,477)
        - from sale of properties                                 --              --
        - from cash flow from prior period                        --              --
        - from return of capital (Note 9)                         --              --
                                                        ------------   -------------
Cash generated (deficiency) after cash
     Distributions                                           666,057       2,405,286
Special items (not including sales of real
     estate and refinancing):
        Subscriptions received from stockholders          59,519,751     371,134,716
        Sale of common stock to CNL
            Retirement Corp.                                      --              --
        Stock issuance costs                              (6,903,096)    (40,231,933)
        Acquisition of land, building and
            equipment on operating leases                (20,269,138)   (219,929,327)
        Investment in direct financing leases                     --    (109,720,000)
        Investment in notes receivable                            --      (2,000,000)
        Investment in unconsolidated subsidiary                   --        (350,364)
        Distributions received from unconsolidated
            Subsidiary                                            --         190,922
        Distributions to minority interest                        --        (508,885)
        Payment of acquisition costs                      (2,644,534)    (16,131,759)
        Increase in restricted cash                          (17,797)     (1,649,575)
        Proceeds of borrowing on line of credit                   --              --
        Payment on line of credit                         (3,795,000)             --
        Proceeds from borrowings on mortgages payable             --      32,620,000
        Principal payments on mortgages payable                   --        (267,720)
        Payment of loan costs                                     --      (1,308,758)
        Retirement of shares of common stock                 (13,020)       (173,839)
                                                        ------------   -------------
Cash generated (deficiency) after cash
     distributions and special items                      26,543,223      14,078,764
                                                        ============   =============
TAX AND DISTRIBUTION DATA PER
     $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (Note 10)
     - from operations (Note 7)                                   41              42
                                                        ============   =============
     - from recapture                                             --              --
                                                        ============   =============
Capital gain (Note 8)                                             --              --
                                                        ============   =============

     Past performance is not necessarily indicative of future performance.

                                                        1997       1998        1999         2000
                                                      (Note 1)   (Note 1)    (Note 1)     (Note 2)
                                                      --------   --------    --------     --------
Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                             --          --          --           27
     - from capital gain                                  --          --          --           --
     - from investment income from
        prior period                                      --          --          --           --
     - from return of capital (Note 9)                    --          --          12           32
                                                       -----       -----       -----        -----
Total distributions on GAAP basis (Note 10)               --          --          12           59
                                                       =====       =====       =====        =====
   Source (on cash basis)
     - from sales                                         --          --          --           --
     - from refinancing                                   --          --          --           --
     - from operations (Note 4)                           --          --           3           59
     - from cash flow from prior period                   --          --          --           --
     - from return of capital (Note 9)                    --          --           9           --
                                                       -----       -----       -----        -----
Total distributions on cash basis (Note 10)               --          --          12           59
                                                       =====       =====       =====        =====
Total cash distributions as a percentage
     of original $1,000 investment (Note 6)              N/A         N/A         3.0%        5.79%
Total cumulative cash distributions per
     $1,000 investment from inception                    N/A         N/A          12           71
Amount (in percentage terms) remaining
     invested in program properties at the
     end of each year presented (original total
     acquisition cost of properties retained,
     divided by original total acquisition cost of
     all properties in program)                          N/A         N/A          N/A         100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670
            (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002 Offering"), including up to $50,000,000 (5,000,000 shares)
            available to stockholders participating in the company's reinvestment plan. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun. Amounts shown represent the results of the Initial Offering, including subscription proceeds issued pursuant to the reinvestment plan, from July 14, 1999 through December 31, 1999.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4: Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:     Taxable income presented is before the dividends paid deduction.

Note 8: For the years ended December 31, 2002, 2001, 2000 and 1999, approximately 65%, 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2002, 2001 and 2000, approximately 35%, 35% and 46%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

     Past performance is not necessarily indicative of future performance.

                                                        2001         2002
                                                      (Note 2)     (Note 3)
                                                      --------     --------
Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                             38           52
     - from capital gain                                  --           --
     - from investment income from
        prior period                                      --           --
     - from return of capital (Note 9)                    25           13
                                                       -----        -----
Total distributions on GAAP basis (Note 10)               63           65
                                                       =====        =====
   Source (on cash basis)
     - from sales                                         --           --
     - from refinancing                                   --           --
     - from operations (Note 4)                           63           65
     - from cash flow from prior period                   --           --
     - from return of capital (Note 9)                    --           --
                                                       -----        -----
Total distributions on cash basis (Note 10)               63           65
                                                       =====        =====
Total cash distributions as a percentage
     of original $1,000 investment (Note 6)              7.0%         7.0%
Total cumulative cash distributions per
     $1,000 investment from inception                    134          199
Amount (in percentage terms) remaining
     invested in program properties at the
     end of each year presented (original total
     acquisition cost of properties retained,
     divided by original total acquisition cost of
     all properties in program)                          100%         100%

Note 9: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 10: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 8.

Note 11: Certain data for columns representing less than 12 months have been annualized.


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                     Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                             -----------------------------------------------------------------------
                                                                                       Purchase
                                                                            Mortgage    money        Adjustments
                                                             Cash received  balance    mortgage    resulting from
                                          Date    Date of        net of      at time  taken back   application of
                Property                Acquired    Sale     closing costs   of sale  by program        GAAP          Total
                --------                --------    ----     -------------   -------  ----------        ----          -----
CNL Income Fund, Ltd.:
   Popeye's -
      Merritt Island, FL (2)            12/31/86  09/13/00        676,503     --              --         --             676,503
   Golden Corral -
      Salisbury, MD (2) (11)            12/04/86  11/30/00        665,001     --              --         --             665,001
   Wendy's -
      Mesquite, TX (2)                  09/29/86  02/20/02      1,064,259     --              --         --           1,064,259
   Burger King -
      Orlando, FL (30)                  11/12/86  06/18/02        613,553     --              --         --             613,553

CNL Income Fund II, Ltd.:
   KFC -
      Jacksonville, FL (2)              09/01/87  06/15/00        601,400     --              --         --             601,400
   Popeye's -
      Sanford, FL (2)                   06/28/87  09/13/00        631,359     --              --         --             631,359
   Popeye's -
      Altamonte Springs, FL (2)         02/11/87  09/13/00        494,052     --              --         --             494,052
   Popeye's -
      Apopka, FL (2)                    01/19/88  09/13/00        615,618     --              --         --             615,618
   IHOP -
      Peoria, AZ (20)                   11/18/99  08/27/01        836,160     --              --         --             836,160
   KFC -
      Bay City, TX (2)                  12/18/87  09/10/01        548,874     --              --         --             548,874
   Burger King -
      San Antonio, TX (2)               05/15/87  06/26/02        747,510     --              --         --             747,510
   Denny's -
      Casper, WY (2) (38)               09/15/87  08/09/02        346,252     --              --         --             346,252
   Denny's -
      Rock Springs, WY (2)              09/18/87  08/09/02        204,659     --              --         --             204,659
   Golden Corral -
      Tomball, TX                       05/13/87  10/10/02        458,175     --              --         --             458,175
   Golden Corral -
      Pineville, LA                     06/18/97  12/18/02        262,425     --              --         --             262,425

CNL Income Fund III, Ltd.:
   Popeye's -
      Plant City, FL                    04/12/88  09/13/00        507,365     --              --         --             507,365
   Golden Corral -
      Washington, IL (2) (3)            11/20/87  11/29/01        586,132     --              --         --             586,132
   Golden Corral -
      Schereville, IN (2) (23)          11/19/87  09/11/01        810,550     --              --         --             810,550
   Po' Folks -
      Titusville, FL (28)               10/30/87  01/09/02        121,558     --              --         --             121,558
   Burger King -
      Montgomery, AL (2) (36)           01/28/99  05/17/02         78,294     --         320,000         --             398,294
   Golden Corral -
      Altus, OK (2)                     10/14/87  09/27/02        307,785     --              --         --             307,785
   Red Oak Steakhouse -
      Canton Township, MI (2) (37)      08/18/88  09/30/02        106,315     --         640,000         --             746,315


                                                         Cost of Properties
                                                        Including Closing and
                                                              Soft Costs
                                            ------------------------------------------------           Excess
                                                                 Total                              (deficiency)
                                                              acquisition                           of property
                                            Original         cost, capital                         operating cash
                                             mortgage         improvements                          receipts over
                                            financing         closing and                               cash
                Property                      (7)            soft costs (1)          Total        expenditures (19)
                --------                      ---            --------------          -----        -----------------
CNL Income Fund, Ltd.:
   Popeye's -
      Merritt Island, FL (2)                      --              518,409            518,409           909,409
   Golden Corral -
      Salisbury, MD (2) (11)                      --              741,900            741,900         1,326,574
   Wendy's -
      Mesquite, TX (2)                            --              848,000            848,000         1,351,586
    Burger King -
      Orlando, FL (30)                            --              487,500            487,500           911,938

CNL Income Fund II, Ltd.:
   KFC -
      Jacksonville, FL (2)                        --              441,000            441,000           715,685
   Popeye's -
      Sanford, FL (2)                             --              560,000            560,000           850,322
   Popeye's -
      Altamonte Springs, FL (2)                   --              426,568            426,568           684,445
   Popeye's -
      Apopka, FL (2)                              --              545,561            545,561           794,039
   IHOP -
      Peoria, AZ (20)                             --              764,975            764,975           125,468
   KFC -
      Bay City, TX (2)                            --              446,827            446,827           767,761
   Burger King -
      San Antonio, TX (2)                         --              703,500            703,500         1,251,201
   Denny's -
      Casper, WY (2) (38)                         --              566,700            566,700           872,849
   Denny's -
      Rock Springs, WY (2)                        --              667,900            667,900           928,587
   Golden Corral -
      Tomball, TX                                 --              807,583            807,583         1,434,457
   Golden Corral -
      Pineville, LA                               --              645,400            645,400         1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
      Plant City, FL                              --              606,409            606,409           616,913
   Golden Corral -
      Washington, IL (2) (3)                      --              690,500            690,500         1,083,951
   Golden Corral -
      Schereville, IN (2) (23)                    --              694,100            694,100         1,053,524
   Po' Folks -
      Titusville, FL (28)                         --              714,117            714,117           166,684
   Burger King -
      Montgomery, AL (2) (36)                     --              941,358            941,358           261,836
   Golden Corral -
      Altus, OK (2)                               --              557,900            557,900           920,131
   Red Oak Steakhouse -
      Canton Township, MI (2) (37)                --              924,921            924,921         1,309,270


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                       Closing Costs and GAAP Adjustments
                                                              -----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage      money        Adjustments
                                                              Cash received   balance    mortgage      resulting from
                                          Date     Date of        net of      at time   taken back     application of
                Property                Acquired     Sale     closing costs   of sale   by program          GAAP          Total
                --------                --------     ----     -------------   -------   ----------          ----          -----
CNL Income Fund IV, Ltd.:
   Wendy's
      Detroit, MI (2)                   10/21/88   06/29/00    1,056,475         --            --             --         1,056,475
   Shoney's -
      Temple Terrace, FL (2)            06/27/89   07/06/00    1,293,286         --            --             --         1,293,286
   Shoney's -
      Punta Gorda, FL (2)               02/02/89   07/06/00    1,060,297         --            --             --         1,060,297
   Big Boy -
      Topeka, KS (2)                    12/22/88   11/20/00      496,362         --            --             --           496,362
   Taqueria Jalisco -
      Corpus Christi, TX (2)            04/01/91   06/19/01      390,000         --            --             --           390,000
   Bellissimos Family Restaurant -
      Palm Bay, FL                      01/10/89   08/17/01      289,894         --            --             --           289,894
   Po' Folks -
      Titusville, FL (28)               10/30/87   01/09/02       44,052         --            --             --            44,052

CNL Income Fund V, Ltd.:
   Hardee's -
      Belding, MI                       03/08/89   03/03/00      124,346         --            --             --           124,346
   Denny's -
      Daleville, IN (2)                 02/06/89   03/02/01      300,386         --            --             --           300,386
   Denny's -
      Huron, OH (2) (6)                 05/19/89   01/15/02      260,956         --            --             --           260,956
   Market Street Buffet and Bakery -
      West Lebanon, NH (2)              07/10/89   01/17/02      654,530         --            --             --           654,530
   Taco Bell -
      Bountiful, UT (2)                 08/17/89   01/28/02    1,039,998         --            --             --         1,039,998
   Burger King -
      Lawrenceville, GA (2)             06/27/89   06/20/02      847,000         --            --             --           847,000

CNL Income Fund VI, Ltd.:
   Popeye's -
      Jacksonville, FL                  04/30/90   09/13/00      478,062         --            --             --           478,062
   Popeye's -
      Tallahassee, FL                   04/30/90   09/13/00      619,696         --            --             --           619,696
   Popeye's -
      Jacksonville, FL                  04/30/90   09/13/00      523,672         --            --             --           523,672
   Popeye's -
      Jacksonville, FL                  04/30/90   09/13/00      450,418         --            --             --           450,418
   Captain D's -
      Chester, PA (4)                   02/09/90   05/22/01       83,000         --            --             --            83,000
   IHOP -
      Dublin, CA (14)                   11/12/99   06/28/01    1,274,672         --            --             --         1,274,672
   IHOP -
      Round Rock, TX (21)               10/27/99   10/05/01    1,163,216         --            --             --         1,163,216
   Denny's -
      Cheyenne, WY                      12/19/89   12/21/01      290,800         --            --             --           290,800
   KFC -
      Caro, MI (35)                     04/02/90   11/15/02      396,840         --            --             --           396,840

                                                         Cost of Properties
                                                       Including Closing and
                                                            Soft Costs
                                           ---------------------------------------------
                                                                                                    Excess
                                                               Total                              (deficiency)
                                                            acquisition                           of property
                                            Original       cost, capital                         operating cash
                                            mortgage        improvements                          receipts over
                                           financing        closing and                               cash
                Property                     (7)           soft costs (1)          Total        expenditures (19)
                --------                     ---           --------------          -----        -----------------
CNL Income Fund IV, Ltd.:
   Wendy's
      Detroit, MI (2)                           --             614,500            614,500         1,038,530
   Shoney's -
      Temple Terrace, FL (2)                    --           1,155,705          1,155,705         1,496,453
   Shoney's -
      Punta Gorda, FL (2)                       --             947,500            947,500         1,271,574
   Big Boy -
      Topeka, KS (2)                            --             708,800            708,800           878,942
   Taqueria Jalisco -
      Corpus Christi, TX (2)                    --             622,310            622,310           331,788
   Bellissimos Family Restaurant -
      Palm Bay, FL                              --           1,070,822          1,070,822         1,250,729
   Po' Folks -
      Titusville, FL (28)                       --             258,795            258,795            60,406

CNL Income Fund V, Ltd.:
   Hardee's -
      Belding, MI                               --             630,432            630,432           250,715
   Denny's -
      Daleville, IN (2)                         --             547,600            547,600           589,375
   Denny's -
      Huron, OH (2) (6)                         --             448,100            448,100           764,529
   Market Street Buffet and Bakery -
      West Lebanon, NH (2)                      --           1,159,990          1,159,990          (29,353)
   Taco Bell -
      Bountiful, UT (2)                         --             614,249            614,249         1,053,833
    Burger King -
      Lawrenceville, GA (2)                     --             797,778            797,778         1,290,366

CNL Income Fund VI, Ltd.:
   Popeye's -
      Jacksonville, FL                          --              406,477            406,477           491,262
   Popeye's -
      Tallahassee, FL                           --              488,817            488,817           658,801
   Popeye's -
      Jacksonville, FL                          --              423,591            423,591           530,389
   Popeye's -
      Jacksonville, FL                          --              383,089            383,089           454,566
   Captain D's -
      Chester, PA (4)                           --              550,000            550,000           786,617
   IHOP -
      Dublin, CA (14)                           --            1,166,160          1,166,160           175,195
   IHOP -
      Round Rock, TX (21)                       --            1,076,103          1,076,103           192,394
   Denny's -
      Cheyenne, WY                              --              765,500            765,500         1,058,493
   KFC -
      Caro, MI (35)                             --              348,855            348,855           651,265


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                         ------------------------------------------------------------------------
                                                                                           Purchase
                                                                            Mortgage        money         Adjustments
                                                         Cash received      balance        mortgage      resulting from
                                     Date      Date of   net of closing     at time       taken back     application
      Property                     Acquired     Sale          costs         of sale       by program          GAAP          Total
      --------                     --------     ----          -----         -------       ----------          ----          -----
CNL Income Fund VII, Ltd.:
   Shoney's
      Pueblo, CO                   08/21/90    6/20/00        1,005,000         --               --             --       1,005,000
   Popeye's -
      Lake City, FL                04/30/90    9/13/00          598,959         --               --             --         598,959
   Popeye's -
      Jacksonville, FL             04/30/90    9/13/00          417,581         --               --             --         417,581
   Popeye's -
      Jacksonville, FL             04/30/90    9/13/00          494,680         --               --             --         494,680
   Popeye's -
      Brunswick, GA                04/30/90    9/13/00          535,947         --               --             --         535,947
   Popeye's -
      Jacksonville, FL             04/30/90    9/13/00          345,168         --               --             --         345,168
   KFC -
      Friendswood, TX              06/13/90    2/14/00          725,000         --               --             --         725,000
   Church's -
      Daytona Beach, FL (22)       01/16/91    11/27/01         213,482         --          103,581             --         317,063
   Church's
      Gainesville, FL              01/16/91    11/29/01         182,750         --               --             --         182,750
   Johnnies -
      Saddlebrook, FL              04/04/90    12/21/01         698,050         --               --             --         698,050
   Burger King -
      Columbus, OH (31)            09/27/91    06/03/02         218,833         --               --             --         218,833
   Burger King -
      Pontiac, MI (31)             09/27/91    06/27/02         130,073         --               --             --         130,073
   Jack in the Box -
      Mansfield, TX (34)           03/20/97    08/23/02         799,084         --               --             --         799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
      Bayonet Point, FL            06/12/91    07/06/00       1,135,380         --               --             --       1,135,380
   Shoney's -
      Brooksville, FL              02/18/91    07/06/00         940,013         --               --             --         940,013
   Shoney's -
      Sun City, FL                 03/04/91    07/06/00       1,327,317         --               --             --       1,327,317
   Popeye's -
      Jacksonville, FL             09/28/90    09/13/00         420,006         --               --             --         420,006
   Golden Corral -
      Middleburg Heights, OH (12)  05/31/96    03/21/01         236,740         --               --             --         236,740
   Quincy's -
      Statesville, NC              10/10/91    05/25/01         877,000         --               --             --         877,000
   Burger King -
      Baseball City, FL            06/18/91    05/02/02       1,184,559         --               --             --       1,184,559
   Burger King -
      Columbus, OH (31)            09/27/91    06/03/02         447,392         --               --             --         447,392
   Burger King -
      Pontiac, MI (31)             09/27/91    06/27/02         265,926         --               --             --         265,926
   Bakers Square -
      Libertyville, IL (33)        08/31/00    09/05/02       1,076,041         --               --             --       1,076,041


                                                        Cost of Properties
                                                       Including Closing and
                                                            Soft Costs
                                           ------------------------------------------------
                                                                                                       Excess
                                                                Total                               (deficiency)
                                                              acquisition                           of property
                                             Original        cost, capital                         operating cash
                                             mortgage        improvements                           receipts over
                                            financing         closing and                               cash
      Property                                  (7)          soft costs (1)          Total         expenditures (19)
      --------                                  ---          --------------          -----         -----------------
CNL Income Fund VII, Ltd.:
   Shoney's
      Pueblo, CO                               --               961,582             961,582              984,472
   Popeye's -
      Lake City, FL                            --               485,455             485,455              641,608
   Popeye's -
      Jacksonville, FL                         --               376,323             376,323              452,824
   Popeye's -
      Jacksonville, FL                         --               384,936             384,936              515,888
   Popeye's -
      Brunswick, GA                            --               468,797             468,797              574,076
   Popeye's -
      Jacksonville, FL                         --               340,429             340,429              407,175
   KFC -
      Friendswood, TX                          --               485,951             485,951              671,580
   Church's -
      Daytona Beach, FL (22)                   --               318,188             318,188              396,488
   Church's
      Gainesville, FL                          --               183,872             183,872              239,254
   Johnnies -
      Saddlebrook, FL                          --             1,100,000           1,100,000            1,324,170
   Burger King -
      Columbus, OH (31)                        --               167,259             167,259              190,438
   Burger King -
      Pontiac, MI (31)                         --               211,050             211,050              238,235
   Jack in the Box -
      Mansfield, TX (34)                       --               617,155             617,155              351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
      Bayonet Point, FL                        --               924,646             924,646            1,040,086
   Shoney's -
      Brooksville, FL                          --               816,355             816,355              961,418
   Shoney's -
      Sun City, FL                             --             1,055,820           1,055,820            1,238,581
   Popeye's -
      Jacksonville, FL                         --               352,445             352,445              401,169
   Golden Corral -
      Middleburg Heights, OH (12)              --               236,740             236,740              127,155
   Quincy's -
      Statesville, NC                          --               893,422             893,422              997,232
   Burger King -
      Baseball City, FL                        --               873,857             873,857            1,096,005
   Burger King -
      Columbus, OH (31)                        --               341,952             341,952              389,340
   Burger King -
      Pontiac, MI (31)                         --               431,480             431,480              487,058
   Bakers Square -
      Libertyville, IL (33)                    --               960,000             960,000              187,961

     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                         ---------------------------------------------------------------------


                                                                                       Purchase
                                                                         Mortgage       money         Adjustments
                                                         Cash received    balance      mortgage      resulting from
                                     Date     Date of       net of       at time      taken back     application of
    Property                       Acquired     Sale     closing costs   of sale      by program          GAAP           Total
    --------                       --------     ----     -------------   -------      ----------          ----           -----
CNL Income Fund IX, Ltd.:
   Perkins -
      Williamsville, NY            12/20/91   05/15/00     693,350         --               --             --           693,350
   Denny's -
      Alliance, OH (16)            01/22/92   11/30/00          --         --          200,000             --           200,000
   Denny's -
      Blufton, OH (17)             10/11/91   11/30/00          --         --          300,000             --           300,000
   IHOP -
      Dublin, CA (14)              11/12/99   06/28/01     424,891         --               --             --           424,891
   Shoney's -
      Bedford, IN                  07/09/91   07/31/01     900,110         --               --             --           900,110
   Shell's Seafood Restaurant -
      Copley Township, OH          12/17/91   11/28/01   1,086,143         --               --             --         1,086,143
   Hardee's -
      Greenville, SC               10/21/91   05/03/02     976,798         --               --             --           976,798
   Burger King -
      Greensboro, NC (29)          03/30/92   05/16/02     571,744         --               --             --           571,744
   Burger King -
      Columbus, OH (31)            09/27/91   06/03/02     549,515         --               --             --           549,515
   Burger King -
      Ashland, NH (32)             06/29/92   06/03/02     402,545         --               --             --           402,545
   Burger King -
      Pontiac, MI (31)             09/27/91   06/27/02     326,626         --               --             --           326,626
   Shoney's -
      Huntsville, AL               10/04/91   08/20/02     951,528         --               --             --           951,528
   Bakers Square -
      Libertyville, IL (33)        08/31/00   09/05/02     554,324         --               --             --           554,324
   Hardee's -
      Farragut, TN                 10/09/91   12/18/02     886,300         --               --             --           886,300

CNL Income Fund X, Ltd.:
   Perkins -
      Lancaster, NY                12/20/91   12/28/00     749,675         --               --             --           749,675
   IHOP -
      Peoria, AZ (20)              11/18/99   08/27/01     905,840         --               --             --           905,840
   Jack in the Box -
      San Marcos, TX               03/03/99   04/23/02   1,161,055         --               --             --         1,161,055
   Burger King  -
      Greensboro, NC (29)          03/30/92   05/16/02     571,744         --               --             --           571,744
   Burger King -
      Ashland, NH (32)             06/29/92   06/03/02     154,802         --               --             --           154,802
   Perkins -
      Ft. Pierce, FL               02/04/92   12/20/02     329,175         --               --             --           329,175

CNL Income Fund XI, Ltd.:
   IHOP -
      Round Rock, TX (21)          10/27/99   10/05/01     347,454         --               --             --           347,454
   Quincy's -
      Sebring, FL                  09/29/92   11/21/01   1,029,000         --               --             --         1,029,000

                                                      Cost of Properties
                                                    Including Closing and
                                                          Soft Costs
                                       ------------------------------------------------
                                                                                                    Excess
                                                            Total                                 (deficiency)
                                                          acquisition                              of property
                                         Original        cost, capital                            operating cash
                                         mortgage         improvements                             receipts over
                                       financing          closing and                                 cash
    Property                               (7)            soft costs (1)          Total            expenditures (19)
    --------                               ---            --------------          -----            -----------------
CNL Income Fund IX, Ltd.:
   Perkins -
      Williamsville, NY                     --               981,482             981,482              692,535
   Denny's -
      Alliance, OH (16)                     --               553,137             553,137              614,999
   Denny's -
      Blufton, OH (17)                      --               642,000             642,000              739,292
   IHOP -
      Dublin, CA (14)                       --               388,720             388,720               58,398
   Shoney's -
      Bedford, IN                           --               754,028             754,028              991,085
   Shell's Seafood Restaurant -
      Copley Township, OH                   --               870,713             870,713              692,662
   Hardee's -
      Greenville, SC                        --               760,405             760,405              957,261
   Burger King -
      Greensboro, NC (29)                   --               460,989             460,989              479,360
   Burger King -
      Columbus, OH (31)                     --               420,008             420,008              478,210
   Burger King -
      Ashland, NH (32)                      --               325,018             325,018              322,154
   Burger King -
      Pontiac, MI (31)                      --               529,969             529,969              598,234
   Shoney's -
      Huntsville, AL                        --               763,901             763,901            1,050,434
   Bakers Square -
      Libertyville, IL (33)                 --               494,545             494,545               96,829
   Hardee's -
      Farragut, TN                          --               707,025             707,025              940,825

CNL Income Fund X, Ltd.:
   Perkins -
      Lancaster, NY                         --             1,111,111           1,111,111              706,575
   IHOP -
      Peoria, AZ (20)                       --               828,723             828,723              135,923
   Jack in the Box -
      San Marcos, TX                        --             1,020,829           1,020,829              288,292
   Burger King  -
      Greensboro, NC (29)                   --               460,989             460,989              479,360
   Burger King -
      Ashland, NH (32)                      --               124,989             124,989              123,887
   Perkins -
      Ft. Pierce, FL                        --             1,002,337           1,002,337              623,996

CNL Income Fund XI, Ltd.:
   IHOP -
      Round Rock, TX (21)                   --               321,434             321,434               57,468
   Quincy's -
      Sebring, FL                           --             1,054,550           1,054,550            1,111,338


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------
                                                                                        Purchase
                                                                             Mortgage     money        Adjustments
                                                              Cash received   balance    mortgage     resulting from
                                          Date     Date of        net of      at time   taken back    application of
                Property                Acquired     Sale     closing costs   of sale   by program        GAAP           Total
                --------                --------     ----     -------------   -------   ----------        ----           -----
CNL Income Fund XI, Ltd. (Continued):
   Burger King -
      Columbus, OH                      09/01/92   06/03/02        901,125     --           --             --           901,125
   Burger King -
      Ashland, NH (32)                  06/29/92   06/03/02        915,559     --           --             --           915,559
   Burger King -
      East Detroit, MI                  06/29/92   06/20/02        833,247     --           --             --           833,247

CNL Income Fund XII, Ltd.:
   Denny's -
      Cleveland, TN                     12/23/92   03/03/00        797,227     --           --             --           797,227
   Shoney's -
      Bradenton, FL                     03/22/93   07/06/00      1,227,907     --           --             --         1,227,907
   Golden Corral -
      Middleburg Heights, OH (12)       05/31/96   03/21/01      1,663,260     --           --             --         1,663,260
   Jack in the Box -
      Rialto, CA                        01/15/93   09/28/01      1,382,365     --           --             --         1,382,365
   Johnnies -
      Winter Haven, FL                  08/09/93   10/02/01      1,090,297     --           --             --         1,090,297
   Jack in the Box -
      Arlington, TX                     01/15/93   04/23/02      1,248,205     --           --             --         1,248,205
   Burger King -
      Valdosta, GA                      08/24/93   08/30/02        623,661     --           --             --           623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
      Mount Airy, NC                    07/30/93   04/09/01        947,000     --           --             --           947,000
   Burger King -
      Dayton, OH                        07/30/93   06/03/02      1,049,863     --           --             --         1,049,863
   Lion's Choice -
      Overland Park, KS (5)             12/16/93   08/12/02      1,242,050     --           --             --         1,242,050

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
      Columbus, OH                      11/10/94   09/22/00      1,631,946     --           --             --         1,631,946
   Golden Corral -
      Paris, TX (13)                    07/26/96   05/25/01        400,000     --           --             --           400,000
   Razzleberries -
      Las Vegas, NV                     07/08/94   02/01/02      1,143,753     --           --             --         1,143,753
   Long John Silver's -
      Laurens, SC                       03/25/94   08/05/02        155,249     --           --             --           155,249
   Golden Corral -
      Greeley, CO                       12/13/94   09/25/02      1,306,595     --           --             --         1,306,595
   Checker's -
      Merriam, KS                       03/31/94   11/07/02        323,175     --           --             --           323,175

                                                            Cost of Properties
                                                          Including Closing and
                                                                Soft Costs
                                             ------------------------------------------------
                                                                                                        Excess
                                                                 Total                               (deficiency)
                                                              acquisition                            of property
                                             Original        cost, capital                          operating cash
                                             mortgage        improvements                           receipts over
                                             financing        closing and                                cash
                Property                        (7)           soft costs (1)          Total         expenditures (19)
                --------                        ---           --------------          -----         -----------------
CNL Income Fund XI, Ltd. (Continued):
   Burger King -
      Columbus, OH                               --               714,413             714,413              798,711
   Burger King -
      Ashland, NH (32)                           --               739,228             739,228              732,715
   Burger King -
      East Detroit, MI                           --               761,501             761,501              779,593

CNL Income Fund XII, Ltd.:
   Denny's -
      Cleveland, TN                              --               622,863             622,863              530,741
   Shoney's -
      Bradenton, FL                              --             1,000,000           1,000,000              898,776
   Golden Corral -
      Middleburg Heights, OH (12)                --             1,663,260           1,663,260              893,350
   Jack in the Box -
      Rialto, CA                                 --             1,033,072           1,033,072              936,833
   Johnnies -
      Winter Haven, FL                           --             1,172,608           1,172,608            1,117,762
   Jack in the Box -
      Arlington, TX                              --               966,466             966,466              937,794
   Burger King -
      Valdosta, GA                               --               510,432             510,432              648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
      Mount Airy, NC                             --               968,134             968,134              755,601
   Burger King -
      Dayton, OH                                 --               905,717             905,717            1,032,534
   Lion's Choice -
      Overland Park, KS (5)                      --             1,029,449           1,029,449              964,561

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
      Columbus, OH                               --             1,631,946           1,631,946            1,103,012
   Golden Corral -
      Paris, TX (13)                             --               501,276             501,276              255,146
   Razzleberries -
      Las Vegas, NV                              --             1,006,514           1,006,514              631,310
   Long John Silver's -
      Laurens, SC                                --               448,796             448,796              257,444
   Golden Corral -
      Greeley, CO                                --             1,184,810           1,184,810            1,015,365
   Checker's -
      Merriam, KS                                --               284,609             284,609              269,328





     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                         ---------------------------------------------------------------


                                                                                             Purchase
                                                                              Mortgage         money        Adjustments
                                                                              balance       mortgage      resulting from
                                 Date       Date of      Cash received net    at time      taken back     application of
       Property                Acquired       Sale       of closing costs     of sale      by program          GAAP           Total
       --------                --------       ----       ----------------     -------      ----------          ----           -----
CNL Income Fund XV, Ltd.:
   Long John Silver's
      Lexington, NC            10/22/94     01/12/00             562,130         --                --            --          562,130
   Quincy's -
      Greer, SC (15)           06/13/94     04/06/01             233,000         --           467,000            --          700,000
   Jack in the Box -
      Woodland Hills, CA       07/29/94     04/19/01           1,253,728         --                --            --        1,253,728
   Golden Corral -
      Paris, TX (13)           07/26/96     05/25/01             400,000         --                --            --          400,000
   Jack in the Box -
      Altadena, CA             07/29/94     10/04/01             937,250         --                --            --          937,250
   Jack in the Box -
      Redlands, CA             07/29/94     02/15/02           1,300,882         --                --            --        1,300,882
   Long John Silver's -
      Medina, OH               10/05/94     09/30/02             395,205         --                --            --          395,205
   Checker's -
      Stratford, NJ            05/27/94     12/27/02             350,802         --                --            --          350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
      Columbia Heights, MN     12/18/95     09/29/00             575,777         --                --            --          575,777
   Denny's -
      Marana, AZ               02/13/95     03/30/01           1,145,045         --                --            --        1,145,045
   Boston Market -
      St. Cloud, MN            09/15/95     11/28/01             647,365         --                --            --          647,365
   Big Boy -
      Las Vegas, NV            05/31/95     12/11/01           1,059,264         --                --            --        1,059,264
   Denny's -
      Mesquite, TX             08/31/95     03/28/02             448,675         --                --            --          448,675
   Jack in the Box -
      Rancho Cordova, CA       10/31/94     06/04/02           1,325,054         --                --            --        1,325,054
   Denny's -
      Bucyrus, OH (26)         06/08/95     08/07/02             144,915         --                --            --          144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
      Warner Robins, GA        11/04/96     09/13/00             607,361         --                --            --          607,361
   Boston Market -
      Long Beach, CA           12/05/96     10/17/00             529,633         --                --            --          529,633
   Boston Market -
      Houston, TX              06/19/96     01/19/01             782,648         --                --            --          782,648
   Mr. Fable's -
      Kentwood, MI             09/05/95     06/21/01             681,300         --                --            --          681,300
   Boston Market -
      Inglewood, CA            07/24/96     09/06/01             298,300         --                --            --          298,300
   Jack in the Box -
      El Dorado, CA            09/26/96     09/25/01           1,510,463         --                --            --        1,510,463
   Denny's -
      Mesquite, NV             04/25/96     03/29/02             771,800         --                --            --          771,800

                                                     Cost of Properties
                                                    Including Closing and
                                                           Soft Costs
                                         -----------------------------------------------
                                                                                                      Excess
                                                             Total                                (deficiency)
                                                          acquisition                             of property
                                          Original       cost, capital                           operating cash
                                          mortgage       improvements                            receipts over
                                         financing        closing and                                 cash
       Property                             (7)          soft costs (1)          Total          expenditures (19)
       --------                             ---          --------------          -----          -----------------
CNL Income Fund XV, Ltd.:
   Long John Silver's
      Lexington, NC                          --              646,203             646,203              234,243
   Quincy's -
      Greer, SC (15)                         --              946,933             946,933              649,756
   Jack in the Box -
      Woodland Hills, CA                     --              939,806             939,806              648,254
   Golden Corral -
      Paris, TX (13)                         --              501,276             501,276              255,146
   Jack in the Box -
      Altadena, CA                           --              709,812             709,812              528,007
   Jack in the Box -
      Redlands, CA                           --              973,020             973,020              758,150
   Long John Silver's -
      Medina, OH                             --              812,056             812,056              285,620
   Checker's -
      Stratford, NJ                          --              287,391             287,391              271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
      Columbia Heights, MN                   --              939,972             939,972              226,734
   Denny's -
      Marana, AZ                             --              719,234             719,234              587,377
   Boston Market -
      St. Cloud, MN                          --            1,075,093           1,075,093              502,978
   Big Boy -
      Las Vegas, NV                          --            1,160,553           1,160,553              476,249
   Denny's -
      Mesquite, TX                           --              987,353             987,353              480,530
   Jack in the Box -
      Rancho Cordova, CA                     --              900,290             900,290              705,521
   Denny's -
      Bucyrus, OH (26)                       --              540,000             540,000              385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
      Warner Robins, GA                      --              563,148             563,148              257,018
   Boston Market -
      Long Beach, CA                         --              832,280             832,280              156,091
   Boston Market -
      Houston, TX                            --              812,696             812,696              323,963
   Mr. Fable's -
      Kentwood, MI                           --              855,609             855,609              272,268
   Boston Market -
      Inglewood, CA                          --              857,488             857,488              196,478
   Jack in the Box -
      El Dorado, CA                          --            1,097,220           1,097,220              581,924
   Denny's -
      Mesquite, NV                           --            1,186,460           1,186,460              494,461

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                              Closing Costs and GAAP Adjustments
                                                       -----------------------------------------------------------


                                                                                       Purchase
                                                                        Mortgage         money        Adjustments
                                                       Cash received    balance       mortgage      resulting from
                                    Date     Date of       net of       at time      taken back     application of
          Property                Acquired     Sale    closing costs    of sale      by program          GAAP            Total
          --------                --------     ----    -------------    -------      ----------          ----            -----
CNL Income Fund XVII, Ltd.
(Continued):
   Wendy's -
      Knoxville, TN               07/30/96   05/31/02    1,045,425         --               --             --         1,045,425
   Bakers Square -
      Wilmette, IL                01/31/00   06/27/02    1,682,371         --               --             --         1,682,371
   Jack in the Box -
      Mansfield, TX (34)          03/20/97   08/23/02      212,415         --               --             --           212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
      Timonium, MD                07/13/97   06/29/01      848,550         --               --             --           848,550
   Jack in the Box -
      Henderson, NV               06/30/97   07/12/01    1,278,046         --               --             --         1,278,046
   IHOP -
      Santa Rosa, CA              05/21/97   12/28/01    1,664,829         --               --             --         1,664,829
   On the Border -
      San Antonio, TX             09/02/97   05/08/02      470,304         --               --             --           470,304
   Boston Market -
      San Antonio, TX             08/18/97   05/29/02      481,325         --               --             --           481,325
   Boston Market -
      Raleigh, NC (27)            01/23/97   08/07/02      714,050         --               --             --           714,050

CNL Restaurant Properties, Inc.:
   Golden Corral -
      Waldorf, MD (9) (10)        04/05/99   01/03/00    2,501,175         --               --             --         2,501,175
   Jack in the Box -
      Los Angeles, CA             06/30/95   02/18/00    1,516,800         --               --             --         1,516,800
   Golden Corral -
      Dublin, GA                  08/07/98   05/01/00    1,323,205         --               --             --         1,323,205
   Boston Market -
      San Antonio, TX             04/30/97   05/02/00      517,495         --               --             --           517,495
   Boston Market -
      Corvallis, OR               07/09/96   06/20/00      717,019         --               --             --           717,019
   Big Boy -
      St. Louis, MO               01/19/99   06/28/00    1,463,050         --               --             --         1,463,050
   Ground Round -
      Nanuet, NY                  12/02/97   06/30/00      964,825         --               --             --           964,825
   Big Boy -
      Jefferson City, MO          01/19/99   06/30/00      905,250         --               --             --           905,250
   Big Boy -
      Alton, IL                   01/19/99   06/30/00      905,250         --               --             --           905,250
   Boston Market -
      Liberty, MO                 08/18/97   09/13/00      538,800         --               --             --           538,800
   Mr. Fables -
      Grand Rapids, MI            03/19/96   09/26/00      722,100         --               --             --           722,100
   Pizza Hut -
      Dover, OH                   05/01/97   11/08/00      112,917         --               --             --           112,917
   Big Boy -
      St. Joseph, MO              04/27/99   11/27/00      646,550         --               --             --           646,550


                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                   -------------------------------------------------
                                                                                              Excess
                                                        Total                              (deficiency)
                                                     acquisition                           of property
                                     Original       cost, capital                         operating cash
                                    mortgage       improvements                           receipts over
                                    financing       closing and                                  cash
          Property                     (7)          soft costs (1)          Total          expenditures (19)
          --------                     ---          --------------          -----          -----------------
CNL Income Fund XVII, Ltd.
(Continued):
   Wendy's -
      Knoxville, TN                      --              783,748             783,748              484,686
   Bakers Square -
      Wilmette, IL                       --            1,627,273           1,627,273              380,572
   Jack in the Box -
      Mansfield, TX (34)                 --              164,054             164,054               93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
      Timonium, MD                       --            1,140,100           1,140,100              302,665
   Jack in the Box -
      Henderson, NV                      --            1,067,175           1,067,175              494,105
   IHOP -
      Santa Rosa, CA                     --            1,286,364           1,286,364              598,179
   On the Border -
      San Antonio, TX                    --            1,225,163           1,225,163              190,705
   Boston Market -
      San Antonio, TX                    --              857,595             857,595                9,631
   Boston Market -
      Raleigh, NC (27)                   --            1,225,686           1,225,686              511,581

CNL Restaurant Properties, Inc.
   Golden Corral -
      Waldorf, MD (9) (10)               --            2,430,686           2,430,686                   --
   Jack in the Box -
      Los Angeles, CA                    --            1,119,567           1,119,567              549,658
   Golden Corral -
      Dublin, GA                         --            1,272,765           1,272,765              190,590
   Boston Market -
      San Antonio, TX                    --              757,069             757,069               66,889
   Boston Market -
      Corvallis, OR                      --              925,427             925,427              312,232
   Big Boy -
      St. Louis, MO                      --            1,345,100           1,345,100               65,420
   Ground Round -
      Nanuet, NY                         --              927,273             927,273              245,426
   Big Boy -
      Jefferson City, MO                 --            1,113,383           1,113,383               68,389
   Big Boy -
      Alton, IL                          --            1,012,254           1,012,254               41,032
   Boston Market -
      Liberty, MO                        --              765,530             765,530               84,802
   Mr. Fables -
      Grand Rapids, MI                   --              816,264             816,264              270,873
   Pizza Hut -
      Dover, OH                          --              233,896             233,896               86,601
   Big Boy -
      St. Joseph, MO                     --              885,883             885,883               35,138

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------


                                                                                            Purchase
                                                                             Mortgage       money         Adjustments
                                                           Cash received     balance       mortgage      resulting from
                                    Date      Date of         net of         at time      taken back     application of
        Property                  Acquired       Sale      closing costs     of sale      by program          GAAP           Total
        --------                  --------       ----      -------------     -------      ----------          ----           -----
CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
      Baltimore, MD               08/19/97    12/14/00            668,753        --               --            --          668,753
   Boston Market -
      Stafford, TX                07/02/97    12/15/00            881,674        --               --            --          881,674
   Big Boy -
      Guadalupe, AZ               04/16/97    03/23/01            883,685        --               --            --          883,685
   Tumbleweed's -
      Nashville, TN               08/01/97    04/20/01            525,050        --               --            --          525,050
   Boston Market -
      Vacaville, CA               05/06/97    05/08/01          1,064,430        --               --            --        1,064,430
   Big Boy -
      Independence, MO            01/19/99    05/22/01            524,513        --               --            --          524,513
   Big Boy -
      Belleville, IL (9)          02/26/99    06/13/01            375,000        --               --            --          375,000
   Tumbleweeds -
      Clarksville, TN             02/10/98    06/15/01            803,050        --               --            --          803,050
   Big Boy -
      Grandview, MO               02/26/99    06/29/01            516,235        --               --            --          516,235
   Pizza Hut -
      Toledo, OH                  12/05/96    06/29/01            148,528        --               --            --          148,528
   Shoney's -
      Indian Harbor Beach, FL     01/24/97    08/13/01            457,016        --               --            --          457,016
   Black-eyed Pea -
      Wichita, KS                 10/01/97    08/15/01            300,000        --               --            --          300,000
   Tumbleweed Southwest
      Mesquite Grill & Bar
      Hermitage, TN               02/10/98    09/24/01            871,496        --               --            --          871,496
   Tumbleweed Southwest
      Mesquite Grill & Bar
      Cookeville, TN              08/01/97    09/26/01            844,905        --               --            --          844,905
   Big Boy -
      Granite City, IL            01/19/99    09/28/01            595,148        --               --            --          595,148
   Big Boy -
      Taylor, MI                  08/19/99    10/16/01            887,731        --               --            --          887,731
   Boston Market -
      Cedar Park, TX              04/02/97    10/31/01            875,000        --               --            --          875,000
   Shoney's -
      Phoenix, AZ                 03/24/98    11/26/01            399,285        --               --            --          399,285
   Burger King -
      Atlanta, GA                 06/09/98    12/21/01            418,050        --               --            --          418,050
   Barbwires Steakhouse -
      Lawrence, KS                08/01/97    12/28/01            718,000        --               --            --          718,000
   Boston Market -
      Jessup, MD                  05/06/97    02/19/02            324,343        --               --            --          324,343
   Black-eyed Pea -
      Herndon, VA                 07/14/98    02/22/02            815,875        --               --            --          815,875
   TGI Friday's -
      El Paso, TX                 08/14/98    03/19/02          1,594,729        --               --            --        1,549,729

                                                          Cost of Properties
                                                         Including Closing and
                                                              Soft Costs
                                      --------------------------------------------------
                                                                                                     Excess
                                                          Total                                    (deficiency)
                                                        acquisition                                 of property
                                       Original        cost, capital                              operating cash
                                       mortgage        improvements                                receipts over
                                      financing         closing and                                     cash
        Property                          (7)          soft costs (1)          Total            expenditures (19)
        --------                          ---          --------------          -----            -----------------
CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
      Baltimore, MD                          --            1,378,051           1,378,051              472,895
   Boston Market -
      Stafford, TX                           --            1,077,979           1,077,979              372,102
   Big Boy -
      Guadalupe, AZ                          --            1,706,768           1,706,768              140,439
   Tumbleweed's -
      Nashville, TN                          --            1,308,411           1,308,411              362,588
   Boston Market -
      Vacaville, CA                          --            1,437,474           1,437,474              358,396
   Big Boy -
      Independence, MO                       --            1,253,699           1,253,699               65,156
   Big Boy -
      Belleville, IL (9)                     --              761,074             761,074              (17,597 )
   Tumbleweeds -
      Clarksville, TN                        --            1,440,247           1,440,247              229,692
   Big Boy -
      Grandview, MO                          --              962,290             962,290               36,150
   Pizza Hut -
      Toledo, OH                             --              328,381             328,381              (21,742 )
   Shoney's -
      Indian Harbor Beach, FL                --              693,304             693,304               68,946
   Black-eyed Pea -
      Wichita, KS                            --              660,748             660,748              305,701
   Tumbleweed Southwest
      Mesquite Grill & Bar
      Hermitage, TN                          --            1,410,719           1,410,719              191,005
   Tumbleweed Southwest
      Mesquite Grill & Bar
      Cookeville, TN                         --            1,471,963           1,471,963              386,178
   Big Boy -
      Granite City, IL                       --            1,037,579           1,037,579               10,800
   Big Boy -
      Taylor, MI                             --            1,227,132           1,227,132               61,898
   Boston Market -
      Cedar Park, TX                         --              827,223             827,223               71,386
   Shoney's -
      Phoenix, AZ                            --              482,368             482,368              (91,021 )
   Burger King -
      Atlanta, GA                            --              926,261             926,261              227,653
   Barbwires Steakhouse -
      Lawrence, KS                           --            1,448,598           1,448,598              179,747
   Boston Market -
      Jessup, MD                             --            1,243,060           1,243,060              107,266
   Black-eyed Pea -
      Herndon, VA                            --            1,279,118           1,279,118              354,530
   TGI Friday's -
      El Paso, TX                            --            1,602,944           1,602,944              577,055

     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                 Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          --------------------------------------------------------------


                                                                                             Purchase
                                                                              Mortgage        money      Adjustments
                                                          Cash received       balance        mortgage    resulting from
                                    Date        Date of       net of          at time       taken back   application of
       Property                   Acquired       Sale      closing costs      of sale       by program       GAAP             Total
       --------                   --------       ----      -------------      -------       ----------       ----             -----
CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
      Las Vegas, NV               08/20/97     04/19/02         981,540          --               --          --             981,540
   Big Boy -
      Overland Park, KS           02/26/99     04/26/02         577,580          --               --          --             577,580
   Burger King -
      Tappahannock, VA            03/16/99     05/16/02       1,089,779          --               --          --           1,089,779
   Burger King -
      Prattville, AL              01/28/99     05/17/02         497,867          --               --          --             497,867
   Burger King -
      Tuskegee, AL                01/28/99     05/17/02         397,867          --               --          --             397,867
   Burger King -
      Montgomery, AL              01/28/99     05/17/02         797,867          --               --          --             797,867
   Burger King -
      Montgomery, AL              01/28/99     05/17/02         397,867          --               --          --             397,867
   Black-eyed Pea -
      McKinney, TX                12/30/98     05/31/02       1,149,064          --               --          --           1,149,064
   Black-eyed Pea -
      Forestville, MD             10/01/97     06/01/02              --          --               --          --                  --
   Burger King -
      Coon Rapids, MN             03/16/99     06/03/02       1,078,973          --               --          --           1,078,973
   Burger King -
      Rochester, NH               03/16/99     06/03/02       1,193,284          --               --          --           1,193,284
   Burger King -
      Columbus, OH                03/16/99     06/03/02         950,938          --               --          --             950,938
   Burger King -
      Asheboro, NC                03/16/99     06/03/02       1,513,213          --               --          --           1,513,213
   Hardee's -
      Gulf Shores, AL             03/16/99     06/13/02         904,861          --               --          --             904,861
   Steak & Ale -
      Palm Harbor, FL             06/16/98     06/14/02       1,241,943          --               --          --           1,241,943
   Burger King -
      Lancaster, OH               03/16/99     06/14/02       1,321,822          --               --          --           1,321,822
   Burger King -
      John's Island, SC           03/16/99     06/14/02       1,289,282          --               --          --           1,289,282
   IHOP -
      Elk Grove, CA               08/20/97     06/17/02       2,085,346          --               --          --           2,085,346
   Hardee's -
      Tusculum, TN                03/16/99     06/17/02         653,460          --               --          --             653,460
   Pollo Tropical -
      Miami, FL                   09/22/98     06/20/02       1,302,936          --               --          --           1,302,936
   Burger King -
      St. Paul, MN                03/16/99     06/26/02         849,273          --               --          --             849,273
   Texas Roadhouse -
      Joilet, IL                  02/25/00     06/27/02       1,940,745          --               --          --           1,940,745
   Black-eyed Pea -
      Phoenix, AZ                 09/30/97     06/28/02         281,000          --               --          --             281,000


                                                          Cost of Properties
                                                     Including Closing and
                                                            Soft Costs
                                           ----------------------------------------------
                                                                                                      Excess
                                                               Total                              (deficiency)
                                                         acquisition cost,                         of property
                                            Original          capital                             operating cash
                                            mortgage        improvements                          receipts over
                                            financing       closing and                                 cash
       Property                               (7)         soft costs (1)           Total          expenditures (19)
       --------                               ---         --------------           -----          -----------------
CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
      Las Vegas, NV                            --            1,658,000           1,658,000              114,934
   Big Boy -
      Overland Park, KS                        --            1,037,383           1,037,383               (7,476 )
   Burger King -
      Tappahannock, VA                         --              857,826             857,826              285,470
   Burger King -
      Prattville, AL                           --            1,018,519           1,018,519              285,895
   Burger King -
      Tuskegee, AL                             --              972,222             972,222              267,501
   Burger King -
      Montgomery, AL                           --            1,296,296           1,296,296              362,395
   Burger King -
      Montgomery, AL                           --            1,018,519           1,018,519              289,495
   Black-eyed Pea -
      McKinney, TX                             --            1,644,856           1,644,856              304,736
   Black-eyed Pea -
      Forestville, MD                          --              643,925             643,925              477,253
   Burger King -
      Coon Rapids, MN                          --              844,815             844,815              288,892
   Burger King -
      Rochester, NH                            --              963,499             963,499              318,314
   Burger King -
      Columbus, OH                             --              744,585             744,585              257,877
   Burger King -
      Asheboro, NC                             --            1,228,831           1,228,831              436,666
   Hardee's -
      Gulf Shores, AL                          --              914,337             914,337              320,113
   Steak & Ale -
      Palm Harbor, FL                          --            1,232,558           1,232,558              504,926
   Burger King -
      Lancaster, OH                            --              799,195             799,195              364,070
   Burger King -
      John's Island, SC                        --            1,077,802           1,077,802              367,639
   IHOP -
      Elk Grove, CA                            --            1,540,356           1,540,356              751,308
   Hardee's -
      Tusculum, TN                             --              666,045             666,045              233,604
   Pollo Tropical -
      Miami, FL                                --            1,318,182           1,318,182              392,816
   Burger King -
      St. Paul, MN                             --              747,713             747,713              271,528
   Texas Roadhouse -
      Joilet, IL                               --            1,745,014           1,745,014              384,473
   Black-eyed Pea -
      Phoenix, AZ                              --              641,371             641,371              265,557



     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                            ----------------------------------------------------------


                                                                                           Purchase
                                                                            Mortgage         money        Adjustments
                                                            Cash received   balance       mortgage      resulting from
                                      Date       Date of        net of      at time      taken back     application of
       Property                     Acquired      Sale      closing costs   of sale      by program          GAAP           Total
       --------                     --------      ----      -------------   -------      ----------          ----           -----
CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
      Mesa, AZ                      09/30/97    06/28/02        1,710,000      --               --            --          1,710,000
   Black-eyed Pea
      Phoenix, AZ                   09/30/97    06/28/02          425,000      --               --            --            425,000
   Black-eyed Pea
      Tucson, AZ                    09/30/97    06/28/02          234,000      --               --            --            234,000
   Steak & Ale Restaurant -
      Austin, TX                    06/16/98    07/02/02        1,437,468      --               --            --          1,437,468
   Jack in the Box -
      Fresno, CA                    05/22/98    07/18/02        1,244,289      --               --            --          1,244,289
   Black-eyed Pea
      Phoenix, AZ                   09/30/97    07/19/02          580,000      --               --            --            580,000
   Jack in the Box -
      Austin, TX                    10/05/99    07/22/02        1,384,759      --               --            --          1,384,759
   Black-eyed Pea -
      Albuquerque, NM               01/00/00    07/26/02               --      --               --            --                 --
   Big Boy -
      St. Clairsville, OH           12/18/98    07/29/02          339,300      --               --            --            339,300
   Jack in the Box -
      Fort Worth, TX                01/11/00    08/05/02        1,141,653      --               --            --          1,141,653
   Jack in the Box -
      Menlo Park, CA                12/30/99    08/22/02        1,772,360      --               --            --          1,772,360
   Arby's -
      Lawrenceville, GA             02/08/00    08/26/02        1,422,750      --               --            --          1,422,750
   Darry's -
      Louisville, KY                06/11/97    08/28/02        1,840,800      --               --            --          1,840,800
   Black-eyed Pea -
      Killeen, TX                   12/18/98    09/05/02        1,133,800      --               --            --          1,133,800
   IHOP -
      Fairfax, VA                   06/18/97    09/06/02        2,268,911      --               --            --          2,268,911
   Black eyed Pea -
      Oklahoma City, OK             03/26/97    09/10/02          475,000      --               --            --            475,000
   Arby's -
      Circleville, OH               09/09/99    09/10/02          993,900      --               --            --            993,900
   Black eyed Pea -
      Waco, TX                      10/01/97    09/13/02           70,000      --               --            --             70,000
   Hardee's -
      Iuka, MS                      03/16/99    09/18/02          594,413      --               --            --            594,413
   Hardee's -
      Warrior, AL                   03/16/99    09/18/02          667,050      --               --            --            667,050
   Hardee's -
      Horn Lake, MS                 03/16/99    09/20/02          818,263      --               --            --            818,263
   Jack in the Box -
      Corning, CA                   09/17/99    09/24/02        1,266,556      --               --            --          1,266,556
   Bennigan's -
      Batavia, IL                   10/21/99    09/25/02        2,595,121      --               --            --          2,595,121

                                                   Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                           -----------------------------------------------
                                                                                                     Excess
                                                               Total                              (deficiency)
                                                         acquisition cost,                         of property
                                            Original          capital                            operating cash
                                           mortgage        improvements                          receipts over
                                           financing       closing and                               cash
       Property                               (7)         soft costs (1)          Total         expenditures (19)
       --------                               ---         --------------          -----         -----------------
CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
      Mesa, AZ                                 --            1,600,000           1,600,000              522,239
   Black-eyed Pea
      Phoenix, AZ                              --              641,254             641,254              282,585
   Black-eyed Pea
      Tucson, AZ                               --              641,871             641,871              251,809
   Steak & Ale Restaurant -
      Austin, TX                               --            1,372,093           1,372,093              568,339
   Jack in the Box -
      Fresno, CA                               --              972,841             972,841              394,246
   Black-eyed Pea
      Phoenix, AZ                              --              645,471             645,471              207,379
   Jack in the Box -
      Austin, TX                               --            1,289,945           1,289,945              299,499
   Black-eyed Pea -
      Albuquerque, NM                          --              666,355             666,355              238,206
   Big Boy -
      St. Clairsville, OH                      --            1,144,209           1,144,209              169,976
   Jack in the Box -
      Fort Worth, TX                           --            1,062,145           1,062,145              223,450
   Jack in the Box -
      Menlo Park, CA                           --            1,546,740           1,546,740              368,611
   Arby's -
      Lawrenceville, GA                        --            1,374,986           1,374,986              314,054
   Darry's -
      Louisville, KY                           --            1,481,448           1,481,448              514,069
   Black-eyed Pea -
      Killeen, TX                              --            1,386,948           1,386,948              257,250
   IHOP -
      Fairfax, VA                              --            1,709,091           1,709,091              906,669
   Black eyed Pea -
      Oklahoma City, OK                        --              617,022             617,022              268,734
   Arby's -
      Circleville, OH                          --              925,329             925,329              237,321
   Black eyed Pea -
      Waco, TX                                 --              661,682             661,682              280,179
   Hardee's -
      Iuka, MS                                 --              616,476             616,476              233,121
   Hardee's -
      Warrior, AL                              --              627,937             627,937              238,440
   Hardee's -
      Horn Lake, MS                            --              833,058             833,058              319,101
   Jack in the Box -
      Corning, CA                              --            1,158,524           1,158,524              314,769
   Bennigan's -
      Batavia, IL                              --            2,429,907           2,429,907              729,536


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                        Selling Price, Net of
                                                                                  Closing Costs and GAAP Adjustments
                                                              ---------------------------------------------------------------------

                                                                                             Purchase      Adjustments
                                                                                Mortgage      money        resulting
                                                               Cash received     balance     mortgage        from
                                        Date        Date of   net of closing     at time    taken back     application
               Property               Acquired       Sale          costs         of sale     by program      of GAAP        Total
               --------               --------       ----          -----         -------     ----------    -----------      -----
CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
      Titusville, FL                  03/31/02     09/26/02         686,200        --             --            --           686,200
   Pollo Tropical -
      Sunrise, FL                     09/30/98     09/26/02       1,457,533        --             --            --         1,457,533
   Hardee's -
      Biscoe, NC                      03/16/99     09/27/02         564,984        --             --            --           564,984
   Black-eyed Pea -
      Bedford, TX                     03/26/97     09/30/02         921,175        --             --            --           921,175
   Black-eyed Pea -
      Norman, OK                      11/09/98     09/30/02       1,091,708        --             --            --         1,091,708
   Black-eyed Pea -
      Mesa, AZ                        11/30/98     09/30/02       1,325,500        --             --            --         1,325,000
   Hardee's -
      Aynor, SC                       03/16/99     09/30/02         586,189        --             --            --           586,189
   Denny's
      McKinney, TX                    06/05/96     10/02/02         600,000        --             --            --           600,000
   Black-eyed Pea -
      Scottsdale, AZ                  04/17/97     10/02/02              --        --             --            --                --
   Arby's
      Renton, WA                      09/14/99     10/18/02       1,406,197        --             --            --         1,406,197
   Pizza-Hut -
      Belle, WV                       05/17/96     10/21/02          47,500        --             --            --            47,500
   Pizza Hut -
      Collinsville, IL                04/02/97     10/25/02         801,953        --             --            --           801,953
   Burger King -
      Tampa, FL                       08/19/99     10/28/02         770,306        --             --            --           770,306
   Big Boy -
      O'Fallon, MO                    01/19/99     10/31/02         679,925        --             --            --           679,925
   Golden Corral -
      Hopkinsville, KY                02/19/97     11/07/02         924,057        --             --            --           924,057
   Denny's -
      Santee, SC                      03/16/99     11/21/02         583,000        --             --            --           583,000
   Jack in the Box -
      Los Angeles, CA                 01/04/99     12/10/02       1,793,802        --             --            --         1,793,802
   Hardee's
      Columbia, TN                    03/16/99     12/12/02         859,259        --             --            --           859,259
   Golden Corral -
      Olathe, KS                      10/02/97     12/19/02       1,751,760        --             --            --         1,751,760
   Darryl's -
      Hampton, VA                     06/11/97     12/19/02         871,290        --             --            --           871,290
   Jack in the Box -
      Humble, TX                      02/03/97     12/20/02       1,265,506        --             --            --         1,265,506
   Hardee's -
      Chalkville, AL                  03/16/99     12/20/02         680,428        --             --            --           680,428
   TGI Friday's -
      Lakeland, FL                    07/20/99     12/20/02         834,234        --             --            --           834,234

                                             Cost of Properties
                                            Including Closing and
                                                 Soft Costs
                                   ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                    Total                         of property
                                                 acquisition                     operating cash
                                   Original     cost, capital                    receipts over
                                   mortgage     improvements                          cash
                                   financing     closing and                      expenditures
               Property               (7)      soft costs (1)       Total             (19)
               --------               ---      --------------       -----             ----
CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
      Titusville, FL                   --               --               --           (82,318)
   Pollo Tropical -
      Sunrise, FL                      --        1,454,545        1,454,545           527,258
   Hardee's -
      Biscoe, NC                       --          522,853          522,853           199,708
   Black-eyed Pea -
      Bedford, TX                      --          620,336          620,336           224,003
   Black-eyed Pea -
      Norman, OK                       --        1,429,799        1,429,799           335,124
   Black-eyed Pea -
      Mesa, AZ                         --        1,677,152        1,677,152           228,704
   Hardee's -
      Aynor, SC                        --          546,022          546,022           209,884
   Denny's
      McKinney, TX                     --        1,014,221        1,014,221           484,416
   Black-eyed Pea -
      Scottsdale, AZ                   --          769,863          769,863           (31,203)
   Arby's
      Renton, WA                       --        1,286,545        1,286,545           261,304
   Pizza-Hut -
      Belle, WV                        --           47,485           47,485            13,301
   Pizza Hut -
      Collinsville, IL                 --          795,476          795,476           (55,653)
   Burger King -
      Tampa, FL                        --        1,057,404        1,057,404             5,224
   Big Boy -
      O'Fallon, MO                     --        1,017,250        1,017,250           (54,647)
   Golden Corral -
      Hopkinsville, KY                 --        1,260,576        1,260,576           255,379
   Denny's -
      Santee, SC                       --          678,340          678,340           251,554
   Jack in the Box -
      Los Angeles, CA                  --        1,575,414        1,575,414           591,448
   Hardee's
      Columbia, TN                     --          787,764          787,764           319,094
   Golden Corral -
      Olathe, KS                       --        1,577,340        1,577,340           791,627
   Darryl's -
      Hampton, VA                      --        1,203,391        1,203,391           595,216
   Jack in the Box -
      Humble, TX                       --          932,112          932,112           566,284
   Hardee's -
      Chalkville, AL                   --          608,445          608,445           248,876
   TGI Friday's -
      Lakeland, FL                     --        1,711,517        1,711,517            85,755


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------------

                                                                                             Purchase     Adjustments
                                                                                Mortgage      money        resulting
                                                               Cash received    balance      mortgage        from
                                      Date          Date of   net of closing    at time     taken back    application
               Property             Acquired         Sale         costs         of sale     by program      of GAAP          Total
               --------             --------         ----         -----         -------     ----------    -----------        -----
CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
      Miami, FL                     09/22/98       12/23/02      1,079,144            --         --            --          1,079,144
   Golden Corral -
      Universal City, TX            08/04/95       12/30/02        959,975            --         --            --            959,975

CNL Restaurant Property Services,
  Inc. (18):
   Black Angus -
      Boise, ID                     08/14/00       02/20/01      1,776,590            --         --            --          1,776,590
   Jack in the Box -
      Murietta, CA                  04/13/97       02/23/01      1,129,320            --         --            --          1,129,320
   Arby's -
      Kendallville, IN              07/10/96       04/06/01        792,940            --         --            --            792,940
   Black Angus -
      Folsom, CA                    12/04/00       04/24/01      2,581,569            --         --            --          2,581,569
   Jack in the Box -
      Kingsburg, CA                 04/10/97       06/11/01      1,169,090            --         --            --          1,168,840
   Jack in the Box -
      Garland, TX                   09/27/97       07/26/01      1,085,654            --         --            --          1,085,654

CNL Restaurant Investors
  Properties, LLC (18):
   Arby's -
      Atlanta, GA                   12/07/00       03/30/01        214,900     1,212,813         --            --          1,427,713
   Arby's -
      Peoria, AZ                    03/03/01       04/19/01        154,871     1,200,463         --            --          1,355,335
   Arby's -
      Baxter, MN                    02/20/01       05/31/01         66,351       892,834         --            --            959,185
   Arby's -
      Eagan, MN                     02/20/01       06/29/01        106,348       880,945         --            --            987,293
   Arby's -
      St. Louis Park, MN            02/20/01       06/29/01        119,843       941,178         --            --          1,061,022
   Arby's -
      Willmar, MN                   02/20/01       07/18/01         44,507       704,324         --            --            748,831
   Arby's -
      Pooler, GA                    09/01/00       07/31/01        109,662     1,212,893         --            --          1,322,555
   Arby's -
      White Bear Township, MN       02/20/01       08/07/01         84,441       955,346         --            --          1,039,787
   Arby's -
      Coon Rapids, MN               02/20/01       08/28/01        168,982     1,281,068         --            --          1,450,050
   Arby's -
      Eden Prairie, MN              02/20/01       09/07/01        107,288       936,215         --            --          1,043,503
   Arby's -
      Carmel, IN                    10/13/00       09/26/01        142,925     1,297,484         --            --          1,440,409
   Arby's -
      Winston Salem, NC             04/01/01       10/03/01        123,645     1,090,250         --            --          1,213,895




                                              Cost of Properties
                                             Including Closing and
                                                  Soft Costs
                                     -----------------------------------------
                                                                                        Excess
                                                                                     (deficiency)
                                                      Total                          of property
                                                   acquisition                       operating cash
                                     Original      cost, capital                      receipts over
                                     mortgage      improvements                           cash
                                     financing     closing and                         expenditures
               Property                 (7)        soft costs (1)       Total              (19)
               --------                 ---        --------------       -----              ----
CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
      Miami, FL                             --       1,227,273       1,227,273           402,650
   Golden Corral -
      Universal City, TX                    --         994,152         994,152           747,387

CNL Restaurant Property Services,
  Inc. (18):
   Black Angus -
      Boise, ID                             --       1,534,238       1,534,238           120,971
   Jack in the Box -
      Murietta, CA                          --         952,485         952,485           377,385
   Arby's -
      Kendallville, IN                      --         739,628         739,628           421,717
   Black Angus -
      Folsom, CA                            --       2,166,867       2,166,867           146,487
   Jack in the Box -
      Kingsburg, CA                         --       1,001,073       1,001,073           428,186
   Jack in the Box -
      Garland, TX                           --         936,119         936,119           367,842

CNL Restaurant Investors
  Properties, LLC (18):
   Arby's -
      Atlanta, GA                    1,212,813              --       1,212,813            60,359
   Arby's -
      Peoria, AZ                     1,200,463              --       1,200,463            40,467
   Arby's -
      Baxter, MN                       893,855              --         893,855            26,023
   Arby's -
      Eagan, MN                        882,968              --         882,968            33,246
   Arby's -
      St. Louis Park, MN               943,340              --         943,340            35,241
   Arby's -
      Willmar, MN                      707,592              --         707,592            41,253
   Arby's -
      Pooler, GA                     1,223,108              --       1,223,108           117,724
   Arby's -
      White Bear Township, MN          960,915              --         960,915           148,790
   Arby's -
      Coon Rapids, MN                1,288,536              --       1,288,536            90,298
   Arby's -
      Eden Prairie, MN                 942,798              --         942,798            51,912
   Arby's -
      Carmel, IN                     1,308,411              --       1,308,411           131,560
   Arby's -
      Winston Salem, NC              1,098,081              --       1,098,081            58,269




Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                             -----------------------------------------------------------------------

                                                                                            Purchase    Adjustments
                                                                               Mortgage      money       resulting
                                                              Cash received     balance     mortgage       from
                                   Date          Date of     net of closing     at time    taken back   application
               Property          Acquired         Sale            costs         of sale    by program     of GAAP           Total
               --------          --------         ----            -----         -------    ----------   -----------         -----
CNL Restaurant Investors
  Properties, LLC (18)
   (Continued):
   Arby's -
      Carrboro, NC               11/16/00       10/11/01          155,473     1,111,725          --          --            1,267,198
   Arby's -
      Cottage Grove, MN          02/02/01       11/27/01           61,878       703,412          --          --              765,290
   Arby's -
      Minnetonka, MN             02/02/01       12/13/01          120,202       907,130          --          --            1,027,332
   Arby's -
      Maple Grove, MN            02/02/01       12/14/01          150,455     1,176,200          --          --            1,326,655
   Arby's -
      Plymouth, MN               02/02/01       12/21/01          100,063       846,616          --          --              946,679
   Arby's -
      Plymouth, MN               02/02/01       12/21/01          120,817       899,893          --          --            1,020,710
   Arby's -
      New Castle, PA             09/21/00       12/28/01           70,999     1,074,459          --          --            1,145,458
   Arby's -
      Oak Park Heights, MN       02/20/01       02/08/02          968,599       860,199          --          --            1,828,798
   Arby's -
      Greenwood, IN              09/07/01       02/21/02        1,157,535     1,051,402          --          --            2,208,937
   Arby's -
      Hudson, WI                 02/20/01       03/06/02        1,091,160       949,356          --          --            2,040,516
   Arby's -
      Wauseon, OH                04/10/01       03/11/02          801,488       700,080          --          --            1,501,568
   Arby's -
      St. Paul, MN               02/20/01       03/21/02          801,651       713,993          --          --            1,515,644
   Arby's -
      Richfield, MN              02/20/01       04/03/02        1,155,650     1,035,063          --          --            2,190,713
   Arby's -
      Crystal, MN                02/20/01       04/17/02        1,059,550       945,740          --          --            2,005,290
   Arby's -
      Hopkins, MN                02/20/01       04/26/02          920,326       829,399          --          --            1,749,725
   Arby's =
      Rochester, MN              02/20/01       05/02/02          919,488       817,845          --          --            1,737,333
   Arby's -
      Apple Valley, MN           02/20/01       05/17/02        1,493,264     1,315,159          --          --            2,808,423
   Arby's -
      Pell City, AL              09/18/01       06/21/02        1,039,537       936,662          --          --            1,976,199
   Arby's -
      East Huntington, PA        09/01/01       07/15/02        1,256,360     1,103,332          --          --            2,359,692
   Arby's -
      Florence, AL               10/01/01       08/22/02        1,358,100     1,182,056          --          --            2,540,156
   Arby's -
      Troy, AL                   09/21/01       08/22/02        1,055,313       920,681          --          --            1,975,994
   Arby's -
      Muskegon, MI               11/15/01       08/29/02        1,439,390     1,255,825          --          --            2,695,215







                                         Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                -----------------------------------------
                                                                                    Excess
                                                                                  (deficiency)
                                              Total                               of property
                                            acquisition                           operating cash
                                Original    cost, capital                         receipts over
                                mortgage    improvements                             cash
                                financing   closing and                           expenditures
               Property           (7)       soft costs (1)       Total               (19)
               --------           ---       --------------       -----               ----
CNL Restaurant Investors
  Properties, LLC (18)
   (Continued):
   Arby's -
      Carrboro, NC              1,123,886         --            1,123,886           106,362
   Arby's -
      Cottage Grove, MN           710,074         --              710,074            63,567
   Arby's -
      Minnetonka, MN              916,844         --              916,844            78,525
   Arby's -
      Maple Grove, MN           1,188,796         --            1,188,796           102,167
   Arby's -
      Plymouth, MN                855,682         --              855,682            75,302
   Arby's -
      Plymouth, MN                909,529         --              909,529            80,041
   Arby's -
      New Castle, PA            1,088,971         --            1,088,971           145,107
   Arby's -
      Oak Park Heights, MN        870,487         --              870,487            10,593
   Arby's -
      Greenwood, IN             1,051,402         --            1,051,402               330
   Arby's -
      Hudson, WI                  963,121         --              963,121            15,707
   Arby's -
      Wauseon, OH                 704,249         --              704,249             7,174
   Arby's -
      St. Paul, MN                724,346         --              724,346             9,604
   Arby's -
      Richfield, MN             1,051,406         --            1,051,406            16,798
   Arby's -
      Crystal, MN                 960,672         --              960,672            15,913
   Arby's -
      Hopkins, MN                 842,495         --              842,495            14,275
   Arby's =
      Rochester, MN               831,824         --              831,824            15,757
   Arby's -
      Apple Valley, MN          1,337,639         --            1,337,639            23,636
   Arby's -
      Pell City, AL               938,824         --              938,824             2,860
   Arby's -
      East Huntington, PA       1,115,401         --            1,115,401            18,068
   Arby's -
      Florence, AL              1,196,262         --            1,196,262            17,628
   Arby's -
      Troy, AL                    931,745         --              931,745            10,910
   Arby's -
      Muskegon, MI              1,261,682         --            1,261,682             6,545









     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                             -----------------------------------------------------------------------

                                                                                             Purchase     Adjustments
                                                                               Mortgage       money        resulting
                                                              Cash received     balance      mortgage        from
                                   Date          Date of     net of closing     at time     taken back    application
               Property          Acquired         Sale            costs         of sale     by program      of GAAP          Total
               --------          --------         ----            -----         -------     ----------    -----------        -----
CNL Restaurant Investors
 Properties, LLC (18)
  (Continued):
   Arby's -
      Greenville, MI             07/25/02       10/31/02        1,270,860     1,074,766          --             --         2,345,626
   Arby's -
      Cullman, AL                09/05/01       11/13/02        1,169,087       993,620          --             --         2,162,707
   Arby's -
      Evansville, IN             04/01/02       11/15/02        1,247,229     1,080,328          --             --         2,327,557
   Arby's -
      Youngstown, OH             04/10/02       11/27/02        1,012,310       903,118          --             --         1,915,428
   Arby's -
      Union City, TN             09/04/02       12/30/02        1,366,005     1,158,879          --             --         2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
      Surprise, AZ               09/25/00       01/19/01          159,023     1,379,621          --             --         1,538,644
   Jack in the Box -
      Baton Rouge, LA            07/06/00       01/31/01            9,972     1,473,571          --             --         1,483,542
   Jack in the Box -
      Burley, ID                 09/22/00       01/31/01               --       951,027          --             --           951,027
   Jack in the Box -
      Las Vegas, NV              10/01/00       01/03/01          254,521     1,615,000          --             --         1,869,521
   Jack in the Box -
      Peoria, AZ                 09/15/00       03/08/01          112,352     1,247,170          --             --         1,359,522
   Jack in the Box -
      Cleburne, TX               09/21/00       01/31/01            4,598     1,118,539          --             --         1,123,137
   Jack in the Box -
      Fresno, CA                 09/15/00       04/26/01          129,458       950,196          --             --         1,079,653
   Jack in the Box -
      Bakersfield, CA            09/19/00       03/27/01           80,199       973,493          --             --         1,053,692
   Pizza Hut -
      Miami, FL                  10/06/00       06/29/01           69,130       588,593          --             --           657,723
   IHOP -
      Hiram, GA                  10/12/00       04/16/01           97,519     1,432,800          --             --         1,530,319
   IHOP -
      Jacksonville, NC           10/12/00       06/25/01           47,442     1,367,919          --             --         1,415,361
   IHOP -
      Pueblo, CO                 10/12/00       06/19/01           91,901     1,296,394          --             --         1,388,295
   Jack in the Box -
      Bermuda Dunes, CA          03/28/01       06/29/01          210,654     1,256,197          --             --         1,466,851
   Jack in the Box -
      Manteca, CA                05/14/01       06/11/01          236,673     1,432,260          --             --         1,668,934
   Jack in the Box -
      Austin, TX (9)             07/20/00       05/25/01               --       550,587          --             --           550,587






                                         Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                -----------------------------------------
                                                                                   Excess
                                                                                (deficiency)
                                              Total                              of property
                                            acquisition                          operating cash
                                Original    cost, capital                        receipts over
                                mortgage    improvements                             cash
                                financing   closing and                          expenditures
               Property           (7)       soft costs (1)        Total              (19)
               --------           ---       --------------        -----              ----
CNL Restaurant Investors
 Properties, LLC (18)
  (Continued):
   Arby's -
      Greenville, MI            1,074,766         --            1,074,766            (198)
   Arby's -
      Cullman, AL               1,001,853         --            1,001,853           8,373
   Arby's -
      Evansville, IN            1,089,280         --            1,089,280          26,999
   Arby's -
      Youngstown, OH              909,500         --              909,500           8,019
   Arby's -
      Union City, TN            1,158,879         --            1,158,879          (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
      Surprise, AZ              1,379,621         --            1,379,621          49,506
   Jack in the Box -
      Baton Rouge, LA           1,483,542         --            1,483,542          80,121
   Jack in the Box -
      Burley, ID                  951,027         --              951,027          41,109
   Jack in the Box -
      Las Vegas, NV             1,615,000         --            1,615,000          62,903
   Jack in the Box -
      Peoria, AZ                1,254,037         --            1,254,037          53,180
   Jack in the Box -
      Cleburne, TX              1,123,137         --            1,123,137          38,489
   Jack in the Box -
      Fresno, CA                  958,117         --              958,117          56,075
   Jack in the Box -
      Bakersfield, CA             978,854         --              978,854          45,750
   Pizza Hut -
      Miami, FL                   589,199         --              589,199          44,786
   IHOP -
      Hiram, GA                 1,438,400         --            1,438,400          70,497
   IHOP -
      Jacksonville, NC          1,371,599         --            1,371,599          92,458
   IHOP -
      Pueblo, CO                1,303,550         --            1,303,550          85,560
   Jack in the Box -
      Bermuda Dunes, CA         1,259,276         --            1,259,276          32,187
   Jack in the Box -
      Manteca, CA               1,432,260         --            1,432,260          10,937
   Jack in the Box -
      Austin, TX (9)              550,587         --              550,587              --








     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                          ----------------------------------------------------------------------

                                                                                          Purchase   Adjustments
                                                                           Mortgage        money      resulting
                                                           Cash received   balance        mortgage      from
                               Date          Date of      net of closing   at time       taken back  application
               Property      Acquired         Sale             costs       of sale       by program    of GAAP          Total
               --------      --------         ----             -----       -------       ----------  -----------        -----
CNL Funding 2001-A, LP
 (18) (Continued):
   IHOP -
      Littleton, CO          12/28/00       07/20/01          141,982     1,860,395          --          --            2,002,377
   IHOP -
      Oklahoma City, OK      10/12/00       07/26/01          165,306     1,831,346          --          --            1,996,652
   Baker's Square -
      Anaheim, CA            05/14/01       07/26/01          306,267     1,576,144          --          --            1,882,411
   Arby's -
      Southington, CT        07/21/00       07/27/01          125,178       908,371          --          --            1,033,549
   Vicorp Village Inn -
      Scottsdale, AZ         05/14/01       07/30/01          151,366       999,284          --          --            1,150,650
   IHOP -
      Shreveport, LA         10/12/00       08/03/01           87,476     1,450,490          --          --            1,537,966
   Baker's Square -
      Rohnert Park, CA       05/14/01       08/06/01          246,540     1,270,898          --          --            1,517,438
   Village Inn -
      Aurora, CO             05/14/01       08/08/01           40,903     1,543,233          --          --            1,584,136
   Village Inn -
      Denver, CO             05/14/01       08/08/01          142,900       880,551          --          --            1,023,451
   IHOP -
      Huntsville, AL         10/12/00       08/14/01           97,307     1,593,307          --          --            1,690,614
   Ruby Tuesday's -
      Orlando, FL            05/30/00       08/17/01          156,571     1,598,221          --          --            1,754,792
   Pizza Hut -
      Miami, FL              10/06/00       08/17/01           84,357       646,698          --          --              731,055
   IHOP -
      Statesboro, GA         10/12/00       08/21/01           68,915     1,072,888          --          --            1,141,803
   Village Inn -
      Tempe, AZ              05/14/01       08/24/01          149,028     1,043,952          --          --            1,192,980
   IHOP -
      San Antonio, TX        12/28/00       08/27/01           76,227     1,594,606          --          --            1,670,833
   Jack in the Box -
      Coppell, TX            03/28/01       08/29/01          170,623     1,608,077          --          --            1,778,700
   Village Inn -
      Denver, CO             05/14/01       08/30/01          168,884     1,270,898          --          --            1,439,782
   TGI Friday's -
      Roseville, CA          03/12/01       08/31/01          109,946     2,931,613          --          --            3,041,559
   Pizza Hut -
      Pembroke Pines, FL     10/06/00       08/31/01           52,912       397,968          --          --              450,880
   Village Inn -
      Ogden, UT              05/14/01       09/18/01          146,763       907,784          --          --            1,054,547
   Pizza Hut -
      Key Largo, FL          10/06/00       09/20/01           73,845       578,862          --          --              652,707
   Baker's Square -
      Hoffman Estates, IL    05/14/01       09/20/01          151,812     1,089,341          --          --            1,241,153
   Village Inn -
      Broomfield, CO         05/14/01       09/20/01          184,629     1,134,730          --          --            1,319,359






                                        Cost of Properties
                                       Including Closing and
                                            Soft Costs
                            ------------------------------------------
                                                                                Excess
                                                                             (deficiency)
                                             Total                           of property
                                          acquisition                       operating cash
                            Original     cost, capital                      receipts over
                            mortgage     improvements                            cash
                            financing     closing and                        expenditures
               Property        (7)      soft costs (1)         Total              (19)
               --------        ---      --------------         -----              ----
CNL Funding 2001-A, LP
 (18) (Continued):
   IHOP -
      Littleton, CO
   IHOP -                    1,869,159         --            1,869,159            90,731
      Oklahoma City, OK
   Baker's Square -          1,842,950         --            1,842,950           126,315
      Anaheim, CA
   Arby's -                  1,577,273         --            1,577,273            34,744
      Southington, CT
   Vicorp Village Inn -        909,091         --              909,091            95,881
      Scottsdale, AZ
   IHOP -                    1,000,000         --            1,000,000            26,369
      Shreveport, LA
   Baker's Square -          1,460,875         --            1,460,875           112,077
      Rohnert Park, CA
   Village Inn -             1,272,727         --            1,272,727            31,889
      Aurora, CO
   Village Inn -             1,545,456         --            1,545,456            40,127
      Denver, CO
   IHOP -                      881,818         --              881,818            28,503
      Huntsville, AL
   Ruby Tuesday's -          1,604,715         --            1,604,715           128,194
      Orlando, FL
   Pizza Hut -               1,611,142         --            1,611,142           193,571
      Miami, FL
   IHOP -                      650,000         --              650,000            70,642
      Statesboro, GA
   Village Inn -             1,078,800         --            1,078,800            94,429
      Tempe, AZ
   IHOP -                    1,045,455         --            1,045,455            32,022
      San Antonio, TX
   Jack in the Box -         1,603,687         --            1,603,687            89,761
      Coppell, TX
   Village Inn -             1,616,034         --            1,616,034            67,526
      Denver, CO
   TGI Friday's -            1,272,727         --            1,272,727            33,045
      Roseville, CA
   Pizza Hut -               2,949,827         --            2,949,827           141,497
      Pembroke Pines, FL
   Village Inn -               400,000         --              400,000            37,304
      Ogden, UT
   Pizza Hut -                 909,091         --              909,091            34,339
      Key Largo, FL
   Baker's Square -            581,818         --              581,818            57,260
      Hoffman Estates, IL
   Village Inn -             1,090,909         --            1,090,909            41,867
      Broomfield, CO
                             1,136,364         --            1,136,364            43,611
















     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18) (Continued):
  IHOP -
    Harrisonburg, VA                            12/28/01   09/21/01       129,619    1,426,704        --         --       1,556,323
  Pizza Hut -
    Miami, FL                                   10/06/00   09/21/01        95,727      710,011        --         --         805,738
  Jack in the Box -
    The Colony, TX                              09/15/00   09/28/01        86,043    1,313,521        --         --       1,399,564
  IHOP -
    Birmingham, AL                              10/12/00   10/12/01       178,092    1,362,594        --         --       1,540,686
  Village Inn -
    Naperville, IL                              05/14/01   10/24/01       155,181    1,019,762        --         --       1,174,943
  Village Inn -
    Tucson, AZ                                  05/14/01   10/25/01       178,784    1,133,069        --         --       1,311,853
  RT -
    Las Vegas, NV                               07/17/00   11/05/01       199,079    1,785,377        --         --       1,984,456
  Jack in the Box -
    Charlotte, NC                               08/28/00   11/08/01        62,882    1,282,493        --         --       1,345,375
  Bakers Square -
    Rolling Meadows, FL                         05/14/01   11/27/01       123,563      928,427        --         --       1,051,990
  TGIF Friday's -
    Albuquerque, NM                             01/08/01   12/14/01       137,493    2,401,376        --         --       2,538,869
  Bakers Square -
    Blaine, MN                                  05/14/01   12/20/01         5,880    1,335,029        --         --       1,340,909
  Village Inn -
    Omaha, NE                                   05/14/01   12/21/01       147,260    1,185,687        --         --       1,332,947
  Village Inn -
    Lincoln, NE                                 05/14/01   12/19/01       148,006    1,040,870        --         --       1,188,876
  IHOP -
    Macon, GA                                   12/28/00   12/10/01        28,518    1,246,710        --         --       1,275,228
  Bakers Square -
    Elk Grove, IL                               05/14/01   12/21/01       134,250      995,615        --         --       1,129,865
  Bakers Square -
    Gurnee, IL                                  05/14/01   12/03/01       268,799    1,855,464        --         --       2,124,263
  Taco Cabana -
    Plugerville, TX                             12/29/00   12/05/01        30,596    1,444,219        --         --       1,474,815
  Taco Cabana -
    Pasadena, TX                                12/29/00   12/05/01        20,240      955,406        --         --         975,646
  Taco Cabana -
    Austin, TX                                  12/29/00   12/05/01        24,947    1,177,594        --         --       1,202,541
  Taco Cabana -
    Houston, TX #177                            02/29/00   12/05/01        19,769      933,188        --         --         952,957
  Taco Cabana -
    Houston, TX #144                            12/29/00   12/05/01        29,653    1,399,782        --         --       1,429,435
  Taco Cabana -
    San Antonio, TX                             12/29/00   12/14/01        23,534    1,110,938        --         --       1,134,472
  Taco Cabana -
    Houston, TX                                 12/29/00   12/14/01        28,242    1,333,125        --         --       1,361,367

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18) (Continued):
  IHOP -
    Harrisonburg, VA                             1,434,579            --      1,434,579             99,922
  Pizza Hut -
    Miami, FL                                      713,636            --        713,636             58,013
  Jack in the Box -
    The Colony, TX                               1,332,122            --      1,332,122            131,045
  IHOP -
    Birmingham, AL                               1,370,975            --      1,370,975            135,065
  Village Inn -
    Naperville, IL                               1,022,727            --      1,022,727             42,657
  Village Inn -
    Tucson, AZ                                   1,136,364            --      1,136,364             47,518
  RT -
    Las Vegas, NV                                1,800,000            --      1,800,000             55,017
  Jack in the Box -
    Charlotte, NC                                1,308,411            --      1,308,411            146,378
  Bakers Square -
    Rolling Meadows, FL                            931,818            --        931,818             47,329
  TGIF Friday's -
    Albuquerque, NM                              2,430,996            --      2,430,996            141,808
  Bakers Square -
    Blaine, MN                                   1,340,909            --      1,340,909             80,287
  Village Inn -
    Omaha, NE                                    1,190,909            --      1,190,909             71,306
  Village Inn -
    Lincoln, NE                                  1,045,455            --      1,045,455             62,597
  IHOP -
    Macon, GA                                    1,258,065            --      1,258,065            109,912
  Bakers Square -
    Elk Grove, IL                                1,000,000            --      1,000,000             59,875
  Bakers Square -
    Gurnee, IL                                   1,863,636            --      1,863,636            111,586
  Taco Cabana -
    Plugerville, TX                              1,474,815            --      1,474,815            131,766
  Taco Cabana -
    Pasadena, TX                                   975,646            --        975,646             87,168
  Taco Cabana -
    Austin, TX                                   1,202,541            --      1,202,541            107,440
  Taco Cabana -
    Houston, TX #177                               952,957            --        952,957             85,140
  Taco Cabana -
    Houston, TX #144                             1,429,435            --      1,429,435            127,711
  Taco Cabana -
    San Antonio, TX                              1,134,472            --      1,134,472            101,358
  Taco Cabana -
    Houston, TX                                  1,361,367            --      1,361,367            121,630


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18) (Continued):
  Taco Cabana -
    Houston, TX                                 12/29/00   01/04/02     1,179,851    1,153,066        --         --       2,332,917
  Taco Cabana -
    Austin, TX                                  12/29/00   01/04/02     1,107,245    1,082,108        --         --       2,189,353
  Bakers Square -
    Normal, IL                                  05/14/01   01/09/02     1,658,260    1,469,683        --         --       3,127,943
  IHOP -
    Nacogdoches, TX                             12/28/00   01/18/02     1,494,210    1,388,437        --         --       2,882,647
  IHOP -
    McAllen, TX                                 12/28/00   02/15/02     1,548,521    1,427,813        --         --       2,976,334
  Pizza Hut -
    Dania, FL                                   10/06/00   2/19/02        333,812      292,892        --         --         626,704
  Jack in the Box -
    Plano, TX                                   09/25/01   02/26/02     1,867,493    1,719,706        --         --       3,587,199
  IHOP -
    Kennewick, WA                               12/20/01   02/27/02     1,779,334    1,626,400        --         --       3,405,734
  Jack in the Box -
    Stephenville, TX                            03/28/01   02/28/02     1,508,567    1,344,498        --         --       2,853,065
  Village Inn -
    Coralville, IA                              05/14/01   02/28/02     1,230,046    1,070,921        --         --       2,300,967
  Taco Cabana -
    San Antonio, TX                             12/29/00   03/05/02     1,247,920    1,214,659        --         --       2,462,579
  Jack in the Box -
    San Antonio, TX                             09/26/01   03/06/02     1,578,322    1,442,978        --         --       3,021,300
  Krystal -
    Rincon, GA                                  09/15/00   03/11/02     1,072,800    1,015,712        --         --       2,088,512
  Village Inn -
    Davenport, IA                               05/14/01   03/15/02     1,401,481    1,219,097        --         --       2,620,578
  Jack in the Box
    Katy, TX                                    09/25/01   03/18/02     1,499,170    1,376,098        --         --       2,875,268
  IHOP -
    Albuquerque, NM                             10/29/01   03/19/02     1,821,676    1,660,447        --         --       3,482,123
  IHOP -
    Lafayette, LA                               12/28/00   03/19/02     1,636,540    1,548,629        --         --       3,185,169
  Jack in the Box -
    Round Rock, TX                              09/19/00   03/20/02     1,361,104    1,226,470        --         --       2,587,574
  Jack in the Box -
    Concord, NC                                 07/07/00   03/22/02     1,422,410    1,296,102        --         --       2,718,512
  Jack in the Box -
    Cedar Hill, TX                              12/20/01   03/22/02     1,509,211    1,388,773        --         --       2,897,984
  IHOP -
    Brownsville, TX                             12/28/00   03/28/02     1,544,680    1,456,628        --         --       3,001,308
  IHOP -
    San Marco, TX                               12/20/01   03/28/02     1,665,800    1,509,200        --         --       3,175,000
  Bakers Square -
    Maple Grove, MN                             05/14/01   03/29/02     1,554,629    1,354,552        --         --       2,909,181

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18) (Continued):
  Taco Cabana -
    Houston, TX                                  1,179,852            --      1,179,852             26,766
  Taco Cabana -
    Austin, TX                                   1,107,246            --      1,107,246             25,119
  Bakers Square -
    Normal, IL                                   1,477,273            --      1,477,273              6,796
  IHOP -
    Nacogdoches, TX                              1,401,869            --      1,401,869             15,380
  IHOP -
    McAllen, TX                                  1,443,318            --      1,443,318             18,025
  Pizza Hut -
    Dania, FL                                      295,455            --        295,455              5,279
  Jack in the Box -
    Plano, TX                                    1,728,972            --      1,728,972             14,854
  IHOP -
    Kennewick, WA                                1,627,500            --      1,627,500              2,842
  Jack in the Box -
    Stephenville, TX                             1,361,617            --      1,361,617             19,729
  Village Inn -
    Coralville, IA                               1,077,273            --      1,077,273              8,156
  Taco Cabana -
    San Antonio, TX                              1,247,920            --      1,247,920             34,289
  Jack in the Box -
    San Antonio, TX                              1,456,085            --      1,456,085             11,979
  Krystal -
    Rincon, GA                                   1,028,215            --      1,028,215             21,369
  Village Inn -
    Davenport, IA                                1,227,273            --      1,227,273              8,905
  Jack in the Box
    Katy, TX                                     1,385,410            --      1,385,410             12,373
  IHOP -
    Albuquerque, NM                              1,664,998            --      1,664,998              4,653
  IHOP -
    Lafayette, LA                                1,566,820            --      1,566,820             20,424
  Jack in the Box -
    Round Rock, TX                               1,257,009            --      1,257,009             40,447
  Jack in the Box -
    Concord, NC                                  1,331,738            --      1,331,738             46,935
  Jack in the Box -
    Cedar Hill, TX                               1,392,479            --      1,392,479              5,497
  IHOP -
    Brownsville, TX                              1,471,963            --      1,471,963             18,921
  IHOP -
    San Marco, TX                                1,511,250            --      1,511,250              2,990
  Bakers Square -
    Maple Grove, MN                              1,363,636            --      1,363,636             10,198


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  IHOP -
    Ammon, ID                                   12/28/00   04/05/02     1,516,968    1,433,491        --         --       2,950,459
  Home Town Buffet -
    Visalia, CA                                 12/28/01   04/10/02     2,739,205    2,409,694        --         --       5,148,899
  TB/KFC
    Gun Barrel City, TX                         10/31/00   04/19/02       952,006      922,295        --         --       1,874,301
  Tahoe Joes
    Roseville, CA                               12/28/01   04/23/02     3,380,332    2,965,855        --         --       6,346,187
  Old Country Buffet
    Glendale, AZ                                12/28/01   04/25/02     2,065,108    1,818,524        --         --       3,883,632
  Home Town Buffet
    Temecula, CA                                12/28/01   04/26/02     2,299,308    2,000,577        --         --       4,299,884
  Village Inn
    Johnston, IA                                05/14/01   04/29/02       933,565      812,100        --         --       1,745,665
  Old Country Buffet
    Woodbury, MN                                12/28/01   04/29/02     1,792,378    1,600,461        --         --       3,392,839
  Bakers Square -
    Orland Park, IL                             05/14/01   04/30/02     2,232,482    1,940,017        --         --       4,172,499
  Pizza-Hut
    Oakland Park, FL                            10/06/00   05/03/02       735,910      652,145        --         --       1,388,055
  Jack in the Box
    Magnolia, TX                                08/30/01   05/03/02     1,347,135    1,245,406        --         --       2,592,541
  IHOP -
    Westminister, CO                            12/20/01   05/03/02     2,060,953    1,831,730        --         --       3,892,683
  Jack in the Box -
    Baton Rouge, LA                             12/20/01   05/03/02     1,591,284    1,405,359        --         --       2,996,643
  Village Inn
    Roy, UT                                     05/14/01   05/06/02     1,075,575      933,183        --         --       2,008,758
  Home Town Buffet -
    Loma Linda, CA                              12/28/01   05/07/02     3,493,621    3,046,175        --         --       6,539,796
  Home Town Buffet -
    Champaign, IL                               12/28/01   05/08/02     1,964,259    1,768,682        --         --       3,732,941
  Jack in the Box -
    Baytown, TX                                 09/19/00   05/10/02     1,249,196    1,141,081        --         --       2,390,277
  IHOP -
    Norman, OK                                  10/12/00   05/13/02     1,773,886    1,554,570        --         --       3,328,456
  IHOP -
    Rockford, IL                                12/20/01   05/15/02     1,794,561    1,646,238        --         --       3,440,799
  Rio Bravo -
    Fayetteville, AR                            06/29/00   05/17/02     1,318,381    1,171,240        --         --       2,489,621
  Bakers Square -
    Onalaska, WI                                05/14/01   05/17/02     1,043,860      924,167        --         --       1,968,027
  Ruby Tuesday -
    University Place, WA                        08/23/00   05/31/02     1,707,844    1,574,504        --         --       3,282,348
  Pizza Hut -
    Pembroke Pines, FL                          10/06/00   05/31/02       380,495      359,803        --         --         740,298

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  IHOP -
    Ammon, ID                                    1,451,613            --      1,451,613             19,833
  Home Town Buffet -
    Visalia, CA                                  2,409,000            --      2,409,000               (773)
  TB/KFC
    Gun Barrel City, TX                            931,818            --        931,818             17,313
  Tahoe Joes
    Roseville, CA                                2,965,000            --      2,965,000             (1,077)
  Old Country Buffet
    Glendale, AZ                                 1,818,000            --      1,818,000             (1,856)
  Home Town Buffet
    Temecula, CA                                 2,000,000            --      2,000,000               (746)
  Village Inn
    Johnston, IA                                   818,182            --        818,182              6,761
  Old Country Buffet
    Woodbury, MN                                 1,600,000            --      1,600,000               (612)
  Bakers Square -
    Orland Park, IL                              1,954,545            --      1,954,545             16,742
  Pizza-Hut
    Oakland Park, FL                               659,091            --        659,091              6,512
  Jack in the Box
    Magnolia, TX                                 1,260,198            --      1,260,198             13,660
  IHOP -
    Westminister, CO                             1,836,750            --      1,836,750              5,100
  Jack in the Box -
    Baton Rouge, LA                              1,412,154            --      1,412,154              7,539
  Village Inn
    Roy, UT                                        940,909            --        940,909              8,152
  Home Town Buffet -
    Loma Linda, CA                               3,045,000            --      3,045,000               (619)
  Home Town Buffet -
    Champaign, IL                                1,768,000            --      1,768,000               (848)
  Jack in the Box -
    Baytown, TX                                  1,173,149            --      1,173,149             40,830
  IHOP -
    Norman, OK                                   1,577,745            --      1,577,745             51,274
  IHOP -
    Rockford, IL                                 1,650,750            --      1,650,750              5,243
  Rio Bravo -
    Fayetteville, AR                             1,200,000            --      1,200,000             39,827
  Bakers Square -
    Onalaska, WI                                   931,818            --        931,818              8,241
  Ruby Tuesday -
    University Place, WA                         1,590,909            --      1,590,909             40,555
  Pizza Hut -
    Pembroke Pines, FL                             363,636            --        363,636             13,021


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  Pizza Hut -
    N. Miami, FL                                10/06/00   05/31/02       282,519      267,154        --         --         549,673
  Bakers Square -
    Rochester, MN                               05/14/01   05/31/02     1,525,200    1,352,440        --         --       2,877,640
  Bakers Square -
    Stillwater, MN                              05/14/01   05/31/02     1,133,136      991,789        --         --       2,124,925
  Home Town Buffet -
    Louisville, KY                              12/28/01   05/31/02     1,700,470    1,500,579        --         --       3,201,049
  Old Country Buffet -
    Mesa, AZ                                    12/28/01   06/03/02     2,421,648    2,115,024        --         --       4,536,672
  IHOP -
    Shreveport, LA                              10/12/00   06/04/02     1,850,808    1,643,127        --         --       3,493,935
  IHOP -
    Jonesboro, AR                               10/12/00   06/05/02     1,480,800    1,328,505        --         --       2,809,305
  Taco Cabana -
    Dallas, Texas                               12/29/00   06/06/02     1,021,026      987,667        --         --       2,008,693
  HomeTown Buffet -
    Oklahoma City, OK #737                      12/28/01   06/13/02     1,592,205    1,455,705        --         --       3,047,910
  HomeTown Buffet -
    Oklahoma City, OK                           12/28/01   06/13/02     2,160,510    1,955,947        --         --       4,116,457
  Jack in the Box -
    Corsicana, TX                               06/30/00   06/14/02     1,153,488    1,083,639        --         --       2,237,127
  Ruby Tuesday
    Port Lucie, FL                              06/06/00   06/14/02     1,702,571    1,583,384        --         --       3,285,955
  Bakers Square -
    Bradley, IL                                 05/14/01   06/20/02     1,765,990    1,509,030        --         --       3,275,020
  IHOP -
    Evansville, IN                              03/29/02   06/20/02     1,635,890    1,469,696        --         --       3,105,586
  IHOP -
    Buford, GA                                  03/29/02   06/20/02     1,892,911    1,679,961        --         --       3,572,872
  Taco Cabana -
    San Antonio, TX #107                        12/29/00   06/26/02       887,111      921,822        --         --       1,808,933
  Taco Cabana -
    Universal City, TX                          12/29/00   06/26/02     1,034,963    1,075,459        --         --       2,110,422
  Taco Cabana -
    Austin, TX                                  12/29/00   06/26/02     1,394,031    1,448,578        --         --       2,842,609
  Taco Cabana -
    San Antonio, TX #130                        12/29/00   06/26/02     1,330,666    1,382,733        --         --       2,713,399
  Taco Cabana -
    Dallas, TX #136                             12/29/00   06/26/02     1,136,347    1,180,810        --         --       2,317,157
  Taco Cabana -
    Houston, TX #143                            12/29/00   06/26/02     1,203,936    1,251,044        --         --       2,454,980
  Taco Cabana -
    San Antonio, TX #158                        12/29/00   06/26/02     1,275,750    1,325,668        --         --       2,601,418
  Taco Cabana -
    Schertz, TX                                 12/29/00   06/26/02     1,030,738    1,071,069        --         --       2,101,807

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  Pizza Hut -
    N. Miami, FL                                   270,000            --        270,000              5,191
  Bakers Square -
    Rochester, MN                                1,363,636            --      1,363,636             12,750
  Bakers Square -
    Stillwater, MN                               1,000,000            --      1,000,000              9,350
  Home Town Buffet -
    Louisville, KY                               1,500,000            --      1,500,000               (726)
  Old Country Buffet -
    Mesa, AZ                                     2,114,000            --     2,1114,000             (1,045)
  IHOP -
    Shreveport, LA                               1,663,150            --      1,663,150             33,799
  IHOP -
    Jonesboro, AR                                1,348,500            --      1,348,500             56,238
  Taco Cabana -
    Dallas, Texas                                1,021,026            --      1,021,026             27,228
  HomeTown Buffet -
    Oklahoma City, OK #737                       1,455,000            --      1,455,000             (1,031)
  HomeTown Buffet -
    Oklahoma City, OK                            1,955,000            --      1,955,000               (767)
  Jack in the Box -
    Corsicana, TX                                1,118,650            --      1,118,650             52,045
  Ruby Tuesday
    Port Lucie, FL                               1,607,399            --      1,607,399             12,328
  Bakers Square -
    Bradley, IL                                  1,522,727            --      1,522,727             15,133
  IHOP -
    Evansville, IN                               1,471,963            --      1,471,963              2,753
  IHOP -
    Buford, GA                                   1,682,243            --      1,682,243              2,729
  Taco Cabana -
    San Antonio, TX #107                           952,957            --        952,957             33,569
  Taco Cabana -
    Universal City, TX                           1,111,783            --      1,111,783             39,164
  Taco Cabana -
    Austin, TX                                   1,497,504            --      1,497,504             52,752
  Taco Cabana -
    San Antonio, TX #130                         1,429,436            --      1,429,436             50,354
  Taco Cabana -
    Dallas, TX #136                              1,220,693            --      1,220,693             38,129
  Taco Cabana -
    Houston, TX #143                             1,293,299            --      1,293,299             45,558
  Taco Cabana -
    San Antonio, TX #158                         1,370,443            --      1,370,443             76,694
  Taco Cabana -
    Schertz, TX                                  1,107,246            --      1,107,246             39,004


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  Taco Cabana -
    Houston, TX                                 12/29/00   06/26/02     1,351,748    1,404,681        --         --       2,756,429
  Taco Cabana -
    Houston, TX #174                            12/29/00   06/26/02       908,233      943,770        --         --       1,852,003
  Taco Cabana -
    Katy, TX                                    12/29/00   06/26/02     1,030,738    1,071,069        --         --       2,101,807
  Taco Cabana -
    Arlington, TX                               12/29/00   06/26/02       992,719    1,031,563        --         --       2,024,282
  Taco Cabana -
    Houston, TX #241                            12/29/00   06/26/02     1,269,414    1,319,084        --         --       2,588,498
  Taco Cabana -
    Denton, TX                                  12/29/00   06/26/02     1,136,347    1,180,810        --         --       2,317,157
  Baker Square -
    Bolingbrook, IL                             05/14/01   06/28/02     1,911,305    1,621,644        --         --       3,532,949
  IHOP -
    Harlingen, TX                               09/28/01   06/28/02     1,780,269    1,611,009        --         --       3,391,278
  Old Country Buffet -
    Madison, WI                                 12/28/01   06/28/02     2,325,120    2,092,013        --         --       4,417,133
  HomeTown Buffet -
    Wichita, KS                                 12/28/01   06/28/02     2,225,704    2,000,969        --         --       4,226,673
  Old Country Buffet -
    Mechanicsburg, PA                           12/28/01   06/28/02     1,972,429    1,818,880        --         --       3,791,309
  IHOP -
    Rocky Mount, NC                             10/12/00   06/28/02     1,578,350    1,504,517        --         --       3,082,867
  JIB -
    Hickory, NC                                 03/28/01   06/28/02     1,651,770    1,455,112        --         --       3,106,882
  HomeTown Buffet -
    Louisville, KY                              12/28/01   06/28/02     1,258,853    1,145,554        --         --       2,404,407
  Old Country Buffet -
    Franklin, OH                                12/28/01   06/28/02     1,448,568    1,318,638        --         --       2,767,206
  Pizza Hut -
    El Reno, OK                                 01/18/02   06/28/02       419,270      367,573        --         --         786,843
  Bakers Square -
    Mt. Prospect, IL                            05/14/01   07/02/02     2,192,978    1,914,440        --         --       4,107,418
  Old Country Buffet -
    Onalaska, WI                                12/28/01   07/10/02     1,602,511    1,455,705        --         --       3,058,216
  Pizza Hut -
    Taylor, TX                                  01/25/02   07/11/02       295,390      251,186        --         --         546,576
  IHOP -
    Cathedral City, CA                          03/29/02   07/18/02     1,759,896    1,506,263        --         --       3,266,159
  Jack in the Box -
    Shelby, NC                                  09/19/00   07/19/02     1,413,282    1,282,602        --         --       2,695,884
  Jack in the Box -
    Simpsonville, SC                            09/26/01   07/19/02     1,587,630    1,485,174        --         --       3,072,804
  Old Country Buffet -
    Cincinnati, OH                              12/28/01   07/22/02     1,116,247      975,569        --         --       2,091,816

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  Taco Cabana -
    Houston, TX                                  1,452,125            --      1,452,125             51,153
  Taco Cabana -
    Houston, TX #174                               975,647            --        975,647             34,369
  Taco Cabana -
    Katy, TX                                     1,107,246            --      1,107,246             21,178
  Taco Cabana -
    Arlington, TX                                1,066,404            --      1,066,404             28,981
  Taco Cabana -
    Houston, TX #241                             1,363,637            --      1,363,637             48,036
  Taco Cabana -
    Denton, TX                                   1,220,693            --      1,220,693             43,001
  Baker Square -
    Bolingbrook, IL                              1,636,364            --      1,636,364             16,147
  IHOP -
    Harlingen, TX                                1,619,998            --      1,619,998             (1,134)
  Old Country Buffet -
    Madison, WI                                  2,091,000            --      2,091,000             (1,199)
  HomeTown Buffet -
    Wichita, KS                                  2,000,000            --      2,000,000             (1,147)
  Old Country Buffet -
    Mechanicsburg, PA                            1,818,000            --      1,818,000             (1,523)
  IHOP -
    Rocky Mount, NC                              1,528,300            --      1,528,300             33,625
  JIB -
    Hickory, NC                                  1,481,564            --      1,481,564             28,329
  HomeTown Buffet -
    Louisville, KY                               1,145,000            --      1,145,000               (660)
  Old Country Buffet -
    Franklin, OH                                 1,318,000            --      1,318,000               (760)
  Pizza Hut -
    El Reno, OK                                    368,764            --        368,764              1,591
  Bakers Square -
    Mt. Prospect, IL                             1,931,818            --      1,931,818             19,310
  Old Country Buffet -
    Onalaska, WI                                 1,455,000            --      1,455,000             (1,020)
  Pizza Hut -
    Taylor, TX                                     252,000            --        252,000              1,112
  IHOP -
    Cathedral City, CA                           1,509,346            --      1,509,346              3,182
  Jack in the Box -
    Shelby, NC                                   1,322,836            --      1,322,836             50,638
  Jack in the Box -
    Simpsonville, SC                             1,503,608            --      1,503,608             21,487
  Old Country Buffet -
    Cincinnati, OH                                 975,000            --        975,000               (821)


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  OCB -
    Bourbonnais, IL                             12/28/01   07/23/02     1,401,789    1,273,743        --         --       2,675,532
  HomeTown Buffet -
    Rockford, IL                                12/28/01   07/23/02     2,534,814    2,274,326        --         --       4,809,140
  Pizza-Hut -
    Belton, TX                                  01/25/02   07/24/02       724,812      615,776        --         --       1,340,588
  IHOP -
    Covington, LA                               03/29/02   07/26/02     1,939,187    1,716,670        --         --       3,655,857
  IHOP -
    Flourissant, MO                             03/29/02   07/30/02     1,699,850    1,548,233        --         --       3,248,083
  Jack in the Box -
    Rock Hill, SC                               09/15/00   08/05/02     1,250,338    1,143,510        --         --       2,393,848
  Jack in the Box -
    Greer, SC                                   09/25/01   08/05/02     1,565,361    1,454,109        --         --       3,019,470
  Jack in the Box -
    Conroe, TX                                  09/15/00   08/09/02     1,556,376    1,412,719        --         --       2,969,095
  Pizza Hut -
    Waco, TX (Baylor)                           01/18/02   08/13/02       649,092      550,444        --         --       1,199,536
  Jack in the Box -
    Greenville, SC                              09/25/01   08/16/02     1,647,054    1,530,054        --         --       3,177,108
  Bakers Square -
    Eau Claire, WI                              05/14/01   08/20/02     1,359,362    1,169,094        --         --       2,528,456
  Bakers Square -
    Springfield, IL                             05/14/01   08/20/02     1,230,330    1,079,164        --         --       2,309,494
  Old Country Buffet -
    Mankato, MN                                 12/28/01   08/20/02     1,816,605    1,637,118        --         --       3,453,723
  Jack in the Box -
    Baton Rouge, LA                             08/23/00   08/22/02     1,207,920    1,127,994        --         --       2,335,914
  TB/KFC -
    Center, TX                                  10/31/00   08/30/02       868,185      852,554        --         --       1,720,739
  IHOP -
    Shawnee, OK                                 12/20/01   08/30/02     1,579,070    1,434,527        --         --       3,013,597
  HomeTown Buffet -
    Medford, OR                                 02/15/02   09/05/02     2,800,571    2,410,406        --         --       5,210,977
  HomeTown Buffet -
    Manchester, CT                              12/28/01   09/13/02     1,945,681    1,774,390        --         --       3,720,071
  Jack in the Box -
    Kilgore, TX                                 06/27/02   09/18/02     1,188,992    1,093,811        --         --       2,282,803
  IHOP -
    Bristol, VA                                 12/28/00   09/20/02     1,432,612    1,350,001        --         --       2,782,613
  Bakers Square -
    Akron, OH                                   05/14/01   09/27/02     1,501,502    1,257,883        --         --       2,759,385
  Texas Roadhouse -
    Peoria, IL                                  06/25/02   09/30/02     2,550,000    2,127,261        --         --       4,677,261
  Jack in the Box -
    Mesa, AZ                                    06/27/02   10/04/02     1,678,254    1,475,706        --         --       3,153,960

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  OCB -
    Bourbonnais, IL                              1,273,000            --      1,273,000             (1,087)
  HomeTown Buffet -
    Rockford, IL                                 2,273,000            --      2,273,000             (1,941)
  Pizza-Hut -
    Belton, TX                                     618,282            --        618,282              2,875
  IHOP -
    Covington, LA                                1,720,183            --      1,720,183              2,971
  IHOP -
    Flourissant, MO                              1,551,402            --      1,551,402              3,922
  Jack in the Box -
    Rock Hill, SC                                1,181,275            --      1,181,275             46,288
  Jack in the Box -
    Greer, SC                                    1,474,257            --      1,474,257             22,417
  Jack in the Box -
    Conroe, TX                                   1,459,375            --      1,459,375             57,750
  Pizza Hut -
    Waco, TX (Baylor)                              553,145            --        553,145              3,009
  Jack in the Box -
    Greenville, SC                               1,551,255            --      1,551,255             24,584
  Bakers Square -
    Eau Claire, WI                               1,181,818            --      1,181,818             13,617
  Bakers Square -
    Springfield, IL                              1,090,909            --      1,090,909             12,569
  Old Country Buffet -
    Mankato, MN                                  1,636,000            --      1,636,000             (1,503)
  Jack in the Box -
    Baton Rouge, LA                              1,167,135            --      1,167,135             48,323
  TB/KFC -
    Center, TX                                     863,636            --        863,636             10,412
  IHOP -
    Shawnee, OK                                  1,441,500            --      1,441,500              7,947
  HomeTown Buffet -
    Medford, OR                                  2,409,000            --      2,409,000             (2,071)
  HomeTown Buffet -
    Manchester, CT                               1,773,000            --      1,773,000             (1,469)
  Jack in the Box -
    Kilgore, TX                                  1,097,200            --      1,097,200              4,625
  IHOP -
    Bristol, VA                                  1,373,272            --      1,373,272             25,525
  Bakers Square -
    Akron, OH                                    1,272,727            --      1,272,727             16,331
  Texas Roadhouse -
    Peoria, IL                                   2,134,177            --      2,134,177             10,527
  Jack in the Box -
    Mesa, AZ                                     1,482,598            --      1,482,598              7,435


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  Pizza Hut -
    Rockmart, GA                                01/18/02   11/06/02       432,906      366,030        --         --         798,936
  Ruby Tuesday -
    Angola, IN                                  07/01/01   11/08/02     1,499,694    1,415,770        --         --       2,915,464
  Krystals -
    Pelham, AL                                  09/15/00   11/14/02     1,013,642      910,619        --         --       1,924,261
  HomeTown Buffets -
    Hilliard, OH                                12/28/01   11/22/02     1,816,424    1,615,595        --         --       3,432,019
  IHOP -
    Enid, OK                                    09/28/01   12/05/02     1,537,046    1,323,224        --         --       2,860,270
  IHOP -
    Kansas City, MO                             03/29/02   12/05/02     1,719,949    1,500,970        --         --       3,220,919
  Perkins -
    Millington, TN                              05/24/02   12/06/02     1,274,829    1,111,111        --         --       2,385,940
  Perkins -
    Mankato, MN                                 09/13/02   12/10/02     1,373,747    1,193,299        --         --       2,567,046
  Ruby Tuesday -
    Island Park, NY                             02/27/01   12/18/02     1,882,592    1,782,108        --         --       3,664,700
  Pizza Hut -
    Woodville, TX                               01/18/02   12/19/02       392,396      351,085        --         --         743,481
  Krystals -
    Trenton, GA                                 09/15/00   12/20/02     1,027,940      896,970        --         --       1,924,910

CNL Funding 2002-A, LP (18):
  Jack in the Box -
    Marana, AZ                                  05/15/01   08/17/01       163,730    1,076,685        --         --       1,240,414
  Jack in the Box -
    St. George, UT                              07/12/01   12/04/01       231,916    1,580,962        --         --       1,812,878
  Jack in the Box -
    Pumpkin Center, CA                          08/30/02   11/09/01       128,563    1,206,531        --         --       1,335,094
  Black Angus -
    Las Vegas, NV                               10/11/01   11/19/01       545,658    2,675,155        --         --       3,220,813
  Jack in the Box -
    Harrington, TX                              05/31/01   11/29/01       144,639    1,280,652        --         --       1,430,291
  Black Angus -
    Phoenix, AZ                                 08/02/01   03/29/02     2,271,337    1,962,499        --         --       4,233,836
  Black Angus -
    Goodyear, AZ                                07/23/01   05/01/02     2,161,317    1,855,849        --         --       4,017,166
  Jack in the Box -
    Charlotte, NC                               08/30/01   06/14/02     1,603,500    1,450,809        --         --       3,054,309
  Jack in the Box -
    Baton Rouge, LA                             08/30/01   07/12/02     1,225,654    1,145,280        --         --       2,370,934
  Jack in the Box -
    Lake Zurich, IL                             09/26/01   12/20/02     2,655,920    2,215,642        --         --       4,871,562
  Bennigans -
    Killeen, TX                                 08/07/01   12/30/02     2,182,142    1,897,117        --         --       4,079,259

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------

CNL Funding 2001-A, LP (18) (Continued):
  Pizza Hut -
    Rockmart, GA                                   368,764            --        368,764              2,914
  Ruby Tuesday -
    Angola, IN                                   1,426,713            --      1,426,713             29,521
  Krystals -
    Pelham, AL                                     928,108            --        928,108             26,012
  HomeTown Buffets -
    Hilliard, OH                                 1,614,000            --      1,614,000             (1,717)
  IHOP -
    Enid, OK                                     1,336,499            --      1,336,499              4,742
  IHOP -
    Kansas City, MO                              1,509,346            --      1,509,346              8,575
  Perkins -
    Millington, TN                               1,111,111            --      1,111,111                756
  Perkins -
    Mankato, MN                                  1,193,299            --      1,193,299              1,108
  Ruby Tuesday -
    Island Park, NY                              1,800,000            --      1,800,000             21,046
  Pizza Hut -
    Woodville, TX                                  354,013            --        354,013              3,077
  Krystals -
    Trenton, GA                                    915,294            --        915,294             26,769

CNL Funding 2002-A, LP (18):
  Jack in the Box -
    Marana, AZ                                   1,078,143            --      1,078,143             27,638
  Jack in the Box -
    St. George, UT                               1,588,785            --      1,588,785             62,317
  Jack in the Box -
    Pumpkin Center, CA                           1,210,280            --      1,210,280             22,265
  Black Angus -
    Las Vegas, NV                                2,675,155            --      2,675,155             31,169
  Jack in the Box -
    Harrington, TX                               1,285,047            --      1,285,047             68,509
  Black Angus -
    Phoenix, AZ                                  1,967,245            --      1,967,245             13,445
  Black Angus -
    Goodyear, AZ                                 1,862,193            --      1,862,193             11,485
  Jack in the Box -
    Charlotte, NC                                1,467,708            --      1,467,708             17,149
  Jack in the Box -
    Baton Rouge, LA                              1,160,007            --      1,160,007             16,487
  Jack in the Box -
    Lake Zurich, IL                              2,246,512            --      2,246,512             39,380
  Bennigans -
    Killeen, TX                                  1,925,583            --      1,925,583             31,785


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------

CNL Net Lease Investors, LP (18):
  JIB -
    Arlington, TX (8)                           09/25/02   09/25/02     1,096,799           --        --         --       1,096,799
  Burger King -
    Jackson, MI (8)                             09/25/02   09/25/02       958,464           --        --         --         958,464
  IHOP -
    Buffalo Grove, IL (8)                       09/25/02   09/25/02     1,591,656           --        --         --       1,591,656
  Arby's-Lee's
    Summit, MO (8)                              09/25/02   09/25/02       956,778           --        --         --         956,778
  Krispy Kreme -
    Clive, IA (8)                               09/25/02   09/25/02       719,193           --        --         --         719,193
  Boston Market
    Eden Prairie, MN (8)                        09/25/02   09/25/02     1,096,256           --        --         --       1,096,256
  Denny's -
    Glenwood Springs, CO                        09/25/02   09/30/02       795,710      724,289        --         --       1,519,999
  JIB -
    Apple Valley, CA                            09/25/02   10/29/02     1,321,825    1,125,979        --         --       2,447,804
  Jack in the Box -
    Calexico, CA                                09/25/02   11/08/02     1,648,680    1,380,933        --         --       3,029,613
  IHOP -
    Smyrna, GA                                  09/25/02   11/15/02     1,745,706    1,487,570        --         --       3,233,276
  IHOP -
    Las Vegas, NV                               09/25/02   11/19/02     1,757,708    1,532,903        --         --       3,290,611
  Arby's -
    Lafayette, IN                               09/25/02   11/21/02     1,375,742    1,233,489        --         --       2,609,231
  JIB -
    Pomona, CA                                  09/25/02   12/06/02     1,487,290    1,256,692        --         --       2,743,982
  IHOP -
    Bend, OR                                    09/25/02   12/10/02     1,531,730    1,335,109        --         --       2,866,839
  JIB -
    Woodinville, WA                             09/25/02   12/12/02     1,655,360    1,416,445        --         --       3,071,805
  IHOP -
    Chico, CA                                   09/25/02   12/16/02     1,941,672    1,704,094        --         --       3,645,766
  IHOP -
    Phoenix, AZ                                 09/25/02   12/16/02     1,678,713    1,421,205        --         --       3,099,918
  Denny's -
    Grand Prairie, TX                           09/25/02   12/18/02       808,300      641,605        --         --       1,449,905
  JIB -
    Stockton, CA                                09/25/02   12/19/02     1,318,360    1,194,990        --         --       2,513,350
  JIB -
    Altadena, CA                                09/25/02   12/19/02     1,807,332    1,568,973        --         --       3,376,305
  IHOP -
    Madera, CA                                  09/25/02   12/20/02     1,738,750    1,517,381        --         --       3,256,131
  JIB -
    Los Angeles, CA                             09/25/02   12/20/02     1,722,484    1,440,875        --         --       3,163,359
  Stone Grill -
    Henderson, NV                               09/25/02   12/20/02       444,977      315,790        --         --         760,767

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------

CNL Net Lease Investors, LP (18):
  JIB -
    Arlington, TX (8)                                   --     1,096,799      1,096,799                --
  Burger King -
    Jackson, MI (8)                                     --       958,464        958,464                --
  IHOP -
    Buffalo Grove, IL (8)                               --     1,591,656      1,591,656                --
  Arby's-Lee's
    Summit, MO (8)                                      --       956,778        956,778                --
  Krispy Kreme -
    Clive, IA (8)                                       --       719,193        719,193                --
  Boston Market
    Eden Prairie, MN (8)                                --     1,096,256      1,096,256                --
  Denny's -
    Glenwood Springs, CO                           724,289            --        724,289             (2,560)
  JIB -
    Apple Valley, CA                             1,125,979            --      1,125,979               (390)
  Jack in the Box -
    Calexico, CA                                 1,380,873            --      1,380,873               (431)
  IHOP -
    Smyrna, GA                                   1,487,640            --      1,487,640               (255)
  IHOP -
    Las Vegas, NV                                1,533,114            --      1,533,114                  4
  Arby's -
    Lafayette, IN                                1,234,521            --      1,234,521              1,632
  JIB -
    Pomona, CA                                   1,256,583            --      1,256,583               (501)
  IHOP -
    Bend, OR                                     1,334,916            --      1,334,916               (674)
  JIB -
    Woodinville, WA                              1,416,512            --      1,416,512               (421)
  IHOP -
    Chico, CA                                    1,706,088            --      1,706,088              2,084
  IHOP -
    Phoenix, AZ                                  1,422,679            --      1,422,679              1,492
  Denny's -
    Grand Prairie, TX                              643,812            --        643,812            (17,570)
  JIB -
    Stockton, CA                                 1,195,358            --      1,195,358                 44
  JIB -
    Altadena, CA                                 1,569,349            --      1,569,349               (104)
  IHOP -
    Madera, CA                                   1,517,799            --      1,517,799                (23)
  JIB -
    Los Angeles, CA                              1,441,506            --      1,441,506                319
  Stone Grill -
    Henderson, NV                                  316,876            --        316,876               (501)


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                           Selling Price, Net of
                                                                                      Closing Costs and GAAP Adjustments
                                                                      -------------------------------------------------------------

                                                                                                 Purchase   Adjustments
                                                                                     Mortgage     money      resulting
                                                                      Cash received   balance    mortgage      from
                                                  Date     Date of        net of      at time   taken back  application
                       Property                 Acquired    Sale      closing costs   of sale   by program    of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------------

CNL Net Lease Investors, LP (18) (Continued):
  JIB -
    Veradale, WA                                09/25/02   12/20/02     1,584,962    1,432,938        --         --       3,017,900
  Denny's -
    Tulsa, OK                                   09/25/02   12/23/02       198,995       87,719        --         --         286,714
  Chipolte Mexican Grill -
    Redlands, CA                                09/25/02   12/26/02     1,131,950      947,782        --         --       2,079,732
  Arby's -
    Boise, ID                                   09/25/02   12/27/02     1,024,456      880,157        --         --       1,904,613
  IHOP -
    Las Vegas, NV - 752                         09/25/02   12/30/02     1,956,162    1,654,627        --         --       3,610,789
  IHOP -
    Chesapeake, VA                              09/25/02   12/30/02     1,820,540    1,596,258        --         --       3,416,798
  JIB -
    Sacramento, CA                              09/25/02   12/31/02     1,351,820    1,230,480        --         --       2,582,300
  JIB -
    Delano, CA                                  09/25/02   12/31/02     1,411,817    1,193,558        --         --       2,605,375

CNL Franchise Network, LP (24)
  Applebees -
    Salinas, CA                                 02/10/97   04/26/02     2,049,350           --        --         --       2,649,350
  Fazoli's -
    Cordova, TN (25)                            12/28/01   06/28/02       638,052           --        --         --         638,052
  Fazoli's -
    Collierville, TN (25)                       12/23/99   08/08/02       667,882           --        --         --         667,882

                                                          Cost of Properties
                                                        Including Closing and
                                                             Soft Costs
                                                ---------------------------------------
                                                                 Total                          Excess
                                                              acquisition                    (deficiency)
                                                  Original   cost, capital                   of property
                                                  mortgage   improvements                   operating cash
                                                 financing    closing and                 receipts over cash
                       Property                     (7)      soft costs(1)      Total      expenditures(19)
------------------------------------------------------------------------------------------------------------

CNL Net Lease Investors, LP (18) (Continued):
  JIB -
    Veradale, WA                                 1,434,470            --      1,434,470              1,591
  Denny's -
    Tulsa, OK                                       88,021            --         88,021             (8,056)
  Chipolte Mexican Grill -
    Redlands, CA                                   948,249            --        948,249                229
  Arby's -
    Boise, ID                                      879,752            --        879,752             (1,105)
  IHOP -
    Las Vegas, NV - 752                          1,654,674            --      1,654,674               (737)
  IHOP -
    Chesapeake, VA                               1,595,915            --      1,595,915             (1,328)
  JIB -
    Sacramento, CA                               1,230,859            --      1,230,859                (85)
  JIB -
    Delano, CA                                   1,193,846            --      1,193,846               (125)

CNL Franchise Network, LP (24)
  Applebees -
    Salinas, CA                                         --    1,748,118       1,496,871                 --
  Fazoli's -
    Cordova, TN (25)                                    --      501,969         501,969                 --
  Fazoli's -
    Collierville, TN (25)                               --      621,070              --               (207)

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.
(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.
(5) Cash received net of closing costs includes $147,750 of lease termination income.
(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.
(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.
(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.
(9) This property was being constructed and was sold prior to completion of construction.
(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL Restaurant Properties, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL Restaurant Properties, Inc.
(11) Cash received net of closing costs includes $35,863 received as a lease termination fee.
(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.



     Past performance is not necessarily indicative of future performance.

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.

(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.

(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC, CNL Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors LP, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.

(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Franchise Network, LP, subsidiaries of CNL Restaurant Properties, Inc.

(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

      Past performance is not necessarily indicative of future performance.

                                   APPENDIX C

                             SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT
CNL INCOME PROPERTIES, INC.                                      [Company Brand]

1.  ________________INVESTMENT__________________________________________________

    This is an (check one):    [ ] Initial         [ ] Additional Investment
                                   Investment          in this offering

    MAKE INVESTMENT CHECK PAYABLE TO:  SouthTrust Bank, Escrow Agent

    This subscription is in the amount of $                for the purchase of
                                           ----------------
             shares ($10.00 per share). The minimum initial subscription is 500
    ---------
    shares ($5,000).

2.  ____________________FORM OF OWNERSHIP_______________________________________

    (Select only one)
    [ ]  IRA                                           [ ]  INDIVIDUAL
    [ ]  SEP/IRA                                       [ ]  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
    [ ]  ROTH IRA                                      [ ]  HUSBAND AND WIFE AS COMMUNITY PROPERTY
    [ ]  KEOGH (H.R. 10)                                    (two signatures required)
    [ ]  PENSION OR PROFIT SHARING PLAN                [ ]  A MARRIED PERSON SEPARATE PROPERTY (one signature required)
    [ ]  TRUST (include title and signature pages)     [ ]  TENANTS IN COMMON
         [ ]  TAXABLE    [ ] TAX EXEMPT                [ ]  CUSTODIAN FOR_________________________________________________________
    [ ]  CHARITABLE REMAINDER TRUST                         Under the[ ] UGMA of the State of_____________________________________
    [ ]  NON-PROFIT ORGANIZATION                                     [ ] UTMA of the State of_____________________________________
                                                       [ ]  CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership
                                                            Agreement must be attached)

3.  ____________________INVESTOR INFORMATION____________________________________

    Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.

    -----------------------------------------    -------------------------------
    1st Registration Name                        Investor Social Security Number

    -----------------------------------------    -------------------------------
    2nd Registration Name                        Taxpayer ID Number

    -----------------------------------------    -------------------------------
    Address                                      Custodian Account Number

    -----------------------------------------    -------------------------------
    City/State/Zip                               Custodian Phone Number

    -----------------------------------------    -------------------------------
    Investor Mailing Address (IRA Accounts)      Investor E-mail Address

    -----------------------------------------    -------------------------------
    City/State/Zip                               Daytime Phone Number

    [ ] U.S. citizen                         [ ] U.S. citizen residing outside
                                                 the U.S.
    [ ] Foreign citizen, country             [ ] Check this box if you are
                                ------------     subject to backup withholding

4.  ____________________DISTRIBUTIONS___________________________________________

    Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section 3. Choose Option a or b. IRA ACCOUNTS MAY NOT DIRECT DISTRIBUTIONS WITHOUT THE CUSTODIAN'S APPROVAL.
    a. [ ] DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)
    b. [ ] DIRECT DEPOSIT  Please include a voided check. (Non-Custodian
                                                           Investors Only)
    I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

    Financial Institution
                           -----------------------------------------------------
    Address
             -------------------------------------------------------------------
    City/State/Zip
                  --------------------------------------------------------------
    Account Type (check one):  [ ] Checking   [ ] Savings

    Account Number                    Bank ABA Routing Number
                   -------------------                       -------------------

5.  ____________________SUBSCRIBER SIGNATURES___________________________________

    TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE:
    CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN SECTION 3].

    Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce CNL Income Properties, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

    (a)  I have received the Prospectus for CNL Income Properties, Inc.

                                                     ___________     __________
                                                     Initials        Initials
    (b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."

                                                     ___________     __________
                                                     Initials        Initials

    X                                                                X
       ----------------------------------------  -------------------  ------------------------------------------ ------------------
       Signature of Investor                     Date                 Signature of Joint Investor                Date

6.  ____________________BROKER INFORMATION_____________________________________
    The Broker's Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell shares in the state designated as the investor's legal residence.


    Broker/Dealer or RIA Name
                                ------------------------------------------------

        [ ] Check if employed by new Broker/Dealer or RIA since last sale of CNL shares.

    Financial Advisor Name
                            ----------------------------------------------------
    Advisor Mailing Address                         [ ] Check if updated address
                            ------------------------
     City/State/Zip
                            ----------------------------------------------------
    Advisor Number                               Telephone Number
                            ---------------------                ---------------
    E-mail Address                               Fax Number
                            ---------------------                ---------------

    [ ] TELEPHONIC SUBSCRIPTION (Please refer to the Prospectus for details.)

    [ ] Check if registered representative is buying shares net of commission.

    [ ] REGISTERED INVESTMENT ADVISER (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

    The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
    (ii) have discussed such investor's prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and
    (v) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

    I understand this subscription agreement is for CNL Income Properties, Inc.

    X                                                                  X
       -------------------------------------------  ------------------  ----------------------------------------- ------------------
       Financial Advisor Signature                  Date                Branch Manager Signature                  Date
                                                                        (If required by Broker/Dealer)

    All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in CNL Income Properties, Inc. Each subscription will be accepted or rejected by CNL Income Properties, Inc. within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the Prospectus.

             RETURN TO: CNL Investor Administration - PO Box 1033 -
                            Orlando, FL - 32802-1033
  OVERNIGHT DELIVERY: CNL Investor Administration - 450 South Orange Avenue -
                               Orlando, FL - 32801
  CNL INVESTOR ADMINISTRATION: tel (407) 650-1000 - toll-free (866) 650-0650 -
                               fax (407) 650-1231

    ----------------------------------------------------------------------------
    FOR OFFICE USE ONLY*

    Sub.#                      Admit Date                        Amount
          --------------------            ----------------------       ---------

    Check #                    Region                 W/S             Rev. 02/04
            ------------------        ----------------    ------------

    ----------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                                                              Amount
                                                                                                           --------------
        SEC registration fee..........................................................................          $161,800
        NASD filing fee...............................................................................            30,500
        Accounting fees and expenses..................................................................           160,000  *
        Escrow agent's fees...........................................................................            40,000  *
        Sales and advertising expenses................................................................         6,625,000  *
        Legal fees and expenses.......................................................................         1,388,000  *
        Blue Sky fees and expenses....................................................................           240,000  *
        Printing expenses.............................................................................         2,100,000  *
        Miscellaneous**...............................................................................         1,734,700  *
                                                                                                           --------------

                 Total................................................................................       $12,480,000  *
                                                                                                           ==============

-------------------------

* Estimated through completion of the offering, assuming sale of 195 million shares.
** The aggregate amount under this item includes, but its not limited to, telephone and postage costs, payments to industry consultants and certain reimbursements to CNL Investment Company, an affiliate of CNL Income Properties for marketing distribution center services, due diligence services, research and technology and investor relation services, performed on behalf of CNL Income Properties.

ITEM 32.      SALES TO SPECIAL PARTIES.

              The registrant was capitalized through the purchase by the advisor of 20,000 shares of common stock for aggregate consideration of $200,000.

ITEM 33.      RECENT SALES OF UNREGISTERED SECURITIES.

              The offer and sale of 20,000 shares to our advisor on August 18, 2003 is claimed to be exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

ITEM 34.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Maryland corporate law and CNL Income Properties' articles of incorporation, CNL Income Properties is required to indemnify and hold harmless a present or former director, officer, advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of CNL Income Properties (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of CNL Income Properties while a director, officer, advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of CNL Income Properties. CNL Income Properties will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of CNL Income Properties, the Indemnitee shall have been adjudged to be liable to CNL Income Properties. In addition, CNL Income Properties will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of CNL Income Properties were offered or sold as to indemnification for violations of securities laws. Pursuant to its articles of incorporation, CNL Income Properties is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, advisor, Affiliate, employee or agent of CNL Income Properties; (ii) the Indemnitee provides CNL Income Properties with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by CNL Income Properties as authorized by the articles of incorporation; (iii) the Indemnitee provides CNL Income Properties with a written agreement to repay the amount paid or reimbursed by CNL Income Properties, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of CNL Income Properties acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. CNL Income Properties' articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of CNL Income Properties, and no portion may be recoverable from the stockholders.

         CNL Income Properties has entered into indemnification agreements with each of CNL Income Properties' officers and directors. The indemnification agreements require, among other things, that CNL Income Properties indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, CNL Income Properties must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. CNL Income Properties also must cover officers and directors under CNL Income Properties' directors' and officers' liability insurance.

ITEM 35.      TREATMENT OF PROCEEDS FROM SECURITIES BEING REGISTERED.

         Not applicable.

ITEM 36.      FINANCIAL STATEMENTS AND EXHIBITS.

              (a)     Financial Statements:

              The following financial statements are included in the Prospectus.

              (1)     Report of Independent Certified Public Accountants

              (2)     Balance Sheet as of December 31, 2003

              (3) Statement of Stockholder's Equity for the period August 11, 2003 (date of inception) through December 31, 2003

              (4)     Notes to Financial Statements

              All Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

              (b) Exhibits:


              1.1     Form of Managing Dealer Agreement (Previously filed as
                      Exhibit 1.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              1.2     Form of Participating Broker Agreement (Filed herewith.)

              3.1 CNL Income Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed November 24, 2003, and incorporated herein by reference.)

              3.2 CNL Income Properties, Inc. Certificate of Correction (Previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed August 29, 2003, and incorporated herein by reference.)

              3.3 CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              3.4     CNL Income Properties, Inc. Bylaws (Previously filed as
                      Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Filed herewith.)

              4.1 CNL Income Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed November 24, 2003, and incorporated herein by reference.)

              4.2 CNL Income Properties, Inc. Certificate of Correction (Previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed August 29, 2003, and incorporated herein by reference.)

              4.3 CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              4.4     CNL Income Properties, Inc. Bylaws (Previously filed as
                      Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Filed herewith as Exhibit 3.5 and incorporated herein by reference.)

              4.6 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Income Properties, Inc. (Previously filed as Exhibit 5 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              8 Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Income Properties, Inc. (Previously filed as Exhibit 8 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              10.1 Form of Escrow Agreement between CNL Income Properties and SouthTrust Bank (Previously filed as Exhibit 10.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              10.2    Form of Advisory Agreement (Previously filed as Exhibit
                      10.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              10.3 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              10.4 Indemnification Agreements between CNL Income Properties, Inc. and each of James M. Seneff, Jr., Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody, Thomas
                      J. Hutchison III and Lynn E. Rose dated March 4, 2004. (A form of the Indemnification Agreement was previously filed as Exhibit 10.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed August 29, 2003, and incorporated herein by reference.)

              23.1 Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

              23.2 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated April 8, 2004 (Filed herewith.)

              24      Power of Attorney (See "Signatures.")

ITEM 37.      UNDERTAKINGS.

         The registrant undertakes (a) to file any prospectuses required by
Section 10(a)(3) as post-effective amendments to this registration statement,
(b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"); each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

         The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its Affiliates in connection with any such acquisition. Post-effective amendments shall include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X as appropriate based upon the type of Property acquired and the type of lease to which the Property will be subject, only for properties acquired during the distribution period.

         The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI

                      ACQUISITION OF PROPERTIES BY PROGRAMS

         Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of CNL Income Properties through December 31, 2002. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                        CNL Income              CNL Income             CNL Income             CNL Income
                                           Fund,                 Fund II,               Fund III,              Fund IV,
                                           Ltd.                    Ltd.                   Ltd.                   Ltd.
                                     ------------------     ------------------     -----------------    -------------------
                                        (Note 2)                (Note 3)               (Note 4)               (Note 5)
Locations                            AL, AZ, CA, FL,         AL, AZ, CO, FL,        AL, AZ, CA, CO,        AL, DC, FL, GA,
                                     GA, LA, MD, OK,         GA, IL, IN, KS,        FL, GA, IA, IL,        IL, IN, KS, MA,
                                     PA, TX, VA, WA          LA, MI, MN, MO,        IN, KS, KY, MD,        MD, MI, MS, NC,
                                                             NC, NM, OH, TN,        MI, MN, MO, NC,        OH, PA, TN, TX,
                                                             TX, WA, WY             NE, OK, TX             VA

Type of property                           Restaurants             Restaurants            Restaurants           Restaurants

Gross leasable space
    (sq. ft.) or number of                    22 units                50 units               40 units              47 units
    units and total square                  80,314 s/f             190,753 s/f            170,944 s/f           166,494 s/f
    feet of units

Dates of purchase                   2/18/86 - 12/31/97      2/11/87 - 11/18/99     2/11/87 - 10/25/99    10/30/87 - 1/19/99

Cash down payment (Note 1)                 $13,435,137             $27,417,112            $25,000,031           $28,643,526

Contract purchase price plus
    acquisition fee                        $13,361,435             $27,266,696            $24,891,350           $28,541,500

Other cash expenditures
    expensed                                        --                      --                     --                    --

Other cash expenditures
    capitalized                                 73,702                 150,416                108,681               102,026
                                    -------------------     ------------------     --------------------  ------------------

Total acquisition cost (Note 1)            $13,435,137             $27,417,112            $25,000,031           $28,643,526
                                    ===================     ==================     ====================  ==================

--------------------

Note 1: This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL Restaurant Properties, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Hospitality Properties, Inc. and CNL Retirement Properties, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.

Note 2: The partnership owns a 50% interest in a joint venture which owns a restaurant property. In addition, the partnership owns a 12.17% interest in one restaurant property held as tenants-in-common with affiliates. The partnership previously owned a 50% interest in two separate joint ventures which each owned a restaurant property.

Note 3: The partnership owns a 49%, a 50%, and a 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.91%, a 47%, a 37.01%, a 39.39%, and a 13.38% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 4: The partnership owns a 69.07% and a 46.88% interest in two separate joint ventures which each own one restaurant property. In addition, the partnership owns a 33%, a 9.84%, a 25.87%, and a 20% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 73.4% interest in a joint venture which owned a restaurant property.

Note 5: The partnership owns a 51%, a 57%, a 96.1%, a 68.87%, and a 35.71% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53% and a 76% interest in two restaurant properties held as tenants-in-common with affiliates. The partnership previously owned a 26.6% interest in a joint venture which owned a restaurant property.

                                       CNL Income            CNL Income           CNL Income           CNL Income
                                        Fund V,               Fund VI,             Fund VII,           Fund VIII,
                                          Ltd.                  Ltd.                 Ltd.                 Ltd.
                                   ------------------     -----------------    -----------------   ------------------
                                        (Note 6)              (Note 7)             (Note 8)             (Note 9)
Locations                           AZ, FL, GA, IL,       AR, AZ, CA, FL,       AL, AZ, CO, FL,         AZ, CO, FL, IL,
                                    IN, MI, NH, NY,       GA, ID, IL, IN,       GA, IN, LA, MI,         IN, LA, MI, MN,
                                    OH, SC, TN, TX,       KS, MA, MD, MI,       MN, NC, NE, OH,         NC, NY, OH, OR,
                                    UT, WA                MN, NC, NE, NM,       PA, SC, TN, TX,         TN, TX, VA, WI
                                                          NY, OH, OK, PA,       UT, WA
                                                          TN, TX, VA, WA,
                                                          WY

Type of property                         Restaurants           Restaurants          Restaurants          Restaurants

Gross leasable space
   (sq. ft.) or number of                   36 units              66 units             59 units             55 units
   units and total square                149,519 s/f           266,003 s/f          235,628 s/f          244,702 s/f
   feet of units

Dates of purchase                  2/6/89 - 12/14/99      5/1/87 - 6/26/02     1/5/90 - 9/25/02    4/30/90 - 9/25/02

Cash down payment (Note 1)               $26,459,769           $49,719,827          $37,154,958          $41,739,720

Contract purchase price plus
   acquisition fee                       $26,077,897           $49,199,318          $36,488,276          $41,206,994

Other cash expenditures
   expensed                                       --                    --                   --                   --

Other cash expenditures
   capitalized                               381,872               520,509              666,682              532,726
                                   ------------------     -----------------    -----------------   ------------------

Total acquisition cost (Note 1)          $26,459,769           $49,719,827          $37,154,958          $41,739,720
                                   ==================     =================    =================   ==================

--------------------

Note 6: The partnership owns a 43% and a 53.12% interest in two separate joint ventures which each own a restaurant property. In addition, the partnership owns a 42.09% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48.9% and a 66.5% interest in two separate joint ventures which each owned a restaurant property.

Note 7: The partnership owns a 3.9%, a 14.46%, a 36%, a 50%, and a 64.29% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 74%, an 18%, a 23.04%, a 34.74%, a 46.2%, an 85%, a 60%, an 80%, a 14.2%, and a
           9.5% interest in ten restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 66.14% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional property. In addition, the partnership previously owned a 51.67%, a 77%, and a 75% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns an 83.3%, a 4.79%, an 18%, a 79%, a 56%, a 14%, a 68.75%, and a 36.88% interest in eight separate joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 71%, a 53%, a 35.64%, and a 43% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 51.1% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional restaurant property and one of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 48.33% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 9: The partnership owns an 85.54%, an 87.68%, a 36.8%, a 34%, and a 10% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 66%, a 19.3%, a 10%, and a 17% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 12.46% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 66% interest in a restaurant property held as tenants-in-common with an affiliate.


                                     CNL Income            CNL Income            CNL Income             CNL Income
                                      Fund IX,               Fund X,              Fund XI,              Fund XII,
                                        Ltd.                  Ltd.                  Ltd.                   Ltd.
                                 ------------------    ------------------     -----------------    --------------------
                                     (Note 10)              (Note 11)             (Note 12)             (Note 13)
Locations                         AL, CA, CO, FL,        AL, AZ, CA, CO,      AL, AZ, CA, CO,       AL, AZ, CA, CO,
                                  GA, IL, IN, LA,        FL, ID, IL, IN,      CT, FL, KS, LA,       FL, GA, IA, IN,
                                  MD, MI, MN, MS,        LA, MI, MO, MT,      MA, MI, MS, NC,       LA, MO, MS, NC,
                                  NC, NH, NY, OH,        NC, NE, NH, NM,      NH, NM, OH, OK,       NM, OH, SC, TN,
                                  SC, TN, TX             NY, OH, PA, SC,      PA, SC, TX, VA,       TX, WA
                                                         TN, TX, WA           WA



Type of property                       Restaurants           Restaurants           Restaurants            Restaurants

Gross leasable space (sq.                 55 units              59 units              48 units               58 units
   ft.) or number of units
   and total square feet of            242,175 s/f           252,572 s/f           202,269 s/f            244,910 s/f
   units

Dates of purchase                8/31/90 - 9/25/02     11/5/91 - 6/26/02      5/18/92 -6/26/02     10/16/92 - 9/25/02

Cash down payment (Note 1)             $41,519,232           $43,899,142           $42,615,776            $49,541,814

Contract purchase price plus
   acquisition fee                     $40,776,871           $43,196,644           $42,020,331            $49,044,383

Other cash expenditures
   expensed                                     --                    --                    --                     --

Other cash expenditures
   capitalized                             742,361               702,498               595,445                497,431
                                 ------------------    ------------------     -----------------    -------------------

Total acquisition cost (Note 1)        $41,519,232           $43,899,142           $42,615,776            $49,541,814
                                 ==================    ==================     =================    ===================



Note 10: The partnership owns a 50%, a 45.2%, a 27.33%, and a 60% interest in four separate joint ventures. Two of the joint ventures own one restaurant property and the other two joint ventures own five restaurant properties each. In addition, the partnership owns a 67%, a 29%, a 15%, and a 34% interest in four restaurant properties held as tenants-in-common with affiliates. Two of the joint ventures previously owned one additional restaurant property each and one of the joint ventures owned two additional restaurant properties. In addition, the partnership previously owned a 25% and a 34% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 11:   The partnership owns a 50%, an 88.26%, a 40.95%, a 10.51%, a 69.06%, and a 10% interest in six separate joint ventures. Five of the joint ventures own one restaurant property each and the other joint venture owns five restaurant properties. In addition, the partnership owns a 13%, a 6.69%, and an 81.65% interest in three restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 52% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 12:   The partnership owns a 62.16%, a 77.33%, an 85%, a 76.6%, and a 42.8%
           interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.58%, an 85.8%, and a 90.5% interest in three restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 23% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 13:   The partnership owns a 31.13%, a 59.05%, an 18.61%, a 27.72%, a 55%, and an 80% interest in six separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 57% interest in a restaurant property held as tenants-in-common with an affiliate. The partnership previously owned an 87.54% interest in a joint venture which owned a restaurant property.


                                     CNL Income             CNL Income             CNL Income             CNL Income
                                     Fund XIII,             Fund XIV,               Fund XV,              Fund XVI,
                                        Ltd.                   Ltd.                   Ltd.                   Ltd.
                                 ------------------    -------------------     ------------------      -----------------
                                     (Note 14)              (Note 15)              (Note 16)              (Note 17)
Locations                         AL, AR, AZ, CA,        AL, AZ, CO, FL,        AL, CA, FL, GA,        AZ, CA, CO, DC,
                                  CO, FL, GA, IN,        GA, IL, KS, LA,        KS, KY, MN, MO,        FL, GA, ID, IN,
                                  KS, LA, MD, MO,        MN, MO, MS, NC,        MS, NC, NJ, NM,        KS, LA, MN, MO,
                                  NC, OH, PA, SC,        NJ, NV, OH, SC,        OH, OK, PA, SC,        NC, NM, NV, OH,
                                  TN, TX, VA             TN, TX, VA             TN, TX, VA             PA, TN, TX, UT,
                                                                                                       WI

Type of property                       Restaurants            Restaurants            Restaurants            Restaurants

Gross leasable space (sq.                 53 units               71 units               61 units               54 units
   ft.) or number of units
   and total square feet of            183,884 s/f            227,169 s/f            210,121 s/f            209,262 s/f
   units

Dates of purchase                5/18/93 - 9/25/02     9/27/93 - 12/30/02      4/28/94 - 6/26/02     10/21/94 - 6/26/02


Cash down payment (Note 1)             $39,139,344            $49,758,797            $43,829,560            $47,077,424

Contract purchase price plus
   acquisition fee                     $38,771,218            $49,332,416            $43,439,270            $46,687,961

Other cash expenditures
   expensed                                     --                     --                     --                     --

Other cash expenditures
   capitalized                             368,126                426,381                390,290                389,463
                                 ------------------    -------------------     ------------------      -----------------

Total acquisition cost (Note 1)        $39,139,344            $49,758,797            $43,829,560            $47,077,424
                                 ==================    ===================     ==================      =================



Note 14: The partnership owns a 50% and a 27.8% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 66.13%, a 63.09%, a 47.83%, and a 41% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in three separate joint ventures and a 72.2%, a 39.94%, an 11%, and a 44% interest in four additional joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 26% interest in a property held separately as tenants-in-common with an affiliate. One of the joint ventures previously owned three additional properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns five restaurant properties and a 23.62% and a 31.25% interest in two separate joint ventures, each of which owns one restaurant property. In addition, the partnership owns a 16%, a 15%, and a 59% interest in three restaurant properties held as tenants-in-common with affiliates. One of the joint ventures previously owned three additional properties.

Note 17: The partnership owns a 32.35%, a 19.72%, and a 21% interest in three separate joint ventures which each own one restaurant. In addition, the partnership owns an 80.44%, a 40.42%, and an 83% interest in three restaurant properties held as tenants-in-common with affiliates.



                                   CNL Restaurant           CNL Income             CNL Income          CNL Hospitality
                                    Properties,             Fund XVII,            Fund XVIII,            Properties,
                                        Inc.                   Ltd.                   Ltd.                   Inc.
                                -------------------    -------------------    -------------------    -------------------
                                     (Note 18)              (Note 19)              (Note 20)              (Note 21)
Locations                         AL, AR, AZ, CA,        CA, FL, GA, IL,        AZ, CA, CO, FL,        AZ, CA, CO, CT,
                                  CO, CT, DE, FL,        IN, MD, MI, NC,        GA, IL, KY, MD,        FL, GA, HI, KS,
                                  GA, IA, ID, IL,        NE, NV, OH, SC,        MN, NC, NV, NY,        MA, MD, MI, MN,
                                  IN, KS, KY, LA,        TN, TX, WA, WI         OH, PA, TN, TX,        NC, NJ, NV, OR,
                                  MD, MI, MN, MO,                               VA                     PA, TX, UT, VA,
                                  MS, NC, NE, NH,                                                      WA
                                  NJ, NM, NV, NY,
                                  OH, OK, OR, PA,
                                  RI, SC, SD, TN,
                                  TX, UT, VA, WA,
                                  WI, WV

Type of property                       Restaurants            Restaurants            Restaurants                 Hotels

Gross leasable space (sq.              1,118 units               39 units               30 units               56 units
   ft.) or number of units
   and total square feet             4,968,517 s/f            165,544 s/f            152,527 s/f          8,272,732 s/f
   of units

Dates of purchase               6/30/95 - 12/30/02     12/20/95 - 9/25/02     12/27/96 - 6/26/02     7/31/98 - 12/20/02

Cash down payment (Note 1)          $1,261,498,990            $34,701,715            $35,377,348         $1,861,692,079

Contract purchase price
   plus acquisition fee             $1,259,245,179            $34,635,251            $35,270,361         $1,816,298,831

Other cash expenditures
   expensed                                     --                     --                     --                     --

Other cash expenditures
   capitalized                           2,253,811                 66,464                106,987             45,393,248
                                -------------------    -------------------    -------------------    -------------------

Total acquisition cost (Note 1)     $1,261,498,990            $34,701,715            $35,377,348         $1,861,692,079
                                ===================    ===================    ===================    ===================


Note 18: In May 1998, CNL Restaurant Properties, Inc. formed an operating partnership, CNL APF Partners, LP, to acquire and hold properties subsequent to the formation of CNL APF Partners, LP. CNL Restaurant Properties, Inc. has a 100% ownership interest in the general and limited partners (which are wholly owned subsidiaries) of CNL APF Partners, LP. CNL Restaurant Properties, Inc. and CNL APF Partners, LP own an 85.47%, 59.22% and a 74.57% interest in three separate joint ventures, and 80% in six separate joint ventures. Each joint venture owns one restaurant property. On June 1, 2000, CNL Restaurant Properties, Inc. formed CNL Franchise Network, LP and transferred certain assets and operations to it in exchange for a combined general and limited partnership interest of 84.39%.

Note 19: The partnership owns a 60.06%, a 30.94%, an 86%, and a 40% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.56%, a 27.42%, a 36.91%, a 25%, a 24%, and a 90% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned an 80% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional property.

Note 20: The partnership owns a 39.93%, a 57.2% and a 19.78% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns an 80.7% and an 18.35% interest in two restaurant properties held as tenants-in-common with affiliates.

Note 21: In June 1998, CNL Hospitality Properties, Inc. formed an operating partnership, CNL Hospitality Partners, LP, to acquire and hold its interest in properties. CNL Hospitality Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Hospitality Partners, LP. CNL Hospitality Properties, Inc. has a 100% ownership interest in CNL Hotel Investors, Inc. which owns seven hotel properties. In November 1999, CNL Hospitality Properties, Inc. acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) to own and lease one hotel property. In December 2000, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 44% interest in

                                   CNL Retirement
                                  Properties, Inc.
                                -------------------
                                     (Note 22)
Locations                         AR, CA, CO, CT,
                                  FL, GA, IL, MA,
                                  MD, NC, NJ, OH,
                                  OK, TN, TX, WA

Type of property                        Retirement
                                        Facilities

Gross leasable space (sq.                 37 units
   ft.) or number of units
   and total square feet             2,598,555 s/f
   of units

Dates of purchase               4/20/00 - 12/20/02

Cash down payment (Note 1)            $391,807,462

Contract purchase price
   plus acquisition fee               $382,240,508

Other cash expenditures
   expensed                                     --

Other cash expenditures
   capitalized                           9,566,954
                                -------------------

Total acquisition cost (Note 1)       $391,807,462
                                ===================


Note 21
continued: Desert Ridge Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the advisor is the general partner, which owns one resort property. In July 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 49% interest in WB Resort Partners, L.P., a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the advisor is the general partner, which owns one resort property. In September 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 70% interest in CNL HHC Partners, LP, a joint venture with Hilton Hotels Corporation, which owns four hotel properties. In November 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired an 85% interest in CNL IHC Partners, LP, a joint venture with Interstate Property Corporation, which owns two hotel properties. In June 2002, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 50% interest in CY-SF Hotel Parent, LP, a joint venture with an affiliate of Marriott International, Inc., which owns one hotel. In December 2002, CNL Hospitality Properties, through subsidiaries, acquired a 75% interest in CNL HHC Partners II, LP, a joint venture with Hilton Hotels Corporation which owns two properties.

Note 22: In December 1999, CNL Retirement Properties, Inc. formed an operating partnership, CNL Retirement Partners, LP. Properties acquired are held by CNL Retirement Partners, LP or its wholly owned subsidiaries. CNL Retirement Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Retirement Partners, LP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. Four to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 9, 2004.

                                    CNL INCOME PROPERTIES
                                    (Registrant)


                                    By:    /s/ Thomas J. Hutchison III
                                           -------------------------------------
                                           Thomas J. Hutchison III
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints James M. Seneff, Jr. and Robert A. Bourne and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. Four to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signatures                                        Title                                    Date
/s/ James M. Seneff, Jr.                            Chairman of the Board                            April 9, 2004
---------------------------------------
James M. Seneff, Jr.



/s/ Thomas J. Hutchison III                         Chief Executive Officer                          April 9, 2004
---------------------------------------             and President
Thomas J. Hutchison III                             (Principal Executive Officer)


/s/ Robert A. Bourne                                Vice Chairman of the Board                       April 9, 2004
---------------------------------------             and Treasurer
Robert A. Bourne                                    (Principal Financial Officer)


/s/ Bruce Douglas                                   Independent Director                             April 9, 2004
---------------------------------------
Bruce Douglas


/s/ Dennis N. Folken                                Independent Director                             April 9, 2004
---------------------------------------
Dennis N. Folken


/s/ Robert J. Woody                                 Independent Director                             April 9, 2004
---------------------------------------
Robert J. Woody


                                  EXHIBIT INDEX

    Exhibits                                                              Page
   ----------                                                             ----

      1.1        Form of Managing Dealer Agreement (Previously filed as Exhibit
                 1.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      1.2        Form of Participating Broker Agreement (Filed herewith.)

      3.1 CNL Income Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed November 24, 2003, and incorporated herein by reference.)

      3.2 CNL Income Properties, Inc. Certificate of Correction (Previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed August 29, 2003, and incorporated herein by reference.)

      3.3 CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      3.4        CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit
                 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Filed herewith.)

      4.1 CNL Income Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed November 24, 2003, and incorporated herein by reference.)

      4.2 CNL Income Properties, Inc. Certificate of Correction (Previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed August 29, 2003, and incorporated herein by reference.)

      4.3 CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      4.4        CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit
                 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Filed herewith as
                 Exhibit 3.5 and incorporated herein by reference.)

      4.6 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

      5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Income Properties, Inc. (Previously filed as Exhibit 5 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      8 Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Income Properties, Inc. (Previously filed as Exhibit 8 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      10.1 Form of Escrow Agreement between CNL Income Properties and SouthTrust Bank (Previously filed as Exhibit 10.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      10.2 Form of Advisory Agreement (Previously filed as Exhibit 10.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

      10.3 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

      10.4 Indemnification Agreements between CNL Income Properties, Inc. and each of James M. Seneff, Jr., Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody, Thomas J. Hutchison III and Lynn E. Rose dated March 4, 2004. (A form of the Indemnification Agreement was previously filed as Exhibit 10.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed August 29, 2003, and incorporated herein by reference.)

      23.1 Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to the Registration Statement on Form S-11 (File No. 333-108355) filed March
                 16, 2004, and incorporated herein by reference.)

      23.2 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated April 8, 2004 (Filed herewith.)

      24         Power of Attorney (See "Signatures.")